As filed with the Securities and Exchange Commission on August 11, 2000
                                                          Registration No. 333-

-------------------------------------------------------------------------------

                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549
                        ---------------------------
                                  FORM S-4
                           REGISTRATION STATEMENT
                                   UNDER
                         THE SECURITIES ACT OF 1933
                        ---------------------------

AMTRAN, INC.                                         AMERICAN TRANS AIR, INC.
           (Exact names of registrants as specified in their charters)
    Indiana                                                Indiana
 (State or other jurisdiction of               (State or other jurisdiction of
 incorporation or organization)                incorporation or organization)
        4522                                                 4522
 (Primary Standard Industrial                  (Primary Standard Industrial
 Classification Code Number)                    Classification Code Number)
       35-1617970                                         35-1305077
      (I.R.S. Employer                                    (I.R.S. Employer
    Identification Number)                          Identification Number)
 7337 West Washington Street                     7337 West Washington Street
 Indianapolis, Indiana 46231                     Indianapolis, Indiana 46231
      (317) 247-4000                                    (317) 247-4000
(Address, including zip code,                (Address, including zip code,
and telephone number,including                and telephone number,including
area code,of registrant's principal           area code, of registrant's
executive offices)                             principal executive offices)

                      ---------------------------

                            Mr. Kenneth K. Wolff
                          Chief Financial Officer
                          American Trans Air, Inc.

                        7337 West Washington Street
                        Indianapolis, Indiana 46231

                               (317) 247-4000

         (Name, address, including zip code, and telephone number,
                 including area code, of agent for service)
                        ---------------------------

                                  Copy to:
                        William P. Rogers, Jr, Esq.
                          Cravath, Swaine & Moore
                              Worldwide Plaza

                             825 Eighth Avenue
                             New York, NY 10019

                               (212) 474-1000

                        ---------------------------

     Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after the effective date of this Registration Statement.

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.[ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] . . . . . .

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]. . . . . .

                        ---------------------------

                      CALCULATION OF REGISTRATION FEE

===============================================================================
                                                                    Proposed
     Title of Each                            Amount to Be       Maximum Offering       Proposed Maximum
  Class of Securities                         Registered (1)         Price per          Aggregate Offering         Amount of
  to Be Registered                                                 Certificate (2)         Price (2)            Registration Fee

Pass Through Certificates, Series 2000-1G...   $201,901,000            100%                 $201,901,000           $53,302
Pass Through Certificates, Series 2000-1C...    $36,740,000            100%                 $36,740,000             $9,699
Guarantee--of the Pass Through Certificates of      (3)                (3)                     (3)                    (3)
   American Trans Air, Inc. by Amtran, Inc..
====================================================================================================================================

(1)  Equals the aggregate principal amount of the securities being registered.
(2) Pursuant to Rule 457(f)(2), the registration fee has been calculated using the book value of the securities being registered.
(3) No separate consideration will be received for the Guarantee. Pursuant to Rule 457(n), no separate fee is payable in respect of the Guarantee.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

-------------------------------------------------------------------------------

PROSPECTUS

                                $238,641,000

                          American Trans Air, Inc.

                        ---------------------------

                         2000-1 Pass Through Trusts
                  Pass Through Certificates, Series 2000-1

   Applicable Underlying Payments Fully and Unconditionally Guaranteed by
                                Amtran, Inc.

                             OFFER TO EXCHANGE

             $201,901,000 Class G Pass Through Certificates and
               $36,740,000 Class C Pass Through Certificates

                                    FOR

                    A Like Amount of Registered Class G
                   and Class C Pass Through Certificates

              The exchange offer will expire at 5:00 p.m., New
                 York City time on , 2000, unless extended.

                        ---------------------------

     This is a registered offer to exchange each class of outstanding certificates issued by two separate pass through trusts ("Outstanding Certificates") for new certificates issued by the same pass through trusts (the "Exchange Certificates") having terms substantially identical in all material respects to the Outstanding Certificates they are replacing (except that the Exchange Certificates will not contain terms with respect to transfer restrictions or certain interest rate increases and the Exchange Certificates will be available only in book-entry form).

                        ---------------------------

     Please see "Risk Factors" beginning on page 22 for a description of certain factors that you should consider in connection with the exchange offer.

                                                                 Final Expected
                                                     Interest     Distribution
       Pass Through Certificates   Principal Amount   Rate          Date
       -------------------------   ----------------  -------   -------------
2000-1G................            $201,901,000       8.0      January 15, 2016
2000-1C................            $ 36,740,000       9.6      January 15, 2006
                        ---------------------------

       THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
        SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
       COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR
         ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY
           OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO

                    THE CONTRARY IS A CRIMINAL OFFENSE.

                        ---------------------------

                   The date of this prospectus is , 2000.

                             TABLE OF CONTENTS

                                                                           Page

Where You Can Find More Information.......................................    3
Incorporation of Certain Documents by Reference...........................    3
Forward-Looking Statements................................................    4
Summary...................................................................    6
Summary of Terms of the Exchange Offer....................................    7
Summary Description of the Exchange Certificates..........................    8
Use of Proceeds...........................................................   19
Summary Consolidated Financial and Operating Data.........................   19
Risk Factors..............................................................   22
Description of the Policy Provider........................................   34
The Exchange Offer........................................................   35
Capitalization............................................................   45
Selected Consolidated Financial Data......................................   46
Management's Discussion and Analysis of Financial Condition
and Results of Operation...................................................  48
Business..................................................................   82
Description of Principal Indebtedness.....................................   91
Description of the Certificates...........................................   94
Description of the Deposit Agreements.....................................  111
Description of the Escrow Agreements......................................  113
Description of the Liquidity Facilities...................................  114
Description of the Policy and the Policy Provider Agreement...............  118
Description of the Intercreditor Agreement................................  121
Description of the Aircraft and the Appraisals............................  126
Description of the Secured Promissory Notes...............................  127
Exchange Offer; Registration Rights.......................................  147
Book-Entry; Delivery and Form.............................................  125
U.S. Federal Income Tax Consequences......................................  150
Delaware Taxes............................................................  155
ERISA Considerations......................................................  155
Plan of Distribution......................................................  158
Legal Matters.............................................................  158
Experts...................................................................  159
Index to Consolidated Financial Statements................................  F-1

                    WHERE YOU CAN FIND MORE INFORMATION

     American Trans Air, Inc. ("ATA") is a wholly owned subsidiary of Amtran, Inc. ("Amtran"). Amtran is subject to the informational requirements of the Securities Exchange Act of 1934 and, therefore, must file periodic reports, proxy statements and other information with the Commission. In addition, Amtran has agreed to file with the Commission the annual reports and the information, documents and other reports otherwise required by Section 13 of the Exchange Act. All such information is available to the public over the Internet at the SEC's web site at http://www.sec.gov and may be inspected and copied at the public reference facilities:

 Public Reference Room      New York Regional Office    Chicago Regional Office
 450 Fifth Street, N.W.      7 World Trade Center           Citicorp Center
   Judiciary Plaza             Suite 1300              500 West Madison Street
 Washington, D.C. 20549      New York, NY 10048               Suite 1400
                                                        Chicago, IL 60661-2511

Copies of these documents can also be obtained at prescribed rates by writing to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549.

     This prospectus constitutes a part of a registration statement on Form S-4 filed by ATA with the Commission under the Securities Act. As permitted by the rules and regulations of the Commission, this prospectus does not contain all of the information contained in the registration statement and the exhibits and schedules thereto. Reference is hereby made to the registration statement and its exhibits and schedules for further information with respect to ATA and the securities offered through this exchange offer. Statements contained in this prospectus concerning the provisions of any documents filed as an exhibit to the registration statement or otherwise filed with the Commission are not necessarily complete, and in each instance reference is made to the copy of such document so filed. Each such statement is qualified in its entirety by such reference.

              INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The SEC allows us to "incorporate by reference" the information we file with them into this prospectus, which means that:

     o   incorporated documents are considered part of this prospectus;

     o we can disclose important business and financial information about us, that is not included in or delivered with this prospectus, to you by referring you to those other documents; and

     o later information filed with the SEC will update and supersede this information.

Amtran, Inc. Documents

     We incorporate by reference into this prospectus the documents listed below, as amended and supplemented, and all documents filed by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and prior to the date on which the exchange offer made hereby is consummated:

    o The Amtran, Inc. Annual Report on Form 10-K for the fiscal year ended December 31, 1999;

    o    The Amtran, Inc. Definitive Proxy Statement, dated April 5, 2000; and

    o The Amtran, Inc. Quarterly Report on Form 10-Q for the period ended March 31, 2000.

Ambac Assurance Corporation Documents

     Ambac Assurance Corporation ("Ambac" or the "Policy Provider") has issued a certificate guarantee insurance policy to support the payment of interest on the class G certificates. See "Description of the Policy Provider." We incorporate by reference into this prospectus the consolidated financial statements of Ambac Assurance Corporation and its subsidiaries as of December 31, 1999 and December 31, 1998 and for each of the years in the three year period ended December 31, 1999 included in the Annual Report on Form 10-K of Ambac Financial Group, Inc. (which was filed with the SEC on March 30, 2000; SEC File Number 1-10777), and the unaudited consolidated financial statements of Ambac and its subsidiaries as of June 30, 2000 and June 30, 1999, included in the Quarterly Report on Form 10-Q of Ambac Financial Group Inc. for the period ended June 30, 2000 (which was filed with the SEC on August 11, 2000). Any statement contained in a document incorporated herein by reference shall be modified or superceded for the purposes of the prospectus to the extent that a statement contained herein by reference herein also modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

     All financial statements of Ambac and its subsidiaries included in documents filed by Ambac Financial Group, Inc. with the SEC pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this prospectus and prior to the date on which the exchange offer made hereby is consummated shall be deemed to be incorporated by reference into this prospectus and to be a part hereof from the respective dates of filing such financial statements. Copies of the Ambac Financial Group, Inc. Annual Report on Form 10-K for the fiscal year ended December 31, 1999 are available, without charge, from Ambac. The address of Ambac's administrative offices and its telephone number are One State Street Plaza, New York, New York 10004 and (212) 668-0340.

     You can obtain any of our filings incorporated by reference into this document through us or from the SEC through the SEC's web site or at the addresses listed above. Documents incorporated by reference into this prospectus, except for any exhibits to those documents that are not expressly incorporated by reference into those documents, are available from us without charge by requesting them in writing or by telephone at the following address and telephone number:

                          American Trans Air, Inc.
                        7337 West Washington Street
                        Indianapolis, Indiana 46231
            Attention: Kenneth K. Wolff, Chief Financial Officer
                         Telephone: (317) 247-4000

     If you request any incorporated documents from us, we will mail them to you by first- class mail, or by another equally prompt means, within one business day after we receive your request. However, in order to obtain timely delivery of these documents, you must make your request no later than five business days before the expiration date of the exchange offer.

     Unless the context requires otherwise, all references in this document to "this Prospectus" include all documents incorporated by reference into this prospectus.

                         FORWARD-LOOKING STATEMENTS

     This prospectus includes and incorporates by reference forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to analyses and other information which are based on forecasts of future results and estimates of amounts not yet determinable. These statements also relate to our future prospects, developments and business strategies.

     These forward-looking statements are identifiable by their use of terms and phrases such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "plan," "predict," "project," "will" and similar terms and phrases, including references to assumptions. These statements are contained in sections entitled "Summary," "Risk Factors" and other sections of this prospectus and in the documents incorporated by reference in this prospectus.

     Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different. Such factors include, but are not limited to, the following:

    o    economic conditions;

    o    labor costs;

    o    aviation fuel costs;

    o    competitive pressures on pricing;

    o    weather conditions;

    o    governmental legislation;

    o    consumer perceptions of our products;

    o    demand for air transportation in the markets in which we operate;

    o    other operational matters discussed in this prospectus; and

    o other risks and uncertainties listed from time to time in reports we periodically file with the SEC.

     We do not undertake to update our forward-looking statements to reflect future events or circumstances.

                        ---------------------------


     Amtran and ATA are Indiana corporations. Their executive offices are located at 7337 West Washington Street, Indianapolis, Indiana 46231, and the telephone number is (317) 247-4000. Amtran's common stock is traded through the facilities of the Nasdaq Stock Market under the symbol "AMTR."

                                  SUMMARY

     This summary highlights selected information from this prospectus, but does not contain all the information that may be important to you. We encourage you to read this entire prospectus, including the "Risk Factors" section, and the documents we incorporate by reference, in their entirety before making an investment decision.

     "Amtran" refers to Amtran, Inc.; "ATA" refers to American Trans Air, Inc. and "we" or "the Company" refers to Amtran, Inc. and its subsidiaries, including ATA.


The Company

     Amtran owns ATA, the eleventh largest passenger airline in the United States (based on 1999 revenues) and a leading provider of airline services in selected market segments. We are also the largest commercial passenger charter airline in the United States and the largest charter provider of passenger airline services to the U.S. military, in each case based on revenues. For the year ended December 31, 1999, our revenues consisted of 55.7% scheduled service, 23.5% commercial charter service and 11.2% military charter service, with the balance derived from related travel services.

     We actively consider and enter into discussions regarding possible business combinaions with air carriers and others, and plan to continue to do so. See "Risk Factors."

Scheduled Service

     We provide scheduled service through ATA to selected destinations primarily from its gateways at Chicago-Midway and Indianapolis and also provides transpacific services between the western United States and Hawaii. In 1999, we added scheduled service between Chicago- Midway and Philadelphia. We focus on routes where we believe we can be a leading provider of nonstop service and targets leisure and value-oriented business travelers.

Commercial Charter Service

     We are the largest commercial passenger charter airline in the United States and provide services throughout the world, primarily to U.S. and European tour operators. We seek to maximize the profitability of these operations by leveraging our leading market position, diverse aircraft fleet and worldwide operating capability. We believe our commercial charter services are a predictable source of revenues and operating profits in part because our commercial charter contracts require tour operators to assume capacity, yield and fuel price risk, and also because of our ability to re-deploy assets into favorable markets. Our commercial charter services are marketed through a network of domestic sales offices along with a London office.

Military/Government Charter Service

     We have provided passenger airline services to the U.S. military since 1983 and are currently the largest commercial airline provider of these services. We believe that because these operations are generally less seasonal than leisure travel, they have tended to have a stabilizing impact on our operating margins. The U.S. government awards one-year contracts for its military charter business and pre-negotiates contract prices for each type of aircraft that a carrier makes available. We believe that our fleet of aircraft is well suited to the needs of the military.

Recent Developments

     In May 2000, we entered into preliminary agreements to obtain 37 Boeing 737-800 aircraft and 10 Boeing 757-300 aircraft, along with the engines to power these aircraft. In June 2000, we formalized an agreement to acquire the 10 Boeing 757-300s and 20 of the Boeing 737-800s. We expect to finalize the agreements with respect to the remaining aircraft and engines in the third quarter 2000.

     Also in the second quarter of 2000, we added scheduled service between Chicago-Midway and Ronald Reagan Washington National Airport, Boston and Seattle. We added scheduled service to Minneapolis/St. Paul early in the third quarter of 2000.

Summary of Terms of the Exchange Offer

     In the exchange offer we will accept for exchange up to $201,901,000 class G Outstanding Certificates and up to $36,740,000 class C Outstanding Certificates for an equal aggregate principal amount of Exchange Certificates. The form and terms of the Exchange Certificates are substantially the same as the form of the Outstanding Certificates except that the Exchange Certificates have been registered under the Securities Act.

Background....................................On February 15, 2000, we
                                               completed an offering of
                                               two classes of pass through
                                               certificates issued by
                                               two separate pass through
                                               trusts. In connection
                                               with that offering, we entered
                                               into a registration rights
                                               agreement in which we agreed,
                                               among other things, to deliver
                                               this prospectus to you and to
                                               complete an exchange offer.

Securities Offered........................... Up to $201,901,000 class G certificates and up to
                                               $36,740,000 class C
                                               certificates, which have been
                                               registered under the Securities
                                               Act. The terms of the Exchange
                                               Certificates are substantially
                                               the same as the terms of the
                                               Outstanding Certificates except
                                               for certain transfer
                                               restrictions and registration
                                               rights relating to the
                                               Outstanding Certificates. See
                                               "Description of the Certificates
                                               --Exchange Offer; Registration
                                               Rights."

The Exchange Offer.......................... We are offering to accept for exchange your unregistered
                                               Outstanding Certificates for our
                                               new Exchange Certificates that
                                               have been registered under the
                                               Securities Act of 1933. As of
                                               the date hereof, $238,641,000
                                               in aggregate principal amount of
                                               Outstanding Certificates are
                                               outstanding.  On or promptly
                                               after the expiration date we
                                               will issue the Exchange
                                               Certificates to those of you
                                               who hold Outstanding
                                               Certificates and wish to tender
                                               them. The issuance of the
                                               Exchange Certificates is
                                               intended to satisfy our
                                               obligation contained in the
                                               registration rights agreement.
                                               For procedures on tendering,
                                               see "The Exchange Offer" and
                                               "Description of the Certificates
                                               --Exchange Offer; Registration
                                               Rights."

Expiration of the Exchange Offer...........  5:00 p.m., New York City time, on
                                              , 2000, unless we extend it. See
                                              "The Exchange Offer--Terms of the
                                              Exchange Offer, Period for
                                              Tendering Outstanding
                                              Certificates."

Tenders; Withdrawal......................    You may withdraw your tender of
                                              Outstanding Certificates at any
                                              time before the offer expires. If
                                              for any reason any Outstanding
                                              Certificates are not accepted for
                                              exchange, they will be returned as
                                              soon as practicable after the
                                              expiration or termination of the
                                              exchange offer.

Conditions to the Exchange Offer..........   The exchange offer is subject to
                                              the condition that it does not
                                              violate applicable law or any
                                              applicable
                                              interpretation of the staff
                                              of the Commission. There is
                                              no guarantee that any such
                                              condition will not occur.
                                              You will have certain
                                              rights against us under the
                                              registration rights
                                              agreement if we fail to
                                              consummate the exchange
                                              offer.

Federal Income Tax Considerations........... Pursuant to the exchange offer, the exchange of an Outstanding
                                              Certificate for an Exchange
                                              Certificate will not constitute a
                                              taxable exchange. See "U.S.
                                              Federal Income Tax Consequences."

Exchange Agent...............................Wilmington Trust Company is serving as the Exchange Agent in
                                              connection with the exchange
                                              offer.

Consequences If You Do Not Exchange
Your Outstanding Certificates................Outstanding Certificates that are not tendered in the exchange
                                              offer or are not accepted for
                                              exchange will continue to accrue
                                              interest, but will not retain
                                              any rights under the registration
                                              rights agreement and will bear
                                              legends restricting their
                                              transfer. You will not be able to
                                              offer or sell the Outstanding
                                              Certificates unless:

                                              o  pursuant to an exemption from
                                                 the requirements of
                                                 the Securities Act of 1933;

                                              o  the Outstanding Certificates
                                                 are registered under the
                                                 Securities Act of 1933; or

                                              o  the transaction requires
                                                 neither such an exemption
                                                 nor registration.

                                             We do not currently anticipate
                                              that we will register
                                              Outstanding Certificates under
                                              the Securities Act. See "Risk
                                              Factors--Consequences of Failure
                                              to Exchange and Requirements
                                              for Transfer of Exchange
                                              Certificates."

Summary Description of the Exchange Certificates

Certificates Offered ...............    o Up to $201,901,000 class G Exchange
                                          Certificates which have been
                                          registered under the Securities Act.

                                        o Up to $36,746,000 class C Exchange
                                          Certificates that have been
                                          registered under the Securities Act.

Amtran Guarantee....................    The payments by ATA under each lease and
                                          owned aircraft indenture will be
                                          unconditionally guaranteed by Amtran.
                                          See "Description of the Secured
                                          Promissory Notes-- The Amtran
                                          Guarantee."

Use of Proceeds.....................    There will be no proceeds from the
                                          Exchange Certificates. The proceeds
                                          from the sale of the original
                                          certificates will ultimately be used
                                          to purchase secured promissory notes
                                          issued to finance seven Boeing
                                          aircraft to be operated by ATA.

Subordination Agent, Pass
   Through Trustee, Paying
   Agent and Loan Trustee...........    Wilmington Trust Company.

Escrow Agent........................    First Security Bank, National
                                        Association.

Depositary..........................    Citibank, N.A.

Initial Liquidity Provider..........    Citibank, N.A.

Policy Provider.....................    Ambac Assurance Corporation.

Trust Property......................    The property of each pass through trust
                                        will include:

                                         o   secured promissory notes;

                                         o   rights of the pass through trust
                                             to acquire secured promissory
                                             notes under a note purchase
                                             agreement;

                                         o   rights of the pass through trust
                                             under the related escrow
                                             and paying agent agreement;

                                         o   rights of the pass through trust
                                             under the intercreditor agreement
                                             described below under "--
                                             Intercreditor Agreement",

                                         o   all rights under the liquidity
                                             facility for that pass through
                                             trust;

                                         o   funds from time to time deposited
                                             with the pass through trustee in
                                             accounts relating to that pass
                                             through trust; and

                                         o   in the case of the pass through
                                             trust for the class G
                                             certificates, all rights under
                                             the insurance policy.

Certificates; Denominations.........    The Exchange Certificates of each trust
                                          will be issued in a minimum
                                          denomination of $1,000 and in
                                          integral multiples of $1,000 in
                                          excess thereof, except that one
                                          Exchange Certificate of each trust
                                          may be issued in a denomination of
                                          less than $1,000.

Regular Distribution Dates..........    January 15, April 15, July 15 and
                                          October 15, commencing on April 15,
                                          2000.

Record Dates........................    The fifteenth day preceding the related
                                          distribution date.

Distributions by Pass
   Through Trustees.................    Each pass through trustee will
                                          distribute all payments of principal,
                                          premium, if any, and interest
                                          received on the secured promissory
                                          notes held in that pass through trust
                                          to the holders of Exchange
                                          Certificates issued by that pass
                                          through trust.

                                        Each pass through trustee will
                                          distribute all scheduled payments of
                                          principal and interest made on the
                                          secured promissory notes on regular
                                          distribution dates.

                                        Each pass through trustee will
                                          distribute all payments of
                                          principal, premium, if any, and
                                          interest made on the secured
                                          promissory notes resulting from any
                                          early redemption or purchase of
                                          those secured promissory notes on a
                                          special distribution date. Each pass
                                          through trustee will also distribute
                                          any premium that we pay in
                                          connection with the return of any
                                          unused deposit. Such distribution of
                                          premium will be on a special
                                          distribution date. Each pass through
                                          trustee will provide Exchange
                                          Certificateholders with at least 20
                                          days' notice prior to any special
                                          distribution.

                                        Distributions by a pass through trustee
                                          to Exchange Certificateholders
                                          generally are subject to the
                                          intercreditor and subordination
                                          provisions described below.

Distribution by the Paying
   Agent............................    The paying agent will distribute all
                                          payments of interest on the deposits,
                                          and any unused deposits relating to
                                          each pass through trust, to the
                                          holders of Exchange Certificates
                                          issued by that pass through trust.

Possible Issuance of Class D
   Certificates.....................    Subject to certain conditions, ATA may
                                          elect to issue series D secured
                                          promissory notes in connection with
                                          the financing of owned aircraft, but
                                          series D secured promissory notes will
                                          not be purchased by the class G or
                                          class C pass through trusts and will
                                          be funded from sources other than the
                                          initial offering.  ATA may elect to
                                          fund the sale of the series D secured
                                          promissory notes through the sale of
                                          pass through certificates issued by a
                                          class D American Trans Air, Inc.
                                          2000-1 Pass Through Trust.

Intercreditor Agreement.............    The pass through trustees, the
                                          subordination agent, the liquidity
                                          provider and the policy provider will
                                          enter into an intercreditor agreement
                                          that states how payments made on the
                                          secured promissory notes and payments
                                          made under the liquidity facilities
                                          and under the insurance policy will
                                          be shared and distributed among pass
                                          through trustees, the liquidity
                                          provider and the policy provider. The
                                          intercreditor agreement also sets
                                          forth agreements among the pass
                                          through trustees, the liquidity
                                          provider and the policy provider
                                          relating to who will control the
                                          exercise of remedies under the secured
                                          promissory notes and the indentures.

                                        There are no cross-default provisions
                                          in the indentures or in the leases
                                          unless otherwise agreed to between
                                          an owner participant and ATA. This
                                          means that if the secured promissory
                                          notes relating to an aircraft are in
                                          default, and the secured promissory
                                          notes issued with respect to the
                                          remaining aircraft are not in
                                          default, no remedies will be
                                          exercisable with respect to the
                                          remaining aircraft.

Subordination.......................    By virtue of the intercreditor
                                          agreement, the secured promissory
                                          notes are cross-subordinated. This
                                          means that payments received on a
                                          junior class of secured promissory
                                          notes relating to one aircraft may
                                          be applied according to the priority
                                          of payment provisions in the
                                          intercreditor agreement to make
                                          payments relating to a more senior
                                          class of certificates. Under the
                                          intercreditor agreement,
                                          distributions on the Exchange
                                          Certificates will be made in the
                                          following order:

                                         o   first, to the holders of the class
                                             G Exchange Certificates;

                                         o   second, to the holders of the
                                             class C Exchange Certificates; and

                                         o   third, if class D certificates
                                             have been issued, to the holders
                                             of the class D certificates.

                                        Certain payments to the liquidity
                                          provider and to the policy provider
                                          will be made prior to payments on
                                          all or some of the Exchange
                                          Certificates, as discussed under
                                          "Description of the Intercreditor
                                          Agreement--Priority of
                                          Distributions."

                                        The subordination provisions may permit
                                          distributions to junior Exchange
                                          Certificateholders after a default
                                          on the secured promissory notes even
                                          if more senior Exchange
                                          Certificateholders have not been
                                          repaid in full. The subordination
                                          provisions do not apply to payments
                                          relating to the deposits, proceeds
                                          of advances under the liquidity
                                          facilities or proceeds of drawings
                                          under the insurance policy for the
                                          class G Exchange Certificates.

Control of Loan Trustee.............    The controlling party with respect to an
                                          indenture will, subject to certain
                                          limited exceptions discussed below,
                                          be entitled to direct the loan
                                          trustee in taking remedial action
                                          under that indenture, which may
                                          include accelerating the secured
                                          promissory notes under that indenture
                                          or foreclosing the lien on the
                                          aircraft securing those secured
                                          promissory notes. In exercising
                                          remedies during the nine months after
                                          the earlier of (a) the acceleration
                                          of the secured promissory notes
                                          issued under any indenture and (b)
                                          our bankruptcy, the controlling party
                                          may not sell the secured promissory
                                          notes or the aircraft subject to the
                                          lien of that indenture for less than
                                          certain specified minimums or modify
                                          lease rental payments for that
                                          aircraft below a specified threshold.

                                        The controlling party will be:

                                          o  the policy provider, until final
                                             distributions of the outstanding
                                             balance of the class G Exchange
                                             Certificates, together with
                                             accrued and unpaid interest, are
                                             made to the holders of the class
                                             G Exchange Certificates and
                                             thereafter, if, and while, no
                                             obligations owing to the policy
                                             provider remain outstanding or,
                                             if a policy provider default has
                                             occurred and is continuing, the
                                             class G pass through trustee,
                                             until payment of final
                                             distributions together with
                                             accrued interest to the
                                             holders of the class G Exchange
                                             Certificates; then the class C
                                             pass through trustee; and

                                          o  if any class D certificates have
                                             been issued, upon final
                                             distribution of the aggregate
                                             outstanding balance of the class
                                             C Exchange Certificates, together
                                             with accrued and unpaid interest,
                                             to the holders of class C
                                             Exchange Certificates, the class
                                             D pass through trustee.

                                        Under certain circumstances, the
                                          liquidity provider with the greater
                                          amount owed to it may elect to act
                                          as the controlling party, unless the
                                          policy provider amends its insurance
                                          policy to cover all outstanding
                                          drawings and accrued interest on
                                          such drawings under the liquidity
                                          facility and certain other
                                          conditions are met or the policy
                                          provider pays to the liquidity
                                          provider all outstanding drawings
                                          and accrued interest on such
                                          drawings under the liquidity
                                          facility, in which case, the policy
                                          provider will be the controlling
                                          party (so long as no policy provider
                                          default has occurred and is
                                          continuing). See "Description of the
                                          Intercreditor
                                          Agreement--Intercreditor Rights" and
                                          "Description of the Intercreditor
                                          Agreement--Voting of Secured
                                          Promissory Notes."

Right to Buy Other Classes
of Certificates.....................    If ATA is in bankruptcy or another
                                          triggering event has occurred, the
                                          Exchange Certificateholders may have
                                          the right to buy the more senior
                                          classes of Exchange Certificates. See
                                          "Description of the Exchange
                                          Certificates--Purchase Rights of
                                          Exchange Certificateholders." This
                                          right to buy is based on the
                                          following:

                                         o   the class C Exchange
                                             Certificateholders will have the
                                             right to purchase all the class G
                                             Exchange Certificates;

                                         o   if any class D certificates are
                                             issued, the class D
                                             certificateholders will have the
                                             right to purchase all the class G
                                             and class C Exchange
                                             Certificates;

                                         o   whether or not such rights are
                                             exercised by the class C (or
                                             class D) Exchange
                                             Certificateholders, the policy
                                             provider will have the right to
                                             purchase all, but not less than
                                             all, of the class G Exchange
                                             Certificates.

                                        The purchase price will be the
                                          outstanding balance of the
                                          applicable classes of Exchange
                                          Certificates plus accrued and unpaid
                                          interest, plus any other amounts
                                          then due to the Exchange
                                          Certificateholders of those classes.

Liquidity Facilities................    Under the liquidity facility for each
                                          pass through trust (other than the
                                          class D trust, if any), the liquidity
                                          provider will, if necessary, make
                                          advances in an aggregate amount
                                          sufficient to pay interest on up to
                                          six successive quarterly regular
                                          distribution dates at the applicable
                                          interest rate for the Exchange
                                          Certificates of that pass through
                                          trust. The liquidity facilities may
                                          not be used to pay any other amount
                                          relating to the Exchange Certificates
                                          and will not
                                          cover interest on deposits held with
                                          the depositary. The holders of the
                                          Exchange Certificates to be issued by
                                          each pass through trust will be
                                          entitled to receive and keep the
                                          proceeds of advances under the
                                          liquidity facility for that pass
                                          through trust. This is because the
                                          subordination provisions will not
                                          apply to the proceeds of advances
                                          under the liquidity facilities.

                                        Upon receipt of each advance under any
                                          liquidity facility, the
                                          subordination agent will, to the
                                          extent of available funds, reimburse
                                          the liquidity provider for the
                                          amount of that advance. That
                                          reimbursement obligation and all
                                          interest, fees and other amounts
                                          owing to the liquidity provider will
                                          rank senior to all classes of
                                          Exchange Certificates in right of
                                          payment.

Insurance Policy Coverage...........    Under the insurance policy,the policy
                                          provider agrees to honor drawings
                                          to cover:

                                          o  any shortfall on any regular
                                             distribution date (other than the
                                             final maturity date--see below)
                                             in interest on the class G
                                             Exchange Certificates at the
                                             stated interest rate for the
                                             class G Exchange Certificates;

                                          o  any shortfall on any special
                                             distribution date between the
                                             disposition proceeds with respect
                                             to any series G secured
                                             promissory note to be distributed
                                             on that special distribution
                                             date, if any, and the outstanding
                                             principal amount of such secured
                                             promissory note plus accrued
                                             interest on that outstanding
                                             principal amount at the stated
                                             interest rate for the class G
                                             Exchange Certificates from the
                                             prior regular distribution date
                                             to such special distribution
                                             date;

                                          o  if no disposition proceeds with
                                             respect to a series G secured
                                             promissory note are received
                                             within 24 months from the last
                                             date on which any scheduled or
                                             special payment was made on such
                                             series G secured promissory note
                                             as to which there has
                                             subsequently been a failure to
                                             pay principal or that has
                                             subsequently been accelerated, an
                                             amount equal to the then
                                             outstanding principal amount of
                                             such note plus accrued interest
                                             on that amount at the stated
                                             interest rate for the class G
                                             Exchange Certificates from the
                                             prior regular distribution date
                                             to the special distribution date
                                             established to make such payment;
                                             and

                                          o  any shortfall on the final
                                             maturity date in the final
                                             distribution (other than any
                                             unpaid premium) on the class G
                                             Exchange Certificates.

                                          The policy provider has the right at
                                          the end of the 24- month period
                                          referred to above, so long as no
                                          policy provider default has occurred
                                          and is continuing, to elect instead:

                                          o  to pay on the special
                                             distribution date an amount equal
                                             to any shortfall in the scheduled
                                             principal (without
                                             regard to the acceleration of the
                                             secured promissory note) and
                                             interest at the stated interest
                                             rate that came due on that secured
                                             promissory note during the 24-
                                             month period (after giving effect
                                             to the application of funds
                                             received from the class G
                                             liquidity facility and the class
                                             G cash collateral account and any
                                             separate policy drawings
                                             attributable to that interest);

                                          o  after the 24-month period, on
                                             each regular distribution date to
                                             permit drawings under the
                                             insurance policy for an amount
                                             equal to the scheduled principal
                                             (without regard to any
                                             acceleration of the secured
                                             promissory note) and interest at
                                             the stated interest rate that
                                             were to become due on that
                                             secured promissory note on the
                                             related payment date until paid
                                             in full, and

                                          o  on any business day that is a
                                             special distribution date elected
                                             by the policy provider upon 20
                                             days' notice, to request, or
                                             following either the occurrence
                                             and continuation of a policy
                                             provider default or the sale or
                                             other disposition of that secured
                                             promissory note or its underlying
                                             collateral, on any business day
                                             that is a special distribution
                                             date specified by the
                                             subordination agent upon 20 days'
                                             notice, to permit, in each case,
                                             the subordination agent to make a
                                             policy drawing for an amount
                                             equal to the then outstanding
                                             principal balance of that secured
                                             promissory note and accrued
                                             interest on that secured
                                             promissory note at the stated
                                             interest rate to that special
                                             distribution date, after giving
                                             effect to any policy drawings
                                             previously paid by the policy
                                             provider in respect of principal
                                             on the secured promissory note,
                                             and any drawings paid on the
                                             special distribution date under
                                             the class G liquidity facility or
                                             withdrawals made on the special
                                             distribution date from the class
                                             G cash collateral account
                                             attributable to that secured
                                             promissory note.

                                        In addition, regardless of whether the
                                          policy provider makes the election,
                                          the policy provider will honor
                                          drawings by the liquidity provider
                                          to cover the payment to the
                                          liquidity provider of interest
                                          accruing on the liquidity
                                          obligations for the class G and
                                          class C liquidity facilities from
                                          and after the end of the 24-month
                                          period as and when the interest
                                          becomes due in accordance with the
                                          liquidity facilities.

                                        Any shortfall to the holders of the
                                          class G Exchange Certificates will
                                          be calculated after the application
                                          of available funds through the
                                          payment priorities of the
                                          intercreditor agreement and of funds
                                          received from the escrow agent, the
                                          class G liquidity facility and the
                                          class G cash collateral account. The
                                          insurance policy will cover only the
                                          class G Exchange Certificates, and
                                          the proceeds of any policy drawing,
                                          except as noted above, will be
                                          applied only to the outstanding
                                          balance of, and interest on, the
                                          class G Exchange Certificates. The
                                          subordination agent will reimburse
                                          the policy provider for any policy
                                          drawings. That reimbursement
                                          obligation ranks junior to
                                          further distributions on the class G
                                          Exchange Certificates but (except in
                                          certain limited circumstances)
                                          senior to distributions on the class
                                          C Exchange Certificates.

Escrowed Funds......................    Funds paid to the escrow agent by a
                                          class of Exchange Certificateholders
                                          will be deposited with the depositary
                                          and held as deposits under a separate
                                          deposit agreement for the pass
                                          through trust that issued that class
                                          ofcertificates. Funds may be
                                          withdrawn by the escrow agent at the
                                          direction of the pass through trustee
                                          for that class of Exchange
                                          Certificates to purchase secured
                                          promissory notes prior to the
                                          delivery period termination date. On
                                          each regular distribution date, the
                                          depositary will pay to the paying
                                          agent interest accrued on the deposits
                                          relating to that pass through trust
                                          at a rate equal to the interest rate
                                          applicable to the Exchange
                                          Certificates issued by that pass
                                          through trust. The paying agent, on
                                          behalf of the escrowagent, will pay
                                          that interest to that class of
                                          Exchange Certificateholders. The
                                          deposits relating to a pass through
                                          trust and interest paid on the
                                          deposits will not be subject to the
                                          subordination provisions. Except as
                                          noted in the next paragraph, the
                                          deposits cannot be used to pay any
                                          other amount relating to the Exchange
                                          Certificates.

Unused Escrowed Funds...............    We may not use all the deposits held in
                                          escrow prior to the delivery period
                                          termination date. This may happen
                                          because of delays in the delivery of
                                          aircraft or other reasons. If any
                                          funds remain as deposits with respect
                                          to any pass through trust after the
                                          delivery period termination date,they
                                          will be withdrawn by the escrow agent
                                          for that pass through trust and
                                          distributed, with accrued and unpaid
                                          interest, to the holders of escrow
                                          receipts relating to the respective
                                          pass through trust. The holders of
                                          escrow receipts will receive at least
                                          15 days' prior written notice of this
                                          distribution. This distribution will
                                          also include a premium payable by ATA,
                                          provided that no premium will be paid
                                          on unused deposits attributable to the
                                          failure of an aircraft to be delivered
                                          prior to the delivery period
                                          termination date for any reason that
                                          was not ATA's fault or was not caused
                                          by ATA's negligence or where unused
                                          deposits are less than $5.0 million.
                                          Any premium paid on unused deposits
                                          will not be subject to the
                                          subordination provisions. See
                                          "Description of the Deposit
                                          Agreements--Unused Deposits."

Obligation to Purchase
   Secured Promissory Notes.........    Under the note purchase agreement, the
                                          class G and class C pass through
                                          trustees will be obligated to
                                          purchase the series G and series C
                                          secured promissory notes,respectively,
                                          issued for each aircraft.

                                        In the case of a leased aircraft, the
                                          terms of the financing agreements
                                          entered into may differ from the
                                          forms of those agreements described
                                          in this prospectus because ATA,
                                          Amtran or the owner participant may
                                          request changes. However, under the
                                          note purchase agreement, the terms
                                          of those financing agreements must
                                          (a) contain mandatory document terms
                                          that are included in the note
                                          purchase agreement with only those
                                          modifications as are permitted by
                                          the note purchase agreement and (b)
                                          not vary mandatory economic terms
                                          that are included in the note
                                          purchase agreement. In addition, ATA
                                          must (a) certify to
                                          the pass through trustees that any
                                          modifications to the forms of the
                                          financing agreements do not
                                          materially and adversely affect the
                                          Exchange Certificateholders, or
                                          adversely affect the policy provider
                                          and (b) obtain written confirmation
                                          from each rating agency that the use
                                          of versions of agreements modified
                                          in any material respect will not
                                          result in a withdrawal, suspension
                                          or downgrading of the rating of any
                                          class of Exchange Certificates,
                                          without regard to the insurance
                                          policy. The pass through trustees
                                          will not be obligated to purchase
                                          secured promissory notes if, at the
                                          time of issuance, ATA is in
                                          bankruptcy or certain other
                                          specified events have occurred. The
                                          pass through trustees will also have
                                          no right or obligation to purchase
                                          the secured promissory notes after
                                          the delivery period termination
                                          date.

Secured Promissory Notes
   (a) Issuer.......................    Leased Aircraft. Promissory notes
                                          secured by aircraft leased
                                          by ATA will be issued by an owner
                                          trustee. These secured promissory
                                          notes will not be recourse to the
                                          owner trustee in its individual
                                          capacity. ATA has an obligation to
                                          provide funds under the related lease
                                          and related documents in amounts
                                          sufficient to pay scheduled
                                          payments on those secured promissory
                                          notes.

                                        Owned Aircraft. ATA will be the issuer
                                        of promissory notes secured by aircraft
                                        that ATA owns.

   (b) Interest.....................    The secured promissory notes held in
                                          each pass through trust will accrue
                                          interest at the annual rate for the
                                          Exchange Certificates issued by that
                                          pass through trust shown on the cover
                                          page of this offering prospectus.
                                          Interest on all secured promissory
                                          notes will be payable on January 15,
                                          April 15, July 15 and October 15 of
                                          each year, commencing on April 15,
                                          2000. Interest is calculated on the
                                          basis of a 360-day year consisting of
                                          twelve 30-day months.

   (c) Principal....................    Principal payments on the series G and
                                          series C secured promissory notes
                                          held in each related trust are
                                          scheduled to begin on January 15,
                                          2001.

   (d) Redemption and Purchase......    Aircraft Event of Loss. If an aircraft
                                          Under the related financing
                                          agreements is lost, destroyed or
                                          damaged beyond repair or other events
                                          of loss occur with respect to an
                                          aircraft, all the secured promissory
                                          notes issued for that aircraft will
                                          be redeemed, unless ATA replaces the
                                          aircraft under the related financing
                                          agreements. This redemption price will
                                          be the unpaid principal amount of
                                          those secured promissory notes,
                                          together with accrued interest, but
                                          without any premium.

                                        Optional Redemption. The issuer of the
                                          secured promissory notes for an
                                          aircraft may elect to redeem the notes
                                          prior to
                                          maturity. This redemption price will
                                          be the unpaid principal amount of
                                          those secured promissory notes,
                                          together with accrued interest plus a
                                          premium. See "Description of the
                                          Secured Promissory Notes--Redemption."

                                       Purchase by Owner. If an event of
                                          default under a lease between ATA
                                          and an owner trustee occurs and is
                                          continuing, the applicable owner
                                          trustee or owner participant of an
                                          aircraft may elect to purchase all
                                          the secured promissory notes with
                                          respect to that aircraft, subject to
                                          the terms of the relevant leased
                                          aircraft indenture. The purchase
                                          price will be the unpaid principal
                                          amount of those secured promissory
                                          notes, together with accrued
                                          interest, but without any premium
                                          except under certain circumstances
                                          specified in the relevant leased
                                          aircraft indenture. In the case of
                                          an owned aircraft, ATA will have no
                                          comparable right to purchase the
                                          secured promissory notes.

   (e) Security.....................    The secured promissory notes issued for
                                          each aircraft will be secured by a
                                          security interest in that aircraft
                                          and, in the case of each leased
                                          aircraft, in the related owner
                                          trustee's rights under the lease for
                                          that aircraft, subject to limited
                                          exceptions. The secured promissory
                                          notes are not cross-collateralized.
                                          This means that the secured promissory
                                          notes issued for an aircraft will not
                                          be secured by any other aircraft or
                                          lease. Any proceeds from the sale of
                                          an aircraft or from the exercise of
                                          other default remedies for an
                                          aircraft will not be available to
                                          cover shortfalls with respect to any
                                          other aircraft. The secured
                                          promissory notes are cross-
                                          subordinated under the intercreditor
                                          agreement. This means that payments
                                          received on a junior class of secured
                                          promissory notes issued for one
                                          aircraft may be applied to make
                                          payments relating to a more senior
                                          class of Exchange Certificates. There
                                          are no cross-default provisions in
                                          the indentures or in the leases unless
                                          otherwise agreed to between an owner
                                          participant and ATA. This means that
                                          if the secured promissory notes
                                          issued for one aircraft are in
                                          default and the secured promissory
                                          notes issued for the remaining
                                          aircraft are not in default, no
                                          remedies will be exercisable with
                                          respect to the remaining aircraft.
                                          Although the secured promissory notes
                                          issued in respect of the leased
                                          aircraft are not obligations of, or
                                          guaranteed by, ATA or Amtran, the
                                          amounts payable by ATA (and
                                          guaranteed by Amtran)under the lease
                                          will be sufficient to pay when due all
                                          amounts payable on the secured
                                          promissory notes. The secured
                                          promissory notes issued in respect of
                                          the owned aircraft will be direct
                                          obligations of ATA, and will be
                                          unconditionally guaranteed by Amtran.

 (f) Section 1110 Protection......      Our outside counsel will provide its
                                          opinion to the pass through trustees
                                          and the policy provider that the loan
                                          trustee will be entitled to the
                                          benefits of Section 1110 of the U.S.
                                          Bankruptcy Code with respect to the
                                          relevant aircraft. See "Description
                                          of the Secured Promissory Notes--
                                          Remedies."

 U.S. Income Tax Matters.............   The arrangement represented by the pass
                                          through trusts will be classified as
                                          one or more grantor trusts (or as a
                                          partnership) for U.S. federal income
                                          tax purposes. The pass through
                                          trusts will take the position that
                                          they will be treated as one or more
                                          grantor trusts. Under this approach,
                                          each U.S. person acquiring an
                                          interest in the Exchange
                                          Certificates will be treated as the
                                          owner of a pro rata undivided
                                          interest in the assets of the pass
                                          through trust allocable to such
                                          Exchange Certificates and will be
                                          required to report on its federal
                                          income tax return its pro rata share
                                          of the entire income from the
                                          relevant deposits and its pro rata
                                          share of the entire income from the
                                          secured promissory notes and other
                                          property held by the relevant pass
                                          through trust. See "U.S. Federal
                                          Income Tax Consequences."

ERISA Considerations................    In general, employee benefit plans
                                          subject to Title I of ERISA or
                                          Section 4975 of the U.S. tax code, or
                                          entities that may be deemed to hold
                                          the assets of those plans, will be
                                          eligible to purchase the Exchange
                                          Certificates, subject to the
                                          conditions and circumstances that
                                          apply to those plans. Each person who
                                          acquires an Exchange  Certificate
                                          will be deemed to have represented
                                          and warranted that either: (a) no
                                          employee benefit plan assets have
                                          been used to purchase that
                                          certificate or (b) the purchase and
                                          holding of that Exchange Certificate
                                          are exempt from the prohibited
                                          transaction restrictions of ERISA and
                                          Section 4975 of the U.S. tax code
                                          pursuant to one or more prohibited
                                          transaction statutory or
                                          administrative exemptions. See
                                          "ERISA Considerations."

Exchange Offer; Registration
   Rights...........................    Pursuant to a registration rights
                                          agreement between ATA and each pass
                                          through trustee and the initial
                                          purchasers of the Outstanding
                                          Certificates, we are obligated to:

                                          o  file with the SEC a registration
                                             statement with respect to an
                                             offer to exchange the Outstanding
                                             Certificates for Exchange
                                             Certificates of the pass through
                                             trusts having substantially
                                             identical terms as the
                                             Outstanding Certificates (except
                                             that the Exchange Certificates
                                             will not have transfer
                                             restrictions) within 90 days
                                             after the date of the original
                                             issuance of the Outstanding
                                             Certificates; and

                                          o  use our reasonable best efforts
                                             to cause such registration
                                             statement to become effective
                                             under the Securities Act of 1933
                                             within 180 days after the date of
                                             the issuance of the Outstanding
                                             Certificates.

                                        Under certain circumstances, we have
                                          also agreed to file a shelf
                                          registration statement with respect
                                          to the resale of the Outstanding
                                          Certificates and use our reasonable
                                          best efforts to keep such shelf
                                          registration statement effective
                                          until two years after the date of
                                          issuance of the Outstanding
                                          Certificates.

                                        The interest rate on the secured
                                          promissory notes is subject to
                                          increase under certain circumstances
                                          if we do not comply with our
                                          obligations under the registration
                                          rights agreement. Upon the completion
                                          of the exchange offer, we will have
                                          no further obligations to register
                                          the Outstanding Certificates or the
                                          Exchange Certificates.  See "Exchange
                                          Offer; Registration Rights."


                              USE OF PROCEEDS

     There will be no proceeds from the Exchange Certificates. The proceeds from the sale of the original certificates were deposited with the depositary on behalf of the applicable escrow agent for the benefit of the certificateholders of the pass through trusts. Upon the request of the pass through trustees, the escrow agent has and will withdraw the deposits and deliver the proceeds to the pass through trustees to purchase one or more secured promissory notes.

     If an owner trustee issues the secured promissory notes, the owner trustee will use the proceeds of the sale of the secured promissory notes to finance or refinance a portion of the purchase price of an aircraft. Upon the purchase of an aircraft by an owner trustee, the aircraft will be leased by the owner trustee to ATA. ATA presently intends to operate the aircraft, however, it is permitted to sublease the aircraft to other carriers.

     If ATA issues the secured promissory notes, ATA will use the proceeds from the sale of the secured promissory notes to finance or refinance the purchase of aircraft that ATA will own.

                                RISK FACTORS

     For a description of certain factors that should be considered by holders who tender their Outstanding Certificates in the exchange offer, see "Risk Factors" beginning on page 22.

             SUMMARY CONSOLIDATED FINANCIAL AND OPERATING DATA

     In the table below, we provide you with the summary historical financial data and other operating information of Amtran, Inc. We have prepared the selected financial data included in this information using the consolidated financial statements of Amtran, Inc. for the five years ended December 31, 1999. The financial statements for the five fiscal years ended December 31, 1999 have been audited by Ernst & Young LLP, independent auditors. The summary consolidated financial data for the three months ended March 31, 2000 and 1999 is derived from our unaudited consolidated financial statements. The unaudited consolidated financial statements include all adjustments, consisting of normal recurring accruals, that we consider necessary for the fair presentation of our financial position and results of operations for these periods.

   When you read this summary historical financial data, it is important that you read along with it the historical financial statements and related notes in our annual reports filed with the SEC, as well as the section of our annual reports titled "Management's Discussion and Analysis of Financial Condition and Results of Operations."

                                                    Year Ended December 31,                Three Months 31,

                                          ------------------------------------            Ended March 31, 31,

                                         1995       1996      1997       1998       1999          1999      2000
                                        ------     ------    ------     ------     ------         -----     -----
                                      (Dollars in thousands, except ratios and per share amounts)
Statement of Operations Data:

   Operating revenues.................   $715,009  $750,851   $783,193   $919,369 $1,122,366   $277,909   $321,366
   Depreciation and amortization......     55,827    61,661     62,468     78,665     96,038     21,658     31,572
   Operating income (loss)(1).........     17,936   (36,056)    13,484     75,373     90,027     28,959      2,564
   Interest expense...................      4,163     4,465      9,454     12,808     20,966      5,074      7,660
   Income (loss) before income taxes..     14,653   (39,581)     6,027     67,210     77,797     27,443     (3,071)
   Net income (loss)..................      8,524   (26,674)     1,572     40,081     47,342     16,540     (1,954)


                                                                                              Three Months 31,
                                                        Year Ended December 31,            Ended March 31, 31,
                                                        ----------------------             -------------------
                                             1995       1996      1997       1998       1999          1999      2000
                                           ------     ------    ------     ------     ------         -----     -----
                                      (Dollars in thousands, except ratios and per share amounts)


   Net income (loss) per share--basic(2)     0.74      (2.31)     0.14       3.41       3.86          1.36         (0.16)
   Net income (loss) per share--diluted(2)   0.74      (2.31)     0.13       3.07       3.51          1.22         (0.16)

Balance Sheet Data (at end of period):
   Cash...............................   $ 92,741   $ 73,382  $104,196   $172,936  $ 120,164   $124,759      $125,205

 Non-cash working capital
   (deficiency)(3)....................    (80,639)   (65,472) (100,731)  (112,276)  (128,191   (135,148)     (146,887)
   Property and equipment, net........    240,768    224,540   267,681    329,332    511,832    407,341       524,902
   Total assets.......................    413,137    370,287   450,857    594,549    815,281    658,188       841,975
   Short-term debt (including current
   maturities)........................      3,606     30,271     8,975      1,476      2,079      1,476         3,791
   Long-term debt.....................    134,641    119,786   182,829    245,195    345,792    245,076       355,163
   Total debt.........................    138,247    150,057   191,804    246,671    347,871    246,552       358,954
   Shareholders' equity(4)............     81,185     54,744    56,990    102,751    151,376    119,734       145,881

Other Financial Data:
   EBITDAR(5).........................   $130,381   $ 91,972  $132,390   $211,811  $ 253,454   $ 69,419      $ 52,247
   EBITDA(5)..........................     74,643     26,545    77,949    158,683    194,801     54,175        36,161
   Net cash provided by operating
     activities                            87,078     32,171    99,936    151,812    159,563     68,470        47,763
   Net cash used in investing activities  (44,032)   (63,161)   76,055)  (142,352)  (305,718)  (116,944)      (50,241)
   Net cash provided by (used in)          11,631
   financing activities................    (12,057)               6,933     59,280     93,383        297         7,519
   Ratio of earnings to fixed charges(6)     1.60        --       1.19       3.03      2.65           3.38         --
   Deficiency of earnings available to
   cover fixed charges(6).............        --   $ 40,931         --         --         --           --    $  3,908



                                                                                                              Three Months 31,
                                                     Year Ended December 31,                               Ended March 31, 31,
                                                     -----------------------                               -------------------
                              1995            1996         1997            1998             1999           1999           2000
                             ------          ------       ------          ------           ------         ------         -----
                                      (Dollars in thousands, except ratios and per share amounts)
Selected Operating
Data for Passenger

   Service(7)

   Available seat
    miles (millions)(8)....  12,521.4       13,295.5       12,647.7       13,851.7         15,082.6        3,723.0     4,018.5
   Revenue passenger
    miles (millions)(9)....   8,907.7        9,172.4         8,986.0        9,758.1        10,949.0        2,687.0     2,871.2
   Passenger load
    factor(10).............      71.1%          69.0%           71.0%          70.5%           72.6%          72.2%       71.5%
   Revenue per
    available seat mile....       5.71(ct)       5.65(ct)        6.19(ct)       6.64(ct)        7.44(ct)       7.46(ct)    8.00(ct)
   Operating expense
    per ASM(11)............       5.56(ct)       5.92(ct)        6.09(ct)       6.09(ct)        6.84(ct)       6.69(ct)    7.93(ct)
   Block hours
    flown(12).............. 126,295        138,114         139,426        160,403         175,460         43,168        46,624
   Average daily aircraft
   utilization
   (block hours per day)(13):
     Lockheed L-1011-50/100...... 8.88           6.55           6.48            6.72           6.51           6.93           6.89
     Lockheed L-1011-500.........   --             --             --              --           6.47           8.88           6.81
     Boeing 727-200 ADV.......... 9.28           7.62           7.94            9.02           8.95           9.11           8.77
     Boeing 757-200..............11.71          11.06          10.86           11.88          11.86          12.30          11.73
   Total aircraft................46             45             45              48             53             48             54


(1) Amtran has reclassified gain (loss) on the sale of operating assets for 1995 from nonoperating gain (loss) to operating income (loss) to be consistent with the 1996-2000 presentations. Also, in the third quarter of 1996, Amtran recorded a $4.7 million loss on the disposal of leased assets associated with the reconfiguration of its fleet.

(2) In 1997, Amtran adopted Financial Accounting Standards Board Statement 128, "Earnings per Share," which established new standards for the calculation and disclosure of earnings per share. All prior period amounts disclosed in this five-year summary have been restated to conform to the new standards under Statement 128.

(3) Non-cash working capital consists of total current assets (excluding cash) less total current liabilities (excluding current maturities of long term debt).

(4)      No dividends were paid in any of the periods presented.

(5) EBITDAR represents net income plus interest expense (net of capitalized interest), income tax expense, depreciation, amortization and aircraft rentals. EBITDA represents net income plus interest expense (net of capitalized interest), income tax expense, depreciation and amortization. EBITDAR and EBITDA are presented because each is a widely accepted financial indicator of a company's ability to incur and service debt. However, EBITDAR and EBITDA should not be considered in isolation, as a substitute for net income or cash flow data prepared in accordance with generally accepted accounting principles or as a measure of a company's profitability or liquidity.

(6) The "ratio of earnings to fixed charges" represents earnings divided by fixed charges, as defined in the following paragraph. The "deficiency" represents the amount of fixed charges in excess of earnings.

          For purposes of these computations, earnings consist of income
          (loss) before income taxes, plus fixed charges, adjusted to exclude the amount of any interest capitalized during the period. Fixed charges include the total of: (i) interest, whether expensed or capitalized; (ii) amortization of debt expense relating to any indebtedness, whether expensed or capitalized; and (iii) such portion of rental expense as can be demonstrated to be representative of the interest factor.

 (7) The operating data (other than revenue per ASM and operating expense per ASM) pertain only to ATA (including operations under the Chicago Express code share agreement) and do not include information for other operating subsidiaries of Amtran.

(8) "Available seat miles" or "ASMs" represent the number of seats available for sale to passengers multiplied by the number of miles those seats are flown.

(9) "Revenue passenger miles" or "RPMs" represent the number of miles flown by revenue passengers.

(10) "Passenger load factor" represents revenue passenger miles divided by available seat miles.

(11) "Operating expense per ASM" for any period represents the amount determined by dividing total operating expense for such period by the total ASMs for such period.

(12) "Block hours flown" for any aircraft represents the elapsed time computed from the moment the aircraft first moves under its own power from the boarding ramp at one airport to the time it comes to rest at the boarding ramp of the next point of landing.

(13) "Average daily aircraft utilization" is determined with respect to each aircraft type for any period by dividing the block hours flown by all aircraft of such type during such period by the number of days during such period that aircraft of such type were owned or leased by ATA.

(14) The following summarized financial data (unaudited) in this table has been derived from the financial statements of ATA for each of the respective periods presented. ATA is the principal subsidiary of Amtran. The following financial data excludes the other subsidiaries of Amtran (Ambassadair Travel Club, Inc., ATA Leisure Corp., Amber Travel, Inc., American Trans Air Execujet, Inc., Amber Air Freight Corporation and American Trans Air Training Academy, Inc.) as ATA is the principal operating subsidiary of Amtran. Amtran allocates certain expenses, such as income taxes, to the various subsidiaries as if they were operating on a stand alone basis.



                                                                                           Three Months ,
                                                    Year Ended December 31,                Ended March 31,
                                                    -----------------------                ----------------
                                         1995        1996      1997       1998      1999       1999      2000
                                        ------      ------    ------     ------    ------     ------    -----
                                                     (Dollars in thousands)

Statement of Operations Data:  (14)
   Operating revenues.................  $682,106  $712,915   $744,153  $877,187 $1,008,855  $248,619  $286,206
   Depreciation and amortization......    55,056    61,267     62,281    78,595     93,820    21,488    30,079
   Operating income (loss)(a).........    14,819   (40,674)    10,325    80,920     97,558    29,020     3,839
   Interest expense, net..............     3,773     4,466      9,454    12,808     20,969     5,080     7,665
   Income (loss) before income taxes..    11,389   (44,416)     2,627    72,528     84,989    27,355    (1,916)
   Net income (loss)..................     6,006   (31,509)        69    43,329     51,951    16,451      (799)



                                                                                             Three Months
                                                    Year Ended December 31,                 Ended March 31,
                                                   -------------------------               ----------------
                                         1995        1996      1997       1998      1999       1999      2000
                                        ------      ------    ------     ------    ------     ------    -----
                                                                     (Dollars in thousands)

Balance Sheet Data (at end of period):
   Working capital (deficiency)(b)....  $(49,710) $(86,207)  $(51,939) $ 10,768   $(32,049) $(49,252) $(35,388)
   Property and equipment, net........   239,864   224,232    267,556   328,661    508,210   405,770   512,519
   Total assets.......................   409,354   369,086    466,923   593,489    823,090   643,478   882,596
   Short-term debt (including
         current maturities)..........     3,606    30,271      8,975     1,476      2,079     1,476     3,791
   Long-term debt.....................   134,641   119,786    182,829   245,195    345,792   245,076   355,163
   Total debt.........................   138,247   150,057    191,804   246,671    347,871   246,552   358,954
   Shareholders' equity(c)............    30,372    (9,934)     6,762    50,091    102,039    66,542   101,240




(a) ATA has reclassified gain (loss) on the sale of operating assets for 1995 from nonoperating gain (loss) to operating income (loss) to be consistent with the 1996-2000 presentations. Also, in the third quarter of 1996, ATA recorded a $4.7 million loss on the disposal of leased assets associated with the reconfiguration of its fleet.

(b) Working capital consists of total current assets less current liabilities.

(c)      No dividends were paid in any of the periods presented.

                                RISK FACTORS

     You should carefully read this entire prospectus and the documents incorporated by reference in this prospectus before investing in the certificates. Among the factors that may adversely affect an investment in the certificates are the following:

Risk Factors Relating to the Company

Our high proportion of debt compared to our equity capital may impair our flexibility.

     We have a higher proportion of debt compared to our equity capital than some of our principal competitors. We need substantial cash resources to meet scheduled debt and lease payments and to finance day-to-day operations. As a result, we may be less able than some of our competitors to withstand a prolonged recession in the airline industry or respond to changing economic and competitive conditions. We may be restricted in our ability to exploit new business opportunities. In addition, our ability to obtain additional financing in the future for working capital, capital expenditures, acquisitions or other purposes may be impaired.

     As of March 31, 2000, we had:

      o  $125.2 million of cash, cash equivalents and short-term investments;
         and

      o $359.0 million of indebtedness outstanding (approximately $52.2 million of which was secured).

     As a result, at that date, total consolidated debt was 71.1% of total capitalization, which represents significant financial leverage, even in the highly leveraged airline industry. In addition, ATA has substantial obligations under operating leases for 26 aircraft (exclusive of the aircraft relating to the certificates), which are not recorded as indebtedness.

     We had interest expense of approximately $7.7 million for the three months ended March 31, 2000 and $5.1 million for the three months ended March 31, 1999. This resulted in an EBITDA to interest expense ratio of approximately 10.7 times for the three months ended March 31, 1999 and 4.7 times for the three months ended March 31, 2000. The ratio of EBITDAR to the sum of interest (net of capitalized interest) plus aircraft rentals was
3.4 for the three months ended March 31, 1999 and 2.2 for the three months ended March 31, 2000.

     Our ability to satisfy our obligations will be dependent upon our future performance, which is subject to general economic conditions and to financial, business and other factors, including factors beyond our control. Our operating results and cash flow could be adversely affected by many factors, including price competition, increases in fuel costs, a downturn in general economic conditions and adverse regulatory changes.

We generally operate with a working capital deficit, and we will require additional financing to meet our obligations.

     Although we, like most other airlines, generally operate with a working capital deficit, we have met our obligations as they have become due. In order to meet short-term cash needs, ATA maintains bank credit facilities. At March 31, 2000, our current assets were $238.7 million, and our current liabilities were $264.2 million.

     In addition, we require significant levels of capital investment for aircraft, engine and airframe maintenance and acquisition to maintain our competitive position and to expand our operations. For the year ended December 31, 2000, we expect that:

      o capital expenditures for scheduled maintenance will total approximately $111.6 million;

     o capital expenditures for acquisitions of additional aircraft, deposits on aircraft scheduled for future delivery and construction of certain facilities at the Chicago-Midway Airport will total approximately $108.4 million; and

     o additional capital expenditures will total approximately $40.3 million.

     We also may decide to refinance our long-term debt at or prior to its maturity.

     We may seek to supplement our current sources of financing with other sources of long-term financing, including obtaining vendor financing, entering into sale-leaseback transactions and making public and private debt offerings. We may also seek additional equity financing. We cannot assure you that any such financing would be available on satisfactory terms. If we are unable to obtain sufficient financing for capital expenditures and to refinance maturing debt, our operations and ability to pay debt service may be adversely affected.

Our earnings have been volatile.

     For the year ended December 31, 1996, we had a net loss of $26.7 million. For the year ended December 31, 1997, we had net income of $1.6 million, for the year ended December 31, 1998, we had net income of $40.1 million and for the year ended December 31, 1999, we had net income of $47.3 million. Although we recorded net income in 1997, 1998 and 1999, we cannot assure you that this profitability will continue. Moreover, because of the cyclicality of the airline industry, our results of operations may continue to be volatile.

We may pursue strategic alternatives that result in a change of control and increased leverage, and we may not be able to satisfy all of our obligations upon the occurrence of a change of control.

     We actively consider and enter into discussions regarding possible business combinations with air carriers and others, and plan to continue to do so. It is possible that we will enter into a transaction that will result in a change of control of Amtran. If we enter into such a transaction, it could result in an increase in our indebtedness. In addition, upon a change of control of Amtran, all borrowings outstanding under the bank credit facilities maintained by ATA, which are guaranteed by Amtran, will become due, and in the event a change of control is accompanied by a ratings downgrade, we will be required to offer to purchase all amounts due under the 10 1/2% senior notes due 2004 and the 9 5/8% senior notes due 2005 issued by Amtran at 101% of par plus accrued interest. We cannot assure you that we would be able to satisfy all of our obligations under the bank credit facilities and the notes in these circumstances. The failure to satisfy our obligations would materially adversely affect our business, operations and financial results as well as the market price of the certificates.

Our existing financing agreements and operating leases contain restrictive covenants that may limit our flexibility and if we fail to comply with these restrictions, our debt obligations could be accelerated and our operating leases could be canceled.

     Our existing debt financing agreements and our operating leases relating to some of our aircraft contain restrictive covenants that impose significant operating and financial restrictions on us. For example, the bank credit facilities maintained by ATA and the indenture relating to our 10 1/2% senior notes due 2004 prohibit or restrict our ability to:

    o    incur additional indebtedness;

    o    create material liens on our assets;

    o    sell assets or engage in mergers or consolidations;

    o    redeem or repurchase outstanding debt;

    o    make specified investments;

    o    pay cash dividends; and

    o    engage in other significant transactions.

The indenture relating to our 9 5/8% senior notes due 2005 contains similar restrictions. In addition, our financing agreements and our operating leases require us to maintain compliance with specified financial ratios and other financial and operating tests.

     These restrictions and requirements may limit our financial and operating flexibility. In addition, if we fail to comply with these restrictions or to satisfy these requirements, our obligations under our debt and operating leases may be accelerated. We cannot assure you that we would be able to satisfy all of these obligations upon acceleration. The failure to satisfy these obligations would materially adversely affect our business, operations and financial results as well as the market price of the certificates.

Compliance with Department of Transportation regulations could reduce our liquidity.

     Under current Department of Transportation regulations regarding charter transportation originating in the United States, all charter airline tickets must generally be paid for in cash and all funds received from the sale of charter seats and, in some cases, the costs of land arrangements, must be placed in escrow by the tour operator or protected by a surety bond satisfying certain prescribed standards. Currently, we provide a third-party bond that is unlimited in amount to satisfy our obligations under these regulations. Under the terms of our bonding arrangements, the issuer of the bond has the right to terminate the bond at any time on 30 days' notice. We provide a $1.5 million letter of credit to secure our potential obligations to the issuer of the bond. If the bond were to be materially limited or canceled, we, like all other U.S. charter airlines, would be required to escrow funds to comply with the Department of Transportation regulations. Compliance with these regulations would reduce our liquidity and require us to fund higher levels of working capital ranging up to $16.9 million based on 1998' s peak pre-paid bookings and up to $32.4 million based on peak pre-paid bookings for 1999.

We may incur substantial losses in the event of an aircraft accident.

     We may incur substantial losses in the event of an aircraft accident. These losses may include the repair or replacement of a damaged aircraft, and the consequent temporary or permanent loss of the aircraft from service, as well as claims of injured passengers and other persons.

     We are required by the Department of Transportation to carry liability insurance on each of our aircraft. We currently maintain public liability insurance in the amount of $1.5 billion. Although we believe our insurance coverage is adequate, we cannot assure you that the amount of our insurance coverage will not be changed or that we will not be forced to bear substantial losses from accidents. Substantial claims resulting from an accident could have a material adverse effect on our business, operations and financial results and could seriously inhibit passenger acceptance of our services.

Our customers may cancel or default on their contracts with us.

     Customers who have contracted with us may cancel or default on their contracts, and we may not be able to obtain other business to cover the resulting loss in revenues. If customers with large contracts cancel or default and we are not able to obtain other business, our financial position could be materially adversely impacted.

     Our largest customer during each of the last three years was the U.S. military, which accounted for 11.2% of our total operating revenues in 1996, 16.8% of our total operating revenues in 1997, 13.3% of our total operating revenues in 1998 and 11.2% of operating revenues in 1999.

     In 1999, our five largest non-military customers accounted for approximately 12.5% of total operating revenues, and our ten largest non-military customers accounted for approximately 14.7% of total operating revenues. No single non-military customer accounted for more than 10% of total operating revenues during this period.

Our airline business is significantly affected by seasonal factors, and our results of operations for any one quarter are not necessarily indicative of our annual results of operations.

     Our airline businesses are significantly affected by seasonal factors. Historically, we have experienced reduced demand during the fourth quarter as demand for leisure airline services during this period is lower relative to other times of the year. Our results of operations for any one quarter are not necessarily indicative of our annual results of operations.

     In 1998 and 1999, our results for the first three quarters were significantly stronger than we have experienced in any comparable first three quarters of any prior year. Also in 1998 and 1999, we experienced our only profitable fourth quarters since becoming a public company in 1993. We cannot assure you that the level of profitability achieved in 1998 and 1999 will be maintained in subsequent years.

Many of our employees are represented by unions, and a prolonged dispute with our employees could have an adverse impact on our operations.

     Our flight attendants are represented by the Association of Flight Attendants, our cockpit crews are represented by the Air Line Pilots Association and our dispatchers are represented by the Transport Workers Union. A prolonged dispute with our employees who are represented by either of these unions, or any sizable number of our employees, could have an adverse impact on our operations.

     Our current collective bargaining agreement with the Association of Flight Attendants became subject to amendment, but did not expire, in December 1998. During the first quarter of 2000, we completed renegotiation of this contract, and the new contract was ratified. Our current collective bargaining agreement with the Air Line Pilots Association will be subject to amendment, but will not expire, in September 2000.

Our revenues could be adversely impacted by our relationship with travel agents and tour operators.

     Our revenues could be adversely impacted if travel agents and tour operators elect to favor other airlines or to disfavor us. Our relationship with travel agents and tour operators may be affected by:

    o  the size of override commissions offered by other airlines;

    o  changes in our arrangements with other distributors of airline tickets;
       and

    o  the introduction of new methods of selling tickets.

     In 1999, approximately 65% of our revenues were derived from tickets sold by travel agents or tour operators, and, in 1998, approximately 68% of our revenues were derived from tickets sold by travel agents or tour operators. Although we will continue to strive to offer competitive products to travel agencies and tour operators, we cannot assure you that we will be able to maintain favorable relationships with these ticket sellers.

Risk Factors Relating to the Airline Industry

Because the airline industry is characterized by low gross profit margins and high fixed costs, a minor shortfall from expected revenue could have a significant impact on earnings.

     The airline industry as a whole and scheduled service in particular are characterized by low gross profit margins and high fixed costs. The costs of operating each flight do not vary significantly with the number of passengers carried and, therefore, a relatively small change in the number of passengers or in fare pricing or traffic mix could, in the aggregate, have a significant effect on operating and financial results. Accordingly, a minor shortfall from expected revenue levels could have a significant impact on earnings.

Our products and services face varying degrees of competition.

     Competition for Scheduled Services. In scheduled service, we compete against both the large U.S. scheduled service airlines and, from time to time, against smaller regional or start-up airlines. Competition is generally based on price, schedule, quality of service and convenience. All of the major U.S. scheduled airlines are larger than we are, and most of them have greater financial resources than we do. Where we seek to expand our service by adding routes or frequency, competing airlines may respond with intense price competition. In addition, when other airlines seek to establish a presence over new routes, they may engage in significant price discounting. Because of our size and financial resources relative to the major airlines, we are less able to absorb losses from these activities than many of our competitors.

     Competition for Commercial Charter Services. In commercial charter service, we compete against both the major U.S. scheduled airlines and smaller U.S. charter airlines, including Sun Country and Miami Air. We also compete against several European and Mexican charter and scheduled airlines, some of which are larger than we are and have substantially greater financial resources than we do.

     The scheduled carriers compete for leisure travel customers with our commercial charter operations in a variety of ways, including by:

    o  wholesaling discounted seats on scheduled flights to tour operators;

    o  promoting packaged tours to travel agents for sale to retail customers;
       and

    o  selling discounted, excursion airfare-only products to the public.

As a result, all charter airlines, including ATA, generally compete for customers against the lowest revenue-generating seats of the scheduled airlines. During periods of dramatic fare cuts by other scheduled airlines, we are forced to respond competitively to these deeply discounted prices.

     We also compete directly against other charter airlines. In the United States, these charter airlines are smaller in size than we are. In Europe, several charter airlines are as large or larger than we are. Some of these European charter airlines are affiliates of major scheduled airlines or tour operators. As a result, in addition to their greater access to financial resources, these charter airlines may have greater distribution capabilities, including, in some cases, exclusive or preferential relationships with affiliated tour operators.

     Competition for Military and Other Government Charter Services. We generally compete for military and other government charters with primarily smaller U.S. passenger airlines. The allocation of U.S. military air transportation contracts is based upon the number and type of aircraft a carrier, alone or through a teaming arrangement, makes available for use to the military. The formation of competing teaming arrangements that have larger partners than those in which we participate, an increase by other air carriers in their commitment of aircraft to the military or the withdrawal of our current partners could adversely affect our U.S. military charter business.

Significant increases in the cost of aircraft fuel could adversely impact our operating results.

     Fuel costs are a significant portion of our operating costs,comprising approximately 16.3% of our operating costs in 1998 and approximately 16.6% of our operating costs in 1999. In 1999 our monthly average fuel cost rose approximately 12.0% as compared to 1998, resulting in an increase of $18.0 million between years. In the first quarter of 2000, fuel costs continued to adversely impact our operating results. For the three months ended March 31, 2000, our monthly average fuel cost rose approximately 76.9% as compared to the same period in 1999, resulting in an increase in fuel and oil expense of approximately $27.5 million between quarters. Increased fuel costs may also adversely impact our operating results in future periods. Fuel costs may significantly affect our scheduled service and our charter contracts that do not contain fuel cost escalation provisions. In addition, substantial increases in fuel costs and any resulting increase in air fares could cause a reduction in leisure travel or the cancellation or renegotiation of previously booked commitments from tour operators.

     Fuel prices are affected by, among other factors, political and economic influences that we cannot control. In the event of a fuel supply shortage resulting from a disruption of oil imports or other events, higher fuel prices or the curtailment of scheduled service could result.

     We have worked to reduce some of the risks associated with a rise in fuel costs. In 1998, approximately 45.0% of our total operating revenues were derived from contracts that enable us to pass through increases in fuel costs, including contracts with the U.S. military. In 1999, approximately 41.1% of our total operating revenues were derived from these types of contracts, and in the first three months of 2000, approximately 41.6% of our total operating revenues were derived from these types of contracts.. We are, however, exposed to increases in fuel costs that occur within 14 days of flight time, to all increases associated with our scheduled service (other than bulk seat sales) and to increases affecting contracts that do not include fuel cost escalation provisions.

The profitability of our operations is influenced by economic conditions as demand for leisure travel diminishes during economic downturns.

     The profitability of our operations is influenced by the condition of the U.S. and European economies, including fluctuations in currency exchange rates, that may impact the demand for leisure travel and our competitive pricing position. The majority of our charter and scheduled airline business, other than military, is leisure travel. Because leisure travel is discretionary, we have historically tended to experience somewhat weaker financial results during economic downturns and other events affecting international leisure travel, such as the Persian Gulf War. Nevertheless, our performance during these periods has been significantly better than that of the U.S. passenger airline industry as a whole.

The airline industry is heavily regulated, and changes in our governmental authorizations or certificates, or changes in governmental regulations, could adversely impact our business.

     We are subject to a wide range of governmental regulation, including regulation by the Department of Transportation and the Federal Aviation Administration. A modification, suspension or revocation of any of our Department of Transportation or Federal Aviation Administration authorizations or certificates could adversely impact our business.

     The Department of Transportation principally regulates economic matters affecting air service, including:

    o  air carrier certification and fitness;

    o  insurance;

    o leasing arrangements; allocation of route rights and authorization of proposed scheduled and charter operations;

    o  allocation of landing slots and departure slots;

    o  consumer protection; and

    o  competitive practices.

The Federal Aviation Administration primarily regulates flight operations, especially matters affecting air safety, including airworthiness requirements for each type of aircraft and pilot and crew certification.

     Under the Airport Noise and Capacity Act of 1990 and related Federal Aviation Administration regulations, our aircraft must comply with specified Stage 3 noise restrictions. These regulations prohibit us from operating any Stage 2 aircraft after December 31, 1999. We met the December 31, 1999 Stage 3 fleet requirements through Boeing 727-200 hushkit modifications. We believe we are in compliance with all requirements necessary to maintain in good standing our operating authority granted by the Department of Transportation and our air carrier operating certificate issued by the Federal Aviation Administration.

     The Federal Aviation Administration has issued a series of airworthiness directives under its aging aircraft program. These directives are applicable to our Lockheed L-1011 and Boeing 727- 200 aircraft. We do not currently expect that the cost of compliance with these directives will be material.

     Changes in governmental regulation could also adversely impact our business. In recent years, for example, the Federal Aviation Administration has issued or proposed mandates relating to, among other things:

    o  collision avoidance systems;

    o  airborne windshear avoidance systems;

    o  noise abatement; and

    o  increased inspections and maintenance procedures.

     We expect to incur expenses as we seek to comply with changes in Federal Aviation Administration regulations, particularly those relating to noise and aging aircrafts. The Federal Aviation Administration requires each carrier to obtain an operating certificate and operations specifications authorizing the carrier to fly to specific airports using specified equipment. Several aspects of airline operations are subject to regulation or oversight by federal agencies other than the Department of Transportation and the Federal Aviation Administration. For example, the United States Postal Service has jurisdiction over certain aspects of the transportation of mail and related services that we provide through our cargo affiliate. Labor relations in the air transportation industry are generally regulated under the Railway Labor Act, which vests in the National Mediation Board regulatory powers with respect to disputes between airlines and labor unions arising under collective bargaining agreements.

     We are also subject to the jurisdiction of the Federal Communications Commission regarding the use of radio facilities. In addition, we are subject to regulation on international flights by the Commerce Department, the Customs Service, the Immigration and Naturalization Service and the Animal and Plant Health Inspection Service of the Department of
Agriculture. Also, while our aircraft are in foreign countries, we must comply with the requirements of similar authorities in those countries. We are also subject to compliance with standards for aircraft exhaust emissions promulgated by the Environmental Protection Agency and with regulations adopted by various local authorities that operate the airports we serve throughout our route network, including aircraft noise regulations and curfews. The Commerce Department also regulates the export and re-export of our U.S.-manufactured aircraft and equipment. While we intend to maintain all appropriate government licenses and to comply with all appropriate standards, we cannot assure you that we will be successful.

     In addition to various federal regulations, local governments and authorities in certain markets have adopted regulations governing various aspects of aircraft operations, including noise abatement, curfews and use of airport facilities. Many U.S. airports have adopted or are considering adopting a passenger facility charge of up to $3.00 generally payable by each passenger departing from the airport. This charge must be collected from passengers by transporting air carriers and must be remitted to the applicable airport authority. Airport operators must obtain approval of the Federal Aviation Administration before they may implement a passenger facility charge. The $3.00 maximum on passenger facility charges must be raised if Congress enacts an amendment to the legislation authorizing these charges.

     We are subject to biennial inspections by the Department of Defense as a condition of retaining our eligibility to perform military charter flights. The last such inspection was completed in September 1999. As a result of our military business, we have been required from time to time to meet operational standards beyond those normally required by the Department of Transportation, the Federal Aviation Administration and other government agencies.

     At our aircraft line maintenance facilities, we use materials that are regulated as hazardous under federal, state and local laws. We are required to maintain programs to protect the safety of our employees who use these materials and to manage and dispose of any waste generated by the use of these materials in compliance with these laws. More generally, we are also subject at these facilities to federal, state and local regulations relating to protection of the environment and to discharge of materials into the environment. We do not expect that the costs associated with ongoing compliance with any of these regulations will have a material impact upon our capital expenditures, earnings or competitive position. Additional laws and regulations have been proposed from time to time that could significantly increase the cost of airline operations by, for instance, imposing additional requirements or restrictions on operations. In addition, laws and regulations have been considered from time to time that would prohibit or restrict the ownership and/or transfer of airline routes or takeoff and landing slots.

     Based upon bilateral aviation agreements between the United States and other nations, and, in the absence of such agreements, comity and reciprocity principles, we, as a charter carrier, are generally not restricted as to the frequency of our flights to and from most foreign destinations. However, these agreements generally restrict us to the carriage of passengers and cargo on flights which either originate in the United States and terminate in a single foreign nation or which originate in a single foreign nation and terminate in the United States. Proposals for any additional charter service must generally be specifically approved by the civil aeronautics authorities in the relevant countries. Approval of these requests is typically based on considerations of comity and reciprocity and cannot be guaranteed.

Risk Factors Relating to the Certificates

The appraisals of the aircraft are only estimates of value, and they may differ significantly from the actual sales value of the aircraft.

     Three independent appraisal and consulting firms have prepared base value appraisals of the aircraft. Letters summarizing these appraisals are attached to this prospectus as Appendix II. These appraisals, which are based on the base value of the aircraft, rely on assumptions and methodologies and may not reflect current market conditions that could affect the fair market value of the aircraft. Base value is the theoretical value for an aircraft that assumes a balanced market, while current market value is the value for an aircraft in the actual market. The appraisals were prepared without physical inspection of the aircraft. Appraisals based on other assumptions and methodologies may result in valuations that are materially different from those contained in the appraisals. See
"Description of the Aircraft and the Appraisals." An appraisal is only an estimate of value. It does not indicate the price at which an aircraft may be purchased from the aircraft manufacturer or the price at which an aircraft may be sold in connection with the exercise of remedies under any indenture. Therefore, the appraisal should not be relied upon as a measure of the actual sales value of the aircraft. The proceeds realized upon a sale of any aircraft may be less than its appraised value. In particular, the appraisals of the aircraft to be delivered after the date of this prospectus are estimates of values as of future delivery dates. The value of an aircraft, if remedies are exercised under the applicable indenture, will depend on market and economic conditions, the supply of similar aircraft, the availability of buyers, the condition of the aircraft and other factors. As a result, aircraft sale proceeds on any exercise of remedies may not be enough to pay the total amount due on the certificates.

     The secured promissory notes are not cross-collateralized. This means that liquidation proceeds from the sale of an aircraft in excess of the principal amount of the secured promissory notes related to that aircraft will not be available to cover losses, if any, on any other secured promissory notes.

If the aircraft purchased with the proceeds of the certificates are not properly maintained, the value of the aircraft may be adversely affected.

     ATA is responsible for the maintenance, service, repair and overhaul of the aircraft purchased with the proceeds of the certificates, but only to the extent required by the relevant leases. The failure of ATA to maintain, service, repair or overhaul an aircraft adequately may adversely affect the value of the aircraft. In addition, even if ATA complies with its obligations under the leases regarding the maintenance, service, repair and overhaul of the aircraft, the value of the aircraft may deteriorate. Any decrease in the value of an aircraft may adversely affect the holders of the promissory notes upon a default by ATA (and Amtran).

If ATA does not maintain adequate insurance on the aircraft, the proceeds obtained in the event of a loss may not be sufficient to cover the entire loss.

     ATA is responsible for the maintenance of public liability, property damage and all-risk aircraft hull insurance on the aircraft to the extent required by the relevant leases or owned aircraft indentures. ATA's failure to maintain adequate levels of insurance for the aircraft, or the inclusion of deductible amounts, will affect the proceeds which could be obtained upon an event of loss and, thus, may affect the proceeds available to repay the holders of the secured promissory notes.

The aircraft may be operated, registered or leased outside of the United States, which may hinder the efforts of a loan trustee to repossess an aircraft after a default under the relevant lease or owned aircraft indenture.

     The leases and owned aircraft indentures do not contain any general geographic restriction on ATA's ability to operate the aircraft. Although ATA has no current intention to do so, ATA is permitted, upon compliance with the leases and owned aircraft indentures, to register the aircraft in foreign jurisdictions and to lease or sublease the aircraft to other entities. While the loan trustees' rights and remedies in the event of a default under the leases and owned aircraft indentures include the right to terminate the leases and repossess the aircraft, it may be difficult, expensive and time-consuming to obtain possession of the aircraft, particularly when an aircraft located outside the United States has been registered in a foreign jurisdiction or is subleased to a foreign operator. Any exercise of the right to repossess the aircraft may be subject to the limitation and requirements of applicable law, including the need to obtain consents or approvals for deregistration or re-export of the aircraft, which may be subject to delays and to political risk. When a defaulting sublessee or other permitted transferee is the subject of a bankruptcy, insolvency or similar event, such as protective administration, additional limitations may apply.

     Furthermore, certain jurisdictions may accord higher priority to certain other liens or third- party rights over the aircraft. These factors could limit the benefits of the security interest in the aircraft. As permitted under the leases and owned aircraft indenture, at any time an airframe subject to a lease or owned aircraft indenture might not be equipped with engines subject to the same lease or indenture and engines subject to a lease or indenture might not be on an airframe subject to that lease or indenture. As a result, although ATA contractually agrees to transfer title to the lessor of engines not owned by the applicable owner trustee that are attached to repossessed aircraft (or, for owned aircraft, to obtain for the related loan trustee a perfected first- priority security interest in engines attached to repossessed aircraft and not so owned), at the time of obtaining repossession it could be difficult, expensive and time-consuming to assemble an aircraft consisting of an airframe and the engines subject to the same lease or owned aircraft indenture.

If the controlling party sells the promissory notes for less than their outstanding principal amount upon a default under the relevant indenture, certificateholders will receive a smaller amount of principal distributions than expected.

     If a default under an indenture is continuing, whichever of the pass through trustee, the liquidity provider or the policy provider that is the controlling party may direct the loan trustee under that indenture to exercise remedies under that indenture. Remedies exercisable under an indenture may include accelerating the applicable secured promissory notes under the indenture or foreclosing the lien on the aircraft securing those secured promissory notes. See "Description of the Certificates--Indenture Defaults and Certain Rights Upon an Indenture Default."

     The controlling party will be:

     o the policy provider, until final distributions of the outstanding balance of the class G certificates, together with accrued and unpaid interest, are made to the holders of the class G certificates and thereafter, if, and while, no obligations owing to the policy provider remain outstanding or, if a default has occurred with respect to the policy provider and is continuing, the class G pass through trustee, until payment of final distributions together with accrued interest to the holders of the class G certificates, then;

     o  the class C pass through trustee; and after that;

     o if class D certificates have been issued, the class D pass through trustee.

Under certain circumstances, the liquidity provider with the greater amount owed to it may elect to act as the controlling party, unless the policy provider amends its insurance policy to cover all outstanding liquidity facility obligations and certain other conditions are met or the policy provider pays to the liquidity provider all outstanding liquidity facility obligations, in which case, the policy provider will be the controlling party (so long as no policy provider default has occurred and is continuing). See "Description of the Intercreditor Agreement--Intercreditor Rights."

     During the continuation of any indenture default, the controlling party may accelerate and sell the secured promissory notes issued under that indenture, subject to certain limitations. See "Description of the Intercreditor Agreement--Intercreditor Rights--Sale of Secured Promissory Notes or Aircraft." The market for secured promissory notes during any indenture default may be very limited, and we cannot assure you as to the price at which they could be sold. If the controlling party sells any secured promissory notes for less than their outstanding principal amount, some certificateholders will receive a smaller amount of principal distributions than expected and will not have any claim for the shortfall against us, any owner trustee, any owner participant, any liquidity provider, the policy provider (except with respect to the holders of the class G certificates, as provided in the insurance policy) or any pass through trustee.

The ratings of the certificates from Moody's and Standard & Poor's do not constitute a recommendation to purchase the certificates, and the ratings are subject to change.

     It is a condition to the issuance of each class of certificates that they receive at least the following ratings from Moody's and Standard & Poor's.

                             Moody's            Standard & Poor's

Class G Certificates........   Aaa                     AAA
Class C Certificates........   Ba1                     BBB

     A rating is not a recommendation to purchase, hold or sell certificates, because that rating does not address market price or suitability for a particular investor. A rating may not remain for any given period of time and may be lowered or withdrawn entirely by a rating agency if at any time, in its judgment, circumstances in the future, including the downgrading of us, the depositary, the policy provider or the liquidity provider, so warrant.

     The rating of each class of certificates is based primarily on the default risk of the secured promissory notes purchased by that class, the policy provider (in the case of the Class G certificates), the depositary for that class, the availability of the liquidity facility for the benefit of holders of that class of certificates, the collateral value provided by the aircraft relating to the secured promissory notes and the subordination provisions that apply to the certificates. Standard & Poor's has indicated that its rating applies to a unit consisting of certificates representing beneficial interests in certain rights to $238,641,000 of deposits under escrow agreements (less any amount of the proceeds used to finance aircraft on the date the certificates are issued). Amounts deposited under the escrow agreements are not our property and are not entitled to the benefits of Section 1110 of the U.S. Bankruptcy Code. Neither the certificates nor the escrow receipts may be separately assigned or transferred.

     ATA's ability to pay any premium due upon distribution of deposits not used to purchase secured promissory notes during the delivery period has not been rated by either rating agency.

If the proceeds from the offering of the original certificates are not used to purchase aircraft within a specified period, they will be returned to the certificateholders.

     We may not use all of the deposits held in escrow prior to the delivery period termination date. See "Description of the Deposit Agreements -- Unused Deposits." If any funds remain as deposits with respect to any pass through trust after the delivery period termination date, those remaining funds will be withdrawn by the escrow agent for that pass through trust and distributed, with accrued and unpaid interest, to the certificateholders of that pass through trust. In addition, ATA will pay a premium with respect to those remaining deposits, but ATA will not pay a premium for any deposits that are returned because an aircraft is not delivered prior to the delivery period termination date for any reason that is not ATA's fault or caused by ATA's negligence. See "Description of the Deposit Agreements--Unused Deposits."

     The delivery of the newly manufactured aircraft as scheduled is subject to delays in the manufacturing process and to Boeing's right to postpone deliveries under its agreement with ATA. See "Description of the Aircraft and the Appraisals--Deliveries of Aircraft."

     Since the maximum principal amount of secured promissory notes may not be issued with respect to an aircraft and, in any such case, the series C secured promissory notes are more likely not to be issued in the maximum principal amount as compared to the other secured promissory notes, it is more likely that a distribution of unused deposits will be made with respect to the class C certificates as compared to the other certificates.

The terms of the agreements relating to the secured promissory notes may differ from the terms described in this prospectus.

     The actual participation agreements, leases and leased aircraft indentures that we enter into may differ from the descriptions of these agreements in this prospectus because ATA, Amtran or the owner participant may request changes. The degree to which these agreements may change is limited because:

     o the agreements are required to contain certain mandatory document terms and mandatory economic terms, which are described in this prospectus under the heading "Description of the Certificates -- Obligation to Purchase Secured Promissory Notes";

     o ATA must certify that changes to the form agreements do not materially and adversely affect the certificateholders or the policy provider; and

     o if ATA uses forms of financing agreements that are modified in any material respect from forms attached to the note purchase agreement or otherwise approved by the rating agencies, ATA is obligated to obtain written confirmation from the rating agencies that the use of those versions of agreements will not result in a withdrawal, downgrade or suspension of the rating of any class of certificates.

Manufacturers of airframes and jet engines used by ATA may act as owner participants with respect to the aircraft, and the business relationship may influence their actions as owner participants.

     Manufacturers of airframes and jet engines used by ATA may act as owner participants with respect to aircraft, directly or through affiliates. These manufacturers and their affiliates have various business relationships with ATA, including as suppliers of equipment to ATA, and these business relationships could influence the actions of these manufacturers or their affiliates as owner participants.

     Each owner participant will have the right to sell, assign or otherwise transfer its interests as owner participant in any of such leveraged leases, subject to the terms and conditions of the relevant participation agreement and related documents.

The certificates are new securities for which there is no established public market.

     The certificates are new securities for which there is no established public market. ATA does not intend to apply for listing of the certificates on any securities exchange or otherwise. We have been advised by the initial purchasers that they intend to make a market in the certificates, as permitted by applicable laws and regulations, after consummation of the offering of the certificates. The initial purchasers are not obligated, however, to make a market in the certificates and any market-making activity may be discontinued at any time without notice at the sole discretion of the initial purchasers. There can be no assurance that an active public market for the certificates will develop or that an investment in these certificates will be liquid. Each purchaser of certificates in making its purchase will be deemed to have made certain acknowledgments, representations and agreements. Transfers of certificates are subject to certain restrictions. See "Notice to Investors."

Risk Factors Relating to the Policy Provider

The impact of any decline in the financial condition of the Policy Provider

     The credit ratings assigned by Standard & Poor's Corporation and Moody's Investor Services Inc. to the class G certificates are based, primarily, on the existence of the insurance policy insuring the complete and timely payment of interest accrued and payable on those certificates on each scheduled date for the payment of interest accrued and the payment of principal on or (under certain circumstances described in this prospectus) before the final maturity date for those certificates. Any decline in the financial condition of the policy provider or the insolvency of the policy provider may result in the downgrade of the foregoing ratings of the class G certificates and may impair the ability of the policy provider to make payments to the holders of the class G certificates pursuant to the insurance policy. In addition, in the event of the insolvency of the policy provider under insurance insolvency proceedings it is possible that the subordination agent would be unable to recover the full amount due under the class G certificates on its unsecured claim against the policy provider. For details of the financial information generally available with respect to the policy provider, see "Description of the Policy Provider" and "Description of the Policy and the Policy Provider Agreement--The Policy."

The Limited Nature of the Policy

     The insurance policy's support of interest payments and principal payments will be limited to the class G certificates and, as a result, the insurance policy will only run to the benefit of the holders of the class G certificates. Although drawings under the insurance policy for interest payments may be made when interest is due, drawings for principal payments may not, except in certain circumstances, be made until the final maturity date for the class G certificates. The insurance policy provides no coverage for the class C certificates or, if issued, the class D certificates.

The Policy Provider as a Controlling Party

     Unless certain events constituting a policy provider default have occurred, the policy provider will operate as the controlling party unless a liquidity provider has the right, and elects, to become the controlling party as described in "Description of the Intercreditor Agreement -- Intercreditor Rights -- Controlling Party". As the controlling party, the policy provider will have the ability, subject to certain limitations, to direct the subordination agent in the exercise of all remedies, including the ability to direct the subordination agent to sell any or all of the secured promissory notes or to instruct the loan trustee under the applicable indenture to accelerate the secured promissory notes issued under such indenture and to foreclose upon the lien created under the indenture. As the controlling party, the policy provider will be in a position to take actions that are beneficial to the policy provider and the holders of the class G certificates but detrimental to the holders of the class C certificates or, if issued, the class D certificates.

                     DESCRIPTION OF THE POLICY PROVIDER

     The information set forth in this section, including any financial statements incorporated by reference in this section, has been provided by Ambac Assurance Corporation ("Ambac" or the "Policy Provider") for inclusion in this prospectus, and such information has not been independently verified by ATA, Amtran, the Initial Purchasers, the Trusts, the Depositary or the Liquidity Provider. Accordingly, notwithstanding anything to the contrary herein, none of ATA, Amtran, the Initial Purchasers, the Trusts, the Depositary or the Liquidity Provider assumes any responsibility for the accuracy, completeness or applicability of such information.

     Ambac is a Wisconsin-domiciled stock insurance corporation regulated by the Office of the Commissioner of Insurance of the State of Wisconsin and licensed to do business in 50 states, the District of Columbia, the Commonwealth of Puerto Rico and the Territory of Guam. Ambac primarily insures newly issued municipal and structured finance obligations. Ambac is a wholly owned subsidiary of Ambac Financial Group, Inc. (formerly AMBAC Inc.), a 100% publicly held company. Moody's, Standard & Poor's and Fitch IBCA, Inc. have each assigned a triple-A financial strength rating to Ambac.

     We incorporate by reference into this prospectus the consolidated financial statements of Ambac Assurance Corporation and its subsidiaries as of December 31, 1999 and December 31, 1998 and for each of the years in the three year period ended December 31, 1999 included in its Annual Report on Form 10-K of Ambac Financial Group, Inc. (which was filed with the SEC on March 30, 2000; SEC File Number 1-10777), and the unaudited consolidated financial statements of Ambac and its subsidiaries as of June 30, 2000 and June 30, 1999, included in the Quarterly Report on Form 10-Q of Ambac Financial Group, Inc. for the period ended June 30, 2000 (which was filed with the SEC on August 11, 2000). Any statement contained in a document incorporated herein by reference shall be modified or superseded for the purposes of this prospectus to the extent that a statement contained herein by reference also modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

     All financial statements of Ambac and its subsidiaries included in documents filed by Ambac Financial Group, Inc. with the SEC pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this prospectus and prior to the date on which the exchange offer made hereby is consummated shall be deemed to be incorporated by reference into this prospectus and to be a part hereof from the respective dates of filing such financial statements.

     The following table sets forth the capitalization of Ambac as of December 31, 1998, December 31, 1999 and June 30, 2000 respectively in conformity with generally accepted accounting principles.

                        Ambac Assurance Corporation
                     Consolidated Capitalization Table

                                                                Three Months
                                   Year Ended December 31,           Ended
                                                                  March 31,
                                    1998            1999             2000
                                  ------           ------            -----
                                                                  (unaudited)
                                     (Dollars in Millions)

Unearned premiums..........       $1,303          $1,442            $1,428
Other liabilities..........          548             524               477
                                  -------        --------          --------
Total liabilities...........       1,851           1,966             1,905
                                  -------         -------           -------
Stockholder's equity:
 Common stock.................        82              82                82
 Additional paid-in capital...       541             752               752
 cumulated other comprehensive
    income (loss)................    138            (92)               (36)
 Retained earnings...............  1,405           1,674             1,749
                                  -------         -------           -------
Total stockholder's equity......   2,166           2,416             2,547
                                 -------         -------            -------
Total liabilities and
stockholder's equity...........   $4,017          $4,382            $4,452
                                  ======          ======            ======

     For additional financial information concerning Ambac, see the audited financial statements of Ambac incorporated by reference herein. Copies of the financial statements of Ambac incorporated herein by reference and copies of Ambac's annual statement for the year ended December 31, 1999 prepared in accordance with statutory accounting standards are available, without charge, from Ambac. The address of Ambac's administrative offices and its telephone number are One State Street Plaza, New York, New York 10004 and (212) 668-0340.

     Ambac makes no representation regarding the class G certificates or the advisability of investing in the class G certificates and makes no representation regarding, nor has it participated in the preparation of, this prospectus other than the information supplied by Ambac and presented under the heading "Description of the Policy Provider" and the financial statements of Ambac Financial Group, Inc. incorporated herein by reference.

                             THE EXCHANGE OFFER

Terms of the Exchange Offer; Period for Tendering Outstanding Certificates

     Subject to the terms and conditions in this prospectus and in the accompanying Letter of Transmittal, we will exchange unregistered
Outstanding Certificates properly tendered on before the expiration date and not withdrawn for registered Exchange Certificates. The expiration date is 5:00 p.m., New York City time, on , 2000 unless we extend it.

     As of the date of this prospectus, $201,901,000 aggregate principal amount of class G certificates is outstanding and $36,740,000 aggregate principal amount of class C certificates is outstanding. This prospectus, together with the Letter of Transmittal, is first being sent on or about , 2000, to all holders of Outstanding Certificates known to us. Our obligation to accept Outstanding Certificates for exchange is subject to certain conditions as set forth below under "--Certain Conditions to the Exchange Offer".

     We may, at any time or from time to time, extend the expiration date, by giving oral or written notice of such extension in the manner described below. During any such extension, all Outstanding Certificates previously tendered will remain subject to the exchange offer and we may accept them for exchange. Any Outstanding Certificates that we do not accept for exchange for any reason will be returned to you without cost as promptly as practicable after the expiration or termination of the exchange offer.

     Outstanding Certificates tendered in the exchange offer must be in denominations of principal amounts of $1,000 and any integral multiples thereof.

     We expressly reserve the right to amend or terminate the exchange offer. We also reserve the right to refuse for exchange any Outstanding Certificates not theretofore accepted for exchange, if any of the events specified below under "--Certain Conditions to the Exchange Offer" occur. We will give oral or written notice of any extension, amendment, non-acceptance or termination to you as promptly as practicable any notice with respect to any extension will be issued by means of press release or other public announcement no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

Procedures for Tendering Outstanding Certificates

    Certificates for such Outstanding Certificates must be received by:

    (i) the Exchange Agent along with the Letter of Transmittal; or

    (ii) a timely confirmation of a book-entry transfer of the Outstanding Certificates, if such procedure is available, into the Exchange Agent's account at The Depository Trust Company pursuant to the procedure for book-entry transfer described below, must be received by the Exchange Agent prior to the expiration date with the Letter of Transmittal or Agent's Message in lieu of such Letter of Transmittal; or

         (iii) the holder must comply with the guaranteed delivery procedures described below.

     The term "Agent's Message" means a message, transmitted by the Book-Entry Transfer Facility to and received by the Exchange Agent. It forms a part of a Book-Entry Confirmation, which states that the Book-Entry Transfer Facility has received an express acknowledgment from the tendering participant, which states that the participant has received and agrees to be bound by the Letter of Transmittal and that we may enforce the Letter of Transmittal against such participant. THE METHOD OF DELIVERY OF THE OUTSTANDING CERTIFICATES, THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE ELECTION AND RISK OF THE HOLDERS. IF SUCH DELIVERY IS BY MAIL, IT IS RECOMMENDED THAT REGISTERED MAIL, PROPERLY INSURED, WITH RETURN RECEIPT REQUESTED, BE USED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE TIMELY DELIVERY. DELIVERY OF DOCUMENTS TO DTC IN ACCORDANCE WITH ITS PROCEDURES DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT. NO LETTER OF TRANSMITTAL OR OUTSTANDING CERTIFICATES SHOULD BE SENT TO US.

     Signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed by:

    o a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc.;

    o  a commercial bank; or

    o a trust company having an office or correspondent in the United States (collectively, Eligible Institutions)

unless the Outstanding Certificates tendered are tendered:

         (i) by a registered holder of the Outstanding Certificates who has not completed the box entitled "Special Issuance Instructions" or
            "Special Delivery Instructions" on the Letter of Transmittal; or

        (ii) for the account of an Eligible Institution.

     If Outstanding Certificates are registered to a person who did not sign the Letter of Transmittal, the Outstanding Certificates surrendered for exchange must be endorsed by, or be accompanied by a written transfer or exchange, duly executed by the registered holder with the signature guaranteed by an Eligible Institution. All questions of satisfaction of the form of the writing will be determined by us in our sole discretion.

     If the Letter of Transmittal is signed by a person other than the registered holder of any Outstanding Certificates listed therein, such Outstanding Certificates must be endorsed or accompanied by appropriate powers of attorney, signed exactly as the name of the registered holder appears on the Outstanding Certificates.

     If the Letter of Transmittal or any Outstanding Certificates or powers of attorney are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and unless waived by us, evidence satisfactory to us of their authority to so act must be submitted with the Letter of Transmittal.

     We will determine all questions as to the validity, form, eligibility (including time of receipt), acceptance and withdrawal of the tendered Outstanding Certificates. Our determination will be final and binding. We reserve the absolute right to reject any and all tenders of any particular Outstanding Certificates not properly tendered or to not accept any particular Outstanding Certificates our acceptance of which would, in our opinion or in the opinion of our counsel, be unlawful. We also reserve the absolute right to waive any defects or irregularities or conditions of the exchange offer as to any particular Outstanding Certificates either before or after the expiration date.

     Our interpretation of the terms and conditions of the exchange offer (including the instructions in the Letter of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Outstanding Certificates must be cured within a time period we determine. Neither we, the Exchange Agent nor any other person is under any duty to give notification of defects or irregularities with respect to tenders of Outstanding Certificates nor shall any of them incur any liability for failure to give such notification. Any Outstanding Certificates will not be considered to have been properly tendered until such defects or irregularities have been cured or waived. Any Outstanding Certificates received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned without cost by the Exchange Agent to the tendering holders unless otherwise provided in the Letter of Transmittal as soon as practicable following the expiration date.

     In addition, we reserve the right in our sole discretion to:

         (i) purchase or make offers for any Outstanding Certificates that remain outstanding subsequent to the expiration date, or, as set forth below under "--Certain Conditions to the Exchange Offer," to terminate the exchange offer; and

         (ii) to the extent permitted by applicable law, purchase Outstanding Certificates in the open market, in privately negotiated transactions or otherwise. The terms of any such purchases or offers may differ from the terms of the exchange offer.

     By tendering, each holder of Outstanding Certificates will represent to us, among other things that:

     o the Exchange Certificates acquired pursuant to the exchange offer are being obtained in the ordinary course of business of the person receiving the Exchange Certificates, whether or not that person is the holder;

     o neither the holder nor any other person has any arrangement or understanding with any person to participate in the distribution of the Exchange Certificates; and

     o such holder is not engaged in, or intends to engage in, a distribution of the Exchange Certificates.

     If any holder or any such other person is an "affiliate," as defined under Rule 405 of the Securities Act, of the Company, or is engaged in or intends to engage in or has an arrangement or understanding with any person to participate in a distribution of such Exchange Certificates to be acquired in the exchange offer, such holder or any such other person:

         (i) could not rely on the applicable interpretations of the staff of the Commission; and

         (ii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Each broker-dealer that receives Exchange Certificates for its own account in exchange for Outstanding Certificates, where such Outstanding Certificates were acquired by the broker-dealer as a result of market- making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Certificates. See "Plan of Distribution."

Acceptance of Outstanding Certificates for Exchange; Delivery of Exchange Certificates

     Upon satisfaction or waiver of the conditions to the exchange offer, we will accept, promptly,all Outstanding Certificates properly tendered and will issue the Exchange Certificates. See "--Certain Conditions to the Exchange Offer."

     We are deemed to have accepted properly tendered Outstanding
Certificates for exchange if or when we give oral or written notice of acceptance to the Exchange Agent, with written confirmation of any oral notice to follow promptly.

     For each Outstanding Certificate accepted for exchange, holders of that Outstanding Certificate will receive an Exchange Certificate having a principal amount equal to that of the surrendered Outstanding Certificate. Interest on the Outstanding Certificates will accrue from the most recent interest payment date or if no interest has been paid, from February 15, 2000. Interest on the Outstanding Certificates and the Exchange Certificates is payable on each January 15, April 15, July 15 and October 15, beginning April 15, 2000. Holders of Outstanding Certificates whose Outstanding Certificates are accepted for exchange will be deemed to have waived the right to receive any payment in respect of accrued and unpaid interest on the Outstanding Certificates accrued from the most recent interest payment date or if no interest has been paid, from February 15, 2000 to the date of the issuance of the Exchange Certificates. The Exchange Certificates will entitle holders to receive any interest payment that would have otherwise been payable with respect to the Outstanding Certificates. Consequently, holders who exchange their Outstanding Certificates for Exchange Certificates will receive the same interest payment on April 15, 2000 (the first interest payment date with respect to the Outstanding Certificates and the Exchange Certificates occurring after the closing of the exchange offer) that they would have received had they not accepted the exchange offer.

     In all cases, issuance of Exchange Certificates for Outstanding Certificates that are accepted for exchange will be made only after timely receipt by the Exchange Agent of:

         (i) certificates for such Outstanding Certificates or a timely Book-Entry Confirmation of such Outstanding Certificates into the Exchange Agent's account at the Book-Entry Transfer Facility;

         (ii) a properly completed and duly executed Letter of Transmittal or an Agent's Message in lieu thereof; and

         (iii) all other required documents.

If any tendered Outstanding Certificates are not accepted for any reason set forth in the terms and conditions of the exchange offer or if Outstanding Certificates are submitted for a greater principal amount than the holder desired to exchange, the unaccepted or non-exchanged Outstanding Certificates will be returned without expense to the tendering holder (or, in the case of Outstanding Certificates tendered by book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility pursuant to the book-entry procedures described below, the non-exchanged Outstanding Certificates will be credited to an account maintained with such Book-Entry Transfer Facility) as promptly as practicable after the expiration or termination of the exchange offer.

Book-Entry Transfer

     The Exchange Agent will make a request to establish an account with respect to the Outstanding Certificates at the Book-Entry Transfer Facility for purposes of the exchange offer within two business days after the date of this prospectus. Any financial institution that is a participant in the Book-Entry Transfer Facility's systems may make book-entry delivery of

Outstanding Certificates by causing the Book-Entry Transfer Facility to transfer the Outstanding Certificates into the Exchange Agent's account at the Book-Entry Transfer Facility in accordance with the Book-Entry Transfer Facility's procedures for transfer. However, although delivery of Outstanding Certificates may be effected through book-entry transfer at the Book-Entry Transfer Facility, the Letter of Transmittal (or a facsimile thereof or an Agent's Message in lieu thereof), with any required signature guarantees and any other required documents, must still be transmitted to and received by the Exchange Agent at one of the addresses set forth below, under "--Exchange Agent" on or prior to the expiration date or the guaranteed delivery procedures described below must be complied with.

Guaranteed Delivery Procedures

     A holder who wishes to tender its Outstanding Certificates; and

         (i) whose Outstanding Certificates are not immediately available; or

         (ii) who cannot deliver their Outstanding Certificates, the Letter of Transmittal, or any other required documents to the Exchange Agent prior to the expiration date; or

         (iii) who cannot complete the procedure for book-entry transfer on a timely basis, may effect a tender if:

              (a) the tender is made through an Eligible Institution; and

              (b) before the expiration date, the Exchange Agent receives from the Eligible Institution:

                    o a properly completed and duly executed Notice of Guaranteed Delivery (by facsimile transmission, mail or hand delivery) setting forth the name and address of the holder of the Outstanding
                         Certificates;

                    o the certificate number or numbers of such Outstanding Certificates and the principal amount of Outstanding Certificates tendered, stating that the tender is being made thereby, and guaranteeing that the certificates for all physically tendered Outstanding Certificates, in proper form for transfer, or a Book-Entry Confirmation, as the case may be, together with a properly completed and duly executed Letter of Transmittal (or a facsimile thereof or an Agent's Message in lieu thereof) with any required signature guarantees, and all other documents required by the Letter of Transmittal are received by the Exchange Agent within three NYSE trading days after the date of execution of the Notice of Guaranteed Delivery; and

                    o the certificates for all physically tendered Outstanding Certificates, in proper form for transfer, or a Book-Entry Confirmation, as the case may be, together with a properly completed and duly executed Letter of Transmittal (or a facsimile thereof or an Agent's Message in lieu thereof), with any required signature guarantees and any other documents required by the Letter of Transmittal, that will be deposited by the Eligible Institution with the Exchange Agent within three New York Stock Exchange trading days after the date of execution of the Notice of Guaranteed Delivery.

Withdrawal of Rights

     Except as otherwise provided herein, tenders of Outstanding
Certificates may be withdrawn at any time prior to 5:00 p.m., New York City time, on the expiration date.

     To withdraw a tender of Outstanding Certificates, a written notice of withdrawal must be received by the Exchange Agent at its address set forth herein prior to 5:00 p.m., New York City time, on the expiration date. Any such notice of withdrawal must:

          (i) specify the name of the person having tendered the Outstanding Certificates to be withdrawn (the Depositor);

         (ii) include a statement that the Depositor is withdrawing its election to have Outstanding Certificates exchanged, and identify the Outstanding Certificates to be withdrawn (including the certificate number or numbers and principal amount of such Outstanding Certificates); and

         (iii) where certificates for Outstanding Certificates have been transmitted, specify the name in which such Outstanding Certificates are registered, if different from that of the withdrawing holder.

     If certificates for Outstanding Certificates have been delivered or otherwise identified to the Exchange Agent, then, prior to the release of such certificates the withdrawing holder must also submit:

          (i) the serial numbers of the particular certificates to be withdrawn; and

         (ii) signed notice of withdrawal with signatures guaranteed by an Eligible Institution unless such holder is an Eligible Institution.

     If Outstanding Certificates have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at the Book-Entry Transfer Facility to be credited with the withdrawn Outstanding Certificates and otherwise comply with the procedures of the facility.

     We will determine all questions as to the validity, form and eligibility (including time of receipt) for such withdrawal notices. Our determination shall be final and binding on all parties.

     Any Outstanding Certificates so withdrawn will be considered not to have been validly tendered for purposes of the exchange offer and no Exchange Certificates will be issued with respect thereto unless the Outstanding Certificates so withdrawn are validly retendered.

     Any Outstanding Certificates which have been tendered but which are not accepted for exchange for any reason will be returned to the holder without cost (or, in the case of Outstanding Certificates tendered by book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility pursuant to the book-entry transfer procedures described above, such Outstanding Certificates will be credited to an account maintained with such Book-Entry Transfer Facility for the Outstanding Certificates) as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn Outstanding Certificates may be retendered by following one of the procedures described above under "--Procedures for Tendering Outstanding Certificates" at any time prior to 5:00 p.m., New York City time, on the expiration date.

Certain Conditions to the Exchange Offer

     The exchange offer is not subject to any conditions, other than that the exchange offer does not violate applicable law or any applicable interpretation of the staff of the Commission. We cannot assure you that any such condition will not occur. Holders of Outstanding Certificates will have certain rights against us under the registration rights agreement should we fail to consummate the exchange offer.

     If we determine that we may terminate the exchange offer, as set forth above, we may:

          (i) refuse to accept any Outstanding Certificates and return any Outstanding Certificates that have been tendered;

         (ii) extend the exchange offer and retain all Outstanding Certificates tendered prior to the expiration date, subject to the rights of such holders of tendered Outstanding Certificates to withdraw their tendered Outstanding Certificates; or

         (iii) waive a termination event with respect to the exchange offer and accept all properly tendered Outstanding Certificates that have not been withdrawn. If such waiver constitutes a material change in the exchange offer, we will disclose that change through a supplement to this prospectus that will be distributed to each registered holder of Outstanding Certificates. In addition, we will extend the exchange offer for a period of five to ten business days, depending upon the significance of the waiver and the manner of disclosure to the registered holders of the Outstanding Certificates, if the exchange offer would otherwise expire during such period.

Exchange Agent

     Wilmington Trust Company has been appointed as Exchange Agent for the exchange offer. All executed Letters of Transmittal and written notices of withdrawal should be directed to the Exchange Agent at one of the addresses set forth below. Questions and requests for assistance and requests for additional copies of this prospectus or of the Letter of Transmittal should be directed to the Exchange Agent addressed as follows:

    By Hand, Mail or Overnight Courier      Facsimile Transmission Number

         Wilmington Trust Company                  (302) 651-8882
           Rodney Square North                      (For Eligible
          100 North Market Street                Institutions Only)
           Wilmington, DE 19890
      Attention: David Vanaskey, Corporate Trust   Confirm by Telephone
              Administration
        Personal and Confidential                    (302) 651-8726 or
                                                      (302) 651-1000
        (If by Mail, Registered or
        Certified Mail Recommended)

     DELIVERY OF THE LETTER OF TRANSMITTAL OR OF WRITTEN NOTICES OF WITHDRAWAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE DOES NOT
CONSTITUTE A VALID DELIVERY OF SUCH LETTER OF TRANSMITTAL.

Fees and Expenses

     We will not make any payments to brokers, dealers or other persons soliciting acceptances of the exchange offer.

     The estimated cash expenses to be incurred in connection with the exchange offer will be paid by us and are estimated to be $130,000.

Transfer Taxes

     Holders who tender their Outstanding Certificates for exchange will not be obligated to pay any transfer taxes in connection with the exchange. However holders who instruct us to register Exchange Certificates in the name of, or request that Outstanding Certificates not tendered or not accepted in the exchange offer be returned to, a person other than the registered tendering holder will be responsible for the payment of any applicable transfer tax thereon.

Consequences of Exchanging Outstanding Certificates

     Holders of Outstanding Certificates who do not exchange them for Exchange Certificates in the exchange offer will continue to be subject to the provisions in the Indenture regarding their transfer and exchange. Any Outstanding Certificates not exchanged will continue to accrue interest, but will not retain any rights under the registration rights agreement and will bear the legend which sets forth the restrictions on transfer to which they are subject as a consequence of the issuance of the Outstanding Certificates pursuant to exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws.

     In general, the Outstanding Certificates may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We do not currently anticipate that we will register Outstanding Certificates under the Securities Act. See "Exchange Offer; Registration Rights."

     Based on interpretations by the staff of the Commission, as set forth in no-action letters issued to third parties, we believe that Exchange Certificates issued in the exchange offer in exchange for Outstanding Certificates may be offered for resale, resold or otherwise transferred by holders thereof (other than any such holder which is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Exchange Certificates are acquired in the ordinary course of such holders' business and such holders have no arrangement with any person to participate in the distribution of such Exchange Certificates.

     However, we do not intend to request the Commission to consider, and the Commission has not considered, the exchange offer in the context of a no-action letter and there can be no assurance that the staff of the Commission would make a similar determination with respect to the exchange offer as in such other circumstances. Each holder, other than a broker-dealer, must acknowledge that:

          (i) the Exchange Certificates received by such holder will be acquired in the ordinary course of its business;

         (ii) at the time of the consummation of the exchange offer such holder will have not engaged in, and does not intend to engage in, a distribution of Exchange Certificates and has no arrangement or understanding to participate in a distribution of Exchange Certificates; and

         (iii) such holder is not an affiliate of the Company within the meaning of Rule 405 of the Securities Act or if it is such an affiliate, that it will comply with the registration and prospectus delivery requirements of the Securities Act, to the extent applicable.

     If any holder is an affiliate of the Company, is engaged in or intends to engage in or has any arrangement or understanding with respect to the distribution of the Exchange Certificates to be acquired pursuant to the exchange offer, such holder:

          (i) could not rely on the applicable interpretations of the staff of the Commission; and

         (ii) must comply with the registration and prospectus delivery requirement of the Securities Act in connection with any resale transaction.

     Each broker-dealer that receives Exchange Certificates for its own account in exchange for Outstanding Certificates must acknowledge that such Outstanding Certificates were acquired by such broker-dealer as a result of market-making activities or other trading activities and that it will deliver a prospectus in connection with any resale of such Exchange Certificates.

     The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Certificates received in exchange for Outstanding Certificates, where such Outstanding Certificates were acquired by such broker- dealer as a result of market-making activities or other trading activities.

     We have agreed that for a period of 180 days after the expiration date, we will make this prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

     In addition, to comply with state securities laws, the Exchange Certificates may not be offered or sold in any state unless they have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

     The offer and sale of the Exchange Certificates to "Qualified Institutional Buyers" (as such term is defined under Rule 144A of the Securities Act) is generally exempt from registration or qualification under state securities laws. We currently do not intend to register or qualify the sale of the Exchange Certificates in any state where an exemption from registration or qualification is required and not available.

                               CAPITALIZATION

     The following table sets forth our actual consolidated capitalization derived from our unaudited consolidated financial statements at March 31, 2000.

                                                                   (Dollars in
                                                                    thousands)

Cash....................................................              $125,205
                                                                      ---------
Short-term debt (consisting of current
 maturities of long-term debt)..........................              $  3,791
                                                                     ----------
Long-term debt

   Tax-exempt mortgage bonds, due 2020..................                 6,000
   Tax-exempt mortgage bonds, due 2001..................                10,000
   10 1/2% Senior Notes due 2004........................               175,000
   9 5/8% Senior Notes due 2005..........................              125,000
   Special Facility Revenue Bonds due 2029..............                16,960
   8.3% Mortgage due 2014...............................                 7,517
   Note payable to bank due 2005........................                 9,658
   Unsecured debt.......................................                 5,028
                                                                      ---------
      Total long-term debt...............................              355,163
                                                                      ---------
        Total debt........................................             358,954
                                                                      ---------
           Total shareholders' equity.....................             145,881
                                                                      ---------
           Total capitalization...........................            $504,835
                                                                       ========

---------------

     The completion of the offering will have no effect on the capitalization of Amtran or ATA as of March 31, 2000.

                    SELECTED CONSOLIDATED FINANCIAL DATA

     In the table below, we provide you with the selected historical financial data of Amtran, Inc. We have prepared the selected financial data included in this information using the consolidated financial statements of Amtran, Inc. for the five years ended December 31, 1999. The financial statements, for five fiscal years ended December 31, 1999 have been audited by Ernst & Young LLP, independent auditors. The selected consolidated financial data for the three months ended March 31, 2000 and 1999 is derived from our unaudited consolidated financial statements. The unaudited consolidated financial statements include all adjustments, consisting of normal recurring accruals, that we consider necessary for the fair presentation of our financial position and results of operations for these periods.


                                                                                           Three Months Ended
                                                 Year Ended December 31,                         March 31,
                                ---------------------------------------------------------  ----------------
                                   1995       1996        1997        1998       1999       1999        2000
                                ---------- ----------- ----------- ---------- -----------  ----------  ------
                                          (Dollars in thousands, except ratios and per share amounts)
Statement of Operations Data:
   Operating revenues:

      Scheduled service........  $361,967   $386,488    $371,762   $511,254  $  624,647   $144,269    $168,486
      Charter..................   307,091    310,569     359,177    344,482     389,979    107,340     119,620
      Ground package...........    20,421     22,302      22,317     23,186      58,173     15,558      22,086
      Other....................    25,530     31,492      29,937     40,447      49,567    10,742      11,174
                                ----------  ----------  ---------- ---------- ----------------------  ----------
        Total operating revenues  715,009    750,851     783,193    919,369   1,122,366    277,909     321,366
                                 ---------   ---------   ---------  ---------  ----------  ---------   ---------

   Operating expenses:
      Salaries, wages and
       benefits                   141,072    163,990     172,499    211,304     252,595     60,799      68,702
      Fuel and oil.............   129,636    161,226     153,701    137,401     170,916     35,578      63,436
      Handling, landing and
        navigation fees........    74,400     70,122      69,383     74,640      89,302     22,399      25,385
      Passenger service........    34,831     32,745      32,812     34,031      39,231      9,572      11,170
      Aircraft rentals.........    55,738     65,427      54,441     53,128      58,653     15,244      16,086
      Aircraft maintenance,
        materials and repairs..    55,423     55,175      51,465     53,655      55,645     13,741      19,679
      Depreciation and

        amortization...........    55,827     61,661      62,468     78,665      96,038     21,658      31,572
      Other....................   150,146    176,561     172,940    201,172     269,959     69,959      82,772
                                 ---------   ---------   ---------  --------- ----------- ----------  ----------
        Total operating expenses  697,073    786,907     769,709    843,996   1,032,339    248,950     318,802
                                 ---------   ---------   ---------  ---------  ----------  ---------   ---------
      Operating income (loss)(1)   17,936    (36,056)     13,484     75,373      90,027    28,959       2,564
                                ----------  ----------  ---------- ---------- ---------------------- -----------

   Other income (expense):
      Interest income..........       410        617       1,584      4,433       5,375      1,763       1,913
      Interest (expense).......    (4,163)    (4,465)     (9,454)   (12,808)    (20,966)    (5,074)     (7,660)
      Other....................       470        323         413        212       3,361      1,795         112
                                ---------------------------------------------------------------------------------
        Other income (expense).    (3,283)    (3,525)     (7,457)    (8,163)    (12,230)    (1,516)    (5,635)
                                ----------- ---------- ----------- ----------- ---------- -----------------------
   Income (loss) before income
      taxes....................    14,653    (39,581)      6,027     67,210      77,797     27,443      (3,071)
   Income taxes (credits)......     6,129    (12,907)      4,455     27,129      30,455     10,903      (1,117)
                                ----------- ---------- ----------- ---------- ----------------------  ------------
   Net income (loss)........... $   8,524   $(26,674)   $  1,572    $40,081    $ 47,342   $ 16,540     $(1,954)
                                ==========   =========  ==========  =========  =========  =========   ===========

   Net income (loss) per share--
      basic(2)................. $       0.74 $   (2.31) $      0.14 $     3.41  $     3.8  $      1.36 $    (0.16)
                                ============   ========= =========== ========== =========  =========   =========

   Net income (loss) per share--$      0.74  $   (2.31) $      0.13 $     3.07  $     3.5  $      1.22 $    (0.16)
      diluted(2)............... =============  ========= =========== ========== =========  =========   =========




                                                                                           Three Months Ended
                                                Year Ended December 31,                         March 31,
                               ---------------------------------------------------------    ----------------
                                    1995        1996       1997        1998        1999       1999        2000
                                 ----------- ---------- ----------- ----------- ---------- ----------- -------
                                          (Dollars in thousands, except ratios and per share amounts)
Balance Sheet Data (at end of
period):
   Cash.......................   $  92,741  $  73,382    $104,196    $172,936   $120,164    $124,759    $125,205
   Non-cash working capital
      (deficiency)(3).........     (80,639)   (65,472)   (100,731)   (112,276)  (128,191)   (135,148)   (146,887)
   Property and equipment, net     240,768    224,540     267,681     329,332    511,832     407,341     524,902
   Total assets...............     413,137    370,287     450,857     594,549    815,281     658,189     841,975
   Short-term debt (including
      current maturities).....       3,606     30,271       8,975       1,476      2,079       1,476       3,791
   Long-term debt.............     134,641    119,786     182,829     245,195    345,792     245,076     355,163
   Total debt.................     138,247    150,057     191,804     246,671    347,871     246,552     358,954
   Shareholders' equity(4)....      81,185     54,744      56,990     102,751    151,376     119,734     145,881

                                                                                          Three Months Ended
                                                Year Ended December 31,                         March 31,
                               ---------------------------------------------------------    ----------------
                                    1995        1996       1997        1998        1999       1999        2000
                                 ----------- ---------- ----------- ----------- ---------- ----------- -------
                                               (Dollars in thousands, except ratios and per share amounts)
Other Financial Data:
   EBITDAR(5).................    $130,381    $91,972    $132,390    $211,811   $253,454     $69,419     $52,247
   EBITDA(5)..................      74,643     26,545      77,949     158,683    194,801      54,175      36,161
   Net cash provided by
      operating activities....      87,078     32,171      99,936     151,812    159,563      68,470      47,763
   Net cash used in investing
      activities..............     (44,032)   (63,161)    (76,055)   (142,352)  (305,718)   (116,944)    (50,241)
   Net cash provided by (used in)
      financing activities....     (12,057)    11,631       6,933      59,280     93,383         297       7,519
   Ratio of earnings to fixed
      charges(6)..............           1.60      --           1.19        3.03       2.65        3.38       --
   Deficiency of earnings               --    $40,931          --          --         --          --      $3,908
      available to cover fixed
      charges(6)..............


(1) Amtran has reclassified gain (loss) on the sale of operating assets for 1995 from nonoperating gain (loss) to operating income (loss) to be consistent with the 1996-2000 presentations. Also, in the third quarter of 1996, Amtran recorded a $4.7 million loss on the disposal of leased assets associated with the reconfiguration of its fleet.

(2) In 1997, Amtran adopted Financial Accounting Standards Board Statement 128, "Earnings per Share," which established new standards for the calculation and disclosure of earnings per share. All prior period amounts disclosed in this five-year summary have been restated to conform to the new standards under Statement 128.

(3) Non-cash working capital consists of total current assets (excluding cash) less total current liabilities (excluding current maturities of long term debt).

(4)   No dividends were paid in any of the periods presented.

(5) EBITDAR represents net income plus interest expense (net of capitalized interest), income tax expense, depreciation, amortization and aircraft rentals. EBITDA represents net income plus interest expense (net of capitalized interest), income tax expense, depreciation and amortization. EBITDAR and EBITDA are presented because each is a widely accepted financial indicator of a company's ability to incur and service debt. However, EBITDAR and EBITDA should not be considered in isolation, as a substitute for net income or cash flow data prepared in accordance with generally accepted accounting principles or as a measure of a company's profitability or liquidity.

(6) The "ratio of earnings to fixed charges" represents earnings divided by fixed charges, as defined in the following paragraph. The "deficiency" represents the amount of fixed charges in excess of earnings.

      For purposes of these computations, earnings consist of income (loss) before income taxes, plus fixed charges, adjusted to exclude the amount of any interest capitalized during the period. Fixed charges include the total of: (i) interest, whether expensed or capitalized; (ii) amortization of debt expense relating to any indebtedness, whether expensed or capitalized; and (iii) such portion of rental expense as can be demonstrated to be representative of the interest factor.

(7) The following summarized financial data (unaudited) in this table has been derived from the financial statements of ATA for each of the respective periods presented. ATA is the principal subsidiary of Amtran. The following financial data excludes the other subsidiaries of Amtran (Ambassadair Travel Club, Inc., ATA Leisure Corp., Amber Travel Inc., American Trans Air Execujet, Inc., Amber Air Freight Corporation and ATA Training Academy Inc.) as ATA is the principal operating subsidiary of Amtran. Amtran allocates certain expenses, such as income taxes, to the various subsidiaries as if they were operating on a stand alone basis.


                                                                                          Three Months Ended
                                                Year Ended December 31,                         March 31,
                               ---------------------------------------------------------    ----------------
                                    1995        1996       1997        1998        1999       1999        2000
                                 ----------- ---------- ----------- ----------- ---------- ----------- -------
                                                            (Dollars in thousands)

Statement of Operations Data:
   Operating revenues:...........   $682,106  $712,915  $744,153    $877,187   $1,008,855   $248,619   $286,206
   Depreciation and amortization.     55,056    61,267    62,281      78,595       93,820     21,488     30,079
   Operating income (loss)(1)....     14,819   (40,674)   10,325      80,920       97,558     29,820      3,839
   Interest expense, net.........      3,773     4,466     9,454      12,808       20,969      5,080      7,665
   Income (loss) before income taxes  11,389   (44,416)    2,627      72,528       84,989     27,355     (1,916)
   Net income (loss).............      6,006   (31,509)       69      43,329       51,951     16,451       (799)


                                                                                          Three Months Ended
                                                Year Ended December 31,                         March 31,
                               ---------------------------------------------------------    ----------------
                                    1995        1996       1997        1998        1999       1999        2000
                                 ----------- ---------- ----------- ----------- ---------- ----------- -------
                                                           (Dollars in thousands)

Balance Sheet Data (at end of period):
   Working capital (deficiency)(2)  $(49,710) $(86,207) $(51,939)   $  10,768   $(32,049)   $ (49,252) $ (35,388)
   Property and equipment, net...    239,864   224,232   267,556      328,661    508,210      405,770    512,519
   Total assets..................    409,354   369,086   466,923      593,489    823,090      643,478    882,596
   Short-term debt (including
    current maturities)..........      3,606    30,271     8,975        1,476      2,079        1,476      3,791
   Long-term debt................    134,641   119,786   182,829      245,195    345,792      245,076    355,163
   Total debt....................    138,247   150,057   191,804      246,671    347,871      246,552    358,954
   Shareholder's equity(3).......     30,372    (9,934)    6,762       50,091    102,039       66,542    101,240


(1) ATA has reclassified gain (loss) on the sale of operating assets for 1995 from non-operating gain (loss) to operating income (loss) to be consistent with the 1996-2000 presentations. Also, in the third quarter of 1996, ATA recorded a $4.7 million loss on the disposal of leased assets associated with the reconfiguration of its fleet.

(2)  Working capital consists of total current assets less current liabilities.

(3)  No dividends were paid in any of the periods presented.



        MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                         AND RESULTS OF OPERATIONS

Overview

     The Company is a leading provider of targeted scheduled airline services and charter airline services to leisure and other value-oriented travelers. Amtran, through its principal subsidiary, American Trans Air, Inc. ("ATA"), has been operating for 27 years and is the eleventh largest U.S. airline in terms of 1999 revenues. ATA provides scheduled service through nonstop and connecting flights from the gateways of Chicago-Midway and Indianapolis to popular vacation destinations such as Hawaii, Las Vegas, Florida, California, Mexico and the Caribbean, as well as to Philadelphia, Boston, Seattle, Ronald Reagan Washington National, Denver, Dallas-Ft. Worth and New York City's LaGuardia and John F. Kennedy Airports. ATA also provides charter service throughout the world to independent tour operators, specialty charter customers and the U.S. military.

Results of Operations

     For the year ended December 31, 1999, the Company generated record operating income and net income. Although all business units performed well during this period, scheduled service continued to generate the strongest overall growth in pricing and traffic of the major business units.

     o Scheduled service revenue per available seat mile ("RASM") increased 7.5% in 1999, as compared to 1998.

     o Scheduled service available seat miles increased 13.6% between 1999 and 1998.

     o Load factor increased to 77.4% in 1999 as compared to 74.4% in 1998.

     For the quarter ended March 31, 2000, the Company earned $2.6 million in operating income, a decrease of 91.0% as compared to operating income of $29.0 million in the comparable period of 1999; and the Company recorded a $2.0 million net loss in the first quarter of 2000, as compared to a net income of $16.5 million in the first quarter of 1999.

     Operating revenues increased 15.7% to $321.4 million in the first quarter of 2000, as compared to $277.9 million in the same period of 1999. Consolidated revenue per available seat mile ("RASM") increased 7.2% to 8.00 cents in the 2000 first quarter, as compared to 7.46 cents in the first quarter of 1999.

     Operating expenses increased 28.0% to $318.8 million in the first quarter of 2000, as compared to $249.0 million in the comparable period of 1999. Consolidated operating cost per available seat mile ("CASM") increased 18.5% to 7.93 cents in the first quarter of 2000, as compared to
6.69 cents in the first quarter of 1999.

Results of Operations in Cents Per ASM

     The following table sets forth, for the periods indicated, consolidated operating revenues and expenses expressed as cents per available seat mile ("ASM"):

                                                                                                 Cents per ASM
                                                                Cents per ASM                  Three Months Ended
                                                           Year Ended December 31,                  March 31,
                                                           -----------------------                  ---------
                                                    1997          1998          1999          1999           2000
                                                    ----          ----          ----          ----           ----
Consolidated operating revenues:........            6.19          6.64          7.44          7.46           8.00

Consolidated operating expenses:
   Salaries, wages and benefits.........            1.36          1.52          1.67          1.63           1.71
   Fuel and oil.........................            1.22          0.99          1.13          0.96           1.58
   Depreciation and amortization........            0.49          0.57          0.64          0.58           0.79
   Handling, landing and navigation fees            0.55          0.54          0.59          0.60           0.63
   Aircraft maintenance, materials and
      repairs...........................            0.41          0.39          0.37          0.37           0.49
   Ground package cost..................            0.15          0.14          0.33          0.35           0.47
   Aircraft rentals.....................            0.43          0.38          0.39          0.41           0.40
   Crew and Other employee travel.......            0.29          0.30          0.33          0.33           0.38
   Passenger service....................            0.26          0.24          0.26          0.26           0.28
   Commissions..........................            0.21          0.21          0.26          0.26           0.28
   Other selling expenses...............            0.12          0.16          0.19          0.17           0.21
   Advertising..........................            0.10          0.13          0.12          0.15           0.16
   Facilities and other rentals.........            0.07          0.07          0.09          0.08           0.09
   Other................................            0.43          0.45          0.47          0.54           0.46
                                          -------------- ---------------  ----------  ------------  --------------
      Total consolidated operating
        expenses........................            6.09          6.09          6.84          6.69           7.93
                                          -------------- ---------------  ----------  ------------  --------------
Consolidated operating income...........            0.10          0.55          0.60          0.77          0.07
                                          -------------- ---------------  ----------  ============  ==============
ASMs (in thousands).....................      12,647,683    13,851,731    15,082,630     3,723,035     4,018,536

     Beginning in 1999, the Company's consolidated measures of RASM and CASM were impacted by the acquisition of tour operators Travel Charter and Key Tours, because these companies contributed significant operating revenue and expense to consolidated results, without increasing ASMs. The operations of these tour operators, along with the Company's existing vacation package brand, ATA Vacations, have been combined and reported as a separate operating segment, ATA Leisure Corp. ("ATALC") (see Note 13 to Consolidated Financial Statements).

     The following table sets forth, for the periods indicated, operating revenues and expenses for each reportable segment, in thousands of dollars, and expressed as cents per ASM.


                                                                                          Three Months Ended
                                                   Year Ended December 31,                     March 31,
                                                   ----------------------                      --------
                                           1997            1998           1999            1999             2000
                                        ----------      ----------   --------------   -----------     ---------
Airline and Other
   Operating revenue (000s)......        $758,971       $897,884      $1,027.526       $254,292       $282,103
    RASM (cents).................            6.00           6.48            6.81           6.83           7.02
   Operating expense (000s)......        $755,492       $830,977        $961,935       $226,658       $277,741
   CASM (cents)..................            5.97           6.00            6.38           6.09           6.91

ATALC

   Operating revenue (000s)......        $ 24,222       $ 21,485        $ 94,840       $ 23,617       $ 39,263
   RASM (cents)..................            0.19           0.16            0.63           0.63           0.98
   Operating expense (000s)......        $ 14,217       $ 13,019        $ 70,404       $ 22,292     $   41,061

                                                                                            Three Months Ended
                                                Year Ended December 31,                           March 31,
                               ---------------------------------------------------------      ----------------
                                           1997            1998           1999                1999            2000
                                        ----------      ----------   --------------        -----------     ---------
   CASM (cents)..................           0.12           0.09            0.46                0.60           1.02

     ATALC operating revenue and expense presented above include those from external sources, and those generated or incurred through another segment. Airline and other operating revenue and expense presented above include intercompany eliminations.

Consolidated Flight Operating and Financial Data

     The following table sets forth, for the periods indicated, certain key operating and financial data for the consolidated flight operations of the Company. Data shown for "Jet" operations include the consolidated operations of Lockheed L-1011, Boeing 727-200 and Boeing 757-200 aircraft in all of the Company's business units. Data shown for "J31/SAAB" operations include the consolidated operations of Jetstream 31 and SAAB 340B propeller aircraft by Chicago Express Airlines, Inc. ("Chicago Express") as the ATA Connection.


                               Twelve Months Ended December 31,                   Three Months Ended March 31,
                               -----------------------------------------         --------------------------------------
                                                                    %Inc.                                         % Inc.
                               1998        1999      Inc (Dec)      (Dec)        1999        2000    Inc (Dec)    (Dec)
                               ----        ----      ---------      -----        ----        -----   ---------    -----
Departures Jet..........       45,881     50,207       4,326         9.43       12,506      13,387        881       7.04
Departures J31/SAAB (a).       16,388     17,716       1,328         8.10        4,080       4,320        240       5.88
                           ----------  ---------   ---------       ------    ---------   ---------   --------      -----
   Total Departures (b).       62,269     67,923       5,654         9.08       16,586      17,707      1,121       6.76
                           ==========  =========   =========       ======    =========   =========   ========      =====

Block Hours Jet.........      144,237    157,481      13,244         9.18       39,002      42,237      3,235       8.29
Block Hours J31.........       16,166     17,979       1,813        11.21        4,166       4,387        221       5.30
                           ----------  ---------   ---------       ------    ---------   ---------   --------      -----
   Total Block Hours (c)      160,403    175,460      15,057         9.39       43,168      46,624      3,456       8.01
                           ==========  =========   =========       ======    =========   =========   ========      =====

RPMs Jet (000s).........    9,727,097  10,913,081  1,185,984        12.19    2,679,029   2,861,397    182,368       6.81
RPMs J31/SAAB  (000s)...       30,991      35,922      4,931        15.91        8,001      9,800       1,799      22.48
                           ----------  ----------  ---------       ------    ---------   ---------    -------      -----

   Total RPMs (000s) (d)    9,758,088  10,949,003  1,190,915        12.20    2,687,030   2,871,197    184,167       6.85
                           ==========  ==========  =========       ======    =========   =========    =======      =====

ASMs Jet (000s).........   13,799,507  15,025,000  1,225,493         8.88    3,710,088   4,003,394    293,306       7.91

ASMs J31/SAAB (000s)....       52,224      57,630      5,406        10.35       12,947      15,142      2,195      16.95
                           ----------  ----------  ---------       ------    ---------   ---------    -------      -----
   Total ASMs (000s) (e)   13,851,731  15,082,630  1,230,899         8.89    3,723,035   4,018,536    295,501       7.94
                           ==========  ==========  =========       ======    =========   =========    =======      =====

Load Factor Jet.........        70.49       72.63       2.14         3.04        72.21       71.47      (0.74)     (1.02)
Load Factor J31/SAAB....        59.34       62.33       2.99         5.04        61.80       64.72       2.92       4.72
                           ----------  ----------  ---------      -------    ---------   ---------    -------      -----
   Total Load Factor (f)        70.45       72.59       2.14         3.04        72.17       71.45      (0.72)     (1.00)
                           ==========  ==========  =========      =======    =========   =========    =======      ======

Passengers Enplaned Jet.    5,991,662   6,838,339    846,677        14.13    1,759,104   1,886,292    127,188       7.23
Passengers Enplaned
J31/SAAB................      176,604     206,304     29,700        16.82       46,333      56,352     10,019      21.62
                           ----------  ----------  ---------      -------    ---------   ---------    -------      -----

   Total Passengers
   Enplaned (g).........   6,168,266    7,044,643    876,377        14.21    1,805,437   1,942,644    137,207       7.60
                           =========   ==========  =========      =======    =========   =========    =======      =====

Revenue (000)s..........     919,369    1,122,366    202,997        22.08      277,909     321,366     43,457      15.64
Revenue, excluding fuel
    escalation (000s)(h)     922,115    1,120,572    198,457        21.52      278,556     315,231     36,675      13.17
RASM in cents (h).......        6.64         7.44       0.80        12.05         7.46        8.00       0.54       7.24
RASM in cents (i), excluding
    fuel escalation (h).        6.66         7.43       0.77        11.56         7.48        7.84       0.36       4.81
CASM in cents (i).......        6.09         6.84       0.75        12.32         6.69        7.93       1.24      18.54
CASM in cents (j), excluding
    fuel cost...........        5.10         5.71       0.61        11.96         5.73        6.35       0.62      10.82
Yield in cents (k)......        9.42        10.25       0.83         8.81        10.34       11.19       0.85       8.22
---------------------------
See footnotes (f) through (k) on page 51.

(a) Chicago Express Airlines provides service between Chicago-Midway and the cities of Indianapolis, Milwaukee, Des Moines, Dayton, Grand Rapids, Lansing and Madison as the ATA Connection, using Jetstream 31 and SAAB 340B propeller aircraft.

(b) A departure is a single takeoff and landing operated by a single aircraft between an origin city and a destination city.

(c) Block hours for any aircraft represent the elapsed time computed from the moment the aircraft first moves under its own power from the origin city boarding ramp to the moment it comes to rest at the destination city boarding ramp.

(d) Revenue passenger miles (RPMs) represent the number of seats occupied by revenue passengers multiplied by the number of miles those seats are flown. RPMs are an industry measure of the total seat capacity actually sold by the Company.

(e) Available seat miles (ASMs) represent the number of seats available for sale to revenue passengers multiplied by the number of miles those seats are flown. ASMs are an industry measure of the total seat capacity offered for sale by the Company, whether sold or not.

(f) Passenger load factor is the percentage derived by dividing RPMs by ASMs. Passenger load factor is relevant to the evaluation of scheduled service because incremental passengers normally provide incremental revenue and profitability when seats are sold individually. In the case of commercial charter and military/government charter, load factor is less relevant because an entire aircraft is sold by the Company instead of individual seats. Since both costs and revenues are largely fixed for these types of charter flights, changes in load factor. Consolidated load factors and scheduled service load factors for the Company are shown in the appropriate tables for industry comparability, but load factors for individual charter businesses are omitted from applicable tables.

(g) Passengers enplaned are the number of revenue passengers who occupied seats on the Company's flights. This measure is also referred to as "passengers boarded."

(h) Certain commercial charter and military contracts include fuel reimbursement clauses. When actual fuel costs are lower than the contracted price, the Company must reimburse the customer. When actual fuel prices exceed the contracted prices the customer reimburses the Company. These adjustments are recorded to revenue.

(i) Revenue per ASM (expressed in cents) is total operating revenue divided by total ASMs. This measure is also referred to as "RASM." RASM measures the Company's unit revenue using total available seat capacity. In the case of scheduled service, RASM is a measure of the combined impact of load factor and yield (see (j) below for the definition of yield).

(j) Cost per ASM (expressed in cents) is total operating expense divided by total ASMs. This measure is also referred to as "CASM." CASM measures the Company's unit cost using total available seat capacity.

(k) Revenue per RPM (expressed in cents) is total operating revenue divided by total RPMs. This measure is also referred to as "yield." Yield is relevant to the evaluation of scheduled service because yield is a measure of the average price paid by customers purchasing individual seats. Yield is less relevant to the commercial charter and military/government charter businesses because the entire aircraft is sold at one time for one price. Consolidated yields and scheduled service yields are shown in the appropriate tables for industry comparability, but yields for individual charter businesses are omitted from applicable tables.

Three Months Ended March 31, 2000 Compared to Three Months Ended March 31, 1999

Operating Revenues

     Scheduled Service Revenues. The following table sets forth, for the periods indicated, certain key operating and financial data for the scheduled service operations of the Company. Data shown for "Jet" operations include the combined operations of Lockheed L-1011, Boeing 727-200 and Boeing 757-200 aircraft in scheduled service. Data shown for "J31/SAAB" operations include the operations of Jetstream 31 and SAAB 340B propeller aircraft by Chicago Express as the ATA Connection.

                                       Three Months Ended March 31,
                            ------------------------------------------------
                            1999       2000       Inc (Dec)       % Inc (Dec)
                            --------  ---------   ----------      ----------

Departures Jet                8,413    9,163            750             8.91
Departures J31/SAAB(a)        4,080    4,320            240             5.88
                          ----------  ---------   -----------     -----------
Total Departures (b)         12,493    13,483           990             7.92
                          =========== =========   ===========     ===========


                                                                Three Months Ended March 31,
                                                ------------------------------------------------------------
                                                   1999           2000            Inc (Dec)    % Inc. (Dec)
                                                  ------          ----            --------     ------------
Block Hours Jet                                   24,266           27,138            2,872            11.84
Block Hours J31/SAAB                               4,166            4,387              221             5.30
                                            ------------     ------------      -----------      -----------
  Total Block Hours (c)                           28,432           31,525            3,093            10.88
                                             ===========      ===========      ===========      ===========

RPMs Jet (000s)                                1,520,152        1,759,031          238,879            15.71
RPMs J31/SAAB (000s)                               8,001            9,800            1,799            22.48
                                            ------------     ------------      -----------     ------------

  Total RPMs (000s) (d)                        1,528,153        1,768,831          240,678            15.75
                                               =========        =========        =========     ============

ASMs Jet (000s)                                1,986,298        2,305,370          319,072            16.06
ASMs J31/SAAB (000s)                              12,947           15,142            2,195            16.95
                                             -----------      -----------      -----------     ------------

  Total ASMs (000s) (e)                        1,999,245        2,320,512          321,267            16.07
                                               =========        =========        =========     ============

Load Factor Jet                                    76.53            76.30            (0.23)           (0.30)
Load Factor J31/SAAB                               61.80            64.72             2.92             4.72
                                            ------------     ------------      -----------     -------------

  Total Load Factor (f)                            76.44            76.23            (0.21)           (0.27)
                                            ============     ============       ==========     -------------

Passengers Enplaned Jet                        1,135,654        1,328,650          192,996             16.99
Passengers Enplaned J31/SAAB                      46,333           56,352           10,019             21.62
                                             -----------      -----------         --------     -------------
  Total Passengers Enplaned (g)                1,181,987        1,385,002          203,015             17.18
                                               ---------        ---------          -------     -------------

Revenues (000s)                                 $144,269         $168,486          $24,217             16.79
RASM in cents (i)                                   7.22             7.26             0.04              0.55
Yield in cents (k)                                  9.44             9.53             0.09              0.95
Rev per segment  (l)                           $  122.06          $121.65            (0.41)            (0.34)


See footnotes (a) through (k) on pages 50 and 51.

(l) Revenue per segment flown is determined by dividing total scheduled service revenues by the number of passengers boarded. Revenue per segment is a broad measure of the average price obtained for all flight segments flown by passengers in the Company's scheduled service route network.

     Scheduled service revenues in the first quarter of 2000 increased 16.8% to $168.5 million from $144.3 million in the first quarter of 1999. Scheduled service revenues comprised 52.4% of consolidated revenues in the 2000 first quarter, as compared to 51.9% of consolidated revenues in the same period of 1999.

     The Company's first quarter 2000 scheduled service at Chicago-Midway accounted for approximately 61.1% of scheduled service ASMs and 80.7% of scheduled service departures, as compared to 58.0% and 76.4%, respectively, in the first quarter of 1999. Beginning in May 1999, the Company operated nonstop flights to Philadelphia, which were not provided during the first quarter of 1999. In addition to this new service, the Company served the following existing jet markets in both quarters: Dallas-Ft. Worth, Denver, New York's LaGuardia Airport, San Juan, Ft. Lauderdale, Ft. Myers, Las Vegas, Los Angeles, New York's John F. Kennedy Airport, Orlando, Phoenix, St. Petersburg, San Francisco and Sarasota. The Company also had a code share agreement with Chicago Express under which Chicago Express operated 19-seat Jetstream 31 propeller aircraft between Chicago-Midway and the cities of Indianapolis, Milwaukee, Des Moines, Dayton, Grand Rapids, Lansing and Madison. In April 1999, the Company acquired all of the issued and outstanding stock of Chicago Express Airlines, Inc., which continued to operate these services as a wholly owned subsidiary of the Company.

     The Company anticipates that its Chicago-Midway operation will represent a focus of growing significance for its scheduled service business in 2000 and beyond. The Company operated 72 daily jet and commuter departures from Chicago-Midway and served 23 destinations on a nonstop basis in the first quarter of 2000, as compared to 22 nonstop destinations served in the first quarter of 1999. The Company also presently expects to occupy 12 jet gates and one commuter aircraft gate at the new Chicago-Midway terminal, scheduled for completion in 2004, as compared to the six jet gates currently occupied in the existing terminal.

     The Company's growing commitment to Chicago-Midway is consistent with its strategy for enhancing revenues and profitability in scheduled service by focusing primarily on low cost, nonstop flights from airports where it has market or aircraft advantages in addition to its low cost. The Company expects its growing concentration of connecting flights at Chicago-Midway to provide both revenue premiums and operating cost efficiencies, as compared to the Company's other gateway cities. In addition, the Company plans to build a Federal Inspection Service facility at Chicago-Midway to facilitate direct international flights.

     The Company's Indianapolis service accounted for 15.8% of scheduled service ASMs and 10.8% of scheduled service departures in the first quarter of 2000, as compared to 16.9% and 12.3%, respectively, in the first quarter of 1999. In both quarters, the Company operated nonstop to Cancun, Ft. Lauderdale, Ft. Myers, Las Vegas, Los Angeles, Orlando, St. Petersburg, San Francisco and Sarasota. The Company has served Indianapolis for 27 years through the Ambassadair Travel Club and in scheduled service since 1986.

     The Company's Hawaii service accounted for 13.9% of scheduled service ASMs and 3.8% of scheduled service departures in the first quarter of 2000, as compared to 15.9% and 4.0%, respectively, in the first quarter of 1999. The Company provided nonstop services in both periods from Los Angeles, Phoenix and San Francisco to both Honolulu and Maui, with connecting service between Honolulu and Maui. The Company provides these services through a marketing alliance with the largest independent tour operator serving leisure travelers to Hawaii from the United States. The Company distributes the remaining seats on these flights through normal scheduled service distribution channels. The Company believes it has superior operating efficiencies in west coast-Hawaii markets due to the relatively low ownership cost of the Lockheed L-1011 fleet and because of the high daily hours of utilization obtained for both aircraft and crews.

     The Company continuously evaluates the profitability of its scheduled service markets and expects to adjust its service from time to time. The Company has announced new service between Chicago-Midway and Ronald Reagan Washington National Airport beginning April 3, 2000, and new service to Boston and Seattle beginning May 7, 2000. Beginning July 10, 2000, the Company will also offer service from Chicago-Midway to Minneapolis-St. Paul.

     Commercial Charter Revenues. The Company's commercial charter revenues are derived principally from independent tour operators and specialty charter customers. The Company's commercial charter product provides full-service air transportation to hundreds of customer-designated destinations throughout the world. Commercial charter revenues accounted for 23.0% of consolidated revenues in the first quarter of 2000, as compared to 26.4% in the first quarter of 1999.

     During the last several years, the Company has deployed some Boeing 727-200 and Boeing 757-200 aircraft into its rapidly-growing scheduled service markets, reducing the availability of aircraft capacity for commercial and military/government charter flying. The Company has addressed this capacity limitation in the commercial and military/government charter business units through the acquisition of long-range Lockheed L-1011 series 500 aircraft. Although Lockheed L-1011 series 500 maintenance procedures and cockpit design are similar to the Company's existing fleet of Lockheed L-1011 series 50 and series 100 aircraft, they differ operationally in that their ten-to-eleven-hour range permits them to operate nonstop to parts of Asia, South America and Central and Eastern Europe using an all-coach seating configuration preferred by the U.S. military and most of the Company's commercial charter customers. The deployment of these aircraft into the Company's fleet has increased the available seat capacity for these charter business units, in addition to opening new long-range market opportunities. These new aircraft also supply much of the additional seat capacity which the Company needs to operate its expanded military/government business for the contract year ending September 30, 2000.

     The following table sets forth, for the periods indicated, certain key operating and financial data for the commercial charter operations of the Company.

                                                  Three Months Ended March 31,
                                                ---------------------------------------------------------------------
                                                                                                            % Inc
                                                        1999            2000              Inc (Dec)          (Dec)
                                                --------------    -------------        --------------    ------------
Departures (b).................................          2,888            2,822             (66)             (2.29)
Block Hours (c)................................         10,133            9,916            (217)             (2.14)
RPMs (000s) (d)................................        918,286          789,941        (128,345)            (13.98)
ASMs (000s) (e)................................      1,117,331        1,041,798         (75,533)             (6.76)
Passengers Enplaned (g)........................        562,588          478,689         (83,899)            (14.91)
Revenue (000s).................................        $73,334          $74,028            $694               0.95
Revenue, excluding fuel escalation (000s) (h)..        $73,334          $69,760         $(3,574)             (4.87)
RASM in cents (i)..............................           6.56             7.11            0.55               8.38
RASM in cents (i), excluding fuel escalation  (h)         6.56             6.70            0.14               2.13

See footnotes (a) through (k) on pages 50 and 51.

     The Company operates in two principal components of the commercial charter business, known as "track charter" and "specialty charter." The larger track charter business component is generally comprised of low frequency but repetitive domestic and international flights between city pairs, which support high passenger load factors and are marketed through tour operators, providing value-priced and convenient nonstop service to vacation destinations for the leisure traveler. Since track charter resembles scheduled service in terms of its repetitive flying patterns between fixed city pairs, it allows the Company to achieve reasonable levels of crew and aircraft utilization (although less than for scheduled service), and provides the Company with meaningful protection from some fuel price increases through the use of fuel escalation reimbursement clauses in tour operator contracts. Track charter accounted for approximately $57.2 million in revenues in the first quarter of 2000, as compared to $54.9 million in the first quarter of 1999.

     Specialty charter (including incentive travel programs) is a product which is designed to meet the unique requirements of the customer and is a business characterized by lower frequency of operation and by greater variation in city pairs served than the track charter business. Specialty charter includes such diverse contracts as flying university alumni to football games, transporting political candidates on campaign trips and moving NASA space shuttle ground crews to alternate landing sites. The Company also operates an increasing number of trips in all-first-class configuration for certain corporate and high-end leisure clients. Although lower utilization of crews and aircraft and infrequent service to specialty destinations often result in higher average operating costs, the Company has determined that the revenue premium earned by meeting special customer requirements more than compensates for these increased costs. The diversity of the Company's three fleet types also permits the Company to meet a customer's particular needs by choosing the aircraft type which provides the most economical solution for those requirements. Specialty charter accounted for approximately $8.9 million in revenues in the first quarter of 2000, as compared to $8.5 million in the first quarter of 1999.

     Military/Government Charter Revenues. The following table sets forth, for the periods indicated, certain key operating and financial data for the military/government flight operations of the Company.

                                                           Three Months Ended March 31,
                                       ---------------------------------------------------------------
                                           1999             2000            Inc (Dec)    % Inc (Dec)
                                       -------------- ----------------  ---------------- -----------
Departures (b).......................       1,181            1,402              221          18.71
Block Hours (c)......................       4,530            5,183              653          14.42
RPMs (000s) (d)......................     235,404          312,425           77,021          32.72
ASMs (000s) (e)......................     598,754          656,226           57,472           9.60
Passengers Enplaned (g)..............      58,324           78,953           20,629          35.37
Revenue (000s).......................    $ 34,006         $ 45,592          $11,586          34.07
Revenue, excluding fuel
  escalation (000s) (h)..............    $ 34,653         $ 43,725          $ 9,072          26.18



                                                           Three Months Ended March 31,
                                          ----------------------------------------------------------------
                                          1999             2000            Inc (Dec)            % Inc (Dec)
                                          ----             ----            ---------            -----------
RASM in cents (i)                         5.68             6.95              1.27                   22.36
RASM in cents (i), excluding fuel
    escalation (h)...................     5.79             6.66              0.87                   15.03

See footnotes (a) through (k) on pages 50 and 51.

     The Company participates in two related military/government charter programs known as "fixed award" and "short-term expansion." Pursuant to the U.S. military's fixed-award system, each participating airline is awarded certain "mobilization value points" based upon the number and type of aircraft made available by that airline for military flying. In order to increase the number of points awarded, the Company has traditionally participated in contractor teaming arrangements with other airlines. Under these arrangements, the team has a greater likelihood of receiving fixed-award business and, to the extent that the award includes passenger transport, the opportunity for the Company to operate this flying is enhanced since the Company represents a majority of the passenger transport capacity of the team. As part of its participation in this teaming arrangement, the Company pays a commission to the team, which passes that revenue on to all team members based upon their mobilization points.

     Short-term expansion business is awarded by the U.S. military first on a pro rata basis to those carriers who have been provided fixed-award business and then to any other carrier with aircraft availability. Expansion flying is generally offered to airlines on very short notice.

     The overall amount of military flying that the Company performs in any one year is dependent upon several factors, including (i) the percentage of mobilization value points represented by the Company's team as compared to total mobilization value points of all providers of military service; (ii) the percentage of passenger capacity of the Company with respect to its own team;
(iii) the amount of fixed-award and expansion flying required by the U.S. military in each contract year; and (iv) the availability of the Company's aircraft to accept and fly expansion awards.

     Under its current teaming arrangement, the Company expects its military/government charter revenues to increase to approximately $180.0 million for the contract year beginning October 1999. This represents more than a 40% increase over the Company's fiscal year 1999 military/government charter revenues of $126.2 million.

     Ground Package Revenues. The Company earns ground package revenues through the sale of hotel, car rental and cruise accommodations in conjunction with the Company's air transportation product. The Company has traditionally marketed these ground packages to its Ambassadair club members and through its ATA Leisure Corp. subsidiaries to its charter and scheduled service passengers. In the first quarter of 2000, ground package revenues increased 41.7% to $22.1 million, as compared to $15.6 million in the first quarter of 1999.

     As is more fully described in footnote 3, the Company acquired several Detroit-based tour operators in January and April 1999, which were included in the Company's consolidated results of operations for the entire first quarter of 2000. The majority of the change in ground package revenues between quarters was attributable to these acquisitions.

     The number of ground packages sold and the average revenue earned by the Company for a ground package sale are a function of the seasonal mix of vacation destinations served, the quality and types of ground accommodations offered and general competitive conditions in the Company's markets, all of which factors can change from period to period.

     Other Revenues. Other revenues are comprised of the consolidated revenues of affiliated companies, together with miscellaneous categories of revenue associated with the scheduled and charter operations of the Company. Other revenues increased to $11.2 million in the first quarter of 2000 as compared to $10.7 million in 1999, which represents a 4.7% increase between years. In the first quarter of 2000, other revenues comprised 3.5% of consolidated revenues as compared to 3.9% of consolidated revenues in the same period of 1999.

Operating Expenses

     Salaries, Wages and Benefits. Salaries, wages and benefits include the cost of salaries and wages paid to the Company's employees, together with the Company's cost of employee benefits and payroll-related local, state and federal taxes. Salaries, wages and benefits expense in the first quarter of 2000 increased 13.0% to $68.7 million from $60.8 million in the first quarter of 1999.

     The Company increased its average equivalent employees by approximately 19.2% between the first quarters of 2000 and 1999, partially to appropriately staff the 7.9% growth in ASMs flown between periods. The increase is also partially attributable to the acquisitions of Chicago Express, Amber Air Freight and ATALC. (See footnote 3). In the first quarter of 1999, the Company recorded a charge of approximately $2.8 million in variable compensation expected to be paid at the end of the year. This estimate of variable compensation is based on Company profitability, so no corresponding charge was recorded in the first quarter of 2000.

     Fuel and Oil. Fuel and oil expense increased 78.1% to $63.4 million in the first quarter of 2000, as compared to $35.6 million in the same period of 1999. The Company consumed 9.1% more gallons of jet fuel for flying operations between years, which resulted in an increase in fuel expense of approximately $2.9 million. Jet fuel consumption increased primarily due to the increased number of block hours of jet flying operations between periods. The Company flew 42,237 jet block hours in the first quarter of 2000, as compared to 39,002 jet block hours in the first quarter of 1999, an increase of 8.3% between periods.

     Fuel consumption growth between the first quarters of 2000 and 1999 was greater than total block hour growth, since block hour growth in the first quarter of 2000 was in the wide-body Lockheed L-1011 fleet, which consumes approximately twice the gallons of jet fuel per block hour as compared to the narrow-body Boeing 727-200 and Boeing 757-200 aircraft.

     During the first quarter of 2000, the Company's average cost per gallon of jet fuel consumed increased by 76.9% as compared to the first quarter of 1999, resulting in an increase in fuel and oil expense of approximately $27.5 million between periods.

     During the first quarter of 1999, the Company entered into several fuel price hedge contracts under which the Company sought to reduce the risk of fuel price increases. The Company recorded approximately $2.1 million more in fuel and oil expense under its first quarter 1999 hedge contracts than in the first quarter 2000, when there were no such fuel hedges in place.

     Depreciation and Amortization. Depreciation and amortization expense increased 45.6% to $31.6 million in the first quarter of 2000, as compared to $21.7 million in the first quarter of 1999.

     Depreciation expense attributable to owned airframes, engines and leasehold improvements increased $4.0 million in the first quarter of 2000, as compared to the same period of 1999. The Company also increased its investment in rotable parts and computer hardware and software, among other items of property and equipment. These changes resulted in an increase in depreciation expense of $2.1 million in the first quarter of 2000, as compared to the first quarter of 1999.

     Amortization of capitalized engine and airframe overhauls increased $2.0 million in the first quarter of 2000, as compared to the same period of 1999, after including amortization of related manufacturers' credits. Changes to the cost of overhaul amortization were partly due to the increase in total block hours and cycles flown between comparable quarters for the Boeing 727-200 and Lockheed L-1011 fleets, since such expense varies with that activity, and partly due to the completion of more engine and airframe overhauls between periods for these fleet types.

Rolls-Royce-powered Boeing 757-200 aircraft, nine of which were delivered new from the manufacturer between late 1995 and late 1999, are not presently generating any material engine or airframe overhaul expense, since the initial post-delivery overhauls for these aircraft are not yet due under the Company's maintenance programs.

     The cost of engine overhauls that become worthless due to early engine failures and which cannot be economically repaired is charged to depreciation and amortization expense in the period the engine fails. Depreciation and amortization expense attributable to these write-offs increased $1.6 million in the first quarter of 2000, as compared to the first quarter of 1999. When these early engine failures can be economically repaired, the related repairs are charged to aircraft maintenance, materials and repairs expense.

     The Company recorded $0.2 million more in amortization expense due to the goodwill associated with the acquisition of businesses discussed in footnote 3.

     Handling, Landing and Navigation Fees. Handling and landing fees include the costs incurred by the Company at airports to land and service its aircraft and to handle passenger check-in, security, cargo and baggage where the Company elects to use third-party contract services in lieu of its own employees. Where the Company uses its own employees to perform ground handling functions, the resulting cost appears within salaries, wages and benefits. Air navigation fees are incurred when the Company's aircraft fly over certain foreign airspace.

     Handling, landing and navigation fees increased by 13.4% to $25.4 million in the first quarter of 2000, as compared to $22.4 million in the first quarter of 1999. The total number of system-wide jet departures between the first quarters of 2000 and 1999 increased by 7.0% to 13,387 from 12,506, resulting in approximately $1.3 million in volume-related handling and landing expense increases between periods. The increase in handling and landing expenses related to price and aircraft mix changes were $1.6 million in the first quarter 2000, as compared to the first quarter 1999. In conjunction with the Company's strategy to expand to more business travel destinations, such as LaGuardia and Dallas, it is experiencing higher handling and landing fees associated with these destinations.

     The Company also incurred approximately $0.5 million in higher deicing costs in the first quarter of 2000 as compared to the same period of 1999.

     Aircraft Maintenance, Materials and Repairs. This expense includes the cost of expendable aircraft spare parts, repairs to repairable and rotable aircraft components, contract labor for maintenance activities, and other non-capitalized direct costs related to fleet maintenance, including spare engine leases, parts loan and exchange fees, and related shipping costs. Aircraft maintenance, materials and repairs expense increased 43.8% to $19.7 million in the first quarter of 2000, as compared to $13.7 million in the same period of 1999.

     The Company performed a total of 14 maintenance checks on its fleet during the first quarter of 2000 as compared to 12 in 1999. The cost of materials consumed and components repaired in association with such checks and other maintenance activity increased by $3.6 million between quarters. In addition, six of these maintenance checks were performed by third party vendors in 2000, as compared to the use of internal labor in 1999. This resulted in an increase of $1.5 million in related labor costs in 2000, as compared to 1999.

     Ground Package Cost. Ground package cost is incurred by the Company with hotels, car rental companies, cruise lines and similar vendors who provide ground and cruise accommodations to Ambassadair and ATALC customers. Ground package cost increased 43.2% to $18.9 million in the first quarter of 2000, as compared to $13.2 million in the first quarter of 1999, in conjunction with the growth in ground package revenues and due to the acquisition of ATALC (see footnote 3).

     Aircraft Rentals. Aircraft rentals expense for the first quarter of 2000 increased 5.9% to $16.1 million from $15.2 million in the first quarter of 1999. The Company financed two additional Boeing 757-200 aircraft in the first quarter of 2000 as compared to the same quarter of 1999, adding $1.8 million in aircraft rentals expense as compared to the prior year. This increase was partially offset by $1.1 million in canceled leases for eight Boeing 727-200 aircraft, which were purchased late in the first quarter of 1999.

     Crew and Other Employee Travel. Crew and other employee travel is primarily the cost of air transportation, hotels and per diem reimbursements to cockpit and cabin crew members incurred to position crews away from their bases to operate Company flights throughout the world. The cost of crew and other employee travel increased 24.8% to $15.1 million in the first quarter of 2000, as compared to $12.1 million in the first quarter of 1999.

     The average cost of crew positioning per full-time-equivalent crew member increased 21.7% in the first quarter of 2000, as compared to the first quarter of 1999. The average hotel cost per full-time-equivalent crew member increased 16.0% in the first quarter of 2000, as compared to the same period of 1999. Both costs were affected by the increase in military business, which is typically less cost-efficient due to more international destinations and less notification prior to departures for expansion flying. Hotel costs also increased due to higher room rates paid in the 2000 period.

     Passenger Service. Passenger service expense includes the onboard costs of meal and non-alcoholic beverage catering, the cost of alcoholic beverages and in-flight movie headsets sold, and the cost of onboard entertainment programs, together with certain costs incurred for mishandled baggage and passengers inconvenienced due to flight delays or cancellations. For the first quarters of 2000 and 1999, catering represented 80.1% and 81.3%, respectively, of total passenger service expense.

     The total cost of passenger service increased 16.7% to $11.2 million in the first quarter of 2000, as compared to $9.6 million in the first quarter of 1999. The Company experienced an increase of approximately 7.7% in the average unit cost of catering each passenger between periods primarily because in the first quarter of 2000 there were relatively more military passengers boarded in the Company's business mix, who are provided a more expensive catering product due to the longer-stage-length of these flights. This resulted in additional catering expense due to price-and-business-mix of $0.6 million in the first quarter of 2000, as compared to the same period of 1999. Total jet passengers boarded increased 7.2% between quarters, resulting in approximately $0.5 million in higher volume-related catering expenses between the same sets of comparative periods.

     Commissions. The Company incurs commissions expense in association with the sale by travel agents of single seats on scheduled service. In addition, the Company incurs commissions to secure some commercial and military/government charter business. Commissions expense increased 15.5% to $11.2 million in the first quarter of 2000, as compared to $9.7 million in the first quarter of 1999.

     Approximately $1.7 million of the increase in commissions in the first quarter of 2000 was attributable to commissions paid to travel agents by ATA Leisure Corp. The Company also had an increase in the first quarter 2000 in military commissions of $1.4 million, which is consistent with the growth in military revenue. These increases were offset by a $1.6 million decrease in scheduled service commission during the first quarter of 2000 due to an industry decrease in travel agency commissions from 8.0% to 5.0%, effective in the fourth quarter of 1999.

     Other Selling Expenses. Other selling expenses are comprised primarily of booking fees paid to computer reservation systems ("CRS"), credit card discount expenses incurred when selling single seats and ground packages to customers using credit cards for payment, and toll- free telephone services provided to single-seat and vacation package customers who contact the Company directly to book reservations. Other selling expenses increased 33.9% to $8.3 million in the first quarter of 2000, as compared to $6.2 million in the same period of 1999. Selling expenses increased primarily due to growth in the scheduled service business unit between periods, as well as due to the acquisition of tour operator businesses in the first half of 1999 (see footnote 3).

     Advertising. Advertising expense increased 17.9% to $6.6 million in the first quarter of 2000, as compared to $5.6 million in the first quarter of 1999. The Company incurs advertising costs primarily to support single-seat scheduled service sales and the sale of air-and-ground packages. Advertising support for these lines of business was increased in the first quarter of 2000, consistent with the Company's overall strategy to continue to enhance scheduled service RASM through increases in load factor and yield, and also increased due to the acquisition of tour operator businesses in the first half of 1999 (see footnote 3).

     Facilities and Other Rentals. Facilities and other rentals include the cost of all ground facilities that are leased by the Company such as airport space, regional sales offices and general offices. The cost of facilities and other rentals increased 15.6% to $3.7 million in the first quarter of 2000, as compared to $3.2 million in the first quarter of 1999. Growth in facilities costs between periods was primarily attributable to facilities rent at Chicago-Midway to support Chicago Express, a subsidiary acquired April 30, 1999, which was not included in the 1999 first quarter results of operations.

     Other Operating Expenses. Other operating expenses decreased 4.5% to $19.1 million in the first quarter of 2000, as compared to $20.0 million in the first quarter of 1999. Approximately $3.6 million of this decrease between quarters was attributable to the higher cost of passenger air transportation purchased by ATALC from air carriers other than the Company in the first quarter of 1999, whereas ATALC primarily used the Company's own air transportation in the first quarter of 2000. Additionally, in the first quarter of 1999, prior to the acquisition of Chicago Express, other operating expenses included the Company's costs for the code-share agreement with Chicago Express, which were approximately $2.3 million in the first quarter of 1999, with no corresponding expense incurred in the first quarter of 2000. These decreases in other operating expense were partially offset by many individually insignificant increases in other operating expense categories.

     Interest Income and Expense. Interest expense in the first quarter of 2000 increased to $7.7 million as compared to $5.1 million in the same period of 1999. The increase in interest expense between periods was primarily due to changes in the Company's capital structure resulting from the sale in December 1999 of $75.0 million in principal amount of 10.5% unsecured senior notes. Interest expense of $2.0 million was recorded in the first quarter of 2000 for these notes, which was not incurred in the first quarter of 1999.

     The Company invested excess cash balances in short-term government securities and commercial paper and thereby earned $1.9 million in interest income in the first quarter of 2000, as compared to $1.8 million in the same period of 1999.

     Other Income. Other income decreased 94.4% to $0.1 million in the first quarter 2000 from $1.8 million in the same period of 1999. The Company recorded a gain of $1.7 million on the sale of a portion of its interest in Equant, N.V. in the first quarter of 1999, while no such gain was recognized in the first quarter of 2000.

     Income Tax Expense. In the first quarter of 2000 the Company recorded a tax credit of $1.1 million applicable to a $3.1 million pre-tax loss for that period, while in the first quarter of 1999, income tax expense was $10.9 million applicable to $27.4 million pre-tax income. The effective tax rate applicable to the first quarter 2000 tax credit was 36.4%, as compared to a rate of 39.7% applicable to the tax expense recorded in the first quarter of 1999.

     Income tax expense in both sets of comparative periods was affected by the permanent non- deductibility for federal income tax purposes of a percentage of certain amounts paid for crew per diem (40% in 2000 and 45% in 1999). The effect of this and other permanent differences on the effective income tax rate for financial accounting purposes is to decrease the effective rate as amounts of pre-tax income increase.

Year Ended December 31, 1999, Versus Year Ended December 31, 1998

Operating Revenues

     Total operating revenues in 1999 increased 22.0% to $1.122 billion from $919.4 million in 1998. This increase was due to a $113.4 million increase in scheduled service revenues, a $41.2 million increase in commercial charter revenues, a $35.0 million increase in ground package revenues, a $9.1 million increase in other revenues, and a $4.3 million increase in military/government charter revenues.

     Scheduled Service Revenues. The following table sets forth, for the periods indicated, certain key operating and financial data for the scheduled service operations of the Company. Data shown for "Jet" operations include the combined operations of Lockheed L-1011, Boeing 727-200 and Boeing 757-200 aircraft in scheduled service. Data shown for "J31" operations include the operations of Jetstream 31 propeller aircraft operated by Chicago Express as the ATA Connection.

                                                                     Twelve Months Ended December 31,
                                                         -----------------------------------------------------------
                                                         1998            1999          Inc (Dec)         % Inc (Dec)
                                                         ----            ----          --------          -----------
Departures Jet................................          31,237          35,402           4,165               13.33
Departures J31(a).............................          16,388          17,716           1,328                8.10
                                                   -----------     -----------    ------------         -----------
   Total Departures (b).......................          47,625          53,118           5,493               11.53
                                                   ===========     ===========    ------------          ==========

Block Hours Jet...............................          92,263         104,555          12,292               13.32
Block Hours J31...............................          16,166          17,979           1,813               11.21
                                                   -----------      ----------    ------------          ----------
   Total Block Hours (c)......................         108,429         122,534          14,105               13.01
                                                   ===========     ===========     ===========          ==========

RPMs Jet (000s)...............................       5,777,555       6,828,181       1,050,626               18.18
RPMs J31 (000s)...............................          30,991          35,922           4,931               15.91
                                                   -----------     -----------    ------------          ----------
   Total RPMs (000s) (d) .....................       5,808,546       6,864,103       1,055,557               18.17
                                                     =========       =========       =========          ==========

ASMs Jet (000s)...............................       7,756,330       8,809,564       1,053,234               13.58
ASMs J31 (000s)...............................          52,224          57,630           5,406               10.35
                                                   -----------     -----------    ------------          ----------
   Total ASMs (000s) (e)......................       7,808,554       8,867,194       1,058,640               13.56
                                                     =========       =========       =========          ----------

Load Factor Jet...............................           74.49           77.51            3.02                4.05
Load Factor J31...............................           59.34           62.33            2.99                5.04
                                                  ------------    ------------   -------------          ----------
   Total Load Factor (f)......................           74.39           77.41            3.02                4.06
                                                  ============    ============   =============          ==========

Passengers Enplaned Jet.......................       4,094,454       4,878,643         784,189               19.15
Passengers Enplaned J31.......................         176,604         206,304          29,700               16.82
                                                    ----------      ----------      ----------           ---------
   Total Passengers Enplaned (g)..............       4,271,058       5,084,947         813,889               19.06
                                                     =========       =========       =========           =========

Revenue (000s)................................        $511,254        $624,647        $113,393               22.18
RASM in cents (h).............................            6.55            7.04            0.49                7.48
Yield in cents (j)............................            8.80            9.10            0.30                3.41
Revenue per segment $ (k).....................          119.70          122.84            3.14                2.62
----------------------

See footnotes (a) through (k) on pages 50 and 51.

     Scheduled service revenues in 1999 increased 22.2% to $624.6 million from $511.3 million in 1998. Scheduled service revenues comprised 55.7% of consolidated revenues in 1999, as compared to 55.6% of consolidated revenues in 1998.

     The Company's scheduled service at Chicago-Midway accounted for approximately 56.7% of scheduled service ASMs and 77.2% of scheduled service departures in 1999, as compared to

53.4% and 73.5%, respectively, during 1998. During 1998, the Company began nonstop service to New York's LaGuardia Airport, Dallas-Ft. Worth and Denver, which continued throughout 1999. During 1999, the Company began nonstop service to Philadelphia, which was not served during 1998. In addition to these new services, the Company served the following existing jet markets in both years: Ft. Lauderdale, Ft. Myers, Las Vegas, Los Angeles, New York's John
F. Kennedy International Airport, Orlando, Phoenix, St. Petersburg, San Francisco and Sarasota. The Company has announced that effective April 3, 2000 it will begin nonstop service to Washington D.C., and effective May 7, 2000, it will begin nonstop service from Chicago-Midway to both Boston and Seattle.

     Beginning in 1997, the Company also had a code-share agreement with Chicago Express under which, as later amended, Chicago Express operated 19-seat Jetstream 31 propeller aircraft between Chicago-Midway and the cities of Indianapolis, Milwaukee, Des Moines, Dayton, Grand Rapids, Lansing and Madison. On April 30, 1999, the Company acquired all of the issued and outstanding stock of Chicago Express Airlines, Inc., which continues to operate these services as a wholly owned subsidiary of the Company.

     The Company's operations at Chicago-Midway continued to be the fastest growing portion of its scheduled service business in 1999. The Company operated a peak schedule of 67 daily jet and commuter departures from Chicago-Midway and served 22 destinations on a nonstop basis in the summer of 1999, as compared to 57 peak daily departures and 21 nonstop destinations served in the summer of 1998. In 1998, the Company completed a $1.7 million renovation of the existing terminal facilities at Chicago-Midway to enhance their attractiveness and convenience for its customers. The Company also presently expects to occupy 12 jet gates and one commuter aircraft gate at the new Chicago-Midway terminal which is presently scheduled for completion in 2004, as compared to the six jet gates currently occupied in the existing terminal.

     The Company's growing commitment to Chicago-Midway is consistent with its strategy for enhancing revenues and profitability in scheduled service by focusing primarily on low cost, nonstop flights from airports where it has market or aircraft advantages in addition to its low cost. The Company expects its growing concentration of connecting flights at Chicago-Midway to provide both revenue premiums and operating cost efficiencies, as compared to the Company's other gateway cities. In addition, the Company plans to build an FIS facility at Chicago-Midway to facilitate direct international flights.

     The Company's Hawaii service accounted for 18.5% of scheduled service ASMs and 4.7% of scheduled service departures in 1999, as compared to 21.3% and 5.4%, respectively, in 1998. The Company provided nonstop services in both years from Los Angeles, Phoenix and San Francisco to both Honolulu and Maui, with connecting service between Honolulu and Maui. The Company provides these services through a marketing alliance with the largest independent tour operator serving leisure travelers to Hawaii from the United States. The Company distributes the remaining seats on these flights through normal scheduled service distribution channels. The Company believes it has superior operating efficiencies in west coast-Hawaii markets due to the higher daily hours of utilization obtained for both aircraft and crews in this market than for other commercial charter and military applications.

     The Company's Indianapolis service accounted for 14.0% of scheduled service ASMs and 10.8% of scheduled service departures in 1999, as compared to 16.1% and 12.7%, respectively, in 1998. In 1999 and 1998, the Company operated nonstop to Cancun, Ft. Lauderdale, Ft. Myers, Las Vegas, Los Angeles, Orlando, St. Petersburg, San Francisco and Sarasota. The Company has served Indianapolis for 27 years through the Ambassadair Travel Club and in scheduled service since 1986.

     On June 9, 1999, nonstop service commenced between Ft. Lauderdale and San Juan, Puerto Rico, and on June 16, 1999, nonstop service was begun between New York's John F. Kennedy International Airport and San Juan. Between June and September 1999, the Company operated seasonal service between New York's John
F. Kennedy International Airport and Dublin and Shannon, Ireland.

     The Company continuously evaluates the profitability of its scheduled service markets and expects to adjust its service from time to time. The Company believes that scheduled service yields and load factors in 1999 and 1998 have benefitted from strong customer demand for air transportation in the United States during a period of constrained industry growth in seat capacity relative to this demand.

     Commercial Charter Revenues. The Company's commercial charter revenues are derived principally from independent tour operators and specialty charter customers. The Company's commercial charter product provides full-service air transportation to hundreds of customer-designated destinations throughout the world. The Company believes that tour operator and specialty charter are businesses where the Company's experience and size provide meaningful competitive advantage and are businesses to which the Company remains committed. Commercial charter revenues accounted for 23.5% of consolidated revenues in 1999, as compared to 24.2% in 1998.

     The Company has expanded its seat capacity in the commercial and military/government charter business units through the acquisition of long-range Lockheed L-1011 series 500 aircraft. In July 1998, the Company committed to the purchase of five such aircraft for delivery between the third quarter of 1998 and the end of 1999. Although Lockheed L-1011 series 500 maintenance procedures and cockpit design are similar to the Company's existing fleet of Lockheed L-1011 series 50 and series 100 aircraft, they differ operationally in that their ten-to-eleven-hour range permits them to operate nonstop to parts of Asia, South America and Central and Eastern Europe using an all-coach seating configuration preferred by the U.S. military and most of the Company's commercial charter customers. The Company placed four of these aircraft into service in commercial and military/government charter operations during 1999, which has increased the available seat capacity for these charter business units, in addition to opening new long-range market opportunities to the Company which it cannot serve with its existing fleet. The Company expects to place the fifth L-1011 series 500 aircraft into service in the first quarter of 2000.

     The following table sets forth, for the periods indicated, certain key operating and financial data for the commercial charter operations of the Company.


                                             Twelve Months Ended December 31,
                                      ----------------------------------------------
                                        1998        1999     Inc (Dec)  % Inc (Dec)
                                      ---------   ---------  ---------  -----------
Departures (b).....................       9,602      10,212        610      6.35
Block Hours (c)....................      33,516      37,119      3,603     10.75
RPMs (000s) (d)....................   3,009,638   3,253,165    243,527      8.09
ASMs (000s) (e)....................   3,882,202   4,129,966    247,764      6.38
Passengers Enplaned (g)............   1,617,901   1,753,237    135,336      8.36
Revenue (000s).....................    $222,571    $263,766    $41,195     18.51
RASM in cents (h)..................        5.73        6.39       0.66     11.52

See footnotes (b) through (h) on pages 50 and 51.

     The Company operates in two principal components of the commercial charter business, known as "track charter" and "specialty charter." The larger track charter business component is generally comprised of low frequency but repetitive domestic and international flights between city pairs, which support high passenger load factors and are marketed through tour operators, providing value-priced and convenient nonstop service to vacation destinations for the leisure traveler. Since track charter resembles scheduled service in terms of its repetitive flying patterns between fixed-city pairs, it allows the Company to achieve reasonable levels of crew and aircraft utilization (although less than for scheduled service), and provides the Company with meaningful protection from some fuel price increases through the use of fuel escalation reimbursement clauses in tour operator contracts. Track charter accounted for approximately $193.8 million in revenues in 1999, as compared to $176.4 million in 1998.

     Specialty charter (including incentive travel programs) is a product which is designed to meet the unique requirements of the customer and is a business characterized by lower frequency of operation and by greater variation in city pairs served than the track charter business. Specialty charter includes such diverse contracts as flying university alumni to football games, transporting political candidates on campaign trips and moving NASA space shuttle ground crews to alternate landing sites. The Company also operates an increasing number of trips in all-first-class configuration for certain corporate and high-end leisure clients. Although lower utilization of crews and aircraft and infrequent service to specialty destinations often result in higher average operating costs, the Company has determined that the revenue premium earned by meeting special customer requirements more than compensates for these increased costs. The diversity of the Company's three fleet types also permits the Company to meet a customer's particular needs by choosing the aircraft type which provides the most economical solution for those requirements. Specialty charter accounted for approximately $40.0 million in revenues in 1999, as compared to $35.1 million in 1998.

     Military/Government Charter Revenues. The following table sets forth, for the periods indicated, certain key operating and financial data for the military/government flight operations of the Company.


                                             Twelve Months Ended December 31,
                                      ----------------------------------------------
                                        1998        1999     Inc (Dec)  % Inc (Dec)
                                      ---------   ---------  ---------  -----------

Departures (b).....................       4,447       4,444       (3)      (0.07)
Block Hours (c)....................      16,389      15,354   (1,035)      (6.32)
RPMs (000s) (d)....................     821,813     818,627   (3,186)      (0.39)
ASMs (000s) (e)....................   1,963,069   2,027,471   64,402        3.28
Passengers Enplaned (g)............     205,641     199,013   (6,628)      (3.22)
Revenue (000s).....................    $121,911    $126,213   $4,302        3.53
RASM in cents (h)..................        6.21        6.23     0.02        0.32

---------------------
See footnotes (b) through (h) on pages 50 and 51.

     The Company participates in two related military/government charter programs known as "fixed-award" and "short-term expansion." Pursuant to the U.S. military's fixed-award system, each participating airline is awarded certain "mobilization value points" based upon the number and type of aircraft made available by that airline for military flying. In order to increase the number of points awarded, the Company has traditionally participated in contractor teaming arrangements with other airlines. Under these arrangements, the team has a greater likelihood of receiving fixed-award business and, to the extent that the award includes passenger transport, the opportunity for the Company to operate this flying is enhanced since the Company represents a majority of the passenger transport capacity of the team. As part of its participation in teaming arrangements, the Company pays a commission to the team, which passes that revenue on to all team members based upon their mobilization points.

     All airlines participating in the fixed-award business contract annually with the U.S. military from October 1 to the following September 30. For each contract year, reimbursement rates are determined for aircraft types and mission categories based upon operating cost data submitted by the participating airlines. These contracts are generally not subject to renegotiation once they become effective.

     Short-term expansion business is awarded by the U.S. military first on a pro rata basis to those carriers who have been provided fixed-award business and then to any other carrier with aircraft availability. Expansion flying is generally offered to airlines on very short notice.

     The overall amount of military flying that the Company performs in any one year is dependent upon several factors, including: (i) the percentage of mobilization value points represented by the Company's team as compared to total mobilization value points of all providers of military service; (ii) the percentage of passenger capacity of the Company with respect to its own team; (iii) the amount of fixed-award and expansion flying required by the U.S. military in each contract year; and (iv) the availability of the Company's aircraft to accept and fly expansion awards.

     In April 1999, the Company announced that it had joined a new teaming arrangement with several major passenger and cargo airlines. Under this new teaming arrangement, the Company expects its military/government charter revenues to increase to approximately $180.0 million for the contract year beginning October 1999. This represents more than a 40% increase over the Company's fiscal year 1999 military/government charter revenues of $126.2 million.

     Ground Package Revenues. The Company earns ground package revenues through the sale of hotel, car rental and cruise accommodations in conjunction with the Company's air transportation product. The Company markets these ground packages to its Ambassadair club members and through its ATA Leisure Corp. subsidiary to its scheduled service and tour operator customers. In 1999, ground package revenues increased 150.9% to $58.2 million, as compared to $23.2 million in 1998.

     Effective January 31, 1999, the Company completed the acquisition of Travel Charter International ("TCI") in Detroit, Michigan (see Note 12 to Consolidated Financial Statements). TCI provides tour packages, including ground arrangements, primarily to Mexican, Caribbean and Central American destinations during the winter season, and to Europe in the summer. Prior to the acquisition, the Company had a relationship with TCI as a major provider of passenger airline services for over 14 years. Approximately $15.6 million of the increase in ground package revenues was attributable to the incremental ground package revenues of TCI, none of which were included in the Company's results of operations in 1998.

     Effective April 30, 1999, the Company completed the purchase of Key
Tours, Inc. and affiliated companies, also a tour operator serving the Detroit metropolitan area (see Note 12 to Consolidated Financial Statements). Key Tours provides tour packages, including ground arrangements, to such leisure destinations as Las Vegas and Florida. The Company has had a relationship with Key Tours as a major provider of passenger airline services for over 15 years. Approximately $16.6 million of the increase in ground package revenues was attributable to the incremental ground package revenues of Key Tours, none of which were included in the Company's results of operations in 1998.

     The number of ground packages sold and the average revenue earned by the Company for a ground package sale are a function of the mix of vacation destinations served, the quality and types of ground accommodations offered and general competitive conditions with other air carriers offering similar products in the Company's markets, all of which are factors that can change from period to period.

     Other Revenues. Other revenues are comprised of the consolidated revenues of affiliated companies, together with miscellaneous categories of revenue associated with the scheduled and charter operations of the Company. Other revenues increased 22.8% to $49.6 million during 1999, as compared to $40.4 million in 1998. The Company's other revenues increased primarily due to higher revenues earned in non-passenger airline businesses, especially cargo revenues which increased approximately $6.5 million, largely due to the acquisition of the remaining 50% of the Amber Air Freight partnership at the beginning of 1999 (see Note 12 to Consolidated Financial Statements).

Operating Expenses

     Salaries, Wages and Benefits. Salaries, wages and benefits include the cost of salaries and wages paid to the Company's employees, together with the Company's cost of employee benefits and payroll-related local, state and federal taxes. Salaries, wages and benefits expense in 1999 increased 19.5% to $252.6 million, as compared to $211.3 million in 1998.

     The Company increased its average equivalent employees by approximately 14.8% in 1999 as compared to 1998, in order to appropriately staff the Company's growth between periods. This growth was most significant in categories of employees which are influenced directly by flight activity. Some employment growth in 1999 was also provided to improve customer service in targeted areas, such as at airport ticket counters, in reservations and in other departments primarily involved in delivering services to the Company's customers. The Company also recorded $6.7 million in additional salaries, wages and benefits in 1999 attributable to new companies acquired (see Note 12 to Consolidated Financial Statements). The average rate of pay earned by the Company's employees (including all categories of salaries, wages and benefits) increased by approximately 4.1% in 1999 as compared to 1998.

     In 1999, the Company recorded $6.4 million in variable compensation and related payroll taxes as compared to 1998, when $8.9 million in such compensation was recorded. The Company's variable compensation plans in both 1999 and 1998 paid significant cash awards to employees as a result of the achievement of specific profitability targets.

     Salaries, wages and benefits cost per ASM increased 9.9% in 1999 to
1.67 cents, as compared to 1.52 cents in 1998. This unit-cost increase was attributable both to the faster rate of growth in average equivalent employees between years than seat capacity, and to the increase in average salaries paid between years.

     Fuel and Oil. Fuel and oil expense increased 24.4% to $170.9 million in 1999, as compared to $137.4 million in 1998. The Company consumed 11.3% more gallons of jet fuel for flying operations between years, which resulted in an increase in fuel expense of approximately $15.0 million. Jet fuel consumption increased primarily due to the increased number of block hours of jet flying operations between periods. The Company flew 157,481 jet block hours in 1999, as compared to 144,237 jet block hours in 1998, an increase of 9.2% between years.

     Fuel consumption growth between 1999 and 1998 was more than total block hour growth since the Lockheed L-1011 fleet flew proportionately more block hours and consumes approximately twice the gallons per block hour of the Boeing 727-200 and Boeing 757-200.

     During 1999, the Company's average cost per gallon of jet fuel consumed increased by 12.0% as compared to 1998, resulting in an increase in fuel and oil expense of approximately $18.0 million between years. This increase in fuel price was experienced generally in the airline industry as a result of significant increases in average crude oil and distillate market prices as compared to 1998, particularly in the last two quarters of 1999.

     The Company entered into fuel price hedge contracts during 1998 and the first six months of 1999 under which the Company sought to reduce the risk of fuel price increases. These hedges impacted fuel and oil expense by 1.8% and 1.2% in 1999 and 1998, respectively.

     Fuel and oil expense increased 14.1% to 1.13 cents per ASM in 1999, as compared to 0.99 cents per ASM in 1998, primarily due to the period-to-period increase in the average price of fuel consumed.

     Depreciation and Amortization. Depreciation and amortization expense increased 22.0% to $96.0 million in 1999, as compared to $78.7 million in 1998. The Company recorded goodwill amortization expense of $0.9 million in 1999 due to the acquisition of new businesses (see Note 12 to Consolidated Financial Statements), which was not incurred in 1998.

     Depreciation expense attributable to owned engines, airframes and leasehold improvements increased $9.0 million in 1999, as compared to 1998. The Company purchased nine Boeing 727-200 aircraft in 1999, which had been previously financed through operating leases, thereby increasing depreciation expense on engines and airframes between years. The Company recorded a reduction in aircraft rental expense between periods for the termination of operating leases for these aircraft, which is further described below under "Aircraft Rentals." The Company also placed four Lockheed L-1011-500 owned aircraft into service in 1999, none of which were owned in 1998. The Company also increased its investment in rotable parts and computer hardware and software, among other items of property and equipment, resulting in an increase in depreciation expense of $6.6 million in 1999, as compared to 1998.

     Amortization of capitalized engine and airframe overhauls increased $9.7 million in 1999, as compared to 1998, after including the offsetting amortization associated with manufacturers' credits. Changes to the cost of overhaul amortization were partly due to the increase in total block hours and cycles flown between comparable periods for the Boeing 727-200 and Lockheed L-1011 fleets since such expense varies with that activity, and partly due to the completion of more engine and airframe overhauls between periods for these fleet types. Rolls-Royce-powered Boeing 757-200 aircraft, nine of which were delivered new from the manufacturer between late 1995 and late 1999, are not presently generating any engine or airframe overhaul expense since the initial post-delivery overhauls for these aircraft are not yet due under the Company's maintenance programs.

     The cost of engine overhauls that become worthless due to early engine failures and which cannot be economically repaired is charged to depreciation and amortization expense in the period the engine fails. Depreciation and amortization expense attributable to these write-offs decreased $2.3 million in 1999, as compared to 1998. When these early engine failures can be economically repaired, the related repairs are charged to aircraft maintenance, materials and repairs expense.

     As is more fully explained in Note 11 to Consolidated Financial Statements, certain changes in accounting estimates for depreciation have been made by the Company. Effective July 1, 1998, the Company extended the estimated useful life of the 13 owned Lockheed L-1011 series 50 and series 100 aircraft to a common retirement date of December 2004, and also reduced the estimated salvage value of the related airframes, engines and rotables. This change in estimate reduced depreciation expense in 1999 by $2.0 million, as compared to 1998. In addition, effective January 1, 1999, the Company extended the estimated useful lives of capitalized Boeing 727-200 airframes, engines and improvements, all leasehold improvements, and all rotable parts associated with this fleet, and reduced the associated estimated salvage values. The effect of this change in estimate was to reduce depreciation expense in 1999 by $4.6 million, as compared to 1998.

     Depreciation and amortization expense per ASM increased 12.3% to 0.64 cents in 1999, as compared to 0.57 cents in 1998.

     Handling, Landing and Navigation Fees. Handling and landing fees include the costs incurred by the Company at airports to land and service its aircraft and to handle passenger check-in, security and baggage where the Company elects to use third-party contract services in lieu of its own employees. Where the Company uses its own employees to perform ground handling functions, the resulting cost appears within salaries, wages and benefits. Air navigation fees are incurred when the Company's aircraft fly over certain foreign airspace.

     Handling, landing and navigation fees increased by 19.7% to $89.3 million in 1999, as compared to $74.6 million in 1998. The total number of system-wide jet departures between 1999 and 1998 increased by 9.4% to 50,207 from 45,881, resulting in approximately $6.8 million in volume-related handling and landing expense increases between periods. Many of these departures were to destinations with significantly higher handling costs and landing fees, and proportionately more such departures were made by wide-body L-1011 aircraft which incur higher handling and landing costs per departure. These price and departure mix variances resulted in $4.7 million more handling and landing costs in 1999 than in 1998. The Company incurred approximately $1.1 million in higher deicing costs in 1999, as compared with 1998, attributable to the impact of more winter weather on flight operations in 1999 than in 1998. Additionally, the Company recorded approximately $1.4 million in higher cargo handling expenses in 1999, as compared to 1998, due to the acquisition of T.G. Shown Associates, Inc. in January 1999 (see Note 12 to Consolidated Financial Statements).

     The cost per ASM for handling, landing and navigation fees increased 9.3% to 0.59 cents in 1999, from 0.54 cents in 1998.

     Aircraft Rentals. Aircraft rentals expense for 1999 increased 10.5% to $58.7 million from $53.1 million in 1998. The Company financed four and refinanced one additional Boeing 757-200 aircraft in 1999 with operating leases, including two aircraft delivered new from the manufacturer at the end of 1998, and two others delivered in October and November 1999, increasing aircraft rentals expense by $12.5 million in 1999, as compared to 1998.

     The Company also owned nine Boeing 727-200 aircraft during most of 1999 which had been financed through operating leases during most of 1998, thereby reducing aircraft rentals expense by $6.9 million between years.

     Aircraft rentals cost per ASM for 1999 was 0.39 cents, an increase of 2.6% from 0.38 cents per ASM in 1998.

     Aircraft Maintenance, Materials and Repairs. This expense includes the cost of expendable aircraft spare parts, repairs to repairable and rotable aircraft components, contract labor for airframe check and line maintenance activities, and other non-capitalized direct costs related to fleet maintenance, including spare engine leases, parts loan and exchange fees, and related shipping costs. Aircraft maintenance, materials and repairs expense increased 3.5% to $55.6 million in 1999, as compared to $53.7 million in 1998.

     The Company expensed a total of 53 maintenance checks on its fleet during 1999, as compared to 51 in 1998. The cost of materials consumed and components repaired in association with such checks and other maintenance activity increased by $2.3 million between 1999 and 1998.

     The cost per ASM of aircraft maintenance materials decreased 5.1% to
0.37 cents in 1999, as compared to 0.39 cents in 1998.

     Crew and Other Employee Travel. Crew and other employee travel is primarily the cost of air transportation, hotels and per diem reimbursements to cockpit and cabin crew members incurred to position crews away from their bases to operate Company flights throughout the world. The cost of air transportation is generally more significant for the commercial and military/government charter business units since these flights often operate between cities in which Company crews are not normally based and may involve extensive international positioning of crews. Hotel and per diem expenses are incurred for scheduled, commercial and military/government charter services, although higher per diem and hotel rates generally apply to international assignments.

     The cost of crew and other employee travel increased 19.5% to $49.7 million in 1999, as compared to $41.6 million in 1998. During 1999, the Company's average full-time-equivalent cockpit and cabin crew employment was 9.7% higher than in 1998, while jet block hours flown increased by 9.2% between the same periods. The Company also experienced lower utilization of crew members due to the increase in military business.

     The average cost of hotel rooms per full-time-equivalent crew member increased 17.6% in 1999, as compared to 1998. Such hotel costs increased primarily due to higher room rates paid in 1999.

     The cost per ASM for crew and other employee travel increased 10.0% to
0.33 cents in 1999, from 0.30 cents in 1998.

     Ground Package Cost. Ground package cost is incurred by the Company with hotels, car rental companies, cruise lines and similar vendors who provide ground and cruise accommodations to Ambassadair and ATA Vacations customers as well as to customers of Travel Charter and Key Tours, which were acquired by the Company in 1999 (see Note 12 to

Consolidated Financial Statements). Ground package cost increased 151.3% to $49.0 million in 1999, as compared to $19.5 million in 1998. Approximately $27.3 million of this increase was attributable to the operations of Travel Charter and Key Tours in 1999, none of which costs were incurred in 1998.

     The cost per ASM of ground packages increased 135.7% to 0.33 cents in 1999, as compared to 0.14 cents in 1998. This increase is a result of the acquisition of the tour operators, Travel Charter and Key Tours.

     Passenger Service. Passenger service expense includes the onboard costs of meal and non-alcoholic beverage catering, the cost of alcoholic beverages and in-flight movie headsets sold, and the cost of onboard entertainment programs, together with certain costs incurred for mishandled baggage and passengers inconvenienced due to flight delays or cancellations. For 1999 and 1998, catering represented 82.0% and 84.1%, respectively, of total passenger service expense.

     The total cost of passenger service increased 15.3% to $39.2 million in 1999, as compared to $34.0 million in 1998. The Company experienced a decrease of approximately 2.7% in the average unit cost of catering each passenger between years, primarily because in 1999 there were relatively more scheduled service passengers in the Company's business mix, who are provided a less expensive catering product than the Company's longer-stage-length commercial and military/government charter passengers. This resulted in a price-and-business-mix reduction of $1.0 million in catering expense in 1999, as compared to 1998. Total jet passengers boarded, however, increased 14.1% between years, resulting in approximately $3.9 million in higher- volume-related catering expenses between the same sets of comparative periods.

     The cost per ASM of passenger service increased 8.3% to 0.26 cents in 1999, as compared to 0.24 cents in 1998.

     Commissions. The Company incurs commissions expense in association with the sale by travel agents of single seats on scheduled service and ground packages for its tour operator customers. In addition, the Company incurs commissions to secure some commercial and military/government charter business. Commissions expense increased 37.2% to $39.1 million in 1999, as compared to $28.5 million in 1998.

     Approximately $7.5 million of the increase in commissions in 1999, as compared to 1998, was attributable to commissions paid to travel agents by Travel Charter and Key Tours, which were acquired during the first half of 1999 (see Note 12 to Consolidated Financial Statements). Such commissions were not included in the Company's results of operations in 1998.

     Scheduled service commissions expense increased by $2.8 million between 1999 and 1998, due to the corresponding increase in commissionable revenues earned between periods. The Company experienced a decrease in fourth quarter 1999 commission expenses due to an industry decrease in travel agency commissions paid from 8.0% to 5.0%. Commission expense cost per ASM increased 23.8% to 0.26 cents in 1999, as compared to 0.21 cents in 1998.

     Other Selling Expenses. Other selling expenses are comprised primarily of booking fees paid to computer reservation systems ("CRS"), credit card fees incurred when selling single seats and ground packages to customers using credit cards for payment, and toll-free telephone service for customers who contact the Company directly to book reservations. Other selling expenses increased 27.1% to $28.1 million in 1999, as compared to $22.1 million in 1998. Scheduled service passengers boarded increased 19.1% between the same periods. All such selling expenses increased due to growth in the scheduled service and tour operator business units between periods. Other selling cost per ASM increased 18.8% to 0.19 cents in 1999, as compared to 0.16 cents in 1998.

     Advertising. Advertising expense increased 4.5% to $18.6 million in 1999, as compared to $17.8 million in 1998. The Company incurs advertising costs primarily to support single-seat scheduled service sales and the sale of air-and-ground packages. Advertising support for these lines of businesses was increased in 1999, consistent with the Company's overall strategy to enhance scheduled service RASM through increases in load factor and yield. The cost per ASM of advertising decreased 7.7% to 0.12 cents in 1999, as compared to 0.13 cents in 1998.

     Facilities and Other Rentals. Facilities and other rentals include the cost of all ground facilities that are leased by the Company such as airport space, regional sales offices and general offices. The cost of facilities and other rentals increased 40.0% to $13.3 million in 1999, as compared to $9.5 million in 1998. Approximately $1.7 million of the growth in facilities costs between periods was attributable to the need to provide facilities at airport locations to support new scheduled service destinations and expanded services at existing destinations. Facility costs also increased $0.8 million as a result of the acquisition of new business (see Note 12 to Consolidated Financial Statements). The cost per ASM for facilities and other rentals increased 28.6% to 0.09 cents in 1999, as compared to 0.07 cents in 1998.

     Other Operating Expenses. Other operating expenses increased 16.1% to $72.2 million in 1999, as compared to $62.2 million in 1998. Other operating expenses increased primarily due to the cost of passenger air transportation purchased by Travel Charter and Key Tours from air carriers other than the Company during 1999, none of which was included in the Company's 1998 results of operation. Other operating cost per ASM increased 4.4% to 0.47 cents in 1999, as compared to 0.45 cents in 1998.

     Interest Income and Expense. Interest expense in 1999 increased to $21.0 million, as compared to $12.8 million in 1998. The increase in interest expense between periods was primarily due to changes in the Company's capital structure resulting from the sale in December 1998 of $125.0 million in principal amount of 9.625% unsecured senior notes. In December 1999, the Company completed an additional sale of $75.0 million principal amount of 10.5% unsecured senior notes. Interest expense of $11.5 million was recorded in 1999 for these notes, which was not incurred in 1998.

     The interest expense increase in 1999 was partially offset by $1.7 million due to more interest being capitalized primarily on Boeing 757-200 and Lockheed L-1011-500 fleet acquisitions, and $2.3 million due to the repayment of a note payable secured by a Boeing 757-200 aircraft, which had been outstanding during 1998.

     The Company invested excess cash balances in short-term government securities and commercial paper and thereby earned $5.4 million in interest income in 1999, as compared to $4.4 million in 1998.

     Other Non-Operating Income. The Company holds a membership interest in the SITA Foundation ("SITA"), an organization which provides data communication services to the airline industry. SITA's primary asset is its ownership in Equant N.V. ("Equant"). In February and December 1999, SITA sold a portion of its interest in Equant in a secondary public offering and distributed the pro rata proceeds to certain of its members (including Amtran, Inc.) that elected to participate in the offering. The Company recorded a gain on the sale of Equant shares of $1.7 million in the first quarter of 1999 and a similar gain of $1.3 million in the fourth quarter of 1999.

     Income Tax Expense. In 1999 the Company recorded $30.5 million in income tax expense applicable to $77.8 million of pre-tax income for that period, while in 1998, income tax expense was $27.1 million on pre-tax income of $67.2 million. The effective tax rate applicable to 1999 was 39.2%, as compared to 40.4% in 1998.

Year Ended December 31, 1998, Versus Year Ended December 31, 1997

Operating Revenues

     Total operating revenues in 1998 increased 17.4% to $919.4 million from $783.2 million in 1997. This increase was due to a $139.5 million increase in scheduled service revenues, a $10.5 million increase in other revenues and a $0.9 million increase in ground package revenues, partially offset by a $5.5 million decrease in commercial charter revenues, and a $9.2 million decrease in military/government charter revenues.

     Scheduled Service Revenues. The following table sets forth, for the periods indicated, certain key operating and financial data for the scheduled service operations of the Company. Data shown for "Jet" operations include the combined operations of Lockheed L-1011, Boeing 727-200 and Boeing 757-200 aircraft in scheduled service. Data shown for "J31" operations include the operations of Jetstream 31 propeller aircraft operated by Chicago Express as the ATA Connection.

                                                Twelve Months Ended December 31,
                                        -----------------------------------------------
                                            1997       1998      Inc (Dec)  % Inc (Dec)
                                        ----------  ----------   ---------   ----------

Departures Jet.......................       23,800      31,237       7,437     31.25
Departures J31(a)....................       10,091      16,388       6,297     62.40
                                        ----------  ----------   ---------   -------
  Total Departures (b)...............       33,891      47,625      13,734     40.52
                                        ==========  ==========   =========   =======

Block Hours Jet......................       72,883      92,263      19,380     26.59
Block Hours J31......................       10,210      16,166       5,956     58.33
                                        ----------  ----------   ---------   -------
  Total Block Hours (c)..............       83,093     108,429      25,336     30.49
                                        ==========  ==========   =========   =======

RPMs Jet (000s)......................    4,523,245   5,777,555   1,254,310     27.73
RPMs J31 (000s)......................       18,055      30,991      12,936     71.65
                                        ----------  ----------   ---------  -------
  Total RPMs (000s) (d)..............    4,541,300   5,808,546   1,267,246     27.90
                                        ==========  ==========   =========   =======

ASMs Jet (000s)......................    6,209,825   7,756,330   1,546,505     24.90
ASMs J31 (000s)......................       32,453      52,224      19,771     60.92
                                        ----------  ----------   ---------   -------
  Total ASMs (000s) (e)..............    6,242,278   7,808,554   1,566,276     25.09
                                        ==========  ==========   =========   =======

Load Factor Jet......................        72.84       74.49        1.65      2.27
Load Factor J31......................        55.63       59.34        3.71      6.67
                                        ----------  ----------   ---------   -------
  Total Load Factor (f)..............        72.75       74.39        1.64      2.25
                                        ==========  ==========   =========   =======

Passengers Enplaned Jet..............    3,087,706   4,094,454   1,006,748     32.61
Passengers Enplaned J31..............       96,812     176,604      79,792     82.42
                                        ----------  ----------   ---------   -------
  Total Passengers Enplaned (g) .....    3,184,518   4,271,058   1,086,540     34.12
                                        ==========  ==========   =========   =======

Revenue (000s).......................     $371,762    $511,254    $139,492     37.52
RASM in cents (h) ...................         5.96        6.55        0.59      9.90
Yield in cents (j)...................         8.19        8.80        0.61      7.45
Revenue per segment $(k).............       116.74      119.70        2.96      2.54

See footnotes (a) through (k) on pages 50 and 51.

     Scheduled service revenues in 1998 increased 37.5% to $511.3 million from $371.8 million in 1997. Scheduled service revenues comprised 55.6% of consolidated revenues in 1998, as compared to 47.5% of consolidated revenues in 1997.

     Between April 1997 and April 1999, the Company operated under a code share agreement with Chicago Express under which Chicago Express flew 19-seat Jetstream 31 propeller aircraft as the ATA Connection between Chicago-Midway and the cities of Indianapolis, Milwaukee,

Des Moines, Dayton, Grand Rapids, Lansing and Madison. The period-to-period percentage changes in departures, block hours and passengers boarded were significantly impacted by the operation of ATA Connection Jetstream 31 commuter flights in the twelve months ended December 31, 1998, which operated only during the nine months ended December 31, 1997. Such operations in all periods generate comparatively less impact to ASMs and RPMs due to the small seat capacity and short stage length of ATA Connection propeller aircraft as compared to the Company's jet aircraft. In April 1999, the Company acquired all of the issued and outstanding stock of Chicago Express Airlines, Inc., which continues to operate these services as a wholly owned subsidiary of the Company.

     The Company's 1998 scheduled service at Chicago-Midway accounted for approximately 53.4% of scheduled service ASMs and 73.5% of scheduled service departures, as compared to 42.9% and 63.2%, respectively, in 1997. On May 1, 1998, the Company began three daily nonstop flights to Dallas-Ft. Worth and two daily nonstop flights to Denver, none of which services were provided during 1997. In addition to these new services, the Company added frequencies in 1998 to most existing jet markets, including Ft. Lauderdale, Ft. Myers, Las Vegas, Los Angeles, Orlando, Phoenix, St. Petersburg and San Francisco. Flight frequencies to Sarasota declined between periods. ATA Connection Jetstream 31 flights in 1998 and the nine months ended December 31, 1997, served Chicago-Midway from the cities of Dayton, Des Moines, Grand Rapids, Indianapolis and Milwaukee. In addition, the Company operated ATA Connection Jetstream 31 service between Chicago-Midway and the cities of Lansing and Madison throughout 1998, while such service was operated only during the fourth quarter of 1997. The Company operated 57 peak daily jet and commuter departures from Chicago-Midway and served 21 destinations on a nonstop basis in the summer of 1998, as compared to 15 nonstop destinations served in the summer of 1997.

     The Company's Hawaii service accounted for 21.3% of scheduled service ASMs and 5.4% of scheduled service departures in 1998, as compared to 24.6% and 6.8%, respectively, in 1997. The Company provided nonstop services in both years from Los Angeles, Phoenix and San Francisco to both Honolulu and Maui, with connecting service between Honolulu and Maui. In addition, in 1998, seasonal nonstop service was operated from San Diego to Honolulu, which was not operated in 1997.

     The Company's Indianapolis service accounted for 16.1% of scheduled service ASMs and 12.7% of scheduled service departures in 1998, as compared to 20.5% and 18.1%, respectively, in 1997. In 1998, the Company operated nonstop to Cancun, Ft. Lauderdale, Ft. Myers, Las Vegas, Los Angeles, Orlando, St. Petersburg, San Francisco and Sarasota.

     Commercial Charter Revenues. Commercial charter revenues accounted for 24.2% of consolidated revenues in 1998, as compared to 29.1% in 1997. Track charter accounted for approximately $176.4 million in revenues in 1998, as compared to $184.3 million in 1997. Specialty charter accounted for approximately $35.1 million in revenues in 1998, as compared to $34.6 million in 1997.

     The following table sets forth, for the periods indicated, certain key operating and financial data for the commercial charter operations of the Company.

                                                 Twelve Months Ended December 31,
                                        -----------------------------------------------
                                            1997       1998      Inc (Dec)  % Inc (Dec)
                                        ----------  ----------   ---------   ----------
Departures (b)..........................    10,589       9,602       (987)      (9.32)
Block Hours (c).........................    36,836      33,516     (3,320)      (9.01)
RPMs (000s) (d)......................... 3,373,840   3,009,638   (364,202)     (10.79)
ASMs (000s) (e)......................... 4,169,102   3,882,202   (286,900)      (6.88)
Passengers Enplaned (g)................. 1,840,056   1,617,901   (222,155)     (12.07)
Revenue (000s)..........................  $228,062    $222,571    $(5,491)      (2.41)
RASM in cents (h).......................      5.47        5.73       0.26        4.75

See footnotes (b) through (h) on pages 50 and 51.

     Military/Government Charter Revenues. The following table sets forth, for the periods indicated, certain key operating and financial data for the military/government flight operations of the Company.

                                                 Twelve Months Ended December 31,
                                        -----------------------------------------------
                                            1997       1998      Inc (Dec)  % Inc (Dec)
                                        ----------  ----------   ---------   ----------
Departures (b)........................       4,860       4,447       (413)      (8.50)
Block Hours (c).......................      18,704      16,389     (2,315)     (12.38)
RPMs (000s) (d).......................   1,044,317     821,813   (222,504)     (21.31)
ASMs (000s) (e).......................   2,165,169   1,963,069   (202,100)      (9.33)
Passengers Enplaned (g)...............     265,862     205,641    (60,221)     (22.65)
Revenue (000s)........................    $131,115    $121,911    $(9,204)      (7.02)
RASM in cents (h).....................        6.06        6.21       0.15        2.48

See footnotes (b) through (h) on pages 50 and 51.

     Ground Package Revenues. In 1998, ground package revenues increased 4.0% to $23.2 million, as compared to $22.3 million in 1997.

     The Company's Ambassadair Travel Club offers hundreds of tour-guide-accompanied vacation packages to its approximately 38,000 individual and family members annually. In 1998, total packages sold decreased 5.0% as compared to 1997, but the average revenue earned for each ground package sold increased 20.4% between periods.

     Other Revenues. Other revenues are comprised of the consolidated revenues of affiliated companies, together with miscellaneous categories of revenue associated with the scheduled and charter operations of the Company. Other revenues increased 35.1% to $40.4 million in 1998, as compared to $29.9 million in 1997.

     In 1998, as compared to 1997, the Company earned $4.3 million more in substitute service revenues, $3.2 million more in cancellation and administrative fees, and $2.4 million more in cargo and other affiliate company revenues, partially offset by $0.6 million less revenue earned from the sale of surplus and obsolete aircraft parts.

     A substitute service agreement typically provides for the Company to operate aircraft with its crews on routes designated by the customer airline to carry the passengers of that airline for a limited period of time. The Company experienced increased demand for this type of service in 1998 due to delays in new aircraft deliveries being encountered by various airlines. The Company also increased its administrative fee for change-of-reservation on non-refundable scheduled service tickets from $50 to $60 per change effective August 1998, and the volume of such fees earned also increased between years in proportion to the increase in scheduled service passengers boarded.

Operating Expenses

     Salaries, Wages and Benefits. Salaries, wages and benefits expense in 1998 increased 22.5% to $211.3 million from $172.5 million in 1997.

     The Company increased its average equivalent employees by 18.4% between 1998 and 1997 in order to appropriately staff the growth in available seats offered between periods. Categories of employees where this growth was most significant included cockpit and cabin crews, reservations agents, airport passenger and ramp service agents, and aircraft maintenance personnel, all of which are influenced directly by flight activity. Some employment growth in 1998 was also needed to correct for certain employee shortages in 1997, particularly in the areas of cockpit crews, reservations agents, and airframe and power plant mechanics.

     The average rate of pay earned by the Company's employees (including all categories of salaries, wages and benefits, except for variable compensation) was unchanged between 1998 and 1997. While most employees received wage rate increases between years, new employees are generally hired at lower average starting rates of pay than those rates in effect for more senior employees. The wage-rate reductions attributable to new employees between 1998 and 1997 approximately offset the wage rate increases paid to more senior employees.

     In 1998, the Company recorded $8.9 million in variable compensation and related payroll taxes as a result of the significant improvement in earnings as compared to 1997, when no such compensation was incurred. In the second quarter of 1997, a one-time charge of $2.0 million was recorded for variable compensation expense associated with the resignation of the Company's former President and Chief Executive Officer.

     Salaries, wages and benefits cost per ASM increased 11.8% in 1998 to
1.52 cents, as compared to 1.36 cents in 1997. This unit-cost increase was attributable to the faster rate of growth in average equivalent employees between years than seat capacity, and to the variable compensation earned in 1998, which was not earned in 1997.

     Fuel and Oil. Fuel and oil expense decreased 10.6% to $137.4 million in 1998, as compared to $153.7 million in 1997. This decrease occurred despite the Company consuming 9.8% more gallons of jet fuel for flying operations between years, which resulted in an increase in fuel expense of approximately $15.0 million. Jet fuel consumption increased primarily due to the increased number of block hours of jet flying operations between periods. The Company flew 144,237 jet block hours in 1998, as compared to 129,216 jet block hours in 1997, an increase of 11.6% between years.

     Fuel consumption growth between 1998 and 1997 was less than total block hour growth, however, since most of the block hour growth in 1998 was in the narrow-body Boeing 727-200 and Boeing 757-200 fleets, which consume approximately 50% of the gallons per block hour consumed by the Lockheed L-1011 fleet.

     During 1998, the Company's average cost per gallon of jet fuel consumed decreased by 20.0% as compared to 1997, resulting in a decrease in fuel and oil expense of approximately $34.4 million between years. This reduction in fuel price was experienced generally in the airline industry throughout 1998 as a result of significant reductions in average crude oil and distillate market prices as compared to 1997.

     During the first, second and fourth quarters of 1998, the Company entered into several fuel price hedge contracts under which the Company sought to reduce the risk of fuel price increases during the year. The
Company hedged some 1998 fuel consumption under swap agreements which established specific swap prices for designated periods and hedged other 1998 fuel consumption under fuel cap agreements which guaranteed a maximum price per gallon for designated periods. Since the price of fuel declined during most of 1998, the Company recorded approximately $2.5 million in additional fuel and oil expense under its hedge contracts, which added approximately one cent to its average cost per gallon in 1998.

     Fuel and oil expense decreased 18.9% to 0.99 cents per ASM in 1998, as compared to 1.22 cents per ASM in 1997, primarily due to the period-to-period decrease in the average price of fuel consumed.

     Depreciation and Amortization. Depreciation and amortization expense increased 25.9% to $78.7 million in 1998, as compared to $62.5 million in 1997.

     Depreciation expense attributable to owned airframes and leasehold improvements increased $3.0 million in 1998, as compared to 1997. The Company purchased one Boeing 757-200 and one Boeing 727-200 aircraft in late 1997 which had been previously financed through operating leases, thereby increasing depreciation expense on airframes between years. (The Company recorded a reduction in aircraft rental expense between periods for the termination of operating leases for these aircraft. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Operating Expenses--Aircraft Rentals.")

     The Company also recorded additional inventory obsolescence expense for certain aircraft parts held for sale which were sold during the first quarter of 1998, and increased its investment in rotable parts and computer hardware and software, among other items of property and equipment. These changes resulted in an increase in depreciation expense of $2.4 million in 1998, as compared to 1997.

     Amortization of capitalized engine and airframe overhauls increased $11.1 million in 1998, as compared to 1997, after including the offsetting amortization associated with manufacturers' credits. Changes to the cost of overhaul amortization were partly due to the increase in total block hours and cycles flown between comparable periods for the Boeing 727-200 and Lockheed L-1011 fleets, since such expense varies with that activity, and partly due to the completion of more engine and airframe overhauls between periods for these fleet types. Rolls-Royce-powered Boeing 757-200 aircraft, seven of which were delivered new from the manufacturer between late 1995 and late 1998, are not presently generating any engine or airframe overhaul expense since the initial post-delivery overhauls for these aircraft are not yet due under the Company's maintenance programs.

     The cost of engine overhauls that become worthless due to early engine failures and which cannot be economically repaired is charged to depreciation and amortization expense in the period the engine fails. Depreciation and amortization expense attributable to these write-offs increased $1.3 million in 1998 as compared to 1997. When these early engine failures can be economically repaired, the related repairs are charged to aircraft maintenance, materials and repairs expense.

     Effective July 1, 1998, the Company extended the estimated useful life of the 13 owned Lockheed L-1011 series 50 and series 100 aircraft to a common retirement date of December 2004, and also reduced the estimated salvage value of the related airframes, engines and rotables. The effect of this change in estimate was to reduce depreciation expense in 1998 by $2.1 million, as compared to 1997.

     Depreciation and amortization expense per ASM increased 16.3% to 0.57 cents in 1998, as compared to 0.49 cents in 1997.

     Handling, Landing and Navigation Fees. Handling, landing and navigation fees increased by 7.5% to $74.6 million in 1998, as compared to $69.4 million in 1997. The total number of system-wide jet departures between 1998 and 1997increased by 16.1% to 45,881 from 39,517, resulting in approximately $8.8 million in volume-related handling and landing expense increases between periods.

     This volume-related increase was partially offset, however, by a decrease of approximately $3.3 million in price-and-mix-related handling and landing expenses for 1998, as compared to 1997, attributable primarily to a change in jet departure mix.

     The cost per ASM for handling, landing and navigation fees decreased 1.8% to 0.54 cents in 1998, from 0.55 cents in 1997.

     Aircraft Rentals. Aircraft rentals expense for 1998 decreased 2.4% to $53.1 million from $54.4 million in 1997. The Company purchased one leased Boeing 757-200 in September 1997; returned one leased Boeing 757-200 to the lessor in November of 1997; and added one new leased Boeing 757-200 each in December 1997 and August 1998. These fleet changes resulted in a reduction in Boeing 757-200 rentals expense of $0.9 million in 1998, as compared to 1997. Aircraft rentals expense for the Boeing 727-200 and Lockheed L-1011 fleets did not change significantly between years.

     Aircraft rentals cost per ASM for 1998 was 0.38 cents, a decrease of 11.6% from 0.43 cents per ASM in 1997.

     Aircraft Maintenance, Materials and Repairs. Aircraft maintenance, materials and repairs expense increased 4.3% to $53.7 million in 1998, as compared to $51.5 million in 1997. The Company performed a total of 51 light airframe checks on its fleet during 1998, as compared to 44 such checks performed in 1997, an increase of 15.9% between years. The cost of materials consumed and components repaired in association with such light checks and other maintenance activity increased by $1.6 million between 1998 and 1997.

     The cost per ASM of aircraft maintenance, materials and repairs decreased 4.9% to 0.39 cents in 1998, as compared to 0.41 cents in 1997.

     Crew and Other Employee Travel. The cost of crew and other employee travel increased 13.7% to $41.6 million in 1998, as compared to $36.6 million in 1997. During 1998, the Company's average full-time-equivalent cockpit and cabin crew employment was 13.5% higher than in 1997, while jet block hours flown increased by 11.6% between the same periods.

     The average cost of hotel rooms per full-time-equivalent crew member increased 4.4% in 1998, as compared to 1997. Such hotel costs increased due to both higher room rates paid in 1998, and due to aircraft flow changes associated with the Company's 1998 summer schedule which resulted in more crews terminating their daily flying away from their home bases than in the prior year.

     The average cost of crew positioning per full-time-equivalent crew member decreased 5.4% in 1998, as compared to 1997. Crew positioning costs declined primarily due to the shift of revenue production from commercial charter and military/government charter to scheduled service. Crews positioning out of base for scheduled service can often position at no cost on Company flights, whereas positioning to remote international locations for charter service is usually done on other carriers at an incremental cost.

     The cost per ASM for crew and other employee travel increased 3.4% to
0.30 cents in 1998, as compared to 0.29 cents in 1997.

     Ground Package Cost. Ground package cost increased 1.0% to $19.4 million in 1998, as compared to $19.2 million in 1997. The number of Ambassadair ground packages sold in 1998 decreased 5.0%, as compared to 1997, while the average cost of Ambassadair ground packages sold increased by 29.8% between years. The number of ATA Vacations ground packages sold in 1998 decreased 10.2% as compared to 1997, while the average cost of ATA Vacations ground

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packages sold decreased by 7.6% between the same periods. The cost per ASM of ground packages decreased 6.7% to 0.14 cents in 1998, as compared to 0.15 cents in 1997.

     Passenger Service. For 1998 and 1997, catering represented 84.1% and 83.0%, respectively, of total passenger service expense.

     The total cost of passenger service increased 3.7% to $34.0 million in 1998, as compared to $32.8 million in 1997. The Company experienced a decrease of approximately 10.2% in the average unit cost of catering each passenger between years, primarily because in 1998 there were relatively more scheduled service passengers in the Company's business mix who are provided a less-expensive catering product than the Company's longer-stage-length commercial and military/government charter passengers. This resulted in a price-and-business-mix reduction of $3.3 million in catering expense in 1998, as compared to 1997. Total jet passengers boarded, however, increased 15.0% between years, resulting in approximately $4.0 million in higher volume-related catering expenses between the same sets of comparative periods.

     The cost per ASM of passenger service declined 7.7% to 0.24 cents in 1998 from 0.26 cents in 1997.

     Commissions. Commissions expense increased 9.2% to $28.5 million in 1998, as compared to $26.1 million in 1997.

     Scheduled service commissions expense increased by $2.3 million between 1998 and 1997. This increase was lower than the related increase of 37.5% in scheduled service revenues between the same periods, partially because of an industry-wide reduction in the standard travel agency commission rate from 10% to 8% which became effective in October 1997, and partially due to relatively more non-commissionable bulk seat scheduled service sales being made in 1998, as compared to 1997. Neither commercial charter nor military/government charter commissions expense changed significantly between 1998 and 1997.

     The cost per ASM of commissions expense was unchanged at 0.21 cents for both 1998 and 1997.

     Other Selling Expenses. Other selling expenses increased 42.6% to $22.1 million in 1998, as compared to $15.5 million in 1997. Scheduled service passengers boarded increased 34.1% between the same periods.

     CRS fees increased $3.1 million in 1998, as compared to 1997, due to a 40.2% increase in total CRS bookings made for the expanded scheduled service business unit between periods and due to a 7.5% increase in the average cost of each CRS booking. Toll-free telephone costs increased $0.5 million between 1998 and 1997, primarily due to higher toll-free usage related to higher scheduled service reservations activity. Credit card fees increased $3.0 million in 1998, as compared to 1997, due to higher 1998 earned revenues in scheduled service which were sold using credit cards as payment. Other selling cost per ASM increased 33.3% to 0.16 cents in 1998, as compared to 0.12 cents in 1997.

     Advertising. Advertising expense increased 40.2% to $17.8 million in 1998, as compared to $12.7 million in 1997. The 40.2% increase in total advertising expense between years was slightly greater than the 37.5% increase in scheduled service revenues between the same periods. The majority of the Company's growth in 1998 was from increased frequencies at existing gateway cities such as Chicago-Midway, which provided some advertising efficiencies in 1998 as compared to the prior year. Such market-related efficiency was partially offset, however, due to temporarily higher advertising support required in the second and third quarters of 1998 for the introduction of the Company's new services to Dallas-Ft. Worth, Denver, San Juan and New York's LaGuardia Airport, as well as to launch the Company's fall promotions in the third and fourth quarters of 1998. The cost per ASM of advertising increased 30.0% to 0.13 cents in 1998, as compared to 0.10 cents in 1997.

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     Facilities and Other Rentals. Facilities and other rentals include the cost of all ground facilities that are leased by the Company such as airport space, regional sales offices and general offices. The cost of facilities and other rentals increased 10.5% to $9.5 million in 1998, as compared to $8.6 million in 1997. The rate of growth in facilities costs between periods was comparable to the 9.5% rate of ASM growth between 1998 and 1997 due to the addition of new facilities for services to Denver, Dallas-Ft. Worth and New York's LaGuardia Airport between periods. The cost per ASM for facility and other rentals was unchanged at 0.07 cents in both 1998 and 1997.

     Other Operating Expenses. Other operating expenses increased 14.5% to $62.2 million in 1998, as compared to $54.3 million in 1997. Other operating expenses which experienced significant changes between periods included: (i) $3.1 million of additional costs for the Chicago Express Jetstream 31 code share agreement, which agreement was not in effect in the 1997 first quarter, and because such code share was expanded to include Lansing and Madison in 1998, which were served in only the fourth quarter of 1997; (ii) $2.3 million in higher expenses associated with the operation of the Company's affiliate businesses; and (iii) $1.7 million in higher costs associated with the short-term leasing of substitute aircraft and the reprotection of some of the Company's passengers on other airlines due to higher-than-normal delayed and irregular flight operations, primarily in the second quarter of 1998. Other operating cost per ASM increased 4.7% to
0.45 cents in 1998, as compared to 0.43 cents in 1997.

     Interest Income and Expense. Interest expense in 1998 increased to $12.8 million as compared to $9.5 million in 1997. The increase in interest expense between periods was primarily due to changes in the Company's capital structure resulting from the two financings completed on July 24, 1997, at which time the Company (i) sold $100.0 million principal amount of 10.5% unsecured seven-year notes, and (ii) entered into a new $50.0 million secured revolving credit facility, thereby replacing the former secured revolving credit facility of $122.0 million as of June 30, 1997. Additionally, in December 1998, the Company sold $125.0 million principal amount of 9.625% unsecured senior notes.

     Prior to completing these new financings, the Company utilized secured bank credit facilities to finance cash flow requirements of the Company as they arose, thereby minimizing the level of borrowings on which interest would be paid. During 1998, the Company's weighted average debt outstanding was approximately $159.1 million, as compared to $117.2 million in 1997.

     The weighted average effective interest rate applicable to the Company's outstanding debt in 1998 was 8.56%, as compared to 8.06% in 1997. The increase in the weighted average effective interest rates between years was primarily due to the 10.5% interest rate applicable to the $100.0 million in unsecured notes issued on July 24, 1997, which was higher than the average interest rate which was applicable to borrowings under the former credit facility.

     The Company invested excess cash balances in short-term government securities and commercial paper and thereby earned $4.4 million in interest income in 1998, as compared to $1.6 million in 1997.

     Income Tax Expense. In 1998 the Company recorded $27.1 million in income tax expense applicable to $67.2 million of pre-tax income for that period, while in 1997, income tax expense was $4.5 million on pre-tax income of $6.0 million. The effective tax rate applicable to 1998 was 40.4%, as compared to 73.9% in 1997.

     Income tax expense in both sets of comparative periods was affected by the permanent non-deductibility for federal income tax purposes of a percentage of amounts paid for crew per diem (45% in 1998 and 50% in 1997). The effect of this and other permanent differences on the effective income tax rate for financial accounting purposes becomes more pronounced in cases where before-tax income approaches zero, which was a significant reason for the higher effective tax rate in 1997.

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     Income tax expense for 1997 was also significantly affected by the one-time $2.0 million charge to salaries, wages and benefits for the executive compensation package provided to the Company's former President and Chief Executive Officer. Of the total compensation paid to this former executive of the Company in 1997, approximately $1.7 million was non-deductible against the Company's federal taxable income.

Liquidity and Capital Resources

     Cash Flows. In the first quarters of 2000 and 1999, net cash provided by operating activities was $47.8 million and $68.5 million, respectively. The decrease in cash provided by operating activities between periods was attributable to such factors as lower earnings, lower deferred taxes, lower accrued expenses and other factors, offset by higher depreciation and amortization.

     Net cash used in investing activities was $50.2 million and $116.9 million, respectively, in the first quarters of 2000 and 1999. Such amounts primarily included capital expenditures totaling $41.9 million and $100.6 million, respectively, for engine and airframe overhauls, airframe improvements and the purchase of rotable parts. Capital expenditures in the first quarter of 1999 were higher primarily due to acquisition of certain L-1011-500 aircraft and parts; due to the purchase of eight Boeing 727-200 aircraft; and due to advanced deposits paid on future deliveries of Boeing 757-200 aircraft from the manufacturer.

     Net cash provided by financing activities was $7.5 million in the first quarter of 2000 as compared to $0.3 million in the first quarter of 1999. The increase was primarily due to the first quarter 2000 financing of $11.5 million, collateralized by one L-1011-500, offset by the first quarter 2000 purchase of $3.9 million in treasury stock.

     In 1999, 1998 and 1997, net cash provided by operating activities was $159.6 million, $151.8 million and $99.9 million, respectively. The increase in cash provided by operating activities between periods was attributable to such factors as increased earnings, higher depreciation and amortization, higher accrued expenses and other factors. These increases were offset by higher investments in inventories and receivables, and a lower amount of income tax deferred in 1999, as the Company utilized all remaining net operating loss carryforwards from earlier tax years.

     Net cash used in investing activities was $305.7 million, $142.4 million and $76.1 million, respectively, in the years ended December 31, 1999, 1998 and 1997. Such amounts primarily included capital expenditures totaling $274.3 million, $175.4 million and $84.2 million, respectively, for engine and airframe overhauls, airframe improvements, hushkit installations, the purchase of rotable parts, and for purchase deposits made on Boeing 757-200 and Lockheed L-1011-500 aircraft scheduled for future delivery. Included in capital expenditures for 1999 were approximately $41.5 million for the purchase of nine Boeing 727-200 aircraft that were previously leased and approximately $74.2 million for the purchase and modification of five Lockheed L-1011-500 aircraft.

     Net cash provided by financing activities for the year ended December 31, 1999, 1998 and 1997 was $93.4 million, $59.3 million and $6.9 million, respectively. This cash provided by financing activities was primarily attributable to proceeds from long-term debt of $99.9 million in 1999 consisting of a $75.0 million principal amount of unsecured senior notes, a $17.0 million special facility revenue bond and a $7.9 million note payable, as compared to $131.0 million for 1998 consisting of a $125.0 million principal amount of unsecured senior notes and a $6.0 million special facility revenue bond. (See Note 4 to Consolidated Financial Statements.) These proceeds were offset by payments on long-term debt of $1.6 million in 1999 for certain monthly installment payments, as compared to $71.5 million in 1998, for items such as $34.0 million repayment on the revolving bank credit facility, $30.0 million repayment of a note payable and $7.5 million for other repayments. These cash inflows were also offset by cash outflows for the purchase of treasury stock of $8.6 million and $0.1 million, respectively, in 1999 and 1998. Cash provided by financing activities in 1997 of $134.0 million were primarily from the $100.0

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


million principal amount of unsecured notes, which were offset by the full repayment of the former credit facility.

     Aircraft and Fleet Transactions. In November 1994, the Company signed a purchase agreement for six new Boeing 757-200s which, as subsequently amended, now provides for 13 total aircraft to be delivered between 1995 and 2000. As of March 31, 2000, the Company had accepted delivery of nine aircraft under this agreement, which were financed under leases accounted for as operating leases. The aggregate purchase price for the remaining aircraft is approximately $50.0 million per aircraft, subject to escalation. The final deliveries are scheduled for June and November 2000. Advanced payments totaling approximately $27.2 million ($6.8 million per aircraft) are required prior to delivery of the remaining aircraft, with the remaining purchase price payable at delivery. As of March 31, 2000 and 1999, the Company had recorded fixed asset additions for $19.9 million and $16.3 million, respectively, in advanced payments applicable to aircraft scheduled for future delivery.

     In January 2000, Chicago Express Airlines, Inc., a wholly owned subsidiary of Amtran, entered into an agreement to purchase nine SAAB 340B aircraft, including spare engines, spare parts and crew training, for an aggregate purchase price of approximately $30.0 million. These aircraft will be placed into service throughout 2000 in conjunction with the retirement of the current fleet of Jetstream J31s, all of which are currently leased. Chicago Express has taken delivery of three of these aircraft, two of which were placed in revenue service in the first quarter of 2000. The Company expects to place five aircraft into revenue service during the second quarter of 2000, with the remaining two being placed into revenue service in the third quarter of 2000.

     Also in the first quarter of 2000, the Company placed the final of five total Lockheed L-1011-500 aircraft into revenue service.

     In November 1994, the Company signed a purchase agreement for six new Boeing 757-200s which, as subsequently amended, now provides for 13 total aircraft to be delivered between 1995 and 2000. In conjunction with the Boeing purchase agreement, the Company entered into a separate agreement with Rolls-Royce Commercial Aero Engines Limited to provide RB211-535E4 engines to power the new Boeing 757-200 aircraft. With the thirteenth delivery, the Company will have purchased 26 installed engines and four spare engines to support this fleet. The Company accepted delivery of the first nine aircraft under these agreements between September 1995 and December 1999, all of which were financed under leases accounted for as operating leases. The aggregate purchase price under these agreements for the remaining four aircraft is approximately $50.0 million per aircraft, subject to escalation. Two deliveries under this agreement are scheduled for June 2000, while the remaining two aircraft deliveries are scheduled for the fourth quarter of 2000. Advanced payments totaling approximately $27.2 million (approximately $6.8 million per aircraft) are required prior to delivery of the remaining aircraft, with the remaining purchase price payable at delivery. As of December 1999, the Company had recorded fixed asset additions of $20.4 million in advanced payments applicable to aircraft scheduled for future delivery. The Company intends to finance the remaining deliveries under this agreement through sale/leaseback transactions accounted for as operating leases.

     In July 1998, the Company committed to the purchase of five Lockheed L-1011 series 500 aircraft, three spare engines and certain associated spare parts. These aircraft are powered by Rolls-Royce RB211-524B4 engines. The Company accepted delivery of these aircraft under this purchase agreement between August 1998 and November 1999. Subsequent to delivery of each aircraft, the Company has completed certain modifications and improvements to the airframes and interiors in order to qualify them to operate in a coach seating configuration of 307 seats. Four aircraft were placed into revenue service in 1999, operating primarily in the commercial and military/government charter businesses. The fifth aircraft is expected to enter revenue service in the first quarter of 2000. The Company used the proceeds from the issuance of unsecured notes in December 1998 to acquire and modify these aircraft.

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     The Company purchased an additional Rolls-Royce-powered Boeing 757-200 aircraft from an aircraft lessor in September 1997, financing this purchase through a payment of cash and the issuance of a $30.7 million note. The note required monthly payments of $400,000 in principal and interest from October 15, 1997, through September 1999, with the balance due at maturity. The Company re-financed this aircraft through a sale/leaseback transaction in December 1998, at which time the note was repaid in full. The new lease initially expired in December 1999, but was amended and extended for an additional two-year term. The lessor may also cancel the lease with six months notice to the Company.

     Significant Financings. In July 1997, the Company sold $100.0 million principal amount of 10.5% unsecured senior notes. In December 1999, the Company sold an additional $75.0 million principal amount of 10.5% senior notes. The $75.0 million notes were issued as a private placement under Rule 144A. The Company is obligated to complete an exchange offer in which the new notes will be exchanged for registered notes having the same terms. On January 25, 2000, the Company filed a registration statement with the SEC in connection with this pending exchange offer.

     In December 1998, the Company sold $125.0 million principal amount of 9.625% unsecured senior notes in a public offering.

     In December 1999, ATA issued $17.0 million principal amount of special facility revenue bonds to finance the construction of certain facilities at Chicago-Midway Airport. The bonds are payable from and secured by a pledge and assignment of special facility revenues, including certain of the City of Chicago's rights under a special facility financing agreement between the City of Chicago and the Company. Payment of the bonds is guaranteed by the Company.

     In the second quarter of 1999, the Company completed the construction of a 120,000 square foot Maintenance and Operations Center immediately adjacent to the Company's maintenance hangar at Indianapolis International Airport. In June 1999, the Company financed this facility with an $8.0 million 15-year mortgage loan.

     In December 1999, the Company revised its revolving credit facility to provide a maximum of $100.0 million, including up to $50.0 million for stand-by letters of credit. The facility matures January 2, 2003, and borrowings under the facility bear interest, at the option of ATA, at either LIBOR plus 1.25% to 2.50% or the agent bank's prime rate. This facility is subject to certain restrictive covenants, and is collateralized by certain L-1011-50 and Boeing 727-200 aircraft. As of March 31, 2000, the Company had no borrowings against this credit facility, but did have outstanding letters of credit secured by this facility aggregating $33.7 million.

     In February 2000, the Company borrowed $11.5 million for operating cash purposes. This debt is collateralized by one Lockheed L1011 series 500 aircraft and is secured by a five-year note.

Future Accounting Changes

     In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards ("SFAS") No. 133, "Accounting for Derivative Instruments and Hedging Activities." This accounting standard, which is effective for all fiscal quarters of fiscal years beginning after June 15, 2000, requires that all derivatives be recognized as either assets or liabilities at fair value. The Company is evaluating the new statement's provisions and currently expects to adopt SFAS No. 133 in the first quarter of 2001. Although the Company currently does not have any significant derivatives subject to the accounting provisions of SFAS No. 133, the Company has engaged in certain fuel price hedging contracts in recent years to which accounting or disclosure provisions of this statement might have applied. The Company cannot predict what impact, if any, adoption of the statement will have.

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Year 2000

     The Company completed all year 2000 readiness work and experienced no significant problems.

Quantitative and Qualitative Disclosures About Market Risk

     The Company is subject to certain market risks, including commodity price risk resulting from aircraft fuel price fluctuations and interest rate risk. The adverse effects of potential changes in these market risks are discussed below. The sensitivity analyses presented do not consider the effects that such adverse changes may have on overall economic activity, nor do they consider additional actions management may take to mitigate the Company's exposure to such changes. See the notes to consolidated financial statements for a description of the Company's accounting policies and other information related to these financial instruments.

     Aircraft Fuel. The Company's results of operations are significantly impacted by changes in the price of aircraft fuel. During 1999, aircraft fuel accounted for approximately 16.6% of the Company's operating expenses. Based on the Company's 2000 projected fuel consumption, a one cent change in the average annual price per gallon of aircraft fuel would impact the Company's annual aircraft fuel expense by approximately $2.8 million.

     The Company's short-term risk is mitigated by contractual fuel price escalators contained in military charter and commercial charter contracts, which enable the Company to pass through some increases in fuel cost. The Company has previously entered into certain fuel swap contracts and fuel cap agreements. No such agreements are in place as of December 31, 1999.

     Interest Rates. The Company's results of operations are affected by fluctuations in market interest rates. As of December 31, 1999, the Company has approximately $100.0 million of variable rate debt available through a revolving credit facility. In 2000, the Company does not project to incur significant borrowings under the facility, so the risk of exposure to market interest rate fluctuations is not significant.

     As of December 31, 1999, the Company had fixed-rate debt with a carrying value of $300.0 million. Based upon discounted future cash flows using current incremental borrowing rates for similar types of instruments, the fair value of the fixed-rate debt is estimated at approximately $295.2 million. Market risk, estimated as the potential increase in fair value resulting from a hypothetical 1.0% decrease in interest rates, was approximately $7.5 million as of December 31, 1999.

     If 2000 average short-term interest rates decreased by 1.0% over 1999 average rates, the Company's projected interest income from short-term investments would decrease by approximately $1.5 million during 2000.

                                  BUSINESS

     The Company owns American Trans Air, Inc. ("ATA"), the eleventh largest passenger airline in the United States (based on 1999 revenues) and a leading provider of airline services in selected markets. The Company is the largest commercial charter airline in the United States and the largest provider of passenger airline services to the U.S. military, in each case based on 1999 revenues. For the year ended December 31, 1999, the revenues of the Company consisted of 55.7% scheduled service, 23.5% commercial charter service and 11.2% military charter service, with the balance derived from related services.

     The Company actively considers and enters into discussions regarding possible business combinations with air carriers and others, and plans to continue to do so. See "Risk Factors."

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Scheduled Service

     The Company provides scheduled service through ATA to selected destinations primarily from its gateways at Chicago-Midway and Indianapolis and also provides transpacific services between the western United States and Hawaii. In 1999, the Company added scheduled service between Chicago-Midway and Philidelphia. The Company focuses on routes where it believes it can be a leading provider of nonstop service and targets leisure and value-oriented business travelers.

     The Company believes that it has significant competitive advantages in each of its primary markets.

     o Chicago-Midway, the Company's largest and fastest growing gateway, represented approximately 56.7% of the Company's total scheduled service capacity in 1999. The Company is the number one carrier in terms of market share in 20 out of its 22 nonstop routes from Chicago-Midway. The Company believes its service at this gateway would be difficult to replicate because of limited available airport capacity. This competitive position is enhanced by Chicago-Midway's proximity to downtown Chicago and the fact that, for a substantial portion of the population within the metropolitan region, Chicago-Midway is the most convenient airport. The Company began service at Chicago-Midway in December 1992.

     o Hawaii represented approximately 18.5% of the Company's total scheduled service capacity in 1999. The Company believes it is the lowest-cost provider of scheduled service between the western United States and Hawaii, which is critical in this price-sensitive, predominantly leisure market. Furthermore, a majority of the Company's capacity in the Hawaiian market is contracted to the nation's largest independent Hawaiian tour operator, which assumes capacity, yield and fuel risk. The Company has served the Hawaiian market since 1974 through its commercial charter operations and since 1987 through its scheduled service operations.

     o Indianapolis represented approximately 14.0% of the Company's total scheduled service capacity in 1999. The Company began scheduled service from Indianapolis in 1986 and believes that it benefits from being perceived as the hometown airline. The Company is the number one provider in terms of market share in seven of its eight nonstop jet routes from Indianapolis. In Indianapolis, the Company operates Ambassadair, the nation's largest travel club with approximately 41,000 individual or family memberships, providing the Company with a local marketing advantage similar to a frequent flier program.

Commercial Charter Service

     The Company is the largest commercial passenger charter airline in the United States and provides services throughout the world, primarily to U.S. and European tour operators. The Company seeks to maximize the profitability of these operations by leveraging its leading market position, diverse aircraft fleet and worldwide operating capability. The Company believes its commercial charter services are a predictable source of revenues and operating profits in part because its commercial charter contracts require tour operators to assume capacity, yield and fuel price risk, and also because of the Company's ability to re-deploy assets into favorable markets. The Company's commercial charter services are marketed through a network of domestic sales offices along with a London office.

Military/Government Charter Service

     The Company has provided passenger airline services to the U.S. military since 1983 and is currently the largest commercial airline provider of these services. The Company believes that because these operations are generally less seasonal than leisure travel, they have tended to have a stabilizing impact on the Company's operating margins. The U.S. government awards one-year contracts for its military charter business and pre-negotiates contract prices for each type of

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aircraft that a carrier makes available. The Company believes that its fleet of aircraft is well suited to the needs of the military.

Strategy

     The Company intends to enhance its position as a leading provider of passenger airline services to selected markets where it can capitalize on its competitive strengths. The key components of this strategy are:

Participate in Markets Where it Can Be a Leader

     The Company focuses on markets where it can be a leading provider of airline services. In scheduled service, the Company concentrates on routes where it can be the number one or number two carrier. The Company achieves this result principally through superior nonstop schedules, value-oriented service, focused marketing efforts and certain airport and aircraft advantages. The Company is the leading provider of commercial and military charter services in large part because of its variety of aircraft types, superior operational performance and its worldwide service capability.

Maintain Low-Cost Position

     For 1997, 1998 and 1999, the Company's operating cost per available seat mile ("CASM") of 6.09(cent), 6.09(cent)and 6.84(cent), respectively, was the lowest among large U.S. passenger airlines. The airline segment CASM was 5.97(cent), 6.00(cent)and 6.38(cent), respectively, for the years ended 1997, 1998 and 1999. See "--Management's Discussion and Analysis of Financial Condition and Results of Operations--Results of Operations in Cents per ASM." The Company believes that its low-cost structure provides a significant competitive advantage, allowing it to operate profitably while pricing competitively in the scheduled service and commercial and military charter markets. The Company believes its low-cost position is primarily derived from its simplified product, route structure, low aircraft ownership costs and low overhead costs.

Target Growth Opportunities

     The Company intends to expand its operations selectively in areas where it believes it can achieve attractive financial returns.

     o Charter Expansion. The Company has acquired five long-range Lockheed L-1011-500 aircraft primarily for commercial and military charter service, whose low-cost and high-seating capacity will enable the Company to compete for business that it could not previously accommodate (e.g., nonstop service to certain South American, European and Asian destinations).

     o Scheduled Service Expansion at Chicago-Midway. The Company plans to increase frequencies and add up to four destinations from its Chicago-Midway gateway by the end of 2000 and to support this expansion by adding four Boeing 757-200 aircraft to its fleet in 2000. Included in these new destinations is new scheduled service between Chicago-Midway and Ronald Reagan Washington National Airport, beginning April 3, 2000, as well as new scheduled service to Boston and Seattle, beginning May 7, 2000. Beginning July 10, 2000, the Company will also offer scheduled service from Chicago-Midway to Minneapolis St. Paul. The Company will also occupy additional gates upon completion of the new terminal at Chicago-Midway to facilitate these expanding operations. In addition, the Company will use the proceeds of a $17.0 million Special Facility Revenue Bond issued in December 1999 to pay a portion of the cost of construction of a Federal Inspection Service facility ("FIS") at the Chicago-Midway Airport. This will allow international flights to operate directly to and from Chicago-Midway.

     o Selected Acquisitions. The Company continually evaluates possible acquisitions of related businesses or interests therein to enhance its competitive position in its market segments. The

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       Company also continues to evaluate possible business combinations with air carriers and others that could result in a change of control of Amtran.

Industry Overview

   Scheduled Airline Service

     In the United States, the scheduled airline business is dominated by large scheduled airlines, most of which have developed hub-and-spoke route systems. As a result of this structure, many smaller cities or airports are not served by direct or nonstop flights to leisure destinations, and many secondary leisure destinations do not receive direct or nonstop service from more than a few major U.S. cities. In developing its business, the Company has focused on low-frequency, nonstop or direct service from its principal gateways to leisure or business destinations where there is little or no competing direct or nonstop service.

   Commercial and Military/Government Charter Airline Service

     In the United States, the passenger charter airline business is served by major scheduled airlines and a number of U.S. and non-U.S. charter airlines. Historically, charter airlines have supplemented the service provided by scheduled airlines by providing additional capacity at times of peak demand, such as during the Persian Gulf War, and on a longer-term basis to supplement the U.S. military's own passenger fleet. Based on the most recently available Department of Transportation ("DOT") statistics, total charter flights by all U.S. airlines represented approximately 2.5% of all available seat miles ("ASMs") flown within the United States during the twelve months ended March 31, 2000.

The Company's Airline Operations

   Services Offered

     The following table provides a summary of the Company's major revenue sources for the periods indicated:

                                               Year Ended December 31,
                                 ---------------------------------------------
                                   1995     1996     1997     1998      1999
                                 -------- -------- -------- --------  --------
                                                (Dollars in millions)
Scheduled service............     $362.0   $386.5   $371.8    $511.3    $624.6
Commercial charter...........      229.5    226.4    228.1     222.6     263.8
     Military charter........       77.5     84.2    131.1     121.9     126.2
     Total charter service...      307.0    310.6    359.2     344.5     390.0
Other........................       46.0     53.8     52.2      63.6     107.8
     Total...................     $715.0   $750.9   $783.2    $919.4  $1,122.4
                                  ======   ======   ======   =======  ========


Scheduled Service

     The Company provides scheduled airline services on selected routes where it believes that it can be one of the leading carriers in the market, focusing primarily on low-cost, nonstop or direct flights. The Company currently provides scheduled service primarily from its gateway cities of Chicago-Midway and Indianapolis to popular vacation destinations such as Hawaii, Las Vegas, Florida, California, Mexico and the Caribbean, as well as to New York's John F. Kennedy (seasonal) and LaGuardia Airports, Philadelphia, Denver and Dallas-Ft. Worth.

     In 1997, the Company began a code-share agreement with Chicago Express to operate passenger airline services between Chicago-Midway and the cities of Indianapolis, Milwaukee,

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


Des Moines, Dayton, Grand Rapids, Lansing and Madison using Jetstream 31 propeller aircraft. In April 1999, the Company acquired all of the issued and outstanding stock of Chicago Express. Chicago Express' results of operations, beginning May 1999, were consolidated into the Company, replacing the fixed fee per flight previously recorded by the Company. This generated no material change to operating expenses and the operating revenues associated with these operations were already reflected in the Company's results of operations.

     In January 2000, Chicago Express entered into an agreement to purchase nine SAAB 340B aircraft, engines and related parts. As of March 31, 2000, the Company had taken delivery of three of these aircraft. The remaining aircraft will be placed into service throughout 2000. The current fleet of Jetstream 31s will be returned to the lessor.

     Included in the Company's jet scheduled service are bulk sales agreements with tour operators. Under these arrangements, which are very similar to charter sales, the tour operator may take up to 85% of an aircraft as a bulk-seat purchase. The seats which the Company retains are sold through its own scheduled service distribution network. Under bulk sales arrangements, the Company is obligated to provide transportation to the tour operators' customers even in the event of non-payment to the Company by tour operators. To minimize its credit exposure under these arrangements, the Company requires bonding or a security deposit for a portion of the contract price. Bulk seat sales amounted to $59.0 million, $68.6 million and $71.2 million in 1997, 1998 and 1999, respectively, which represented 7.5%, 7.5% and 6.3%, respectively, of the Company's consolidated revenues for such periods.

Commercial Charter

     Commercial charter represented 29.1%, 24.2% and 23.5%, respectively of the Company's consolidated revenues for 1997, 1998 and 1999. The Company's principal customers for commercial charter are tour operators, sponsors of incentive travel packages and specialty charter customers.

     Tour Operator Programs. These leisure-market programs are generally contracted for repetitive, round-trip patterns, operating over varying periods of time. In such an arrangement, the tour operator pays a fixed price for use of the aircraft, including the crew and all necessary passenger and aircraft handling services, and assumes responsibility and risk for the actual sale of the available aircraft seats. Under most of its contracts with tour operators, the Company passes through increases in fuel costs from a contracted price. Under these contracts, if the fuel increase causes the tour operator's fuel cost to rise in excess of 10%, the tour operator has the option of canceling the contract. The Company is exposed to increases in fuel costs that occur within 14 days of flight time.

     Although the Company serves tour operators on a worldwide basis, its primary customers are U.S.-based. The Company's five largest tour operator customers represented approximately 16.2%, 14.4% and 12.5%, respectively, of the Company's consolidated revenues for 1997, 1998 and 1999, and the ten largest tour operator customers represented approximately 20.8%, 17.5% and 14.7%, respectively, of the Company's consolidated revenues for the same periods.

     Incentive Travel Programs. Many corporations offer travel to leisure destinations or special events as incentive awards for their employees. The Company has historically provided air travel for many corporate incentive programs. Incentive travel customers range from national incentive marketing companies who arrange such programs for corporate clients, to large corporations that handle their incentive travel programs on an in-house basis.

     Specialty Charters. The Company operates a significant number of specialty charter flights. These programs are normally contracted on a single round-trip basis and vary extensively in nature. These flights allow the Company to increase aircraft utilization during off-peak periods.

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


Military/Government Charter

     In 1997, 1998 and 1999, sales to the U.S. military and other governmental agencies were approximately 16.8%, 13.3% and 11.2%, respectively, of the Company's consolidated revenues. Traditionally, the Company's focus has been on short-term military "contract expansion" business which is routinely awarded by the U.S. government based on availability of appropriate aircraft. The U.S. government awards one-year contracts for its military charter business, and pre-negotiates contract prices for each type of aircraft a carrier makes available. Such contracts are awarded based upon the participating airlines' average costs. The short-term expansion business is awarded pro rata to those carriers with aircraft availability who have been awarded the most fixed-award business, and then to any additional carrier that has aircraft available. The Company's current contractor teaming arrangement significantly increases the likelihood that the team will receive both fixed-award and contract expansion business. See "--Management's Discussion and Analysis of Financial Condition and Results of Operations--Military/Government Charter Revenues."

     The Company is subject to biennial inspections by the Department of Defense as a condition of retaining its eligibility to perform military charter flights. The last such inspection was completed in the fourth quarter of 1999.

Other Business

     In addition to its core charter and scheduled service businesses, the Company operates several other smaller businesses that complement its core businesses. The Company sells ground arrangements (hotels, car rentals and attractions) through its Ambassadair and ATA Leisure Corp. subsidiary brands such as ATA Vacations, Travel Charter and Key Tours; provides airframe and powerplant mechanic training through American Trans Air Training Corporation; and provides helicopter charter services through its ExecuJet subsidiary. Additionally, the Company, through its subsidiary Amber Air Freight, markets cargo services in the Company's scheduled and charter operations. In aggregate, these businesses, together with incidental revenues associated with core charter and scheduled service operations, accounted for 6.6%, 6.9% and 9.6%, respectively, of consolidated revenues in 1997, 1998 and 1999.

Aircraft Fleet

     As of March 31, 2000, the Company was certified to operate a fleet of 19 Lockheed L-1011s, 24 Boeing 727-200s and 11 Boeing 757-200s. The Company also acquired Chicago Express in April 1999, which is separately certified to operate nine Jetstream 31 propeller aircraft. These Jetstream 31 propeller aircraft will be replaced with 34-seat SAAB 340B propeller aircraft by the end of 2000.

Lockheed L-1011 Aircraft

     The Company's 19 Lockheed L-1011 aircraft are wide-body aircraft, 11 of which have a range of 2,971 nautical miles, three of which have a range of 3,425 nautical miles, and five of which have a range of 5,577 nautical miles. These aircraft conform to the FAA's Stage 3 noise requirements and have a low ownership cost relative to other wide-body aircraft types. See "--Environmental Matters." These aircraft have an average age of approximately 24 years. As of March 31, 2000, 18 of these aircraft were owned by the Company and one was under an operating lease that expires in March 2003. Certain of the Lockheed L-1011 aircraft owned by the Company are subject to mortgages and other security interests granted in favor of the Company's lenders under its revolving credit facility. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

Boeing 727-200 ADV Aircraft

     The Company's 24 Boeing 727-200 ADV aircraft are narrow-body aircraft equipped with high-thrust, JT8D-17/-17A engines and have a range of 2,050 nautical miles. These aircraft conform to Stage 3 noise requirements as of March 31, 2000 and have an average age of approximately 20 years. The Company leases 14 of these aircraft, with initial lease terms that expire between October 2000 and September 2003, subject to the Company's right to extend each lease for varying terms or purchase the aircraft.

Boeing 757-200 Aircraft

     The Company's 11 Boeing 757-200 aircraft are relatively new, narrow-body aircraft, all of which have a range of 3,679 nautical miles. These aircraft, all of which are leased, have an average age of approximately three years and meet Stage 3 noise requirements. The Company's Boeing 757-200s have higher ownership costs than the Company's Lockheed L-1011 and Boeing 727-200 ADV aircraft, but lower operational costs. In addition, the Company's Boeing 757-200s have the capacity to operate on extended flights over water. The leases for the Company's Boeing 757-200 aircraft have initial terms that expire on various dates between December 2001 and October 2019, subject to the Company's right to extend each lease for varying terms.

     In order to enhance the reliability of its service, the Company seeks to maintain at least two spare Lockheed L-1011 and three spare Boeing 727-200 aircraft at all times. Spare aircraft can be dispatched on short notice to most locations where a substitute aircraft is needed for mechanical or other reasons.

     Although Lockheed L-1011 and Boeing 727-200 ADV aircraft are subject to the FAA's Aging Aircraft program, the Company does not currently expect that its cost of compliance for these aircraft will be material. See "--Regulation."

Flight Operations

     Worldwide flight operations are planned and controlled by the Company's Flight Operations Group based in Indianapolis, Indiana, which is staffed on a 24-hour basis, seven days a week. Logistical support necessary for extended operations away from the Company's fixed bases is coordinated through its global communications network. The Company has the ability to dispatch maintenance and operational personnel and equipment as necessary to support temporary operations around the world.

Maintenance and Support

     The Company's Maintenance and Operations Center is located at Indianapolis International Airport. This 120,000 square-foot facility was designed to meet the maintenance needs of the Company's fleet and to provide supervision and control of purchased maintenance services. The Company has approximately 1,200 employees supporting its maintenance and technical efforts.

     The Company currently maintains 16 permanent maintenance facilities, including its Indianapolis facility. In addition, the Company utilizes "road teams," which are dispatched primarily as charter flight operations require to arrange and supervise maintenance services at temporary locations. The Company also uses road teams to supervise all maintenance not performed in-house.

Fuel Price Risk Management

     The Company has fuel reimbursement clauses and guarantees which applied to approximately 53.4%, 45.0% and 34.8%, respectively, of consolidated revenues in 1997, 1998 and 1999. The Company did not engage in any material fuel hedging activities in 1997, but engaged in a fuel hedging program from 1998 to mid-1999, which hedged a significant portion of its scheduled service fuel exposure during that time period. The Company does not expect to be engaged in any fuel hedging program in 2000. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Operating Expenses--Fuel and Oil."

Competition

     The Company's products and services face varying degrees of competition in diverse markets.

     Competition for Scheduled Services

     In scheduled service, the Company competes both against the large U.S. scheduled service airlines and, from time to time, against smaller regional or start-up airlines. Competition is generally on the basis of price, schedule and frequency, quality of service and convenience.

     Competition for Commercial Charter Services

     In the commercial charter market, the Company competes both against the major U.S. scheduled airlines and against small U.S. charter airlines. The Company also competes against several European and Mexican charter and scheduled airlines. The scheduled carriers compete for leisure travel customers with the Company's commercial charter operations in a variety of ways, including wholesaling discounted seats on scheduled flights to tour operators, promoting packaged tours to travel agents for sale to retail customers and selling discounted, airfare-only products to the public. As a result, all charter airlines, including the Company, generally are required to compete for customers against the lowest revenue-generating seats of the scheduled airlines.

     The Company also competes directly against other charter airlines. In the United States, these charter airlines are smaller in size than the Company. In Europe, several charter airlines are as large or larger than the Company. Certain European charter airlines are affiliates of large scheduled airlines or tour operators.

     Competition for Military/Government Charter Services

     The Company competes for military and other government charters with primarily smaller U.S. airlines. The allocation of U.S. military air transportation contracts is based upon the number and type of aircraft a carrier, alone or through a teaming arrangement, makes available for use to the military.

Insurance

     The Company carries types and amounts of insurance customary in the airline industry, including coverage for public liability, passenger liability, property damage, aircraft loss or damage, baggage and cargo liability and workers' compensation. Under the Company's current insurance policies, it will not be covered by such insurance were it to fly, without the consent of its insurance provider, to certain high-risk countries. The Company will support certain U.S. government operations in areas where its insurance policy does not provide coverage when the U.S. government provides replacement insurance coverage.

Employees

     As of March 31, 2000, the Company had approximately 7,000 full and part-time employees, approximately 2,400 of whom were represented under collective bargaining agreements. The Company's flight attendants are represented by the Association of Flight Attendants ("AFA"), the Company's cockpit crews are represented by the Air Line Pilots Association ("ALPA") and the Company's dispatchers are represented by the Transport Workers Union. The current collective bargaining agreement with the AFA became subject to amendment, but did not expire, in December 1998. During the first quarter of 2000, the Company completed renegotiation of this contract and the new contract was notified. The current collective bargaining agreement with ALPA will be subject to amendment, but will not expire, in September 2000.

     The Company believes that relations with its employees are good. A prolonged dispute with employees who are represented by a union, or any sizable number of employees, could have an adverse impact on the Company's operations.

Regulation

     The Company is subject to a wide range of governmental regulation, including that of the DOT and the Federal Aviation Administration ("FAA").

     The DOT principally regulates economic matters affecting air service, including: air carrier certification and fitness; insurance; leasing arrangements; allocation of route rights and authorization of proposed scheduled and charter operations; allocation of landing slots and departing slots; consumer protection; and competitive practices. The FAA primarily regulates flight operations, especially matters affecting air safety, including airworthiness requirements for each type of aircraft and crew certification. The FAA requires each carrier to obtain an operating certificate and operations specifications authorizing the carrier to fly to specific airports using specified equipment.

     Several aspects of airline operations are subject to regulation or oversight by federal agencies other than the DOT and FAA. The United States Postal Service has jurisdiction over certain aspects of the transportation of mail and related services provided by the Company through its cargo affiliate. Labor relations in the air transportation industry are generally regulated under the Railway Labor Act, which vests in the National Mediation Board certain regulatory powers with respect to disputes between airlines and labor unions arising under collective bargaining agreements. The Company is subject to the jurisdiction of the Federal Communications Commission regarding the utilization of its radio facilities. In addition, the Immigration and Naturalization Service, the U.S. Customs Service, and the Animal and Plant Health Inspection Service of the Department of Agriculture have jurisdiction over inspection of the Company's aircraft, passengers and cargo to ensure the Company's compliance with U.S. immigration, customs and import laws. Also, while the Company's aircraft are in foreign countries, they must comply with the requirements of similar authorities in those countries. The Commerce Department also regulates the export and re-export of the Company's U.S.-manufactured aircraft and equipment.

     In addition to various federal regulations, local governments and authorities in certain markets have adopted regulations governing various aspects of aircraft operations, including noise abatement, curfews and use of airport facilities. Many U.S. airports have adopted or are considering adopting a Passenger Facility Charge of up to $3.00 generally payable by each passenger departing from the airport and remitted by the Company to the applicable airport authority.

     At the Company's aircraft maintenance facilities, materials are used that are regulated as hazardous under federal, state and local laws. The Company is required to maintain programs to protect the safety of the employees who use these materials and to manage and dispose of any waste generated by the use of these materials in compliance with these laws. More generally, the Company is also subject at these facilities to federal, state and local regulations relating to protection of the environment and to discharge of material into the environment. The Company does not expect that the costs associated with ongoing compliance with any of these regulations will have a material impact on the Company's capital expenditures, earnings or competitive position. Additional laws and regulations have been proposed from time to time that could significantly increase the cost of airline operations by, for instance, imposing additional requirements or restrictions on operations.

     Based upon bilateral aviation agreements between the U.S. and other nations, and, in the absence of such agreements, comity and reciprocity principles, the Company, as a charter carrier, is generally not restricted as to the frequency of its flights to and from most foreign destinations. However, these agreements generally restrict the Company to the carriage of passengers and cargo on flights which either originate in the U.S. and terminate in a single foreign nation, or which originate in a single foreign nation and terminate in the U.S. Proposals for any additional charter service must generally be specifically approved by the civil aeronautics authorities in the relevant countries. Approval of such requests is typically based on considerations of comity and reciprocity and cannot be guaranteed.

     The Company believes it is in compliance with all requirements necessary to maintain in good standing its operating authority granted by the DOT and its air carrier operating certificate issued by the FAA. A modification, suspension or revocation of any of the Company's DOT or FAA authorizations or certificates could have a material adverse effect upon the Company.

Environmental Matters

     Under the Airport Noise and Capacity Act of 1990 and related FAA regulations, the Company's aircraft must comply with certain Stage 3 noise restrictions by certain specified deadlines. In general, the Company is prohibited from operating any Stage 2 aircraft after December 31, 1999. As of December 31, 1999, the Company's entire fleet met Stage 3 requirements.

     In addition to the aircraft noise regulations administered by the FAA, the Environmental Protection Agency regulates operations, including air carrier operations, which affect the quality of air in the United States. The Company believes it has made all necessary modifications to its operating fleet to meet fuel-venting requirements and smoke-emissions standards.

                   DESCRIPTION OF PRINCIPAL INDEBTEDNESS

Revolving Credit Facility

     We maintain a revolving credit facility to assist us in managing our working capital and in meeting our short-term cash needs.

     In December 1999, we revised our credit facility to provide for maximum borrowings of $100.0 million, including stand-by letters of credit in a maximum amount of $50.0 million. All borrowings under the credit facility are guaranteed by Amtran and all of its other operating subsidiaries and secured by some of Amtran's L-1011 and B727 aircraft and engines, as well as specified additional assets as may be required to provide a loan-to-value ratio not in excess of 75%. The credit facility will mature, and all borrowings under the credit facility will become due and payable, on January 2, 2003. As of March 31, 2000, the Company had no borrowings under the facility, but it secured $33.7 million in outstanding letters of credit.

     So long as no event of default is continuing, borrowings under the credit facility bear interest, at the option of ATA, at either:

     o LIBOR plus 1.25% to 2.50%, depending upon specified financial ratios; or

     o the agent bank's prime rate.

In addition, ATA incurs a quarterly commitment fee ranging from 0.25% to 0.50% per annum on the average unused portion of the commitment, depending upon specified ratios.

     The credit facility contains covenants that, absent the prior written consent of the lenders, limit the ability of ATA, Amtran and the other guarantors to, among other things:

     o incur debt;

     o grant liens;

     o make capital expenditures;

     o pay dividends, distributions and other payments to stockholders;

     o engage in mergers and similar business combinations;

     o dispose of assets; and

     o prepay debt.

In addition, for a specified period, ATA must maintain a number of specified ratios, including minimum net worth, cash flow to interest expense after rentals and total adjusted liabilities to tangible net worth.

     An event of default will occur if, among other things, a reduction below 20% occurs in:

     o Mr. Mike Isons' or his heirs' beneficial ownership of Amtran's outstanding capital stock; or

     o Amtran's beneficial ownership of ATA's outstanding capital stock.


10 1/2% Notes

     In 1997, Amtran issued $100.0 million principal amount of 10 1/2% senior notes due 2004. All of Amtran's obligations under the 10 1/2% notes are guaranteed by all of its operating subsidiaries, including ATA. In December 1999, Amtran sold an additional $75.0 million principal amount of 10 1/2% senior notes due 2004. The terms of the additional notes are identical to those of the original notes. The $75 million principal amount of 10 1/2% senior notes were issued as a private placement under Rule 144A. The Company is obligated to complete an exchange offer in which the new notes will be exchanged for registered notes having the same terms. In January 2000, the company filed a registration statement with the SEC in connection with this pending exchange offer.

     Principal, Maturity and Interest. The 10 1/2% notes are limited in aggregate principal amount to $175.0 million and will mature on August 1, 2004. Interest on the 10 1/2% notes accrues at 10 1/2% per annum and is payable semiannually in cash on February 1 and August 1 of each year. Interest is computed on the basis of a 360-day year comprised of twelve 30-day months.

     Ranking and Guarantee. The 10 1/2% notes are unsecured obligations of Amtran, rank pari passu in right of payment with all existing and future unsecured unsubordinated obligations of Amtran and rank senior in right of payment to all existing and future subordinated obligations of Amtran. The 10 1/2% notes are also effectively subordinated to all existing and future secured indebtedness of Amtran and the guarantors to the extent of the security.

     Redemption. The 10 1/2% notes redeemable, at Amtran's option, in whole or in part, at any time on or after August 1, 2002, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest thereon to the applicable redemption date, if redeemed during the 12-month period beginning on August 1 of the year indicated below:

     Year                                       Percentage
     ----                                       ----------
     2002....................................    105.250%
     2003....................................    102.625%

     In addition, at any time prior to August 1, 2000, Amtran may redeem up to 35% of the original aggregate principal amount of the 10 1/2% notes with the proceeds of one or more sales of common stock, at a redemption price equal to 110.500% of their principal amount plus accrued and unpaid interest, so long as at least $113.8 million of aggregate principal amount of 10 1/2% notes remains outstanding immediately after the redemption.

     Covenants. The indenture governing the 10 1/2% notes limits the ability of Amtran and its subsidiaries to, among other things:

     o incur debt;

     o make specified restricted payments;

     o create restrictions on the ability of some of its subsidiaries to pay dividends and make distributions;

     o allow some of its subsidiaries to issue or sell capital stock;

     o all some of its subsidiaries to provide guarantees;

     o engage in transactions with affiliates;

     o create liens;

     o engage in sale/leaseback transactions; and

     o dispose of assets.

     Events of Default. The indenture governing the 10 1/2% notes contains various events of default, including:

     o default in the payment of principal, premium or interest;

     o default in compliance with some of the covenants contained in indenture;

     o failure to pay at maturity or upon acceleration of more than $10 million in aggregate of other debt;

     o failure to pay more than $10 million of judgments that have not been stayed by appeal or otherwise; and

     o occurrence of specified events, including the bankruptcy of Amtran or some of its subsidiaries.

9 5/8% Notes

     In 1998, Amtran issued $125.0 million principal amount of 9 5/8% senior notes due 2005. All of Amtran's obligations under the 9 5/8% notes are guaranteed by all of its operating subsidiaries, including ATA.

     Principal, Maturity and Interest. The 9 5/8% notes are limited in aggregate principal amount to $125.0 million and will mature on December 15, 2005. Interest on the 9 5/8% notes accrues at 9 5/8% per annum and is payable semiannually in cash on June 15 and December 15 of each year. Interest is computed on the basis of a 360-day year comprised of twelve 30-day months.

     Ranking and Guarantee. The 9 5/8% notes are unsecured obligations of Amtran, rank pari passu in right of payment with all existing and future unsecured unsubordinated obligations of Amtran and rank senior in right of payment to all existing and future subordinated obligations of Amtran. The 9 5/8% notes are also effectively subordinated to all existing and future secured indebtedness of Amtran and the guarantors to the extent of the security.

     Redemption. The 9 5/8% notes redeemable, at Amtran's option, in whole or in part, at any time on or after June 15, 2003, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest thereon to the applicable redemption date, if redeemed during the 12-month period beginning on June 15 of the year indicated below:

     Year                                       Percentage
     ----                                       ----------
     2003....................................... 104.81%
     2004....................................... 102.41%

     In addition, at any time prior to June 15, 2001, Amtran may redeem up to 35% of the original aggregate principal amount of the 9 5/8% notes with the proceeds of one or more sales of common stock, at a redemption price equal to 109.625% of their principal amount plus accrued and unpaid interest, so long as at least $81.25 million of aggregate principal amount of 9 5/8% notes remains outstanding immediately after the redemption.

     Covenants. The indenture governing the 9 5/8% notes contains covenants substantially identical to the covenants contained in the indenture governing the 10 1/2% notes.

     Events of Default. The indenture governing the 9 5/8% notes contains events of default substantially similar to those contained in the indenture governing the 10 1/2% notes.

Special Facility Revenue Bonds

     In December 1999, ATA issued $17.0 million principal amount of variable rate special facility revenue bonds due 2029 to finance the construction of certain facilities at Chicago Midway Airport. The bonds were issued under and are secured by a trust indenture from the city of Chicago to LaSalle Bank National Association, as trustee. The bonds are payable solely from and secured by a pledge and assignment of special facility revenues, including certain of the City of Chicago's rights under a special facility financing agreement between the City of Chicago and ATA. Payment of the bonds is guaranteed by Amtran pursuant to a Guaranty Agreement between Amtran and the trustee.

     Upon the issuance of the bonds, ATA caused a letter of credit to be issued for the benefit of the owners of the bonds. The trustee is required under the indenture to draw upon the letter of credit to pay (i) principal of and interest on the bonds when due whether on scheduled principal or interest payment dates, upon redemption of all or part of the such bonds or upon acceleration of the maturity of such bonds and (ii) the principal portion of the tender price of the bonds upon optional or mandatory tender for purchase that have not been remarketed and that portion of the tender price of such bonds equal to interest accrued to the purchase date on such bonds.

Mortgage

     In the second quarter of 1999, the Company obtained an $8.0 million 15-year mortgage to finance its newly-completed 120,000 square foot Maintenance and Operations Center in Indianapolis.

                      DESCRIPTION OF THE CERTIFICATES

     The following is a summary of the general terms and provisions of the Outstanding Certificates and the Exchange Certificates. The statements under this caption are summaries and do not purport to be complete and are qualified in their entirety by reference to all the provisions of the Pass Through Trust Agreements, copies of which will be available upon request to the pass through trustee, and to all the provisions of the certificates, the Deposit Agreements, the Escrow Agreements, the Liquidity Facilities, the Policy, the Policy Provider Agreement and the Intercreditor Agreement.

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     Except as otherwise indicated, the following summary relates to each of the pass through trusts and the certificates issued by each pass through trust. The terms and conditions governing each of the pass through trusts will be substantially the same, except as described under "Description of the Intercreditor Agreement--Priority of Distributions" below and except that the principal amount and scheduled principal repayments of the secured promissory notes held by each pass through trust and the interest rate and maturity date of the secured promissory notes held by each pass through trust will differ. The references to sections in parentheses in the following summary are to the relevant sections of the Pass Through Trust Agreements unless otherwise indicated.

General

     Each certificate will represent a fractional undivided interest in one of the two American Trans Air, Inc. 2000-1 pass through trusts: the class G pass through trust and the class C pass through trust, collectively referred to as the "pass through trusts." The pass through trusts will be formed pursuant to the Pass Through Trust Agreements. We will refer to the certificates to be issued by the class G pass through trust and the class C pass through trust as the class G certificates and the class C certificates, respectively.

     The property of each pass through trust will consist of:

     o Subject to the Intercreditor Agreement, secured promissory notes acquired under the Note Purchase Agreement and issued, at ATA's election, either (a) on a nonrecourse basis by the Owner Trustees of a separate owner trust for each leveraged lease transaction to finance or refinance a portion of the purchase price of each leased aircraft by the Owner Trustee, in which case the applicable leased aircraft will be leased to ATA, or (b) on a recourse basis by ATA in connection with each secured loan transaction to finance a portion of the purchase price of each aircraft owned by ATA.

     o The rights of such pass through trust to acquire secured promissory notes under the Note Purchase Agreement.

     o The rights of such pass through trust under the applicable Escrow Agreement to request the Escrow Agent to withdraw from the Depositary funds sufficient to enable each such pass through trust to purchase secured promissory notes on the delivery of each aircraft during the Delivery Period.

     o The rights of such pass through trust under the Intercreditor Agreement (including all monies receivable in respect of such rights).

     o Monies receivable under the Liquidity Facility for such pass through trust.

     o Funds from time to time deposited with the pass through trustee in accounts relating to such pass through trust.

     o With respect to the class G pass through trust, all monies receivable under the Policy.

     The certificates of each pass through trust will be issued in fully registered form only and will be subject to the provisions described below under "--Book-Entry; Delivery and Form." Certificates will be issued only in minimum denominations of $1,000 or integral multiples of $1,000 in excess thereof, except that one certificate of each pass through trust may be issued in a denomination of less than $1,000. (Section 3.01)

     On the Transfer Date, each of the original pass through trusts will transfer and assign all of its assets and rights to a substantially identical successor pass through trust, and Wilmington Trust Company, as the trustee of the new trust, will assume the obligations of the related original pass through trusts under each transaction document to which such original trustee was a party. Upon the effectiveness of such transfer, assignment and assumption, each of the original pass through trusts will be liquidated and each of the certificates will represent the same percentage interest in

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


the successor pass through trust as it represented in the original pass through trust immediately prior to such transfer, assignment and assumption. Unless the context otherwise requires, all references in this prospectus to the pass through trusts, the trustees, the Pass Through Trust Agreements and similar terms shall be applicable to the original pass through trusts until the effectiveness of such transfer, assignment and assumption and thereafter shall be applicable to the successor pass through trusts. See "--Liquidation of Original Trusts."

     The certificates will represent interests in the respective pass through trusts, and all payments and distributions on the certificates will be made only from the property of the related pass through trust. (Section 3.10) The certificates will not represent an interest in or obligation of ATA, Amtran, the pass through trustees, any of the Loan Trustees or Owner Trustees in their individual capacities, any Owner Participant or any affiliate of any of them. The existence of the pass through trusts will not limit the liability that holders of the certificates would otherwise incur if they owned the secured promissory notes directly or otherwise directly incurred the obligations of the pass through trusts.

     Under the Escrow Agreement for each pass through trust, the holder of a certificate of any such pass through trust will also be the holder of an Escrow Receipt affixed to the certificate. The holder of an Escrow Receipt will be entitled to certain rights with respect to amounts held in certain accounts established under the Escrow Agreement. Those accounts will be funded by payments made to the Depositary under the applicable Deposit Agreement.

     Any transfer of a certificate will have the effect of transferring the corresponding rights with respect to such accounts. Escrow Receipts may not be separately transferred by the holder of a certificate. Rights with respect to the Deposits, payments and withdrawals to be made under the applicable Deposit Agreement and the Escrow Agreement for a pass through trust, except for the right to request withdrawals for the purchase of secured promissory notes, will not constitute property of such pass through trust.

     Although the Outstanding Certificates have not been registered under the Securities Act of 1933, ATA and Amtran have agreed to exchange the certificates for substantially identical Exchange Certificates which have been registered. This exchange offer is pursuant to that agreement. See "Exchange Offer; Registration Rights."

Subordination

     The subordination terms of the certificates vary depending upon whether a Triggering Event has occurred. See "Description of the Intercreditor Agreement--Priority of Distributions."

Payments and Distributions

     The following description of distributions on the certificates should be read together with the description of the Intercreditor Agreement because the Intercreditor Agreement may change the effect of the following provisions in a default situation. See "Description of the Intercreditor Agreement--Priority of Distributions." Each payment of interest on the Deposits with respect to each pass through trust will be made by the Depositary to the Paying Agent and will be distributed by the Paying Agent to the Receiptholders on the date receipt of such payment is confirmed by the Paying Agent. Each payment of principal, premium, if any, and interest on the secured promissory notes or payments on or with respect to other trust property held in each pass through trust will be distributed by the pass through trustee to certificateholders of such pass through trust on the date receipt of such payment is confirmed by the pass through trustee, except in the case of certain types of Special Payments.

     The Deposits held with respect to each of the class G and class C pass through trusts and the secured promissory notes held in each such pass through trust, in the aggregate, will accrue interest at the applicable annual rate for certificates to be issued by such pass through trust shown on the cover page of this prospectus. Such interest will be payable on January 15, April 15, July 15 and October 15 of each year, commencing on
April 15, 2000 (or, in the case of
secured promissory notes issued after such date, commencing with the first such date to occur after initial issuance of such secured promissory notes). The interest rate applicable to each class of certificates is referred to as the Stated Interest Rate for such pass through trust. All such interest payments will be distributed to certificateholders of such pass through trust on each such date until the final Distribution Date for such pass through trust, subject to the Intercreditor Agreement in the case of payments on the secured promissory notes. Interest is calculated on the basis of a 360-day year consisting of twelve 30-day months.

     Payments of interest applicable to the certificates to be issued by each of the pass through trusts will be supported by a separate Liquidity Facility to be provided by the Liquidity Provider for the benefit of the holders of such certificates in an aggregate amount sufficient to pay interest on the certificates at the Stated Interest Rate for such pass through trust on the next six successive Regular Distribution Dates (without regard to any future payments of principal on such certificates).

     The Liquidity Facility with respect to each pass through trust does not cover interest payable by the Depositary on the Deposits relating to such pass through trust. The Liquidity Facility for any class of certificates will not provide for drawings thereunder to pay for principal of or premium on the certificates of such class or any interest on the certificates of such class in excess of the Stated Interest Rate for such class or more than six installments of interest thereon or principal of or interest or premium on the certificates of any other class.

     After use of any available funds under the Liquidity Facility or the Cash Collateral Account for the class G certificates, the payment of interest at the Stated Interest Rate on the class G certificates will be covered by the Policy provided by the Policy Provider. See "Description of the Policy and the Policy Provider Agreement."

     Payments of principal of the secured promissory notes are scheduled to be received by the pass through trustee on one or more of January 15, April 15, July 15 and October 15 in certain years, depending upon the terms of the secured promissory notes held in the respective pass through trust.

     Payment of principal of the class G certificates on the Final Maturity Date, and in certain limited circumstances, earlier, will be covered by the Policy. See "Description of the Policy and the Policy Provider Agreement."

     The Paying Agent under each Escrow Agreement will distribute on each Regular Distribution Date to the certificateholders of the pass through trust to which such Escrow Agreement relates all Scheduled Payments received in respect of the related Deposits, the receipt of which is confirmed by the Paying Agent on such Regular Distribution Date. The pass through trustee of each pass through trust will distribute, subject to the Intercreditor Agreement, on each Regular Distribution Date to the certificateholders of such pass through trust all Scheduled Payments received in respect of secured promissory notes held on behalf of such pass through trust, the receipt of which is confirmed by the pass through trustee on such Regular Distribution Date. Each certificateholder of each pass through trust will be entitled to receive its proportionate share, based upon its fractional interest in such pass through trust, of any distribution in respect of Scheduled Payments of interest on the Deposits relating to such pass through trust and, subject to the Intercreditor Agreement, of principal or interest on secured promissory notes held by the Subordination Agent on behalf of such pass through trust. Each such distribution of Scheduled Payments will be made by the applicable Paying Agent or pass through trustee to the certificateholders of record of the relevant pass through trust on the record date applicable to such Scheduled Payment subject to certain exceptions. (Sections 4.01 and 4.02; Escrow Agreement, Section 2.03) If a Scheduled Payment is not received by the applicable Paying Agent or pass through trustee on a Regular Distribution Date but is received within five days after such Regular Distribution Date, it will be distributed on the date received to such holders of record. If it is received after such five-day period, it will be treated as a Special Payment and distributed as described below.

     Any payment in respect of, or any proceeds of, any secured promissory note or any Collateral under an Indenture, other than a Scheduled Payment, will be distributed on, in the case of an early redemption or a purchase of any secured promissory note, the date of such early redemption or purchase (which is a Business Day), and otherwise on the Business Day specified for distribution of such Special Payment pursuant to a notice delivered by each pass through trustee as soon as practicable after the pass through trustee has received funds for such Special Payment. Any such distribution will be subject to the Intercreditor Agreement.

     Any unused Deposits to be distributed after the Delivery Period Termination Date or the occurrence of a Triggering Event, together with accrued and unpaid interest on the Deposits and any premium payable by ATA, will be distributed on a date 35 days after the Paying Agent has received notice of the event requiring such distribution (also a "Special Distribution Date"). However, if such date is within ten days before or after a Regular Distribution Date, such Special Payment will be made on such Regular Distribution Date. Payments made on or with respect to the Deposits are not subject to the Intercreditor Agreement.

     Each Paying Agent, in the case of the Deposits, and each pass through trustee, in the case of trust property or any premium payable by ATA in connection with certain distributions of unused Deposits, will mail a notice to the certificateholders of the applicable pass through trust stating the scheduled Special Distribution Date, the related record date, the amount of the Special Payment and the reason for the Special Payment. In the case of a redemption or purchase of the secured promissory notes held in the related pass through trust or any distribution of unused Deposits after the Delivery Period Termination Date or the occurrence of a Triggering Event, such notice will be mailed not less than 15 days prior to the date such Special Payment is scheduled to be distributed, and in the case of any other Special Payment, such notice will be mailed as soon as practicable after the pass through trustee has confirmed that it has received funds for such Special Payment. (Section 4.02(c); Escrow Agreement, Section 2.03) Each distribution of a Special Payment, other than a final distribution, on a Special Distribution Date for any pass through trust will be made by the Paying Agent or the pass through trustee, as applicable, to the certificateholders of record of such pass through trust on the record date applicable to such Special Payment. (Section 4.02(b); Escrow Agreement, Section 2.03) See "--Indenture Defaults and Certain Rights upon an Indenture Default" and "Description of the Secured Promissory Notes--Redemption."

     If any distribution of proceeds from any "No Proceeds Drawing" or "Avoidance Drawing" as described in "Description of the Policy and the Policy Provider Agreement--The Policy" is to be made, the class G pass through trustee will mail a notice to the certificateholders of the class G pass through trust stating the scheduled Special Distribution Date, the related record date, the amount of such distribution and the reason for such distribution. The notice will be mailed not less than 20 days prior to the date such proceeds are scheduled to be distributed. Each such distribution will be made by the class G pass through trustee, as applicable, to the certificateholders of record of the class G pass through trust, as applicable, on the record date applicable to such distribution.

     Each pass through trust agreement will require that the pass through trustee establish and maintain a certificate Account for the deposit of payments representing Scheduled Payments received by such pass through trustee. Each pass through trust agreement will require that the pass through trustee establish and maintain a Special Payments Account for the deposit of payments representing Special Payments received by such pass through trustee. A Special Payments Account will be non-interest bearing except in certain circumstances where the pass through trustee may invest amounts in such account in certain permitted investments. The terms of each pass through trust agreement will require the pass through trustee to deposit any Scheduled Payments relating to the applicable pass through trust received by it in the Certificate Account of such pass through trust and to deposit any Special Payments so received by it in the Special Payments Account of such pass through trust. (Section 4.01) All amounts so deposited will be distributed by the pass through trustee on a Regular Distribution Date or a Special Distribution Date, as appropriate. (Section 4.02)

     Each Escrow Agreement requires that the Paying Agent establish and maintain, for the benefit of the Receiptholders, one or more Paying Agent Accounts, which are to be non-interest bearing. The terms of the Escrow Agreement will require the Paying Agent to deposit interest on Deposits relating to such pass through trust and any unused Deposits withdrawn by the Escrow Agent in the Paying Agent Account. All amounts so deposited will be distributed by the Paying Agent on a Regular Distribution Date or Special Distribution Date, as appropriate.

     The final distribution for each pass through trust will be made only upon presentation and surrender of the certificates for such pass through trust at the office or agency of the pass through trustee specified in the notice given by the pass through trustee of such final distribution. The pass through trustee will mail such notice of the final distribution to the certificateholders of such pass through trust, specifying the date set for such final distribution and the amount of such distribution. (Section 11.01) See "--Termination of the Pass Through Trusts" below. Distributions in respect of certificates issued in global form will be made as described in "--Book-Entry; Delivery and Form" below.

     If any Distribution Date is on a day that is not a Business Day, distributions scheduled to be made on such Regular Distribution Date or Special Distribution Date will be made on the next succeeding Business Day with the same force and effect as if made on such scheduled date and without additional interest.

Pool Factors

     The following table sets forth the Assumed Amortization Schedule for the secured promissory notes held in each pass through trust and resulting
Pool Factors with respect to such pass through trust. The actual aggregate principal amortization schedule applicable to a pass through trust and the resulting Pool Factors with respect to such pass through trust may differ from those set forth below, because the amortization schedule for the secured promissory notes issued with respect to an aircraft may vary from such illustrative amortization schedule so long as it complies with the Mandatory Economic Terms. In addition, the table set forth below assumes that each aircraft is delivered (or in the case of aircraft N515AT, N523AT, N524AT, N525AT and N526AT financed) in the month scheduled for its delivery (or financing) (see "Description of the Aircraft and the Appraisals--The Appraisals" for the delivery schedule), that secured promissory notes in the maximum principal amount in respect of all of the Aircraft are purchased by the pass through trust. The scheduled distribution of principal payments for any pass through trust will be affected if any secured promissory notes held in such pass through trust are redeemed or purchased or if a default in payment on such secured promissory notes occurred. As a result, the aggregate principal amortization schedule applicable to a pass through trust and the resulting Pool Factors may differ from those set forth in the following table.


                       Class G                          Class C
                       Secured                          Secured
                     Promissory                       Promissory
                        Notes         Class G            Notes          Class C
                      Scheduled        Trust           Scheduled         Trust
                     Payments of      Expected         Payments         Expected
Dates                 Principal      Pool Factor      of Principal     Pool Factor
-----------------    ------------    -----------     --------------   -------------

January 15, 2001      $6,852,273      0.9660612        $4,861,438       0.8676800
January 15, 2002       6,925,289      0.9317608         4,975,156       0.7322647
January 15, 2003       7,022,222      0.8969803         5,893,654       0.5718495
January 15, 2004       6,978,023      0.8624187         7,048,257       0.3800080
January 15, 2005       8,849,164      0.8185895         6,381,430       0.2063164

                       Class G                          Class C
                       Secured                          Secured
                     Promissory                       Promissory
                        Notes         Class G            Notes          Class C
                      Scheduled        Trust           Scheduled         Trust
                     Payments of      Expected         Payments         Expected
Dates                 Principal      Pool Factor      of Principal     Pool Factor
-----------------    ------------    -----------     --------------   -------------
January 15, 2006       8,809,537      0.7749565        7,580,064       0.0000000
January 15, 2007      12,707,657      0.7120165                0       0.0000000
January 15, 2008      12,720,121      0.6490147                0       0.0000000
January 15, 2009      11,048,195      0.5942938                0       0.0000000
January 15, 2010      12,977,341      0.5300181                0       0.0000000
January 15, 2011      16,073,222      0.4504086                0       0.0000000
January 15, 2012      17,703,430      0.3627249                0       0.0000000
January 15, 2013      17,670,856      0.2752025                0       0.0000000
January 15, 2014      17,291,004      0.1895615                0       0.0000000
January 15, 2015      18,719,733      0.0968442                0       0.0000000
January 15, 2016      19,552,933      0.0000000                0       0.0000000

     The Pool Factor and Pool Balance of each pass through trust will be recomputed if there has been an early redemption, purchase, or default in the payment of principal or interest in respect of one or more of the secured promissory notes held in a pass through trust, as described in "--Indenture Defaults and Certain Rights upon an Indenture Default" and "Description of the Secured Promissory Notes--Redemption," a special distribution attributable to unused Deposits after the Delivery Period Termination Date or the occurrence of a Triggering Event, as described in "Description of the Deposit Agreements" or any drawing under the Policy (other than a drawing in respect of interest on the class G certificates only).

Reports to Certificateholders

     On each Distribution Date, the applicable Paying Agent and pass through trustee will include with each distribution by it of a Scheduled Payment or Special Payment to certificateholders of the related pass through trust a statement setting forth the following information (per $1,000 aggregate principal amount of certificate for such pass through trust, except as to the amounts described in items (1) and (6) below):

          (1) The aggregate amount of funds distributed on such Distribution Date under the Pass Through Trust Agreement and under the Escrow Agreement, indicating the amount allocable to each source, including the amount which is paid by the Liquidity Provider and/or the Policy Provider.

          (2) The amount of such distribution under the Pass Through Trust Agreement allocable to principal and the amount allocable to premium (including any premium paid by ATA with respect to unused Deposits), if any.

          (3) The amount of such distribution under the Pass Through Trust Agreement allocable to interest.

          (4) The amount of such distribution under the Escrow Agreement allocable to interest.

          (5) The amount of such distribution under the Escrow Agreement allocable to unused Deposits, if any.

          (6) The Pool Balance and the Pool Factor for such pass through trust. (Section 4.03)

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


     So long as the certificates are registered in the name of DTC, or its nominee, on the record date prior to each Distribution Date, the applicable pass through trustee will request from DTC a securities position listing setting forth the names of all DTC Participants reflected on DTC's books as holding interests in the certificates on such record date. On each Distribution Date, the applicable Paying Agent and pass through trustee will mail to each such DTC Participant the statement described above and will make available additional copies as requested by such DTC Participant for forwarding to certificate owners.

     In addition, after the end of each calendar year, the applicable pass through trustee and Paying Agent will furnish to each certificateholder of each pass through trust at any time during the preceding calendar year a report containing the sum of the amounts determined pursuant to clauses
(1), (2), (3), (4) and (5) above with respect to the pass through trust for such calendar year or, in the event such person was a certificateholder during only a portion of such calendar year, for the applicable portion of such calendar year, and such other items as are readily available to such pass through trustee and which a certificateholder reasonably requests as necessary for the purpose of such certificateholder's preparation of its U.S. federal income tax returns. (Section 4.03) Such report and such other items will be prepared on the basis of information supplied to the applicable pass through trustee by the DTC Participants and will be delivered by such pass through trustee to such DTC Participants to be available for forwarding by such DTC Participants to certificate owners in the manner described above.

     At such time, if any, as the certificates are issued in the form of definitive certificates, the applicable Paying Agent and pass through trustee will prepare and deliver the information described above to each certificateholder of record of each pass through trust as the name and period of ownership of such certificateholder appears on the records of the registrar of the certificates.

Indenture Defaults and Certain Rights upon an Indenture Default

     An event of default under a Leased Aircraft Indenture will include an event of default under the related lease. We will refer to an event of default under a lease as a Lease Event of Default. See "Description of the Secured Promissory Notes--Indenture Defaults, Notice and Waiver." Since the secured promissory notes issued under an Indenture will be held in more than one pass through trust, a continuing Indenture Default under such Indenture would affect the secured promissory notes held by each such pass through trust. There are no cross-default provisions in the Indentures or in the leases unless otherwise agreed to between an Owner Participant and ATA in respect of the leases relevant to that Owner Participant. This means that events resulting in an Indenture Default under any particular Indenture may or may not result in an Indenture Default under any other Indenture, and a Lease Event of Default under any particular lease may or may not constitute a Lease Event of Default under any other lease. If an Indenture Default occurs in fewer than all of the Indentures, notwithstanding the treatment of secured promissory notes issued under any Indenture under which an Indenture Default has occurred, payments of principal and interest on all of the secured promissory notes will continue to be distributed to the holders of the certificates as originally scheduled, subject to the Intercreditor Agreement. See "Description of the Intercreditor Agreement--Priority of Distributions."

     Under a Leased Aircraft Indenture, the applicable Owner Trustee and Owner Participant will have the right under certain circumstances to cure Indenture Defaults that result from the occurrence of a Lease Event of Default under the related lease. If the Owner Trustee or the Owner Participant exercises any such cure right, the Indenture Default will be deemed to have been cured.

     If the same institution acts as pass through trustee of multiple pass through trusts, in the absence of instructions from the certificateholders of any such pass through trust, such pass through trustee could be faced with a potential conflict of interest upon an Indenture Default. In such event, the pass through trustee will resign as pass through trustee of one or all such pass through trusts, and a successor trustee will be appointed in accordance with the terms of the applicable pass through trust agreement. Wilmington Trust Company will be the initial pass through trustee under each pass through trust.

     After the occurrence and during the continuation of an Indenture Default, the Controlling Party will direct the Loan Trustee under such Indenture in the exercise of remedies under such Indenture and may accelerate and sell all (but not less than all) of the secured promissory notes issued under such Indenture to any person, subject to certain limitations. See "Description of the Intercreditor Agreement--Intercreditor Rights--Sale of Secured Promissory Notes or Aircraft." The proceeds of such sale will be distributed pursuant to the provisions of the Intercreditor Agreement. Any such proceeds so distributed to any pass through trustee upon any such sale will be deposited in the applicable Special Payments Account and will be distributed to the certificateholders of the applicable pass through trust on a Special Distribution Date. (Sections 4.01 and 4.02)

     The market for the secured promissory notes at the time of the existence of an Indenture Default may be very limited and there can be no assurance as to the price at which they can be sold. If any such secured promissory notes are sold for less than their outstanding principal amount, class C certificateholders will receive a smaller amount of principal distributions than anticipated and will not have any claim for the shortfall against ATA, Amtran, any Liquidity Provider, the Policy Provider, any Owner Trustee, any Owner Participant or any pass through trustee. A shortfall in principal distributions to class G certificateholders will be supported by the Policy in the manner described in "Description of the Policy and the Policy Provider Agreement".

     Any Special Payment made to the pass through trustee of any pass through trust by the Subordination Agent following an Indenture Default will be deposited in the Special Payments Account for such pass through trust and will be distributed to the certificateholders of such pass through trust on a Special Distribution Date. (Section 4.02) In addition, if, following an Indenture Default under any Leased Aircraft Indenture, the applicable Owner Participant or Owner Trustee exercises its option to redeem or purchase the outstanding secured promissory notes issued under such Leased Aircraft Indenture, the price paid by such Owner Participant or Owner Trustee for the secured promissory notes issued under such Leased Aircraft Indenture and distributed to such pass through trust by the Subordination Agent will be deposited in the Special Payments Account for such pass through trust and will be distributed to the certificateholders of such pass through trust on a Special Distribution Date. (Sections 4.01 and 4.02)

     Any funds representing payments received with respect to any defaulted secured promissory notes, or the proceeds from the sale of any secured promissory notes, held by the pass through trustee in the Special Payments Account for such pass through trust will, to the extent practicable, be invested and reinvested by such pass through trustee in Permitted Investments at our direction pending the distribution of such funds on a Special Distribution Date. (Section 4.04)

     Each pass through trust agreement will provide that the pass through trustee of the related pass through trust will, within 90 days after the occurrence of any default known to the pass through trustee, give to the certificateholders of such pass through trust notice, transmitted by mail, of such uncured or unwaived default with respect to such pass through trust known to it. However, except in the case of default in a payment of principal, premium, if any, or interest on any of the secured promissory notes held in such pass through trust, the applicable pass through trustee will be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of such certificateholders. (Section 7.01) The term "default" as used in this paragraph only with respect to any pass through trust means the occurrence of an Indenture Default under any Indenture pursuant to which secured promissory notes held by such pass through trust were issued, as described above, except that in determining whether any such Indenture Default has occurred, any grace period or notice in connection with such Indenture Default will be disregarded.

     Each pass through trust agreement will contain a provision entitling the pass through trustee of the related pass through trust, subject to the duty of such pass through trustee during a default to act with the required standard of care, to be offered reasonable security or indemnity by the holders of the certificates of such pass through trust before proceeding to exercise any right or power under such pass through trust agreement at the request of such certificateholders. (Section 7.02(e))

     Subject to certain qualifications set forth in each Pass Through Trust Agreement and to the Intercreditor Agreement, the certificateholders of each pass through trust holding certificates evidencing fractional undivided interests aggregating not less than a majority in interest in such pass through trust will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the pass through trustee with respect to such pass through trust or pursuant to the terms of the Intercreditor Agreement, or exercising any trust or power conferred on such pass through trustee under such Pass Through Trust Agreement or the Intercreditor Agreement, including any right of such pass through trustee as Controlling Party under the Intercreditor Agreement or as holder of the secured promissory notes. (Section 6.04) In certain cases, the certificateholders of a pass through trust evidencing fractional undivided interests aggregating not less than a majority in interest of such pass through trust may on behalf of the holders of all the certificates of such pass through trust waive any past "event of default" under such pass through trust (i.e., any Indenture Default under any Indenture pursuant to which secured promissory notes held by such pass through trust were issued) and its consequences or, if the pass through trustee of such pass through trust is the Controlling Party, may direct the pass through trustee to instruct the applicable Loan Trustee to waive any past Indenture Default and its consequences, except (a) a default in the deposit of any Scheduled Payment or Special Payment or in the distribution of any Scheduled Payment or Special Payment, (b) a default in payment of the principal, premium, if any, or interest with respect to any of the secured promissory notes and (c) a default in respect of any covenant or provision of the pass through trust agreement that cannot be modified or amended without the consent of each certificateholder of such pass through trust affected by such default. (Section 6.05) Each Indenture will provide that, with certain exceptions, the holders of the majority in aggregate unpaid principal amount of the secured promissory notes issued under such Indenture may on behalf of all such holders waive any past default or Indenture Default under such Indenture. Notwithstanding such provisions of the Indentures, under the Intercreditor Agreement only the Controlling Party will be entitled to waive any such past default or Indenture Default.

Purchase Rights of Certificateholders

     Upon the occurrence and during the continuation of a Triggering Event, with ten days' written notice to the pass through trustee and to each certificateholder of the same class:

     o the class C certificateholders will have the right to purchase all, but not less than all, of the class G certificates;

     o if the class D certificates are issued, the class D certificateholders will have the right to purchase all of the class G and class C certificates.

     o whether or not such rights are exercised by the class C (or class
       D) certificateholders, the Policy Provider will have the right to purchase all, but not less than all, of the class G certificates.

     In each case, the purchase price will be equal to the Pool Balance of the relevant class or classes of certificates plus accrued and unpaid interest on such Pool Balance to the date of purchase, without premium, but including any other amounts due to the certificateholders of such class or classes. Such purchase right may be exercised by any certificateholder of the class or classes entitled to such right. In each case, if prior to the end of the ten-day period, any other certificateholder of the same class notifies the purchasing certificateholder that the other certificateholder wants to participate in such purchase, then such other certificateholder may join with the purchasing certificateholder to purchase the certificates pro rata based on the interest in

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the pass through trust held by each certificateholder. The purchase rights of the certificateholders arising by reason of the occurrence of a Triggering Event will expire 180 days after the Triggering Event, after which the Policy Provider's purchase rights in respect of the certificates will become effective. (Trust Supplements, Section 4.01)

PTC Event of Default

     A PTC Event of Default under each pass through trust agreement means the failure to pay:

     o The outstanding Pool Balance of the applicable class of certificates within ten Business Days of the Final Maturity Date for such class.

     o Interest due on such class of certificates within ten Business Days of any Distribution Date (unless the Subordination Agent has made Interest Drawings, or withdrawals from the Cash Collateral Account for such class of certificates or, in the case of the class G certificates, a drawing under the Policy, in an aggregate amount sufficient to pay such interest and has distributed such amount to the relevant pass through trustee).

     Any failure to make expected principal distributions for any class of certificates on any Regular Distribution Date (other than the Final Maturity Date) will not constitute a PTC Event of Default for such certificates. A PTC Event of Default for the most senior outstanding class of certificates resulting from an Indenture Default under all Indentures will constitute a "Triggering Event." See "Description of the Intercreditor Agreement--Priority of Distributions--After a Triggering Event" for a discussion of the consequences of a Triggering Event.

Merger, Consolidation and Transfer of Assets

     ATA will be prohibited from consolidating with or merging into any other corporation or transferring substantially all of its assets as an entirety to any other entity unless:

   o The surviving successor corporation or transferee (a) is a "citizen of the United States" as defined in Section 40102(a)(15) of Title 49 of the United States Code, as amended, relating to aviation and (b) is a United States certificated air carrier.

   o The surviving successor corporation or transferee expressly assumes all of ATA's obligations contained in the Pass Through Trust Agreements, the Note Purchase Agreement, the Indentures, the Participation Agreements, the leases, the Policy Provider Agreement and any other operative documents.

   o ATA delivers a certificate and an opinion or opinions of counsel indicating that such transaction, in effect, complies with such conditions.

     In addition, after giving effect to such transaction, no Lease Event of Default, in the case of a leased aircraft, or Indenture Default, in the case of an owned aircraft, will have occurred and be continuing. (Section 5.02; Leases, Section 13.2, Owned Aircraft Indenture, Section 4.07)

     The Pass Through Trust Agreements, the Note Purchase Agreement, the Indentures, the Participation Agreements and the leases will not contain any covenants or provisions that would give any pass through trustee or certificateholders protection in the event of a highly leveraged transaction, including transactions effected by management or affiliates, which may or may not result in a change in control of ATA or Amtran.

Modifications of the Pass Through Trust Agreements and Certain Other Agreements

     Each Pass Through Trust Agreement will contain provisions permitting, at ATA's request, the execution of amendments or supplements to such Pass Through Trust Agreement or, if applicable, to the Indentures, the leases, the participation agreements, the Deposit Agreements, the Escrow Agreements, the Intercreditor Agreement, the Note Purchase Agreement, any

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Liquidity Facility, or, with respect to the pass through trust agreement for the class G pass through trust, the Policy and the Policy Provider Agreement, without the consent of the holders of any of the certificates of such pass through trust:

     o To evidence the succession of another corporation to ATA or Amtran and the assumption by such corporation of ATA's or Amtran's obligations under such Pass Through Trust Agreement, the Note Purchase Agreement or the Policy Provider Agreement.

     o To add to ATA's or Amtran's covenants for the benefit of holders of such certificates or to surrender any right or power conferred upon ATA or Amtran in such Pass Through Trust Agreement, the Intercreditor Agreement, the Note Purchase Agreement, any Liquidity Facility, the Policy or the Policy Provider Agreement.

     o To correct or supplement any provision of such Pass Through Trust Agreement, the Deposit Agreements, the Escrow Agreements, the Intercreditor Agreement, the Note Purchase Agreement, any Liquidity Facility, the Policy or the Policy Provider Agreement which may be defective or inconsistent with any other provision in such Pass Through Trust Agreement, the Deposit Agreements, the Escrow Agreements, the Intercreditor Agreement, the Note Purchase Agreement, any Liquidity Facility, the Policy or the Policy Provider Agreement, as applicable, or to cure any ambiguity or to modify any other provision with respect to matters or questions arising under such Pass Through Trust Agreement, the Deposit Agreements, the Escrow Agreements, the Intercreditor Agreement, the Note Purchase Agreement, any Liquidity Facility, the Policy or the Policy Provider Agreement, provided that such action will not materially adversely affect the interests of the holders of such certificates.

     o To correct any mistake in such Pass Through Trust Agreement, the Intercreditor Agreement, the Note Purchase Agreement, any Liquidity Facility, the Policy or the Policy Provider
       Agreement.

     o To give effect to or provide for a Replacement Facility, as provided in the Intercreditor Agreement.

     o To comply with any requirement of the SEC, any applicable law, rules or regulations of any exchange or quotation system on which the certificates are listed, any regulatory body or the Regulation Rights Agreement to effectuate the Exchange Offer (as defined in the Registration Rights Agreement).

     o To add to such Pass Through Trust Agreement such other provisions as may be expressly permitted by the Trust
       Indenture Act of 1939.

     o To provide for a successor pass through trustee or to add to or change any provision of such Pass Through Trust Agreement as shall be necessary to facilitate the administration of the relevant pass through trust by more than one trustee.

     o To modify, eliminate or add to the provisions such Pass Through Trust Agreement to the extent necessary to provide for the subordination of any class D certificates issued by ATA; provided that no such action shall materially adversely affect the interests of the certificateholders. (Section 9.01)

     o To modify or eliminate provisions relating to the transfer or exchange of the certificates or Exchange Certificates or upon consummation of the exchange offer (as those terms are defined in the Registration Rights Agreement) or effectiveness of the Shelf Registration Statement or the Exchange Offer Registration Statement (each as defined in the Registration Rights Agreement).

     A majority of the certificateholders of a pass through trust may, with the consent of the applicable Owner Trustee (such consent not to be unreasonably withheld), amend or supplement

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


the provisions of the Pass Through Trust Agreement, the Deposit Agreements, the Escrow Agreements, the Intercreditor Agreement, the Note Purchase Agreement, the Registration Rights Agreement or any Liquidity Facility to the extent applicable to such certificateholders or of modifying the rights and obligations of such certificateholders under such Pass Through Trust Agreement, the Deposit Agreements, the Escrow Agreements, the Intercreditor Agreement, the Note Purchase Agreement or any Liquidity Facility. No such amendment or supplement may, without the consent of the holder of each certificate so affected by such amendment or supplement:

     o Reduce in any manner the amount of, or delay the timing of, any receipt by the pass through trustee (or, with respect to the Deposits, the Receiptholders) of payments with respect to the secured promissory notes held in such pass through trust or distributions in respect of any certificate related to such pass through trust (or, with respect to the Deposits, payments to be made to Receiptholders), or change the date or place of any payment in respect of any certificate, or make distributions payable in coin or currency other than that provided for in such certificates, or impair the right of any certificateholder of such pass through trust to institute suit for the enforcement of any such payment when due.

    o Permit the disposition of any secured promissory note held in such pass through trust, except as provided in such Pass Through Trust Agreement, or otherwise deprive such certificateholder of the benefit of the ownership of the applicable secured promissory notes.

    o Alter the priority of distributions specified in the Intercreditor Agreement in a manner materially adverse to such certificateholders.

    o Reduce the percentage of the aggregate fractional undivided interests of the pass through trust provided for in such Pass Through Trust Agreement, the consent of the holders of which is required for any such supplemental trust agreement or for any waiver provided for in such Pass Through Trust Agreement.

    o Modify any of the provisions relating to the rights of the certificateholders in respect of the waiver of events of default or receipt of payment.

    o Adversely affect the status of the pass through trust as a grantor trust under Subpart E, Part I of Subchapter J of
       Chapter 1 of Subtitle A of the Code for U.S. federal income tax purposes. (Section 9.01)

    o To terminate or modify the Policy, other than amendments already contemplated or required by Section 5.01 of the Policy Provider Agreement or Section 2.6(c) of the
       Intercreditor Agreement.

Obligation to Purchase Secured Promissory Notes

     Each pass through trustee will be obligated to purchase the secured promissory notes issued with respect to the aircraft during the Delivery Period, subject to the terms and conditions of the Note Purchase Agreement and the applicable Participation Agreement. Under the Note Purchase Agreement, ATA agrees to finance each aircraft in the manner provided in the Note Purchase Agreement. ATA will have the option of entering into a leveraged lease financing or a secured debt financing with respect to each aircraft.

    o If ATA chooses to enter into a leveraged lease financing with respect to an aircraft, the Note
       Purchase Agreement provides for the relevant parties to enter into a Participation Agreement, a lease and a Leased Aircraft Indenture relating to the financing of such leased aircraft.

    o If ATA chooses to enter into a secured debt financing with respect to an aircraft that ATA owns, the Note
       Purchase Agreement provides for the relevant parties to enter into a

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       Participation Agreement and an Owned
       Aircraft Indenture relating to the financing of such owned aircraft.

     Until October 15, 2001, ATA may convert a secured debt financing of an owned aircraft to a leveraged lease financing of a leased aircraft by entering into a sale-leaseback transaction. To do such a transaction, ATA must (a) obtain written confirmation from each Rating Agency that such transaction will not result in a withdrawal, suspension or downgrading of the ratings of any class of certificates (without regard to the Policy), and (b) cause to be delivered to the Loan Trustee an opinion of counsel that the pass through trusts will not be subject to U.S. federal income tax as a result of such transaction and (c) either (i) cause to be delivered to the Loan Trustee an opinion of counsel that the certificateholders will not recognize income, gain or loss for federal income tax purposes as a result of such transaction and will be subject to federal income tax in the same amounts, in the same manner and at the same time as would have been the case if such transaction had not occurred, or (ii) cause to be delivered to the Loan Trustee an opinion of counsel that such certificateholders should not recognize income, gain or loss, and should be subject to federal income tax, in each case, as referred to in clause (i) and also provide an indemnification in favor of the certificateholders in form and substance reasonably satisfactory to the pass through trustees. See "U.S. Federal Income Tax Consequences--Taxation of Certificateholders Generally."

Mandatory Terms

     The description of the Participation Agreements, the lease, the Leased Aircraft Indenture and the Owned Aircraft Indenture in this prospectus is based on the forms of such agreements to be utilized pursuant to the Note Purchase Agreement. In the case of a leased aircraft, the terms of the agreements actually entered into may differ from the forms of such agreements and, as a result, may differ from the description of such agreements contained in this prospectus. See "Description of the Secured Promissory Notes." However, under the Note Purchase Agreement, the terms of such agreements are required to (a) contain the Mandatory Document Terms (as such Mandatory Document Terms are permitted to vary in accordance with the terms of the Note Purchase Agreement) and (b) not vary the Mandatory Economic Terms. In addition, we must certify to the pass through trustees that any such modifications do not materially and adversely affect the certificateholders, or adversely affect the Policy Provider, and we must obtain written confirmation from each Rating Agency that the use of versions of such agreements modified in any material respect will not result in a withdrawal, suspension or downgrading of the rating of any class of certificates.

     Under the Note Purchase Agreement, it is a condition precedent to the obligation of each pass through trustee to purchase the secured promissory notes related to the financing of an aircraft that no Triggering Event has occurred. The pass through trustees have no right or obligation to purchase secured promissory notes after the Delivery Period Termination Date.

     The "Mandatory Economic Terms," as defined in the Note Purchase Agreement, will require, among other things, that:

     o The maximum principal amount of all the secured promissory notes issued with respect to an aircraft not exceed the maximum principal amount of secured promissory notes indicated for each such aircraft as set forth in "Prospectus Summary--Secured Promissory Notes and the Aircraft" under the column "Maximum Principal Amount."

     o The initial loan to aircraft value with respect to an aircraft (with the value of any aircraft for these purposes to equal the Assumed Appraised Value) not exceed 50.1% in the case of series G secured promissory notes and 60.7% in the case of series C secured promissory notes.

     o The loan to aircraft value ratio for each series of secured promissory notes for each aircraft (computed (a) after aggregating the principal amount of all series of secured promissory notes that ranks senior to the series of secured promissory notes for which loan to aircraft

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


       value is being calculated and (b) as of the date of the issuance of the secured promissory notes on the basis of the Assumed
       Appraised Value of such aircraft and the Depreciation Assumption) must not exceed as of any Regular Distribution Date after secured promissory notes are issued for that aircraft (assuming no default in the payment of the secured promissory notes) 50.1% in the case of the series G secured promissory notes and 60.7% in the case of the series C promissory notes.

     o With respect to each aircraft, the initial average life of the series G secured promissory notes not extend beyond 10.8 years and of the series C secured promissory notes not extend beyond
       5.0 years, in each case from the Issuance Date.

     o As of the Delivery Period Termination Date (or if earlier, the date of the occurrence of a Triggering Event), the average life of the class G certificates and the class C certificates shall not extend beyond, respectively, 10.2 years and 3.9 years from the Issuance Date (computed without regard to the acceleration of any secured promissory notes and after giving effect to any special distribution on the certificates thereafter required in respect of unused Deposits).

     o The final maturity date of each class of certificates is as set forth in "Summary--Summary of the Exchange Certificates."

     o The original aggregate principal amount of all of the secured promissory notes of each series shall not exceed the original aggregate face amount of the certificates issued by the corresponding Trust.

     o The interest rate applicable to each series of secured promissory notes must be equal to the rate applicable to the certificates issued by the corresponding pass through trust.

     o The payment dates for the secured promissory notes and basic rent under the leases must be January 15, April 15, July 15 and October 15.

     o The base lease term for each lease must expire by its terms on or after the latest maturity date of the related secured promissory notes.

     o Basic rent, stipulated loss values and termination values under the leases must be sufficient to pay amounts due with respect to the related secured promissory notes.

     o The amounts payable under the all-risk aircraft hull insurance maintained with respect to each aircraft must be sufficient to pay the applicable stipulated loss value.

     The past-due rate in the Indentures and the leases, the Make-Whole Amount payable under the Indentures, the provisions relating to the redemption and purchase of secured promissory notes in the Indentures, and the minimum liability insurance amount on Aircraft in the leases, in each case must be no less favorable to the Loan Trustees, the Subordination Agent, the Liquidity Provider, the Policy Provider, the pass through trustees and the Note Holders than as set forth in the forms of Aircraft Operative Agreements attached as exhibits to the Note Purchase Agreement.

     The indemnification of the Loan Trustees, Subordination Agent, Liquidity Provider, pass through trustees, Escrow Agent, Paying Agent and Note Holders with respect to certain taxes and expenses shall be provided as set forth in the forms of Participation Agreements attached as exhibits to the Note Purchase Agreement.

     The "Mandatory Document Terms" prohibit modifications in any materially adverse respect as regards the interests of the Loan Trustees, Subordination Agent, Liquidity Provider or the Note Holders, or in any adverse respect as regards the interests of the Policy Provider, to certain specified provisions of the Aircraft Operative Agreements annexed to the Note Purchase Agreement, as follows:

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


     In the case of the Indentures, the following modifications are prohibited:

     (1) modifications to the granting clause of the Indentures so as (A) to deprive the Note Holders of a first priority security interest in (i) the aircraft, (ii) certain of ATA's rights under its aircraft purchase agreement with the aircraft manufacturer and, (iii) in the case of a leased aircraft, the lease or (B) to eliminate the obligations intended to be secured by the Indenture;

     (2) modifications to certain provisions relating to the issuance, redemption, purchase, payments, and ranking of the secured promissory notes (including the obligation to pay the Make-Whole Amount in certain circumstances);

     (3) modifications to certain provisions regarding Indenture Defaults, remedies relating to Indenture Defaults and rights of the Owner Trustee and Owner Participant in such circumstances;

     (4) modifications to certain provisions relating to any replaced airframe or engines with respect to an aircraft; and

     (5) modifications to the provision that New York law will govern the Indentures.

     In the case of the leases, the following modifications are prohibited:

     (1) modifications to certain provisions regarding ATA's unconditional obligation to pay basic rent, stipulated loss value and termination value to the Loan Trustee;

     (2) modification of ATA's obligations to record the Leased Aircraft Indenture with the FAA and to maintain such Indenture as a first-priority perfected mortgage on the related aircraft;

     (3) modification of ATA's obligations to furnish certain opinions with respect to a replacement airframe; and

     (4) modification of ATA's obligations to consent to the assignment of the lease by the Owner Trustee as collateral under the Leased Aircraft Indenture, as well as modifications which would either alter the provision that New York law will govern the lease or would deprive the Loan Trustee of rights expressly granted to it under the leases.

     In the case of the Participation Agreements, the following modifications are prohibited:

     (1) modifications to certain conditions to the obligations of the pass through trustees to purchase the secured promissory notes issued with respect to an aircraft involving (a) good title to such aircraft, (b) obtaining a certificate of airworthiness with respect to such aircraft, (c) entitlement to the benefits of Section 1110 with respect to such aircraft,
(d) the execution and delivery by Amtran of a guarantee of ATA's obligations under the Aircraft Operative Agreements and (e) filings of certain documents with the FAA;

     (2) modifications to the provisions restricting the Note Holder's ability to transfer such secured promissory notes;

     (3) modifications to certain provisions requiring the delivery of legal opinions; and

     (4) modifications to the provision that New York law will govern the Participation Agreement.

     o In the case of all of the Aircraft Operative Agreements, modifications are prohibited that materially and adversely affect the interests of the Note Holders, the Subordination Agent, Liquidity Provider, the Policy Provider or the Loan Trustee in the definition of "Make-Whole Amount."

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     Notwithstanding the foregoing, any such Mandatory Document Term may be modified to correct or supplement any such provision which may be defective or to cure any ambiguity or correct any mistake, provided that any such action does not materially and adversely affect the interests of the Note Holders, the Subordination Agent, the Liquidity Provider, the Policy Provider, Loan Trustees or the certificateholders. In addition, Amtran will guarantee ATA's indemnification obligation under the Note Purchase Agreement.

Possible Issuance of Class D Certificates

     ATA may elect to issue series D secured promissory notes in connection with the financing of owned aircraft, which will be funded from sources other than this offering. ATA may elect to fund the sale of the series D secured promissory notes through the sale of class D certificates. ATA did not issue any series D secured promissory notes at any time prior to the consummation of the initial offering. The Note Purchase Agreement provides that ATA's ability to issue any series D secured promissory notes is contingent upon its obtaining written confirmation from each Rating Agency that the issuance of such series D secured promissory note will not result in a withdrawal or downgrading of the rating of any class of certificates (without giving effect to the Policy). If the class D certificates are issued, the trustee with respect to such certificates will become a party to the Intercreditor Agreement. See "Description of the Intercreditor Agreements."

Liquidation of Original Trusts

     At the Transfer Date, each of the original pass through trusts will transfer and assign all of its assets and rights to a successor pass through trust with substantially identical terms, except that (i) the successor pass through trusts will not have the right to purchase new secured promissory notes and (ii) New York law will govern both the original pass through trusts and the successor pass through trusts. The trustee of each of the original pass through trusts will also act as trustee of the corresponding successor pass through trust, and each new trustee will assume the obligations of the original trustee under each transaction document to which such original trustee was a party. Upon the effectiveness of such transfer, assignment and assumption, each of the original pass through trusts will be liquidated and each of the certificates will represent the same percentage interest in the successor pass through trust as it represented in the original pass through trust immediately prior to such transfer, assignment and assumption. Unless the context otherwise requires, all references in this prospectus to the pass through trusts, the trustees, the Pass Through Trust Agreements and similar terms shall be applicable with respect to the original pass through trusts until the effectiveness of such transfer, assignment and assumption and thereafter shall be applicable with respect to the successor pass through trusts. If for any reason such transfer, assignment and assumption cannot be effected to any successor pass through trust, the related original pass through trust will continue in existence until it is effected.

Termination of the Pass Through Trusts

     ATA's and Amtran's obligations and those of the applicable pass through trustee with respect to a pass through trust will terminate upon the distribution to certificateholders of such pass through trust of all amounts required to be distributed to them pursuant to the applicable pass through trust agreement and the disposition of all property held in such pass through trust. The applicable pass through trustee will send to each certificateholder of such pass through trust notice of the termination of such pass through trust, the amount of the proposed final payment and the proposed date for the distribution of such final payment for such pass through trust. The final payment to any certificateholder of such pass through trust will be made only upon surrender of such certificateholder's certificates at the office or agency of the applicable pass through trustee specified in such notice of termination. (Section 11.01)

The Pass Through Trustees

     The pass through trustee for each pass through trust will be Wilmington Trust Company. With certain exceptions, the trustee makes no representations as to the validity or sufficiency of the

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Pass Through Trust Agreements, the certificates, the secured promissory notes, the Note Purchase Agreement, the Indentures, the leases, the Participation Agreements, the Intercreditor Agreement, the Deposit Agreements, the Escrow Agreements or other related documents. (Sections
7.03 and 7.14) The trustee of any pass through trust shall not be liable, with respect to the certificates of such pass through trust, for any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of a majority in principal amount of Outstanding Certificates of such pass through trust. Subject to certain provisions, the trustee shall be under no obligation to exercise any of its rights or powers under any Pass Through Trust Agreement at the request of any holders of certificates issued thereunder unless there shall have been offered to the trustee reasonable indemnity. (Section 7.02(e)) Each Pass Through Trust Agreement provides that the trustee in its individual or any other capacity may acquire and hold certificates issued thereunder and, subject to certain conditions, may otherwise deal with ATA, Amtran, any Owner Trustee or any Loan Trustee with the same rights it would have if it were not the trustee. (Section 7.04)

                   DESCRIPTION OF THE DEPOSIT AGREEMENTS

     The following is a description of the particular terms of the Deposit Agreements. The statements under this caption are summaries and do not purport to be complete and are qualified in their entirety by reference to all the provisions of the Deposit Agreements, copies of which are available upon request to the pass through trustee. The provisions of the Deposit Agreements are substantially identical except as otherwise indicated.

General

     Under the Escrow Agreements, the Escrow Agent with respect to each pass through trust will enter into a separate Deposit Agreement with the applicable Depositary. Under the Deposit Agreements, the Depositary will establish separate deposit accounts in the name of the Escrow Agent. On the Issuance Date, the proceeds relating to the offering of each series of certificates (excluding amounts used to purchase the secured promissory notes related to the aircraft financed on the Issuance Date, if any) will be deposited into the applicable Deposit Account by the initial purchaser, in each case, on behalf of such Escrow Agent.

     On each Regular Distribution Date, the Depositary will pay to the Paying Agent on behalf of the applicable Escrow Agent, for distribution to the holders of Escrow Receipts relating to the applicable pass through trust, an amount equal to interest accrued on the Deposits relating to such pass through trust during the relevant interest period at a rate per annum equal to the interest rate applicable to the certificates issued by such pass through trust.

     In connection with the financing of each delivered aircraft during the Delivery Period, the pass through trustee for each of the pass through trusts will request that the Escrow Agent relating to the applicable pass through trust withdraw from the Deposits relating to the applicable pass through trust funds sufficient to enable the pass through trustee of such pass through trust to purchase the secured promissory note of the series applicable to such pass through trust issued with respect to such aircraft. Accrued but unpaid interest on all such Deposits withdrawn will be paid on the next Regular Distribution Date. Any portion of any Deposit withdrawn which is not used to purchase such secured promissory note will be redeposited by each pass through trustee into an account relating to the applicable pass through trust.

     The Deposits relating to the pass through trusts and interest paid on such Deposits will not be subject to the subordination provisions of the Intercreditor Agreement and will not be available to pay any other amount in respect of the certificates.

Unused Deposits

     The pass through trustees' obligations to purchase the secured promissory notes issued with respect to each aircraft are subject to satisfaction of conditions at the time of delivery, as set forth in the Note Purchase Agreement and the Participation Agreements. See "Description of the

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Certificates--Obligation to Purchase Secured Promissory Notes." Because
four of the seven aircraft which are to be delivered are scheduled for manufacturer's delivery from time to time during the Delivery Period, no assurance can be given that all such conditions will be satisfied at the time of delivery for each aircraft. Moreover, the scheduled delivery date of any new aircraft is subject to delays in the manufacturing process and to the aircraft manufacturer's right to postpone deliveries under the purchase agreement with ATA, the actual delivery date of any one of these four aircraft may be delayed beyond its currently scheduled delivery date. See "Description of the Aircraft and Appraisals--Deliveries of Aircraft." Depending on the circumstances of the financing of each aircraft, the maximum aggregate principal amount of secured promissory notes may not be issued.

     If any funds remain as Deposits with respect to any pass through trust after the Delivery Period Termination Date, such funds will be withdrawn by the Escrow Agent and distributed, with accrued and unpaid interest to the holders of Escrow Receipts relating to the respective pass through trust. Any return of unused Deposits will be made after at least 15 days' prior written notice. In addition, if such remaining Deposits exceed the Par Redemption Amount with respect to all of the pass through trusts, such distribution will include a premium payable by ATA equal to the Deposit Make-Whole Premium with respect to the remaining Deposits applicable to such pass through trust in excess of such pass through trust's proportionate share of the Par Redemption Amount. Since the maximum principal amount of secured promissory notes may not be issued with respect to an aircraft and, in any such case, the series C secured promissory notes are more likely not to be issued in the maximum principal amount as compared to the other secured promissory notes, it is more likely that a distribution of unused Deposits will be made with respect to the class C certificates as compared to the other certificates. In addition, notwithstanding the Par Redemption Amount limitation, if any aircraft is not delivered by the manufacturer on or prior to the Delivery Period Termination Date for any reason that is not ATA's fault or caused by ATA's negligence and no substitute aircraft is provided in lieu of such aircraft, no Deposit Make-Whole Premium will be paid with respect to the unused Deposits to be distributed as a result of such failure to deliver in an amount equal to the maximum principal amount of secured promissory notes that could have been issued and acquired by such pass through trust with respect to such aircraft in accordance with the Mandatory Economic Terms and such unused Deposits shall not be included in the calculation of the Par Redemption Amount. The Policy does not cover the Deposit Make-Whole Premium.

Distribution upon Occurrence of a Triggering Event

     If a Triggering Event occurs prior to the Delivery Period Termination Date, the Escrow Agent for the pass through trusts will withdraw any funds then held as Deposits with respect to such pass through trusts and cause such funds, with accrued and unpaid interest, but without any premium, to be distributed to the holders of Escrow Receipts relating to such pass through trusts by the Paying Agent on behalf of the Escrow Agent. Any return of unused deposits will be made after at least 15 days' prior written notice. Accordingly, if a Triggering Event occurs prior to the Delivery Period Termination Date, the pass through trusts will not acquire secured promissory notes issued with respect to aircraft delivered after the occurrence of such Triggering Event.

Depositary

     Citibank, N.A. will act as Depositary.

     Citibank has short-term unsecured debt ratings of P-1 from Moody's and A-1+ from Standard & Poor's.

     Citibank, N.A. is a wholly owned subsidiary of Citicorp (a Delaware corporation) and is Citicorp's principal subsidiary. (Citicorp has been a wholly owned subsidiary of Citigroup Inc., a Delaware holding company formerly known as Travelers Group Inc. ("Travelers"), since October 8, 1998, when Citicorp merged with a wholly owned subsidiary of Travelers.) As of September 30, 1999, the total assets of Citibank and its consolidated subsidiaries represented more than 80% of the total assets of Citicorp and its consolidated subsidiaries.

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     The Consolidated Balance Sheets of Citibank as of December 31, 1998
and as of December 31, 1997 are set forth in the Annual Report and Form 10-K of Citicorp and its subsidiaries for the year ended December 31, 1998 and as of September 30, 1999 and December 31, 1998 are set forth in the Financial Review and Form 10-Q for the quarter ended September 30, 1999. Copies of such reports are available upon request, without charge, by writing or calling Citicorp Corporate Affairs Distribution, 850 Third Avenue, 13th Floor, New York, New York, 10043, (212) 559-0233.

     This information concerning Citibank was provided by Citibank. Neither the Company nor ATA takes any responsibility for the accuracy of the Citibank information.

Replacement of Depositary

     If the Depositary's short-term unsecured debt rating falls below A-1+ from Standard & Poor's or P-1 from Moody's then we must, within 45 days of such event occurring, replace the Depositary with a new depositary bank that has short-term unsecured debt ratings of at least A-1+ from Standard & Poor's and P-1 from Moody's, or such new depositary bank that will not result in a withdrawal or downgrading of the rating of any class of certificates (without giving effect to the Policy), as confirmed by the rating agencies in writing.

                    DESCRIPTION OF THE ESCROW AGREEMENTS

     The following is a description of the particular terms of the Escrow Agreements. The statements under this caption are summaries only and do not purport to be complete and are qualified in their entirety by reference to all of the provisions of the Escrow Agreements, copies of which are available upon request to the pass through trustee. The provisions of the Escrow Agreements are substantially identical except as otherwise indicated.

     First Security Bank, National Association, as escrow agent in respect of the pass through trusts, Wilmington Trust Company, as paying agent on behalf of the Escrow Agent in respect of each such pass through trust, the pass through trustee of each of the pass through trusts and the initial purchaser of the certificates will enter into a separate Escrow Agreement for the benefit of the certificateholders of each such pass through trust as holders of the Escrow Receipts affixed to such certificates. The cash proceeds of the initial offering of certificates (excluding amounts used to purchase the secured promissory notes related to the aircraft financed on the Issuance Date, if any) will be deposited by the initial purchasers on behalf of the Escrow Agent (for the benefit of Receiptholders) with the Depositary as Deposits relating to such pass through trusts.

     Each Escrow Agent will permit the pass through trustee of the related pass through trust to cause funds to be withdrawn from such Deposits on or prior to the Delivery Period Termination Date so that such pass through trustee may purchase the related secured promissory notes under the Note Purchase Agreement. In addition, the Escrow Agent will direct the Depositary to pay interest on the Deposits accrued in accordance with the Deposit Agreement to the Paying Agent for distribution to the Receiptholders.

     Each Escrow Agreement requires that the Paying Agent establish and maintain, for the benefit of the related Receiptholders, one or more Paying Agent Account(s), which shall be non-interest bearing. The Paying Agent will deposit interest on Deposits and any unused Deposits withdrawn by the Escrow Agent in the related Paying Agent Account. The Paying Agent will distribute these amounts on a Regular Distribution Date or Special Distribution Date, as appropriate. Each Receiptholder, by its acceptance of an Escrow Receipt, is deemed to agree that it will look solely to funds deposited in the Paying Agent Account for any payment or distribution due to such Receiptholder under the Escrow Agreement and the Escrow Receipt and that it will have no recourse against ATA, Amtran, the pass through trustee that issued the certificate to which the Escrow Receipt is attached, the Paying Agent or the Escrow Agent, except as provided in the Escrow Agreement and the pass through trust agreement pursuant to which the certificate to which the Escrow Receipt is attached was issued.

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     Upon receipt by the Depositary of a portion of the cash proceeds from the initial offering of certificates, the Escrow Agent will issue one or more Escrow Receipts. An Escrow Receipt will be affixed by the relevant pass through trustee to each certificate. Each Escrow Receipt evidences a fractional undivided interest in amounts from time to time deposited into the Paying Agent Account and is limited in recourse to amounts deposited into such account. An Escrow Receipt may not be assigned or transferred except in connection with the assignment or transfer of the certificate to which it is affixed. Each Escrow Receipt will be registered by the Escrow Agent in the same name and manner as the certificate to which it is affixed.

                  DESCRIPTION OF THE LIQUIDITY FACILITIES

     The following is a description of the particular terms of the Liquidity Facilities and certain provisions of the Intercreditor Agreement. The statements under this caption are summaries and do not purport to be complete and are qualified in their entirety by reference to all of the provisions of the Liquidity Facilities and the Intercreditor Agreement, copies of which are available upon request to the pass through trustee. The provisions of the Liquidity Facilities are substantially identical except as otherwise indicated.

General

     The Liquidity Provider will enter into a separate revolving credit agreement with the Subordination Agent (each, a "Liquidity Facility") with respect to the certificates of each pass through trust pursuant to which the Liquidity Provider will, if necessary, make one or more advances to the Subordination Agent that will be used solely to pay interest on such certificates when due, subject to certain limitations. The Liquidity Facility for each pass through trust is intended to enhance the likelihood of timely receipt by the certificateholders of such pass through trust of the interest passed through to them at the Stated Interest Rate for such certificates on up to six consecutive quarterly Regular Distribution Dates. If interest payment defaults occur that exceed the amount covered by or available under the Liquidity Facility for a pass through trust, the certificateholders of such pass through trust will bear their allocable share of the deficiencies to the extent that there are no other sources of funds (including, in the case of the class G certificates, funds from the Policy). Although Citibank, N.A. is the initial Liquidity Provider for each pass through trust, Citibank may be replaced by one or more other entities with respect to the pass through trusts under certain circumstances. Therefore, the Liquidity Provider for the pass through trusts may differ.

Drawings

     The aggregate amount available under the Liquidity Facility for each pass through trust at January 15, 2001, the first Regular Distribution Date after the scheduled Delivery Period Termination Date, assuming that secured promissory notes in the maximum principal amount with respect to all aircraft are acquired by the pass through trusts and that all interest and principal due on or prior to January 15, 2001, is paid, will be as follows:

Pass Through Trust                           Available Amount
------------------                           ----------------
Class G ...................................    $24,982,816
Class C....................................    $ 4,850,642

     Except as otherwise provided below, the Liquidity Facility for each pass through trust will enable the Subordination Agent to make Interest Drawings under the Liquidity Facility on any Distribution Date to pay interest then due and payable on the certificates of such pass through trust at the Stated Interest Rate for such pass through trust to the extent that the amount, if any, available to the Subordination Agent on such Distribution Date is not sufficient to pay such interest. The maximum amount available to be drawn under a Liquidity Facility with respect to

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


any pass through trust on any Distribution Date to fund any shortfall of interest on certificates of such pass through trust will not exceed the Required Amount for such certificates.

     The Liquidity Facility for any class of certificates will not provide for drawings:

     o to pay for principal of or premium on the certificates of such class;

     o to pay for any interest on the certificates of such class in excess of the Stated Interest Rate for such class;

     o to pay for principal of or interest or premium on the certificates of any other class; or

     o to pay for amounts payable with respect to the Deposits relating to such pass through trust. (Liquidity Facilities, Section 2.2; Intercreditor Agreement, Section 3.6)

     Each payment by the Liquidity Provider will reduce by the same amount the Maximum Available Commitment under such Liquidity Facility, subject to reinstatement as described below. With respect to any Interest Drawings under a Liquidity Facility, upon reimbursement of the Liquidity Provider of all or any part of the amount of such Interest Drawings plus interest thereon, the Maximum Available Commitment under such Liquidity Facility will be reinstated by the amount of such repaid Interest Drawing to an amount not to exceed the then Required Amount of such Liquidity Facility; provided, however, that such Liquidity Facility will not be so reinstated at any time if (a) a Liquidity Event of Default has occurred and is continuing and (b) less than 65% of the then aggregate outstanding principal amount of all secured promissory notes are Performing Secured Promissory Notes. With respect to any other drawings under such Liquidity Facility, amounts available to be drawn thereunder are not subject to reinstatement.

     The stated amount of the Liquidity Facility for any pass through trust will be automatically reduced from time to time to an amount equal to the next three successive interest payments due on the certificates of that pass through trust (without regard to expected future payment of principal of such certificates) at the Stated Interest Rate for that pass through trust. The Liquidity Provider will be paid a fee on the average amount available to be drawn under the initial Liquidity Facility until the earlier of the date when the commitment under the Liquidity Facility terminates and the date when a Downgrade Drawing, if any, is made, in an amount and on the dates specified in the Liquidity Facilities. (Liquidity Facilities, Sections 2.3 and 2.4(a); Intercreditor Agreement, Section 3.6(j)).

     If at any time the short-term unsecured debt rating of the Liquidity Provider for any pass through trust then issued by either rating agency is lower than the Threshold Rating or, in the event the Liquidity Provider's short-term unsecured debt is not rated by Moody's or Standard & Poor's, then the Liquidity Provider for such pass through trust or the Subordination Agent (in consultation with ATA) may arrange for a Replacement Facility.

     The provider of any Replacement Facility will have the same rights (including, without limitation, priority distribution rights and rights as Controlling Party) under the Intercreditor Agreement as the replaced Liquidity Provider.

     If such Liquidity Facility is not replaced with a Replacement Facility within 30 days (or 10 days if the Liquidity Provider is rated lower than P-3 or A-3 by Moody's or Standard & Poor's, respectively) after notice of the downgrading and as otherwise provided in the Intercreditor Agreement, the Subordination Agent will make a Downgrade Drawing in an amount equal to the then Maximum Available Commitment under such Liquidity Facility. The Subordination Agent will deposit the proceeds of any Downgrade Drawing in a Cash Collateral Account for such class of certificates and will use these proceeds for the same purposes and under the same circumstances and subject to the same conditions as cash payments of Interest Drawings under such Liquidity Facility would be used. (Liquidity Facilities, Section 2.6(a); Intercreditor Agreement, Section 3.6(c))

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     The Liquidity Facility for each pass through trust will provide that the relevant Liquidity Provider's obligations under such Liquidity Facility will expire on the earliest of:

     o 364 days after the Issuance Date.

     o The date on which the Subordination Agent delivers to such Liquidity Provider a certification that all of the certificates of such pass through trust have been paid in full.

     o The date on which the Subordination Agent delivers to such Liquidity Provider a certification that a Replacement Facility has been substituted for such Liquidity Facility.

     o The fifth Business Day following receipt by the Subordination Agent of a Termination Notice from such Liquidity Provider (see "--Liquidity Events of Default").

     o The date on which the Liquidity Provider honors a Final Drawing.

     o The date on which no amount is or may (by reason of reinstatement) become available for drawing under such Liquidity Facility. (Liquidity Facilities, Sections 1.1(a) and 2.4(b))

     Each Liquidity Facility will provide that the scheduled expiration date of such Liquidity Facility may be extended for additional 364-day periods by mutual agreement. The Intercreditor Agreement will provide for the replacement of any Liquidity Facility, if any, for any pass through trust if it is scheduled to expire earlier than 15 days after the Final Maturity Date for the certificates of such pass through trust if such Liquidity Facility is not extended at least 25 days prior to its then scheduled expiration date. If such Liquidity Facility is not so extended or replaced by the 25th day prior to its then scheduled expiration date, the Subordination Agent will make a Non-Extension Drawing in an amount equal to the then Maximum Available Commitment. The Subordination Agent will deposit the proceeds of the Non-Extension Drawing in the Cash Collateral Account for the related class of certificates as cash collateral to be used for the same purposes and under the same circumstances, and subject to the same conditions, as cash payments of Interest Drawings under such Liquidity Facility would be used. (Liquidity Facilities, Section 2.2(b)(i))

     The Subordination Agent, in consultation with ATA (whose recommendations the Subordination Agent will accept in the absence of a good faith reason not to), may, under certain circumstances, arrange for a Replacement Facility to replace the Liquidity Facility for any pass through trust. If a Replacement Facility is provided at any time after the Downgrade Drawing or Non-Extension Drawing under such Liquidity Facility, all funds on deposit in the relevant Cash Collateral Account will be returned to the Liquidity Provider being replaced. (Intercreditor Agreement, Section 3.6(e))

     The Intercreditor Agreement provides that the Subordination Agent will hold the proceeds of a Final Drawing made in accordance with the provisions set forth under "--Liquidity Events of Default" below in the Cash Collateral Account for the related pass through trust as cash collateral to be used for the same purposes and under the same circumstances, and subject to the same conditions, as cash payments of Interest Drawings under such Liquidity Facility would be used. The Intercreditor Agreement further provides that the Subordination Agent must make a Final Drawing under a Liquidity Facility in accordance with and to the extent permitted by the terms of such Liquidity Facility. (Intercreditor Agreement, Section 3.6(i))

     Drawings (other than a Final Drawing) under any Liquidity Facility will be made by delivery by the Subordination Agent of a certificate in the form required by that Liquidity Facility. Upon receipt of a certificate, the Liquidity Provider is obligated to make payment of the drawing requested in immediately available funds. Upon payment by the Liquidity Provider of the amount specified in any drawing under any Liquidity Facility, the Liquidity Provider will be fully discharged of its obligations under that Liquidity Facility with respect to such drawing and from then on will not be obligated to make any further payments under that Liquidity Facility in

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respect of such drawing to the Subordination Agent or any other person or entity who makes a demand for payment in respect of interest on the related certificates.

Reimbursement of Drawings

     The Subordination Agent must reimburse amounts drawn under any Liquidity Facility by reason of an Interest Drawing, Final Drawing, Downgrade Drawing or Non-Extension Drawing and interest on such drawings, but only to the extent that the Subordination Agent has funds available to make such payments.

Interest Drawings and Final Drawings

     Amounts drawn by reason of an Interest Drawing or Final Drawing will be immediately due and payable, together with interest on the amount of such drawing at a rate equal to the applicable LIBOR plus 2.25% per annum or the applicable base rate plus 2.25% per annum.

Downgrade Drawings and Non-Extension Drawings

     The amount drawn under any Liquidity Facility by reason of a Downgrade Drawing or a Non- Extension Drawing will be treated as follows:

     o Such amount will be released on any Distribution Date to the applicable Liquidity Provider to the extent that such amount exceeds the Required Amount.

     o Any portion of such amount withdrawn from the Cash Collateral Account for such certificates to pay interest on such certificates will be treated in the same way as Interest
       Drawings.

     o The balance of such amount will be invested in certain specified eligible investments.

     The Downgrade Drawing or Non-Extension Drawing under any Liquidity Facility will bear interest at a rate equal to the applicable LIBOR plus 0.55% per annum or the applicable base rate plus 0.55% per annum, as the case may be. (Liquidity Facilities, Sections 2.3 (b) and 2.6)

Liquidity Events of Default

     Events of default under each Liquidity Facility (known as a Liquidity Event of Default) will consist of:

     (i) the acceleration of all the secured promissory notes; or

     (ii) certain bankruptcy of similar events involving ATA. (Liquidity Facilities, Section 1.1)

     If (i) a Liquidity Event of Default shall have occurred and be continuing and (ii) less than 65% of the then aggregate outstanding principal amount of all secured promissory notes are Performing Secured Promissory Notes, the Liquidity Provider may, in its discretion, give a notice of termination of the related Liquidity Facility, the effect of which will be to cause:

     (i) such Liquidity Facility to expire on the fifth Business Day after the date on which such termination notice is received by the Subordination Agent;

     (ii) the Subordination Agent to promptly request, and the Liquidity Provider to make, a Final Drawing thereunder;

     (iii) any Drawing remaining unreimbursed as of the date of termination to be automatically converted into a Final Drawing under such Liquidity Facility; and

     (iv) all amounts owing to the Liquidity Provider shall automatically become accelerated.

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     Notwithstanding the foregoing, the Subordination Agent will be obligated to pay amounts owing to the Liquidity Provider only to the extent of funds available therefor after giving effect to the payments in accordance with the provisions described under "Description of the Intercreditor Agreement--Priority of Distributions." (Liquidity Facilities,
Section 6.1)

     Upon the circumstances described below under "Description of the Intercreditor Agreement--Intercreditor Rights--Controlling Party," a Liquidity Provider may become the Controlling Party with respect to the exercise of remedies under the Indentures. (Intercreditor Agreement, Section 2.6(c))

Liquidity Provider

     The Liquidity Provider will be Citibank, N.A. See description under "Description of the Deposit Agreements--Depositary."


        DESCRIPTION OF THE POLICY AND THE POLICY PROVIDER AGREEMENT

     The following summary describes certain terms of the Policy and certain provisions of the Policy Provider Agreement. The summary does not purport to be complete and is qualified in its entirety by reference to the provisions of the Policy which will be filed by Amtran, Inc. with the Commission as an exhibit to an Annual Report on Form 10-K, a Quarterly Report on Form 10-Q, or a Current Report on Form 8-K.

The Policy

     The Policy Provider will issue its certificate guaranty insurance policy in favor of the Subordination Agent for the benefit of the class G trustee and holders of the class G certificates. The Intercreditor Agreement directs the Subordination Agent to make a drawing under the Policy under the following five circumstances:

Interest Drawings

     If on any Regular Distribution Date (other than the Final Maturity
Date), after giving effect to the application of funds in accordance with the priorities set forth under "Description of the Intercreditor Agreement--Priority of Distributions" and the application of any Prior Funds, the Subordination Agent does not then have sufficient funds available for the payment of all amounts due and owing in respect of accrued interest on the class G certificates at the Stated Interest Rate for the class G certificates, the Subordination Agent is to request a policy drawing under the Policy in an amount sufficient to enable the Subordination Agent to pay such interest.

Proceeds Deficiency Drawing

     If, except as provided under "--No Proceeds Drawing" below, on any Special Distribution Date established by the Subordination Agent by reason of its receipt of a Special Payment consisting of the proceeds from a Disposition with respect to any series G secured promissory note after giving effect to the subordination provisions of the Intercreditor Agreement and to the application of any Prior Funds, the Subordination Agent does not then have sufficient funds available for a reduction in the outstanding Pool Balance of the class G certificates by an amount equal to the outstanding principal amount of such secured promissory note (determined immediately prior to such Disposition) plus interest on the amount of such reduction accrued at the Stated Interest Rate for the period from the immediately preceding Regular Distribution Date to such Special Distribution Date, the Subordination Agent is to request a policy drawing under the Policy in an amount sufficient to enable the Subordination Agent to pay the amount of such reduction plus such accrued interest.

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

No Proceeds Drawing

     On the first Business Day (which shall be a Special Distribution Date) that is 24 months after the last date on which any payment was made on a series G secured promissory note as to which there has subsequently been a failure to pay principal or that has subsequently been accelerated, if the Subordination Agent has not received a Special Payment constituting proceeds from the Disposition with respect to that secured promissory note, the Subordination Agent will request a drawing under the Policy in an amount equal to the then outstanding principal amount of such secured promissory note (without regard to the acceleration thereof) plus accrued interest thereon at the Stated Interest Rate from the immediately preceding Regular Distribution Date to that Special Distribution Date. The Subordination Agent is to give prompt notice to each pass through trustee, the Liquidity Provider and the Policy Provider setting forth the non-receipt of any such Special Payment and establishing such Business Day as such Special Distribution Date, which notice is to be given not less than 25 days prior to such Special Distribution Date. After the payment by the Policy Provider in full of such amount of principal and accrued interest for such policy drawing, the Subordination Agent will have no right to make any further policy drawing in respect of any subsequent sale or other disposition of such secured promissory note except for an "Avoidance Drawing" as described below.

     Notwithstanding the foregoing, the Policy Provider has the right at the end of any such 24-month period, so long as no Policy Provider Default has occurred and is continuing, to elect instead (a) to pay on such Special Distribution Date an amount equal to the shortfall in amounts available to the Subordination Agent for the payment of scheduled principal (without regard to the acceleration thereof) and interest at the Stated Interest Rate for the class G certificates that came due on such secured promissory note (after giving effect to the application of any Prior Funds) during such 24-month period, (b) thereafter, on each Regular Distribution Date to permit drawings under the Policy for an amount equal to the scheduled principal and interest that were to become due on such secured promissory note on the related payment date (without regard to any acceleration thereof) until the establishment of an Election Distribution Date, and
(c)(i) on any Business Day (which will be a Special Distribution Date) elected by the Policy Provider upon 20 days' notice to request the Subordination Agent, or (ii) following either the occurrence and continuation of a Policy Provider Default or a Disposition of or in respect of such secured promissory note, on any Business Day (which will be a Special Distribution Date) specified by the Subordination Agent upon 20 days' notice, the Subordination Agent will be required, in each case, to make a policy drawing for an amount equal to the then outstanding principal balance of such secured promissory note and accrued interest thereon at the Stated Interest Rate to such Election Distribution Date less any policy drawings previously paid by the Policy Provider in respect of principal on such secured promissory note and, any drawings paid on the Special Distribution Date under the class G Liquidity Facility or withdrawals made on the Special Distribution Date from the class G Cash Collateral Account attributable to such interest. The Intercreditor Agreement instructs the Subordination Agent to make each such drawing under the Policy. Any such drawing shall not relieve the Policy Provider from any and all obligations with respect to previous Policy Drawings that remain unpaid.

     In addition, regardless of whether or not the Policy Provider makes a Policy Provider Election, the Policy Provider will honor drawings under the Policy by a Liquidity Provider to cover the payment to the Liquidity Provider of interest accruing on the Liquidity Obligations in respect of the class G and class C Liquidity Facilities from and after the end of such 24-month period as and when such interest becomes due in accordance with such Liquidity Facilities.

Final Policy Drawing

     If on the Final Maturity Date of the class G certificates after giving effect to the subordination provisions of the Intercreditor Agreement and to the application of any Prior Funds, the Subordination Agent does not then have sufficient funds available for the payment in full of the Final Distribution (calculated as at such date but excluding any accrued and unpaid premium) on such class of certificates, the Subordination Agent is to request a policy drawing under the Policy in an amount sufficient to enable the Subordination Agent to pay the Final Distribution

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


(calculated as at such date but excluding any accrued and unpaid premium) on such class of certificates.

Avoidance Drawing

     If at any time prior to the expiration of the Policy the Subordination Agent has actual knowledge of the issuance of any Order, the Subordination Agent is to give prompt notice to each pass through trustee, each Liquidity Provider and the Policy Provider of such Order and prior to the expiration of the Policy, request a policy drawing for the relevant Preference Amount and to deliver to the Policy Provider a copy of the documentation required by the Policy with respect to such Order. To the extent that any portion of such Preference Amount is to be paid to the Subordination Agent (and not to any receiver, conservator, debtor-in-possession or trustee in bankruptcy as provided in the Policy), the Subordination Agent shall establish as a Special Distribution Date the date that is the earlier of the date of the expiration of the Policy and the Business Day that immediately follows the 25th day after that notice.

General

     All requests by the Subordination Agent for a policy drawing are to be made by it no later than 1:00 p.m. (New York City time) on (or, in the case of any Preference Amount, at least three days prior to) the applicable Distribution Date and in the form required by the Policy and delivered to the Policy Provider in accordance with the Policy. All proceeds of any policy drawing by the Subordination Agent are to be deposited by the Subordination Agent in the Policy Account and from there paid to the class G pass through trustee for distribution to the holders of the class G certificates without regard to the subordination provisions of the Intercreditor Agreement. In the case of any Preference Amounts, however, all or part of the policy drawing will be paid directly to the bankruptcy receiver, debtor-in-possession or trustee to the extent such amounts have not been so paid by the certificateholders. If any request for a policy drawing is rejected because it does not satisfy the requirements of the Policy, the Subordination Agent will resubmit the request so as to satisfy those requirements.

     The Policy provides that if such a request for a policy drawing is properly submitted or resubmitted it will pay to the Subordination Agent for deposit in the Policy Account the applicable payment under the Policy no later than 4:00 p.m. on the later of the relevant Distribution Date and the date the request is received by the Policy Provider (if the request is received by 1:00 p.m. on such date) or on the next Policy Business Day (if the request is received after that time).

     The Policy Provider will be subrogated to all of the rights of the holders of the series G secured promissory notes to the extent provided in the Intercreditor Agreement and will not be subrogated to the class G certificates. Once any payment made under the Policy is paid to the Subordination Agent, the Policy Provider will have no further obligation in respect of those payments. The Policy Provider shall not be required to make any payment except at the times and in the amounts expressly set forth in the Policy.

     The Policy does not cover (i) shortfalls, if any, attributable to the liability of the class G pass through trust, the class G pass through trustee or the Subordination Agent for withholding taxes, if any (including interest and penalties in respect of that liability), (ii) any premium, prepayment penalty or other accelerated payment, which at any time may become due on or with respect to any class G certificate, nor (iii) any failure of the Escrow Agent, Subordination Agent or the class G pass through trustee to make any payment due to the holders of the class G certificates.

     The Policy Provider's obligation under the Policy will be discharged to the extent that funds are received by the Subordination Agent for distribution to the class G pass through trustee and the holders of class G certificates, whether or not the funds are properly distributed by the Subordination Agent or the class G pass through trustee.

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


     The Policy is noncancellable. The Policy expires and terminates without any action on the part of the Policy Provider or any other person on the earlier of (i) July 16, 2018 and (ii) the date that is one year and one day following the date on which the class G certificates have been paid in full. Notwithstanding the foregoing, the Policy Provider will continue, after termination of the Policy, to be obligated to pay amounts with respect to which a request for a policy drawing has been made prior to termination of the policy. No portion of the premium under the Policy is refundable for any reason including payment, or provision being made for payment.

     The Policy is issued under and pursuant to, and shall be construed under, the law of the State of New York.

The Policy Provider Agreement

     ATA, the Subordination Agent and the Policy Provider will enter into an insurance and indemnity agreement to be dated as of the date of issuance of the class G certificates. Under the Policy Provider Agreement, the Subordination Agent and the Company will agree to reimburse the Policy Provider for drawings paid under the Policy. Pursuant to a policy fee letter, the Company will agree to pay the Policy Provider a premium for the Policy based on the Pool Balance of the class G certificates and a fee in connection with any prepayment of the certificates (including by reason of an acceleration of the underlying Secured promissory notes, but excluding a prepayment associated with an event of loss of an Aircraft) and to reimburse the Policy Provider for certain expenses.


                 DESCRIPTION OF THE INTERCREDITOR AGREEMENT

     The following is a description of the particular terms of the Intercreditor Agreement. The statements made under this caption are summaries and do not purport to be complete and are qualified in their entirety by reference to all of the provisions of the Intercreditor Agreement, a copy of which is available upon request to the pass through trustee.

Intercreditor Rights

General

     The Intercreditor Agreement will be among each pass through trustee, the Liquidity Provider, the Policy Provider and the Subordination Agent. The secured promissory notes will be registered in the name of the Subordination Agent or its nominee as agent and trustee for the applicable pass through trustee solely for the purpose of facilitating the enforcement of the other provisions of the Intercreditor Agreement.

Controlling Party

     With respect to any Indenture at any given time, the Loan Trustee under such Indenture will be directed in taking, or refraining from taking, any remedial action under such Indenture or with respect to the secured promissory notes issued under such Indenture, subject to certain limitations, by the Controlling Party including acceleration of such secured promissory notes or foreclosing the lien on the related aircraft. See "Description of the Certificates--Indenture Defaults and Certain Rights Upon an Indenture Default" for a description of the rights of the certificateholders of each pass through trust to direct the respective pass through trustees.

   The Controlling Party will be:

     o the policy provider, until final distributions of the aggregate outstanding balance of the class G certificates, together with accrued and unpaid interest, are made to the holders of the class G certificates and thereafter, if, and while, no obligations owing to the policy provider remain outstanding or, if a policy provider default has occurred and is continuing, the class G pass through trustee, until payment of final distributions together with accrued interest to

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


       the holders of the class G certificates, until payment of final distributions together with accrued interest to the holders of the class G certificates, then;

     o the class C pass through trustee.

     The Liquidity Provider with the greater outstanding amount of unreimbursed Liquidity Obligations and not then in default in its obligations to make any advance under any Liquidity Facility will have the right to become the Controlling Party with respect to any Indenture at any time after 18 months from the earliest to occur of (x) the date on which the entire available amount under any Liquidity Facility has been drawn (for any reason other than a Downgrade Drawing or a Non-Extension Drawing) and remains unreimbursed, (y) the date on which the entire amount of any Downgrade Drawing or Non-Extension Drawing has been withdrawn from the relevant Cash Collateral Account to pay interest on the relevant class of certificates and remains unreimbursed and (z) the date on which all secured promissory notes have been accelerated provided that if (a) the Policy Provider amends the Policy to cover payments of principal of and interest on Drawings in respect of the class G and class C Liquidity Facilities and certain other conditions are met, including the Rating Agencies confirming that they will not withdraw, suspend or downgrade their ratings on any class of certificates, or (b) the Policy Provider pays to the Liquidity Provider all outstanding Drawings in respect of the class G and class C Liquidity Facilities including all interest accrued thereon to such date, the Policy Provider will remain the Controlling Party so long as no Policy Provider Default has occurred and is continuing (in which case such Liquidity Provider, if it so elects and if Liquidity Obligations owing to it remain outstanding (or, if it does not so elect or if no such Liquidity Obligations remain outstanding, the class G pass through trustee), will become the Controlling Party). (Intercreditor Agreement, Section 2.6(c)) For purposes of giving effect to the rights of the Controlling Party, the pass through trustees (other than the Controlling Party) will irrevocably agree, and the certificateholders (other than the certificateholders represented by the Controlling Party) will be deemed to agree by virtue of their purchase of certificates, that the Subordination Agent, as record holder of the secured promissory notes, will exercise its voting rights in respect of the secured promissory notes as directed by the Controlling Party. (Intercreditor Agreement, Section 2.6) For a description of certain limitations on the Controlling Party's rights to exercise remedies, see "Description of the Secured Promissory Notes--Remedies."

Sale of Secured Promissory Notes or Aircraft

     Upon the occurrence and during the continuation of any Indenture Default under any Indenture, the Controlling Party will be entitled to accelerate and, subject to the provisions of the immediately following sentence, direct the Subordination Agent to sell all (but not less than all) of the secured promissory notes issued under such Indenture to any person. So long as any certificates are outstanding, during nine months after the earlier of (x) the acceleration of the secured promissory notes under any Indenture or (y) the bankruptcy or insolvency of ATA, without the consent of each pass through trustee, no aircraft subject to the lien of such Indenture or such secured promissory notes may be sold, if the net proceeds from such sale would be less than the Minimum Sale Price for such aircraft or such secured promissory notes. In addition, with respect to any leased aircraft, the amount and payment dates of rentals payable by ATA under the lease for such leased aircraft may not be adjusted, if, as a result of such adjustment, the discounted present value of all such rentals would be less than 75% of the discounted present value of the rentals payable by ATA under such lease before giving effect to such adjustment, in each case, using the weighted average interest rate of the secured promissory notes outstanding under such Indenture as the discount rate. (Intercreditor Agreement, Section 4.1)

     After a Triggering Event occurs and any secured promissory note becomes a Non-Performing Secured Promissory Note, the Subordination Agent will be required to obtain the LTV Appraisals for the aircraft as soon as practicable and additional LTV Appraisals on or prior to each anniversary of the date of such initial LTV Appraisals; provided that, if the Controlling Party reasonably objects to the appraised value of any aircraft shown in any LTV Appraisal, the Controlling Party will have the right to obtain or cause to be obtained substitute LTV Appraisals (including any LTV Appraisals based upon physical inspection of the aircraft).

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


Priority of Distributions

Before a Triggering Event

     So long as no Triggering Event has occurred, payments in respect of the secured promissory notes and certain other payments received on any Distribution Date will be promptly distributed by the Subordination Agent on such Distribution Date in the following order of priority:

          o to the Liquidity Provider to the extent required to pay the Liquidity Expenses and to the Policy Provider to the extent required to pay the Policy Expenses, pro rata;

          o to the Liquidity Provider and to the Policy Provider, pro rata, to the extent required to pay interest accrued on the Liquidity Obligations (as determined after giving effect to payments made by the Policy Provider to the Liquidity Provider in respect of drawings under the Liquidity Facilities) and on certain Policy Provider Obligations (as provided in the definition of Policy Provider Obligations), respectively and, if the Policy Provider has elected to pay to the Liquidity Provider all outstanding drawings and interest thereon owing to the Liquidity Provider under the Liquidity Facilities, to reimburse the Policy Provider for the amount of such payment made to the Liquidity Provider attributable to interest accrued on such drawings;

          o to the Liquidity Provider to the extent required to pay or reimburse the Liquidity Provider for the Liquidity Obligations (other than amounts payable pursuant to the two preceding clauses) and/or, if applicable, to replenish each Cash Collateral Account up to the Required Amount and, if the Policy Provider has elected to pay to the Liquidity Provider all outstanding drawings and interest thereon owing to the Liquidity Provider under the Liquidity Facilities, to reimburse the Policy Provider for the amount of such payment made to the Liquidity Provider in respect of principal of drawings under the Liquidity Facilities, pro rata;

          o to the class G pass through trustee to the extent required to pay Expected Distributions on the class G certificates;

          o to the Policy Provider to the extent required to pay or reimburse any Policy Provider Obligations (other than amounts payable pursuant to the first three clauses above and any Excess Reimbursement Obligations);

          o to the class C pass through trustee to the extent required to pay Expected Distributions on the class C certificates;

          o to the Policy Provider to the extent required to pay any Excess Reimbursement Obligations;

          o if class D certificates or series D secured promissory notes have been issued, to the class D pass through trustee or noteholder, as the case may be, to the extent required to pay "Expected Distributions" (to be defined in a manner equivalent to the definition for the other classes of certificates) on the class D certificates or principal and accrued interest on the series D notes, as the case may be; and

          o to the Subordination Agent and each pass through trustee for the payment of certain fees and expenses.

After a Triggering Event

     Subject to the terms of the Intercreditor Agreement, upon the occurrence of a Triggering Event and at all times after such Triggering Event, all funds received by the Subordination Agent in

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


respect of the secured promissory notes and certain other payments will be promptly distributed by the Subordination Agent in the following order of priority:

          o to the Subordination Agent, any pass through trustee, any certificateholder, the Liquidity Provider or the Policy Provider to the extent required to pay certain out-of-pocket costs and expenses actually incurred by the Subordination Agent, any pass through trustee, the Liquidity Provider or the Policy Provider or to reimburse any certificateholder, the Policy Provider or the Liquidity Provider in respect of payments made to the Subordination Agent or any pass through trustee in connection with the protection or realization of the value of the secured promissory notes or any property held in any Trust Indenture Estate or any Collateral;

          o to the Liquidity Provider to the extent required to pay the Liquidity Expenses and to the Policy Provider to the extent required to pay the Policy Expenses, pro rata;

          o to the Liquidity Provider and the Policy Provider, pro rata, to the extent required to pay interest accrued on the Liquidity Obligations (as determined after giving effect to certain payments by the Policy Provider to the Liquidity Provider) and interest on certain Policy Provider Obligations (as provided in the definition of Policy Provider Obligations), respectively and, if the Policy Provider has elected to pay to the Liquidity Provider all outstanding drawings and interest thereon owing to the Liquidity Provider under the Liquidity Facilities, to reimburse the Policy Provider for the amount of such payment made to the Liquidity Provider attributable to interest accrued on such drawings;

          o to the Liquidity Provider to the extent required to pay the outstanding amount of all Liquidity Obligations (as determined after giving effect to certain payments by the Policy Provider to the Liquidity Provider) and/or, if applicable, with respect to any particular Liquidity Facility, unless (x) less than 65% of the aggregate outstanding principal amount of all secured promissory notes are Performing Secured Promissory Notes and a Liquidity Event of Default has occurred and is continuing under such Liquidity Facility or (y) a Final Drawing has occurred under such Liquidity Facility, to replenish the Cash Collateral Account with respect to such Liquidity Facility up to the Required Amount for the related class of certificates (less the amount of any repayments of Interest Drawings under such Liquidity Facility while sub-clause (x) of this clause is applicable) and, if the Policy Provider has elected to pay to the Liquidity Provider all outstanding drawings and interest thereon owing to the Liquidity Provider under the Liquidity Facilities, to reimburse the Policy Provider for the amount of such payment made to the Liquidity Provider in respect of principal of drawings under the Liquidity Facilities, pro rata;

          o to the Subordination Agent, any pass through trustee or any certificateholder to the extent required to pay certain fees, taxes, charges and other amounts payable;

          o to the class G pass through trustee to the extent required to pay Adjusted Expected Distributions on the class G certificates;

          o to the Policy Provider to the extent required to pay the Policy Provider Obligations (other than amounts payable pursuant to the first four clauses above and any Excess Reimbursement Obligations);

          o to the class C pass through trustee to the extent required to pay Adjusted Expected Distributions on the class C certificates;

          o to the Policy Provider to pay any Excess Reimbursement
            Obligations;

          o if class D certificates have been issued, to the class D pass through trustee to the extent required to pay "Adjusted Expected Distributions" (to be defined in a manner equivalent to the definition for the other classes of certificates) on the class D certificates;

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


          o the balance shall be held in the Collection Account until the next Distribution Date; and

          o if all classes of certificates have been paid in full, the balance, if any, shall be distributed to the certificateholders of the related pass through trust.

     For purposes of calculating Expected Distributions or Adjusted Expected Distributions with respect to the certificates of any pass through trust, any premium paid on the secured promissory notes held in that pass through trust that has not been distributed to the certificateholders of that pass through trust (other than such premium or a portion thereof applied to the payment of interest on the certificates of that pass through trust or the reduction of the Pool Balance of that pass through trust) will be added to the amount of Expected Distributions or Adjusted Expected Distributions. After a Triggering Event occurs and any secured promissory note becomes a Non-Performing Secured Promissory Note, the Subordination Agent will obtain LTV Appraisals of the aircraft securing such secured promissory note as soon as practicable and additional LTV Appraisals on or prior to each anniversary of the date of such initial LTV Appraisals; provided that if the Controlling Party reasonably objects to the appraised value of the aircraft shown in such LTV Appraisals, the Controlling Party has the right to obtain or cause to be obtained substitute LTV Appraisals (including LTV Appraisals based upon physical inspection of such aircraft). (Intercreditor Agreement, Section 4.1(a))

     Interest Drawings under the Liquidity Facility and withdrawals from the Cash Collateral Account, in each case in respect of interest on the certificates of any pass through trust, will be distributed to the pass through trustee for such pass through trust, and drawings under the Policy will be distributed by the class G pass through trustee, notwithstanding the priority of distributions set forth in the Intercreditor Agreement and otherwise described in this prospectus.

     All amounts on deposit in the Cash Collateral Account for any pass through trust which are in excess of the Required Amount for such pass through trust and all investment earnings on such amounts on deposit in the Cash Collateral Account will be paid to the Liquidity Provider to the extent of Liquidity Obligations owed to the Liquidity Provider.

Voting of Secured Promissory Notes

     In the event that the Subordination Agent, as the registered holder of any secured promissory note, receives a request for its consent to any amendment, modification or waiver under that secured promissory note, the related Indenture, lease (if applicable), Participation Agreement or other related document, if no Indenture Default with respect thereto shall have occurred and be continuing, the Subordination Agent shall request instructions for each series of secured promissory note from the trustee of the pass through trust which holds such series of secured promissory notes. The trustee in turn will request directions from certificateholders of such pass through trust, provided that so long as the Final Distribution on the class G certificates has not been made or any Policy Provider Obligations remain outstanding and no Policy Provider default exists, the Subordination Agent shall request directions from the Policy Provider rather than the class G pass through trustee with respect to the series G secured promissory notes. If any Indenture Default shall have occurred and be continuing with respect to any such Indenture, the Subordination Agent will exercise its voting rights as directed by the Controlling Party, subject to certain limitations. No such amendment, modification or waiver shall, without the consent of the Liquidity Provider and the Policy Provider, reduce the amount of rent, Supplemental Rent or stipulated loss values payable by ATA under any Lease or reduce the amount of principal or interest payable by ATA under any secured promissory note issued under any Owned Aircraft Indenture. (Intercreditor Agreement, Section 2.6 and 9.1(b))

Addition of Pass Through Trustee for Class D Certificates

     If the class D certificates are issued, the class D pass through trustee will become a party to the Intercreditor Agreement.

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


The Subordination Agent

     Wilmington Trust Company will be the Subordination Agent under the Intercreditor Agreement. ATA and its affiliates may from time to time enter into banking and trustee relationships with the Subordination Agent and its affiliates. The Subordination Agent's address is Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001, Attention: Corporate Trust Administration.

     The Subordination Agent may resign at any time, in which event a successor Subordination Agent will be appointed as provided in the Intercreditor Agreement. Either the Controlling Party or the Liquidity Provider may remove the Subordination Agent for cause as provided in the Intercreditor Agreement. In such circumstances, a successor Subordination Agent will be appointed as provided in the Intercreditor Agreement. Any resignation or removal of the Subordination Agent and appointment of a successor Subordination Agent does not become effective until acceptance of the appointment by the successor Subordination Agent.


               DESCRIPTION OF THE AIRCRAFT AND THE APPRAISALS

The Aircraft

     The aircraft comprise seven Boeing 757-200ER aircraft. The Boeing 757-200ER aircraft is a long-range aircraft with a seating capacity of approximately 216 passengers. The engine type utilized on ATA's 757-200ERs is the Rolls Royce RB211-535E4. The aircraft comply with Stage 3 noise level standards, which constitute the most restrictive regulatory standards currently in effect in the United States for aircraft noise abatement. The table below sets forth certain additional information for the aircraft.


                Aircraft                    Expected
Aircraft Tail     Type         Engine     Manufacturer's     Delivery
   Number                       Type        Serial No.         Month                 Appraised Base Value
-------------  ----------    -----------  --------------    ------------     ----------------------------------------
                                                                                AISI           MBA           SH&E
                                                                             -----------   -----------    -----------
N515AT         Boeing        RB211-535E4      27598         October 1995     $48,690,000   $50,200,000    $52,600,000
               757-200ER

N523AT         Boeing        RB211-535E4      30232         Sept. 1999        57,110,000    59,900,000     65,500,000
               757-200ER

N524AT         Boeing        RB211-535E4      30233         October 1999      57,180,000    60,000,000     65,500,000
               757-200ER

N525AT         Boeing        RB211-535E4      30548         June 2000         58,100,000    61,100,000     65,500,000
               757-200ER

N526AT         Boeing        RB211-535E4      30549         June 2000         60,260,000    61,100,000     66,800,000
               757-200ER

N527AT         Boeing        RB211-535E4      TBD           November 2000     60,950,000    61,580,000     66,800,000
               757-200ER

N528AT         Boeing        RB211-535E4       TBD          November 2000     60,950,000    61,580,000     66,800,000
               757-200ER

Appraised Value

     The appraised values in the chart above were determined by the following three independent aircraft appraisal and consulting firms as of the dates indicated: AISI as of December 31, 1999, MBA as of January 18, 2000, and SH&E as of January 28, 2000. Each Appraiser was asked to provide its opinion as to the fair market value of each aircraft. As part of this process, all three Appraisers performed "desk-top" appraisals without any physical inspection of the aircraft. The appraisals are based on various assumptions and methodologies, which vary among the appraisals. The Appraisers have delivered letters summarizing their respective appraisals, copies

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


of which are annexed to this prospectus as Appendix AII. For a discussion of the assumptions and methodologies used in each of the appraisals, reference is hereby made to such summaries.

     An appraisal is only an estimate of value, is not indicative of the price at which an aircraft may be purchased from the manufacturer, and should not be relied upon as a measure of realizable value. In addition, the proceeds realized upon a sale of any aircraft may be less than the appraised value thereof. The value of the aircraft in the event of the exercise of remedies under the applicable Indenture will depend on market and economic conditions, the availability of buyers, the condition of the aircraft, whether the aircraft are sold separately or together and other similar factors. Accordingly, there can be no assurance that the proceeds realized upon any such exercise with respect to the secured promissory notes and the aircraft pursuant to the applicable Indenture would be as appraised or sufficient to satisfy in full payments due on the secured promissory notes issued thereunder or the certificates.

Deliveries of Aircraft

     Under ATA's purchase agreements with Boeing, one Aircraft was delivered to ATA in October 1995, one in September 1999, one in October 1999 and the four remaining Aircraft are scheduled for delivery in June 2000 and November 2000. Under such purchase agreements, delivery of an Aircraft may be delayed due to "Excusable Delay," which is defined to include, among other things, acts of God, governmental acts or failures to act, strikes or other labor troubles, inability to procure materials, or any other cause beyond Boeing's control or not occasioned by Boeing's fault or negligence.

     The Note Purchase Agreement provides that the Delivery Period will expire on December 31, 2000, subject to extension, if the secured promissory notes relating to all of the aircraft (or Substitute Aircraft in lieu thereof) have not been purchased by the pass through trustees on or prior to such date due to any reason beyond the control of ATA and not occasioned by ATA's fault or negligence, to the earlier of (i) the date on which the pass through trustees purchase secured promissory notes relating to the last aircraft (or a Substitute Aircraft in lieu thereof) and (ii) May 31, 2001.

     If delivery of any aircraft is delayed by more than 30 days after the month scheduled for delivery or beyond December 31, 2000, ATA has the right to replace such aircraft with a Substitute Aircraft, subject to certain conditions. See "--Substitute Aircraft." If delivery of any aircraft is delayed beyond the Delivery Period Termination Date and ATA does not exercise its right to replace that aircraft with a Substitute Aircraft, there will be unused Deposits that will be distributed to certificateholders together with accrued and unpaid interest thereon and, if applicable, a premium. See "Description of the Deposit Agreements--Unused Deposits."

Substitute Aircraft

     If the delivery date for any aircraft is delayed (i) more than 30 days after the month scheduled for delivery or (ii) beyond December 31, 2000, ATA may identify for delivery a substitute aircraft meeting the following conditions:

     o a Substitute Aircraft must be a Boeing 757-200 aircraft manufactured after the Issuance Date, and

     o ATA will be obligated to obtain written confirmation from each Rating Agency that substituting such Substitute Aircraft for the replaced aircraft will not result in a withdrawal, suspension or downgrading of the ratings of any class of certificates.

                  DESCRIPTION OF THE SECURED PROMISSORY NOTES

     The following is a description of the terms of the secured promissory notes. The summaries make use of terms defined in and are qualified in their entirety by reference to all of the provisions of the secured promissory notes, the Indentures, the leases, the Participation Agreements, the Leased Aircraft Trust Agreements, the Guarantees and the Note Purchase Agreement, forms of which are available upon request to either pass through trustee. Except as otherwise indicated, the following summaries relate to the secured promissory notes, the Indenture, the lease, the Participation Agreement, the Guarantee and the Leased Aircraft Trust Agreement that may be applicable to each aircraft.

     Under the Note Purchase Agreement, ATA will have the option of entering into a leveraged lease financing or a debt financing with respect to each aircraft. The Note Purchase Agreement provides for the relevant parties to enter into either (i) with respect to each leased aircraft, a Participation Agreement, a lease, the Guarantee and a Leased Aircraft Indenture (among other documents) and (ii) with respect to each owned aircraft, a Participation Agreement, the Guarantee and an Owned Aircraft Indenture. The description of such agreements in this prospectus is based on the forms of such agreements annexed to the Note Purchase Agreement.

     ATA has obtained the commitments of three companies to act as the Owner Participant in leveraged leases for five of the aircraft (ICX Corporation for aircraft N515AT and N525AT, and Banc of America Commercial Finance Corporation for aircraft N523AT and N524AT and The Provident Bank for aircraft N526AT), and closed leveraged lease financings for those aircraft during 1999 and 2000 using debt that ATA expects to re-fund with proceeds of secured promissory notes. ATA plans to seek such commitments from the same company or others for the remaining aircraft. We cannot predict whether ATA will obtain such commitments. The commitments would be subject to satisfaction of certain conditions and the execution of definitive agreements, and ATA could elect to terminate such commitments. Accordingly, ATA may select one or more other Owner Participants for some or all of the aircraft or finance such aircraft as owned aircraft rather than leased aircraft. A different Owner Participant may request revisions to the forms of the Participation Agreement, the lease and the Leased Aircraft Indenture that are contemplated by the Note Purchase Agreement, so that the terms of such agreements for any particular leased aircraft may differ from the description of such agreements in this prospectus. See "Description of the Certificates -- Obligation to Purchase Secured Promissory Notes." Each Owner Participant will be required to satisfy certain requirements, including having a minimum combined capital and surplus or net worth.

General

     The secured promissory notes will be issued for each aircraft in two series: the series G secured promissory notes and the series C secured promissory notes, collectively referred to as the secured promissory notes. However, ATA may elect to issue a third series with respect to owned aircraft, which will be funded from sources other than this offering. See "Description of the Certificates--Possible Issuance of Class D Certificates."

     The secured promissory notes with respect to each leased aircraft will be issued under a separate Leased Aircraft Indenture between First Security Bank, National Association, as Owner Trustee of a trust for the benefit of the Owner Participant who will be the beneficial owner of that aircraft, and Wilmington Trust Company, as Loan Trustee.

     The secured promissory notes with respect to each owned aircraft will be issued under a separate Owned Aircraft Indenture between ATA and Wilmington Trust Company, as Loan Trustee. The secured promissory notes are secured obligations of ATA.

     The Indentures will not provide for defeasance, or discharge upon deposit of cash or certain obligations of the United States. ATA will lease each leased aircraft from the related Owner Trustee under a separate lease. Under each lease and the related Aircraft Operative Agreements, ATA will, in general, be obligated to make rental and other payments or advances to the related Loan Trustee on behalf of the related Owner Trustee. Such rental and other payments or advances will be at least sufficient to pay in full when due all payments required to be made on the related secured promissory notes. The secured promissory notes issued with respect to the leased aircraft are not ATA's or Amtran's direct obligations, and neither ATA nor Amtran guarantees payment or performance of the leased aircraft notes. ATA's obligations under each lease and the related Aircraft Operative Agreements are general unsecured obligations. Amounts payable by ATA under each lease and each Owned Aircraft Indenture will be unconditionally guaranteed by Amtran.

     Each Owner Participant has the right to sell, assign or otherwise transfer its interests as Owner Participant in any of such leveraged leases, subject to the terms and conditions of the relevant Participation Agreement and related documents.

Subordination

     Series C secured promissory notes issued in respect of an aircraft will be subordinated in right of payment to series G secured promissory notes issued in respect of such aircraft; and, if ATA elects to issue series D secured promissory notes with respect to an owned aircraft, such series D secured promissory notes will be subordinated in right of payment to the series C secured promissory notes. On each scheduled payment date, (a) payments of interest and principal due on series G secured promissory notes issued in respect to an aircraft will be made prior to payments of interest and principal due on series C secured promissory notes issued in respect of such aircraft; and (b) if ATA elects to issue series D secured promissory notes with respect to an owned aircraft, payments of interest and principal due on series C secured promissory notes will be made prior to payments of interest and principal due on such series D secured promissory notes issued in respect of such aircraft.

Principal and Interest Payments

     Subject to the provisions of the Intercreditor Agreement, interest paid on the secured promissory notes held in each pass through trust will be passed through to the certificateholders of each such pass through trust on the dates and at the rate per annum set forth on the cover page of this prospectus until the final expected Regular Distribution Date (subject to change as provided in the Registration Rights Agreement) for such pass through trust. Subject to the provisions of the Intercreditor Agreement, principal paid on the secured promissory notes held in each pass through trust will be passed through to the certificateholders of such pass through trust in scheduled amounts on the dates set forth in this prospectus until the final expected Regular Distribution Date for such pass through trust.

     Interest will be payable on the unpaid principal amount of each secured promissory note at the rate applicable to such secured promissory note on January 15, April 15, July 15 and October 15 of each year, commencing on April 15, 2000. Such interest will be computed on the basis of a 360-day year of twelve 30-day months. Overdue amounts of principal, Make-Whole Amount and interest on such series of secured promissory notes will bear interest at a rate equal to 1.00% per annum over the applicable rate on such series of secured promissory notes. Under certain circumstances described in "Exchange Offer; Registration Rights", the interest rates for the Equipment Notes will be increased (or following any such increase, decreased) to the extent described in the Registration Rights Agreement.

     Scheduled principal payments on the secured promissory notes will be made on one or more of January 15, April 15, July 15 and October 15 in certain years, commencing on January 15, 2001. See "Description of the Certificates--Pool Factors" for a discussion of the scheduled payments of principal of the secured promissory notes and possible revisions to such scheduled payments.

     The final payment made under each secured promissory note will be an amount sufficient to discharge in full the unpaid principal amount, Make-Whole Amount (if any) and to the extent permitted by law, interest and any other amounts payable but unpaid with respect to such secured promissory note.

     If any date scheduled for a payment of principal, premium or interest with respect to the secured promissory notes is not a Business Day, such payment will be made on the following

Business Day with the same effect as if made on such scheduled payment date and without any additional interest.

Redemption

     If an Event of Loss occurs with respect to an aircraft and we do not replace such aircraft under the related lease or under the related Owned Aircraft Indenture, the secured promissory notes issued with respect to such aircraft will be redeemed, in whole, in each case at a price equal to the aggregate unpaid principal amount thereof, together with accrued interest thereon, to the date of redemption and other amounts payable to the holders of the secured promissory notes under the applicable Indenture and Participation Agreement, but without Make-Whole Amount. Such redemption will be on a Special Distribution Date. (Indentures, Section 2.10).

     If ATA terminates a lease under its voluntary termination, early buyout or burdensome buyout options under such lease, the secured promissory notes relating to the applicable leased aircraft will be redeemed (unless ATA elects to assume the secured promissory notes on a full recourse basis), in whole, on a Special Distribution Date at a price equal to the aggregate unpaid principal amount thereof, together with accrued interest thereon to but excluding the redemption date, plus a Make-Whole Amount. If ATA assumes the Owner Trustee's obligations in respect of the secured promissory notes, ATA will enter into a supplemental indenture satisfactory to the relevant Loan Trustee which contains provisions regarding permitted liens, registration, maintenance, subleases, replacement of parts, alteration and modification to the aircraft, events of loss and insurance which are substantially similar to the provisions contained in the related lease. In addition, in connection with any such assumption, Amtran shall deliver a guaranty of the secured promissory notes substantially in the form of the Guarantee and ATA shall deliver an opinion of counsel that such assumption has been duly and validly effected. Upon the effectiveness of such assumption, the Owner Trustee and the Owner Participant will be released from further obligations under the related Indenture and the related Participation Agreement. (Leased Aircraft Indentures, Sections 2.10(b) and 2.11) See "--The Leases--Lease Termination."

     All of the secured promissory notes issued with respect to a leased aircraft may be redeemed prior to maturity as part of a refunding or refinancing thereof under the applicable Participation Agreement, and all of the secured promissory notes issued with respect to the owned aircraft may be redeemed prior to maturity at any time at the option of ATA, upon at least 30 days' revocable prior written notice to the related Loan Trustee and the holders of the secured promissory notes, at a price equal to the aggregate unpaid principal amount thereof, together with accrued interest to, but not including, the date of redemption, plus a Make-Whole Amount, if any. (Leased Aircraft Indentures, Section 2.12 and Owned Aircraft Indentures, Section 2.11)

     If notice of such redemption is given in connection with a termination of the lease, such notice is revocable and is deemed revoked in the event that the lease does not in fact terminate on the specified termination date. If notice of such redemption is given in connection with a refinancing, it is revocable not later than three days prior to the redemption date. (Indentures, Section 2.13(b))

     With respect to a leased aircraft, either the Owner Trustee or the Owner Participant may purchase all of the outstanding secured promissory notes issued under the related Leased Aircraft Indentures for the aggregate unpaid principal amount, plus accrued and unpaid interest to the date of purchase. This option may be exercised upon:

          (i) the declaration by the Loan Trustee that the secured promissory notes have become due and payable following an Indenture Default or notification by the Loan Trustee to the Owner Trustee that it intends to take action to foreclose the lien or otherwise commence the exercise of any significant remedy under the Indenture or Lease; or

          (ii) a continuing Lease Event of Default.

     If the option is exercised in connection with a Lease Event of Default continuing for less than 120 days, then the Make-Whole Amount will be added to the purchase price. (Leased Aircraft Indentures, Section 2.14)

     If (a) one or more Lease Events of Default exist and are continuing or
(b) the secured promissory notes with respect to a leased aircraft have been accelerated or the Loan Trustee with respect to such secured promissory notes takes action or notifies the applicable Owner Trustee that it intends to take action to foreclose the lien of the related Leased Aircraft Indenture or otherwise commence the exercise of any significant remedy under such Indenture or the related lease or if certain events occur in a bankruptcy proceeding involving us, then in each case the related Owner Trustee or Owner Participant may buy all, but not less than all, of the secured promissory notes issued with respect to such leased aircraft at a price equal to the aggregate unpaid principal thereof, together with accrued and unpaid interest thereon to but excluding, the purchase date but without any premium (provided that a Make-Whole Amount is payable if such secured promissory notes are to be purchased pursuant to clause (a) when a Lease Event of Default has been continuing for less than 120 days). (Leased Aircraft Indentures, Section 2.14) We as owner of the owned aircraft have no comparable right under the Owned Aircraft Indentures to purchase the secured promissory notes under such circumstances.

Security

     The secured promissory notes issued with respect to each leased aircraft are secured by a first priority security interest in that aircraft, the related lease and all rent thereunder, the related Guarantee, the aircraft purchase agreement (to the extent related to the leased aircraft), all rents, profits and other income of such leased aircraft, all insurance and similar proceeds covering loss of or damage to such leased aircraft, all rights of the related Owner Trustee to amounts paid or payable by ATA under the related Participation Agreement, all monies and securities deposited with the related Loan Trustee, and all proceeds of the foregoing. Unless an Indenture Default with respect to a leased aircraft has occurred and is continuing, the related Loan Trustee may not exercise the Owner Trustee's rights under the related lease except such Owner Trustee's right to receive rent. The Owner Trustee's assignment to the Loan Trustee of the Owner Trustee's rights under the related lease excludes the rights of the Owner Trustee and the Owner Participant to indemnification for certain matters, liability insurance proceeds payable to the Owner Trustee in its individual capacity and to the Owner Participant, insurance proceeds payable to the Owner Trustee in its individual capacity or to such Owner Participant, under certain casualty insurance maintained by the Owner Trustee or the Owner Participant, and certain reimbursement payments made by ATA to the Owner Trustee. (Leased Aircraft Indenture, Granting Clause) The secured promissory notes are not cross-collateralized. This means that the secured promissory notes issued in respect of any one aircraft are not secured by any of the other aircraft or replacement aircraft (as described in "--The Leases--Events of Loss") or the leases related thereto.

     The secured promissory notes issued with respect to each owned aircraft will be secured by:

     o    a mortgage to the Loan Trustee of such aircraft; and

     o an assignment to the Loan Trustee of certain of ATA's rights under its purchase agreement with the aircraft manufacturer.

     Funds, if any, held from time to time by the Loan Trustee with respect to any aircraft, including funds held as the result of an Event of Loss to such aircraft or, in the case of a leased aircraft, termination of the related lease, will be invested and reinvested by such Loan Trustee, at the direction of the related Owner Trustee in the case of the leased aircraft or ATA in the case of the owned aircraft (except in the case of certain Indenture Defaults), in investments described in the related Indenture.

Loan to Value Ratios of Secured Promissory Notes

     The following table sets forth illustrative loan to aircraft value ratios for the secured promissory notes issued in respect of each aircraft as of the dates specified assuming that the secured promissory notes in the maximum principal amount are issued in respect of each such aircraft. ATA used these examples in preparing the Assumed Amortization Schedule, although the amortization schedule for the secured promissory notes issued with respect to an aircraft may vary from such assumed schedule so long as it complies with the Mandatory Economic Terms. Accordingly, the schedule below may not apply to any particular aircraft. See "Description of the Certificates--Pool Factors." The loan to aircraft value ratios were obtained by dividing (a) the expected outstanding balance (assuming no payment default) of such secured promissory notes, determined immediately after giving effect to the payments scheduled to be made on each such date, by (b) the assumed value (the "Assumed Aircraft Value") of the aircraft securing such secured promissory notes.

     The following tables are based on the Depreciation Assumptions. Other rates or methods of depreciation would result in different loan-to-value ratios, and no assurance can be given (a) that the depreciation rates and method assumed for the purposes of the table are the ones most likely to occur or (b) as to the actual value of any aircraft. Thus the table should be considered not as a forecast or prediction of expected or likely loan to aircraft value ratios, but simply as a mathematical calculation based on one set of assumptions.


                   Aircraft Registration       Aircraft Registration          Aircraft Registration
                       Number: N515AT               Number: N523AT                 Number: N524AT
                   Note     Assumed   Loan-    Note     Assumed     Loan-     Note     Assumed     Loan-
                Outstanding Aircraft   to-  Outstanding Aircraft     to-   Outstanding Aircraft     to-
                  Value      Value    Value   Value      Value      Value    Value      Value      Value
   Date         (millions) (millions) Ratio (millions) (millions)   Ratio  (millions) (millions)   Ratio
January 15, 2001  $26.83     $48.69   55.1%   $31.38     $58.10     54.0%    $31.39     $58.20     53.9%
January 15, 2002   24.85      47.19   52.7%    29.68      56.31     52.7%     29.69      56.40     52.6%
January 15, 2003   22.71      45.68   49.7%    27.86      54.51     51.1%     27.86      54.60     51.0%
January 15, 2004   20.41      44.18   46.2%    25.90      52.71     49.1%     25.89      52.80     49.0%
January 15, 2005   17.94      42.67   42.0%    23.78      50.92     45.7%     23.78      51.00     46.6%
January 15, 2006   15.46      41.16   37.6%    21.50      49.12     43.8%     21.50      49.20     43.7%
January 15, 2007   13.34      39.66   33.6%    19.05      47.32     40.3%     19.95      47.40     40.2%
January 15, 2008   12.30      38.15   32.2%    17.54      45.52     38.5%     17.48      45.60     38.3%
January 15, 2009    9.93      36.65   27.1%    16.51      43.73     37.7%     16.45      43.80     37.6%
January 15, 2010    7.39      35.14   21.0%    15.21      41.93     36.3%     15.33      42.00     36.5%
January 15, 2011    4.65      33.63   13.8%    13.02      40.13     32.5%     13.47      40.20     33.5%
January 15, 2012    1.70      31.63    5.4%    10.67      38.34     27.8%     11.15      38.40     29.0%
January 15, 2013    0.00      NA      NA        8.13      36.54     22.2%      8.66      36.60     23.7%
January 15, 2014    0.00      NA      NA        5.40      34.74     15.5%      5.98      34.80     17.2%
January 15, 2015    0.00      NA      NA        2.45      32.94      7.5%      3.10      33.00      9.4%
January 15, 2016    0.00      NA      NA        0.00      NA        NA         0.00      NA        NA




                   Aircraft Registration       Aircraft Registration          Aircraft Registration
                       Number: N525AT               Number: N526AT                 Number: N527AT
                   Note     Assumed   Loan-    Note     Assumed     Loan-     Note     Assumed     Loan-
                Outstanding Aircraft   to-  Outstanding Aircraft     to-   Outstanding Aircraft     to-
                  Value      Value    Value   Value      Value      Value    Value      Value      Value
   Date         (millions) (millions) Ratio (millions) (millions)   Ratio  (millions) (millions)   Ratio
January 15, 2001  $34.18     $61.10   55.9%   $34.18     $61.10     55.9%    $34.49     $61.58     56.0%
January 15, 2002   32.53      59.27   54.9%    32.53      59.27     54.9%     32.88      59.73     55.0%
January 15, 2003   30.72      57.43   53.5%    30.72      57.43     53.5%     31.12      57.89     53.8%
January 15, 2004   28.75      55.60   51.7%    28.75      55.60     51.7%     29.19      56.04     52.1%
January 15, 2005   26.59      53.77   49.4%    26.49      53.77     49.4%     27.09      54.19     50.0%
January 15, 2006   24.21      51.94   46.6%    24.21      51.94     46.6%     24.79      52.34     47.4%
January 15, 2007   22.94      50.10   45.8%    22.94      50.10     45.8%     23.21      50.50     46.0%
January 15, 2008   20.55      48.27   42.6%    20.55      48.27     42.6%     21.31      48.65     43.8%
January 15, 2009   19.19      46.44   41.3%    19.19      46.44     41.3%     19.36      46.80     41.4%
January 15, 2010   17.31      44.60   38.8%    17.31      44.60     38.8%     17.23      44.95     38.3%
January 15, 2011   14.99      42.77   35.0%    14.99      42.77     35.0%     14.91      43.11     34.6%
January 15, 2012   12.46      40.94   30.4%    12.46      40.94     30.4%     12.40      41.26     30.0%
January 15, 2013    9.72      39.10   24.9%     9.72      39.10     24.9%      9.67      39.41     24.5%
January 15, 2014    6.74      37.27   18.1%     6.74      37.27     18.1%      6.71      37.56     17.9%
January 15, 2015    3.51      35.44    9.9%     3.51      35.44      9.9%      3.49      35.72      9.8%
January 15, 2016    0.00      NA      NA        0.00      NA        NA         0.00      NA        NA


                   Aircraft Registration
                       Number: N528AT
                   Note     Assumed   Loan-
                Outstanding Aircraft   to-
                  Value      Value    Value
   Date         (millions) (millions) Ratio
January 15, 2001  $34.49     $61.58   56.0%
January 15, 2002   32.88      59.73   55.0%
January 15, 2003   31.12      57.89   53.8%
January 15, 2004   29.19      56.04   52.1%
January 15, 2005   27.09      54.19   50.0%
January 15, 2006   24.79      52.34   47.4%
January 15, 2007   23.21      50.50   46.0%
January 15, 2008   21.31      48.65   43.8%
January 15, 2009   19.36      46.80   41.4%
January 15, 2010   17.23      44.95   38.3%
January 15, 2011   14.91      43.11   34.6%
January 15, 2012   12.40      41.26   30.0%
January 15, 2013    9.67      39.41   24.5%
January 15, 2014    6.71      37.56   17.9%
January 15, 2015    3.49      35.72    9.8%
January 15, 2016    0.00      NA      NA

Limitation of Liability

     The secured promissory notes with respect to the leased aircraft will not be obligations of, or guaranteed by, ATA, Amtran, the Loan Trustees, the Owner Participants or the Owner Trustees in their individual capacities. None of the Owner Trustees, the Owner Participants or the Loan Trustees, or any affiliates thereof, will be personally liable to any holder of a secured promissory note or, in the case of the Owner Trustees and the Owner Participants, to the Loan Trustees for any amounts payable under the secured promissory notes or, except as provided in each Leased Aircraft Indenture, for any other liability under such Leased Aircraft Indenture. All payments of principal of, Make-Whole Amount, if any, and interest on the secured promissory notes issued with respect to any leased aircraft (other than payments made in connection with an optional redemption or purchase of secured promissory notes by the related Owner Trustee or the related Owner Participant) will be made only from the assets subject to the lien of the Indenture with respect to such leased aircraft or the income and proceeds received by the related Loan Trustee therefrom (including rent payable by ATA under the lease with respect to such leased aircraft or the related Guarantee).

     The secured promissory notes issued with respect to the owned aircraft will be direct obligations of ATA, and will be fully and unconditionally guaranteed by Amtran.

     Except as otherwise provided in the Indentures, each Owner Trustee in its individual capacity is not answerable or accountable under the Indentures or under the secured promissory notes under any circumstances except for its own willful misconduct, gross negligence, negligence with respect to the distribution of funds, or the falsity when made of a representation or warranty made in its individual capacity. None of the Owner Participants has any duty or responsibility under any of the Leased Aircraft Indentures or the secured promissory notes to the Loan Trustees or to any holder of any secured promissory note, nor does any Owner Participant have any duty or responsibility to the Loan Trustees respecting the return or repossession of the leased aircraft under any circumstances or respecting the condition of the leased aircraft upon any return or repossession.

Indenture Defaults, Notice and Waiver

     Indenture Defaults under each Indenture include:

     o in the case of a Leased Aircraft Indenture, the existence of any Lease Event of Default under the related lease (other than the failure to make certain indemnity payments and other payments to the related Owner Trustee or Owner Participant unless such Owner Trustee or Owner Participant gives notice that such failure will constitute an Indenture Default);

     o the failure by the related Owner Trustee (other than as a result of a Lease Default or Lease Event of Default) in the case of a Leased Aircraft Indenture, or ATA in the case of an Owned Aircraft Indenture, to pay any interest, or principal, or Make- Whole Amount, when due, under such Indenture or under any secured promissory note issued thereunder, continued for more than ten business days after notice;

     o the failure by the Owner Participant or the Owner Trustee in the case of a Leased Aircraft Indenture, or ATA in the case of an Owned Aircraft Indenture, to discharge certain liens, continued after notice and specified cure periods;

     o any representation or warranty made by the related Owner Trustee or Owner Participant in such Indenture, the related Participation Agreement or certain related documents furnished to the Loan Trustee pursuant thereto being false or incorrect when made and continuing to be material and remaining unremedied after notice and specified cure periods;

     o failure by ATA, the related Owner Trustee or Owner Participant to perform or observe any covenant or obligation for the benefit of the Loan Trustee or holders of secured promissory notes under such Indenture or certain related documents, continued after notice and specified cure periods;

     o the registration of the related aircraft ceasing to be effective as a result of the Owner Participant (in the case of a leased aircraft) or ATA (in the case of an owned aircraft) not being a citizen of the United States and such circumstances continue for 60 days;

     o with respect to the owned aircraft, the lapse or cancellation of insurance required under the Owned Aircraft Indenture; or

     o the occurrence of certain events of bankruptcy, reorganization or insolvency of the related Owner Trustee or Owner Participant (in the case of a leased aircraft) or ATA (in the case of the owned aircraft). (Leased Aircraft Indentures, Section 4.02; Owned Aircraft Indentures, Section 5.01)

     There are no cross-default provisions in the Indentures or the Leases (unless otherwise agreed between an Owner Participant and ATA). This means that events resulting in an Indenture Default under any particular Indenture may or may not result in an Indenture Default occurring under any other Indenture, and a Lease Event of Default under any particular lease may or may not constitute a Lease Event of Default under any other lease. (Leased Aircraft Indenture, Section 4.02; Owned Aircraft Indentures, Section 5.01)

     With respect to a leased aircraft, the Loan Trustee will give the holders of the secured promissory notes, the Owner Trustee and the Owner Participant prompt written notice of any Indenture Default of which the Loan Trustee has actual knowledge and, if the Indenture Default results from a Lease Event of Default, it will give the holders of the secured promissory notes, the Owner Trustee and the Owner Participant not less than ten business days' prior written notice of the date on or after which the Loan Trustee may commence the exercise of any remedy described in "--Remedies" below.

     If ATA fails to make any quarterly basic rental payment due under any lease, within a specified period after notice from the Loan Trustee of such failure, the applicable Owner Trustee or Owner Participant may furnish to the Loan Trustee the amount due on the secured promissory notes, together with any interest thereon on account of the delayed payment. In that case, the Loan Trustee and the holders of outstanding secured promissory notes issued under such Indenture may not exercise any remedies otherwise available under such Indenture or such lease as the result of such failure to make such rental payment, unless the relevant Owner Trustee or Owner Participant has previously cured the preceding six consecutive payment defaults or twelve total payment defaults with respect to Basic Rent. (Leased Aircraft Indentures, Section 4.03)

     The Owner Trustee and/or the Owner Participant also have certain rights, but not obligations, to cure Leased Aircraft Indenture Defaults not resulting from the nonpayment of Basic Rent. If an Owner Trustee or Owner Participant pays the amount due on the related secured promissory notes to the Loan Trustee or cures the Indenture Default, the Owner Trustee or Owner Participant will be subrogated to the rights of the Loan Trustee and the holders of the secured promissory notes to the related Rent which was overdue at the time of such payment, as well as interest payable by ATA on account of its being overdue, and thereafter will be entitled to receive such overdue Rent and interest thereon upon receipt by the Loan Trustee. However, if the principal amount and interest on the secured promissory notes is due and payable following an Indenture

Default, such subrogation will, until the principal amount of, interest on, Make-Whole Amount, if any, and all other amounts due with respect to all secured promissory notes has been paid in full:

     o such subrogation will be subordinate to the rights of the Loan Trustee and the holders of the secured promissory notes in respect of such payment of overdue Rent and interest; and

     o the Owner Trustee will not be entitled to recover any such payment except pursuant to the foregoing right of subrogation, by demand or suit for damages.

     The holders of a majority in principal amount of the outstanding secured promissory notes issued with respect to any aircraft may, on behalf of all the holders, waive any existing default and its consequences under the related Indenture, except a default in the payment of the principal of, interest on, or Make-Whole Amount, if any, on any such secured promissory notes or a default in respect of any covenant or provision of such Indenture that cannot be modified or amended without the consent of each holder of secured promissory notes. (Leased Aircraft Indentures, Section 4.08; Owned Aircraft Indentures, Section 5.06)

Remedies

     If an Indenture Default exists under an Indenture the related Loan Trustee may, and upon receipt of written demand from the holders of a majority in principal amount of the secured promissory notes outstanding under such Indenture shall, subject to the applicable Owner Participant's or Owner Trustee's right to cure, declare the principal of all such secured promissory notes issued under such Indenture immediately due and payable, together with all accrued but unpaid interest thereon (without the Make-Whole Amount). The holders of a majority in principal amount of secured promissory notes outstanding under such Indenture may rescind any such declaration at any time before the judgment or decree for the payment of the money so due shall be entered if (a) there has been paid to the related Loan Trustee an amount sufficient to pay all principal and interest on any such secured promissory notes, to the extent such amounts have become due otherwise than by such declaration of acceleration and (b) all other Indenture Defaults and potential Indenture Defaults under such Indenture have been cured or waived. (Leased Aircraft Indentures, Section 4.04(b); Owned Aircraft Indentures, Section 5.03(b))

     If an Indenture Default exists under an Indenture, the related Loan Trustee may exercise certain rights or remedies available to it under such Indenture or under applicable law, including (if, in the case of a leased aircraft, the corresponding lease has been declared in default) one or more of the remedies under such Indenture or, in the case of a leased aircraft, such lease with respect to the aircraft subject to such lease. If an Indenture Default arises solely by reason of one or more events or circumstances which constitute a Lease Event of Default, the related Loan Trustee's right to exercise remedies under such Leased Aircraft Indenture is subject, with certain exceptions, to its having proceeded to exercise one or more of the remedies under the Lease to terminate the lease or take possession of and/or sell the aircraft. However, the requirement to exercise such remedies under such lease shall not apply if such exercise has been involuntarily stayed or prohibited by applicable law or court order for a continuous period in excess of 60 days or such other period as may be specified in Section 1110(a)(1)(A) of the Bankruptcy Code (plus an additional period, if any, resulting from (a) ATA or its trustee in such proceeding assuming, or agreeing to perform its obligations under, such Lease with the approval of the applicable court, (b) such Loan Trustee's consent to an extension of such 60-day period or (c) such Loan Trustee's failure to give any requisite notice). See "--The Leases--Lease Events of Default." Such remedies may be exercised by the related Loan Trustee to the exclusion of the related Owner Trustee, subject to certain conditions specified in such Indenture, and ATA, subject to the terms of such lease. Any aircraft sold in the exercise of such remedies will be free and clear of any rights of those parties, including the rights of ATA under the lease with respect to such aircraft; provided that no exercise of any remedies by the related Loan Trustee may affect the rights of ATA under any lease unless a Lease Event of Default exists or the lease has been canceled

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because of a Lease Event of Default. (Leased Aircraft Indentures, Section
4.04; Leases, Section 15) The Owned Aircraft Indentures will not contain such limitations on the Loan Trustee's ability to exercise remedies upon an Indenture Default under an Owned Aircraft Indenture.

     If the secured promissory notes issued in respect of one aircraft are in default, the secured promissory notes issued in respect of the other aircraft may not be in default, and, if not, no remedies will be exercisable under the applicable Indentures with respect to such other aircraft.

     Section 1110 of the Bankruptcy Code provides in relevant part that the right of a lessor, conditional vendor, or holder of a security interest with respect to "equipment" (as defined in Section 1110) to take possession of such equipment in compliance with the provisions of a lease, conditional sale contract or security agreement, and to enforce any of its other rights under such lease, conditional sale contract, or security agreement, is not affected by any other provision of the Bankruptcy Code or by any power of the bankruptcy court. For example, such right is not affected by:

     o the automatic stay provision of the Bankruptcy Code, which provision enjoins repossessions by creditors for the duration of the reorganization period;

     o the provision of the Bankruptcy Code allowing the trustee in reorganization to use property of the debtor during the reorganization period; and

     o Section 1129 of the Bankruptcy Code (which governs the confirmation of plans of reorganization in Chapter 11 cases).

     Section 1110 of the Bankruptcy Code provides that the lessor's, conditional vendors, or secured party's right to take possession and to enforce its other rights and remedies may not be exercised if, within 60 days following the date of commencement of the reorganization proceedings (or such longer period consented to by the lessor, conditional vendor or secured party), the debtor-airline agrees to perform the debtor's obligations under the lease, conditional sale contract, or security agreement cures all existing defaults (other than defaults resulting solely from the financial condition, bankruptcy, insolvency or reorganization of the debtor). "Equipment" is defined in Section 1110, in part, as "an aircraft, aircraft engine, propeller, appliance, or spare part (as defined in section 40102 of title 49) that is subject to a security interest granted by, leased to, or conditionally sold to a debtor that, at the time such transaction is entered into, holds an air carrier operating certificate pursuant to chapter 447 of title 49 for aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo", and includes all records and related documents that the lease, conditional sale contract, or security agreement requires be returned or surrendered with the equipment.

     It is a condition to the pass through trustees' obligation to purchase secured promissory notes with respect to each aircraft that Troutman Sanders LLP, special leveraged lease counsel to ATA, provide its opinion to the pass through trustees that, if ATA were to become a debtor under Chapter 11 of the Bankruptcy Code, that (a) if such aircraft is a leased aircraft, the Owner Trustee, as lessor under the lease for such aircraft, and the related Loan Trustee, as assignee of such Owner Trustee's rights under such lease pursuant to the related Indenture, or (b) if such aircraft is an owned aircraft, the related Loan Trustee, in either case, would be entitled to the benefits of Section 1110 with respect to the airframe and engines comprising the related aircraft. Each such opinion may be subject to certain qualifications and assumptions including the assumptions that ATA is and will continue to be a citizen of the United States holding an air carrier operating certificate issued by the Secretary of Transportation pursuant to chapter 447 of Title 49 of the United States Code for aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo. See "--The Leases--Events of Loss." Such opinions do not address the possible replacement of an aircraft after an Event of Loss in the future, however the consummation of such replacement is conditioned upon the contemporaneous delivery of an opinion of counsel to the effect that the related Loan Trustee will be entitled to Section 1110 benefits with respect to such replacement unless there is a change in law or court interpretation that results in Section 1110 not being available. See "--The Leases and Certain Provisions of the Owned Aircraft Indentures--Events of Loss." Such counsel's

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opinions also do not address the availability of Section 1110 of the
Bankruptcy Code with respect to the bankruptcy proceedings of any possible sublessee of a leased aircraft if it is subleased by ATA, or to any possible lessee of an owned aircraft if it is leased by ATA. For a description of certain limitations on the Loan Trustee's exercise of rights contained in the Indenture, see "--Indenture Defaults, Notice and Waiver."

     During 1998, the U.S. District Court for the District of Colorado issued two opinions, arising from the bankruptcy proceedings of Western Pacific Airlines, Inc., relating to Section 1110. The decisions held that, after an airline debtor reaffirms its obligations and cures its defaults under an aircraft lease within the prescribed period in accordance with
Section 1110, the lessor under that lease is not entitled to repossess the aircraft under Section 1110 if the airline subsequently defaults under that lease. However, Section 1110 has since been amended to supercede those decisions and those holdings no longer apply.

     In a bankruptcy, insolvency, receivership or like proceedings involving an Owner Participant, it is possible that, even though that the applicable leased aircraft is owned by the related Owner Trustee in trust, such leased aircraft and the related lease and secured promissory notes might become part of such proceeding. In such event, payments under such lease or on such secured promissory notes may be interrupted and the ability of the related Loan Trustee to exercise its remedies under the related Indenture might be restricted, though such Loan Trustee would retain its status as a secured creditor in respect of the related lease and the related leased aircraft.

Modification of Indentures and Leases

     Without the consent of holders of a majority in principal amount of the secured promissory notes outstanding under any Indenture, the provisions of such Indenture and any related lease, Participation Agreement, or the Leased Aircraft Trust Agreement may not be amended or modified, except to the extent indicated below.

     Certain provisions of any Leased Aircraft Indenture, and of the lease, the Participation Agreement, and the Leased Aircraft Trust Agreement, may be amended or modified by the parties to those agreements without the consent of the relevant Loan Trustee or any holders of the secured promissory notes outstanding under such Indenture, subject to certain conditions. In the case of each lease, such provisions include, among others, provisions relating to
(a) the return to the related Owner Trustee of the related aircraft at the end of the term of such lease and (b) the renewal of such lease and the option of ATA at the end of the term of such lease to purchase the related aircraft. (Leased Aircraft Indentures, Section 9.01; Owned Aircraft Indentures, Section 10.01)

     Without the consent of the holder of each secured promissory note outstanding under any Indenture affected thereby, no amendment of or supplement to such Indenture may among other things (a) reduce the principal amount of, or Make-Whole Amount if any, or interest payable on, any secured promissory notes issued under such Indenture or change the date on which any principal or Make-Whole Amount, if any, or interest is due and payable, (b) create any security interest with respect to the property subject to the lien of such Indenture, except as provided in such Indenture, or deprive any holder of a secured promissory note issued under such Indenture of the benefit of the lien of such Indenture upon the property subject to such Indenture or (c) reduce the percentage in principal amount of outstanding secured promissory notes issued under such Indenture necessary to modify or amend any provision of such Indenture or to waive compliance with such Indenture. (Leased Aircraft Indentures, Section 9.01(b); Owned Aircraft Indentures, Section 10.01(a))

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Indemnification

     ATA will be required to indemnify each Loan Trustee, each Owner Participant, each Owner Trustee, the Liquidity Provider, the Subordination Agent, the Escrow Agent and each pass through trustee, but not the certificateholders, for certain losses, claims and other matters. ATA is required under certain circumstances to indemnify each Owner Participant against the loss of depreciation deductions and certain other benefits allowable for certain income tax purposes with respect to the related leased aircraft. Prior to seeking indemnification from the Indenture Estate, the Loan Trustee will demand and take necessary action to pursue indemnification under the Participation Agreement. Each Owner Trustee indemnifies the Loan Trustee to the extent not reimbursed by ATA. If necessary, the Loan Trustee is entitled to indemnification from the Indenture Estate for any liability, obligation, loss, damage, penalty, claim or action to the extent not reimbursed by ATA. The Loan Trustee is not indemnified, however, for actions arising from its gross negligence, willful misconduct or, in the case of handling funds, negligence, or for the inaccuracy of any representation or warranty made in its individual capacity under the Indenture.

      Each Owner Participant is required to indemnify the related Loan Trustee and the holders of the secured promissory notes issued with respect to the leased aircraft in which such Owner Participant has an interest for certain losses that may be suffered as a result of the failure of such Owner Participant to discharge certain liens or claims on or against the assets subject to the lien of the related Indenture. The Loan Trustee is not under any obligation to take any action, risk liability or expend its own funds under the Indenture if it has reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk is not reasonably assured to it.

The Amtran Guarantee

     Amtran irrevocably, fully and unconditionally guarantees the payment and performance of all obligations of ATA as lessee under each lease and as obligor under the secured promissory notes relating to the owned aircraft and as mortgagor under the Owned Aircraft Indenture. If ATA fails to make a payment or perform a nonfinancial obligation when due for any reason, including liquidation, bankruptcy or reorganization, Amtran will make the payment and perform any nonfinancial obligations. The Guarantee is an absolute, present and continuing guarantee of performance and payment rather than mere collectibility, and it is not contingent upon any attempt to collect payment from or file suit against ATA.

The Leases and Certain Provisions of the Owned Aircraft Indentures

     Each leased aircraft is or will be leased by an Owner Trustee to ATA under the relevant lease. Each owned aircraft will be owned by ATA.

Lease Terms and Rentals

     ATA will lease each leased aircraft from an Owner Trustee for a term commencing on the date that the related Owner Trustee acquires it and expiring not earlier than the latest maturity date of the secured promissory notes issued pursuant to the related Indenture. Basic Rent payments for each aircraft are payable quarterly on each Lease Payment Date. Such payments, together with certain other payments that ATA is obligated to make or cause to be made under the related lease, have been assigned by the Owner Trustee under the related Indenture to provide the funds necessary to make payments of principal and interest due or expected to be due from the Owner Trustee on the secured promissory notes issued under such Indenture and Liquidity Obligations under the related Liquidity Facility. In certain cases, the Basic Rent payments under the leases may be adjusted, but each lease provides that under no circumstances will rent payments by ATA be less than the scheduled payments on the related secured promissory notes. (Leases, Section 3.2.1) The balance of any such quarterly Basic Rent payment and such other payments, after payment of amounts due or expected to be due on the related secured promissory notes and certain other amounts, including certain amounts owing to the Liquidity Provider, will be paid over to the related Owner Trustee. (Leased Aircraft Indentures, Section 3.01)

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     ATA's obligations to pay rent and to make other payments under each lease will be general unsecured obligations.

Net Lease; Maintenance

     ATA's obligations in respect of each of the leased aircraft are those of a lessee under a "net lease." Accordingly, ATA is obligated to cause the leased aircraft under each lease to be duly registered in the name of the Owner Trustee, to pay all costs of operating the leased aircraft and, at the expense of ATA and to the extent set forth in such lease, to maintain, service, repair and overhaul the leased aircraft in accordance with maintenance standards required by, or substantially equivalent to those required by, the FAA or the central civil aviation authority of Canada or Japan or the Joint Aviation Authority (whose rules govern the central civil aviation authorities of France, Germany, Japan, the Netherlands, and the United Kingdom, among others) for the aircraft, so as to keep the leased aircraft in as good operating condition as delivered to ATA, ordinary wear and tear excepted, and, in such condition as may be necessary to enable the airworthiness certification of such leased aircraft to be maintained at all times, except during temporary periods of storage in accordance with applicable regulations during the conduct of maintenance and modification procedures, or during periods when the airworthiness certificates for other similar aircraft have been revoked or suspended. Except when a sublease is in effect ATA agrees to use the same standards of maintenance, service, repair or overhaul used by ATA with respect to similar aircraft operated by ATA in similar circumstances, and, during any period that a sublease is in effect, cause the Sublessee thereunder to agree to utilize the same standards of maintenance, service, repair or overhaul as used by the Sublessee with respect to similar aircraft operated by the Sublessee in similar circumstances. (Lease, Annex C, Section A) The Owned Aircraft Indenture imposes comparable maintenance, service and repair obligations on ATA with respect to the Owned Aircraft. (Owned Aircraft Indentures, Sections 4.02 and 4.04)

     ATA will also maintain, use, service, repair, overhaul and inspect any leased aircraft in compliance with applicable laws with respect to the maintenance of the aircraft and in compliance with each applicable airworthiness certificate, license, and registration relating to the aircraft issued by a relevant aviation authority, other than minor or nonrecurring violations with respect to which corrective measures are taken upon discovery of the violation and, except to the extent ATA (or any Sublessee) is in good faith contesting the validity or application of any requirements, in any reasonable manner which, among other things specified in each Lease, does not materially adversely affect the Owner Trustee or the interests of the relevant Owner Participant, the relevant Loan Trustee, or any Trustee or certificateholder. (Leases, Annex C, Section A)

     ATA must make (or cause to be made) all alterations and modifications in and additions to each airframe and engine necessary to meet the applicable requirements of the FAA or any other applicable aviation authority having jurisdiction over the operation of the aircraft, except that ATA (or any Sublessee) may contest the validity or application of any such requirements in any reasonable manner which does not adversely affect the Owner Trustee or the relevant Loan Trustee. ATA (or any Sublessee) may add further parts and make other alterations, modifications and additions to any airframe or any engine as ATA (or any Sublessee) may deem desirable, including removal of parts determined by ATA (or any Sublessee) to be obsolete or no longer suitable or appropriate for use, so long as such alterations, modifications or additions, do not materially diminish the fair market value, utility or useful life of such airframe or engine below its fair market value, utility or remaining useful life immediately prior to such alteration, modification, addition or removal (assuming such airframe or engine was in the condition required by the lease). Title to parts incorporated or installed in or added to such airframe or engine as a result of such alterations, modifications or additions vest in the Owner Trustee subject to certain exceptions. In certain circumstances, ATA (or any Sublessee) is permitted to remove parts which were added by ATA (or any Sublessee) (without replacement) from an airframe or engine so long as certain conditions are met and any such removal does not materially diminish the fair market value, utility, or remaining useful life which such airframe or engine would have had at such time had such addition, alteration or modification not occurred. (Leases, Annex C, Section D)

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     Except as set forth above, ATA is obligated to replace or cause to be replaced all parts (other than severable parts added at the option of ATA or unsuitable parts that ATA is permitted to remove) that are incorporated or installed in or attached to any airframe or any engine and become worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use. Any such replacement parts become subject to the related Lease and the lien of the related Leased Aircraft Indenture in lieu of the part replaced. (Leases, Annex C, Section B)

Registration, Subleasing and Possession

     Although ATA has no current intention to do so, ATA may, under certain circumstances, register an aircraft in certain jurisdictions outside the United States, subject to, among other conditions and limitations specified in each Lease or Owned Aircraft Indenture, the lien of the related Indenture continuing as a first priority security interest in the related aircraft and lease. ATA is also permitted, subject to certain limitations, to sublease (or, in the case of owned aircraft, lease) any aircraft to any United States certificated air carrier or to certain foreign entities, and to certain airframe and engine manufacturers or their affiliates, so long as the term of any such sublease does not extend beyond the term of any lease applicable to such aircraft, subject to certain exceptions. In addition, subject to certain limitations, ATA is permitted to transfer possession of any airframe or any engine other than by lease or sublease, including transfers of possession by ATA or any lessee or Sublessee in connection with certain interchange and pooling arrangements, transfers to the United States government and any instrumentality or agency thereof, and transfers in connection with maintenance or modifications. (Lease, Section 7) There are no general geographical restrictions on ATA's (or any lessee's or Sublessee's) ability to operate the aircraft. The extent to which the relevant Loan Trustee's lien would be recognized in an aircraft if such aircraft were located in certain countries is uncertain. See "Risk Factors--Risk Factors Relating to the Certificates." The aircraft may be operated, registered or leased outside of the United States, which may hinder the efforts of a loan trustee to repossess an aircraft upon default under the relevant lease or Owned Aircraft Indenture.

     In addition, any exercise of the right to repossess an aircraft may be difficult, expensive and time-consuming, particularly when such aircraft is located outside the United States and has been registered in a foreign jurisdiction or subleased to a foreign operator, and may be subject to the limitations and requirements of applicable law, including the need to obtain consents or approvals for deregistration or re-export of the aircraft, which may be subject to delays and political risk. When a defaulting lessee or Sublessee or other permitted transferee is the subject of a bankruptcy, insolvency or similar event such as protective administration, additional limitations may apply.

     At the time of obtaining repossession of the aircraft under the related lease or foreclosing on the lien on the aircraft under the related Indenture, an airframe subject to such lease or Indenture may not be equipped with engines subject to the same lease or Indenture and, in such case, ATA is required to deliver engines attached to such airframe which have not less than equivalent value, utility and remaining useful life (without regard to overhaul status) as the engines subject to such lease or Indenture. Notwithstanding ATA's agreement in each lease or Owned Aircraft Indenture, in the event ATA fails to transfer title to engines not owned by the Owner Trustee, or fails to subject engines to the Owned Aircraft Indenture, that are attached on repossessed aircraft, it could be difficult, expensive and time-consuming to assemble an aircraft consisting of an airframe and engines subject to the lease or Owned Aircraft Indenture. See "Risk Factors--Risk Factors Relating to the Certificates." The aircraft may be operated, registered or leased outside of the United States, which may hinder the efforts of a loan trustee to repossess an aircraft upon default under the relevant lease or Owned Aircraft Indenture.

Liens

     ATA is required to maintain each aircraft free of any liens, other than the respective rights of any Owner Trustee, as owner of the aircraft, and ATA, as provided in the lease, the lien of the Indenture, and any other rights existing pursuant to the Operative Documents related thereto, the

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rights of others in possession of the aircraft in accordance with the terms of the lease (including Sublessees) or Owned Aircraft Indenture (including lessees), and other than certain other customary liens permitted under such documents, including liens for taxes either not yet due or being contested in good faith, materialmen's, mechanics', and other similar liens arising in the ordinary course of business securing obligations that are not overdue for a period of more than 60 days, or are being contested in good faith by appropriate proceedings; judgment liens discharged, vacated, stayed pending appeal or reversed within a period of 60 days as specified in each lease or Owned Aircraft Indenture, and any other lien with respect to which ATA (or any Sublessee or lessee) has provided a bond, cash collateral or other security adequate in the reasonable opinion of the relevant Owner Trustee or Loan Trustee under an Owned Aircraft Indenture. (Leases, Section 6; Owned Aircraft Indentures, Section 4.01)

Insurance

     Subject to certain exceptions, ATA is obligated, at its expense (or at the expense of a permitted lessee, in the case of the owned aircraft, or a permitted Sublessee, in the case of a leased aircraft), to maintain or cause to be maintained on each aircraft, with insurers of recognized responsibility, passenger liability, property damage and contractual liability insurance and all-risk aircraft hull insurance, in such amounts, covering such risks and in such form as ATA customarily maintains with respect to other aircraft owned or operated by ATA, in each case similar to such aircraft; provided, however, that, except to the extent of any self-insurance, the all-risk hull insurance shall be at least in an amount equal to the Stipulated Loss Value (as defined in each lease) of such aircraft. (Leases, Annex D)

     Subject to certain exceptions, the policies covering loss of or damage to an aircraft shall be made payable, up to the Stipulated Loss Value for such aircraft, to the related Loan Trustee for any loss involving proceeds in excess of $5,000,000 and the entire amount of any loss involving proceeds of $5,000,000 (or such lower amount as may be specified under the relevant lease) or less shall be paid to ATA, except that in the event an Owned Aircraft Indenture Event of Default or a Lease Event of Default exists, all insurance proceeds will be paid to the relevant Loan Trustee. (Leases, Annex D, Section B; Owned Aircraft Indentures, Section 4.06)

     With respect to required insurance, ATA (and any lessee or Sublessee) may self-insure (a) to the extent that its self-insurance does not exceed, during any policy year, with respect to all of the aircraft in ATA's fleet, the lesser of (1) 50% of the largest replacement value of any single aircraft in ATA's fleet, and (2) 1 1/2% of the average aggregate insurable value of all aircraft on which ATA then carries insurance, or (b) if higher, to the extent of any applicable deductible per aircraft that does not exceed industry standards for major U.S. airlines. (Lease, Annex D, Section G)

     In respect of each Aircraft, ATA is required to cause the relevant Owner Trustee and Loan Trustee and certain other persons to be included as additional insureds as their respective interests may appear under all insurance policies required by the terms of each lease with respect to such aircraft. (Leases, Annex D, Section D)

     Subject to certain customary exceptions, ATA may not operate (or permit any lessee or Sublessee to operate) any aircraft in any area that is excluded from coverage by any insurance policy in effect with respect to such aircraft and required by the lease. (Leases, Section 7.1.5)

     ATA's obligation for provide any insurance required by each lease or Owned Aircraft Indenture shall be satisfied if indemnification from, or insurance provided by, the United States government or one of certain other permitted foreign governments or any agency or instrumentality thereof, against the risks requiring such insurance under such lease is at least equal, when added to the amount of insurance against such risks otherwise maintained by ATA (or any lessee or Sublessee), to the amount of insurance against such risks otherwise required by such lease. (Leases, Section 11.3)

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Lease Termination

     ATA may terminate any lease on any Lease Payment Date occurring on or after the fifth anniversary of the delivery date, if it determines that such leased aircraft is obsolete or surplus to its needs and subject to certain other limitations specified in such leases. Upon payment of the termination value for such leased aircraft, which will be an amount at least equal to the outstanding principal amount of the related secured promissory notes and an amount equal to the Make-Whole Amount, if any, payable on such date of payment, together with certain additional amounts and together with all accrued and unpaid interest thereon, the lien of the relevant Indenture shall be released, the relevant lease shall terminate, and the obligation of ATA thereafter to make scheduled rent payments under such lease shall cease. (Leases, Section 9; Leased Aircraft Indentures, Sections 2.10(b), 2.12 and 2.13)

Renewal and Purchase Options

     At the end of the term of each lease after final maturity of the related secured promissory notes and subject to certain conditions, ATA may have certain options to renew such lease for additional limited periods. In addition, ATA may have the right at the end of the term of each lease to purchase the leased aircraft subject thereto for an amount to be calculated in accordance with the terms of such lease. (Leases, Section 17)

     ATA may also have the option to purchase the leased aircraft subject to each lease on certain Rent Payment Dates for a purchase price calculated in accordance with the provisions of the related lease, but which must be sufficient to pay all principal of, Make-Whole Amount, if any, on and interest on the related secured promissory notes in full and, upon payment thereof, ATA shall acquire such aircraft free of the lien of the related Indenture. If ATA buys the aircraft during the term pursuant to such a purchase option, ATA may have the right to elect to assume the related secured promissory notes on a fully-recourse basis, and thereby convert the leased aircraft to an owned aircraft and the leveraged lease financing to a secured loan financing. To do such an assumption transaction, ATA must (a) cause to be delivered to the Loan Trustee an opinion of counsel that the pass through trusts will not be subject to U.S. federal income tax as a result of such transaction, and (b) either (i) cause to be delivered to the Loan Trustee an opinion of counsel that the certificateholders will not recognize income, gain or loss for federal income tax purposes as a result of such transaction and will be subject to federal income tax in the same amounts, in the same manner and at the same time as would have been the case if such transaction had not occurred, or (ii) cause to be delivered to the Loan Trustee an opinion of counsel that such certificateholders should not recognize income, gain or loss, and should be subject to federal income tax, in each case, as referred to in clause (i) and also provide an indemnification in favor of the certificateholders in form and substance reasonably satisfactory to the pass through trustees. See "Certain U.S. Federal Income Tax Consequences --Taxation of Certificateholders Generally" for a discussion of certain tax consequences of such purchase and assumption under current regulations. (Leases, Section 19; Indentures, Sections 2.10(b) and 2.11; Participation Agreements, Section 8(x). See "--Description of the Secured Promissory Notes--Redemption."

Events of Loss

     If an Event of Loss occurs with respect to any aircraft, ATA is obligated either (i) to replace such aircraft or (ii) to pay the applicable Stipulated Loss Value to the related Owner Trustee (in the case of a leased aircraft) or the outstanding principal and accrued interest on the secured promissory notes to the Loan Trustee (in the case of the owned aircraft), together with certain additional amounts. If ATA elects to replace such aircraft, it must do so no later than 180 days after the related Event of Loss, with an airframe or airframe and engines of the same or improved make and model free and clear of all liens (other than certain permitted liens) and having a value, utility and remaining useful life at least equal to such aircraft immediately prior to the Event of Loss, assuming maintenance thereof in accordance with the relevant lease or Owned Aircraft Indenture. If ATA elects to pay the Stipulated Loss Value for such aircraft or (except if otherwise provided in the relevant lease) elects to replace such aircraft but fails to do so within the time

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periods specified therefor, ATA must make such payment not later than the
180th day after the related Event of Loss. In the case of a leased aircraft, upon making such payment, together with all other amounts then due under the related lease with respect to such aircraft, which in all circumstances will be at least sufficient to pay in full as of the date of payment the principal amount of the related secured promissory notes and all accrued and unpaid interest due thereon (but without any Make-Whole Amount), the lease for such aircraft shall terminate and the obligation of ATA to make the scheduled Basic Rent payments with respect thereto shall cease. (Leases, Sections 10; Indentures, Section 5.06) If an Event of Loss occurs with respect to an engine alone, ATA is required to replace such engine within 60 days from the date of such Event of Loss with another engine, free and clear of all liens (other than permitted liens), of the same or improved make and model (subject to certain exceptions) and having a value, utility and remaining useful life at least equal to the engine being replaced (assuming that such engine had been maintained in accordance with the lease). (Leases, Section 10.2; Indentures,
Section 5.06)

Lease Events of Default

     Although there may be differences among the leases, Lease Events of Default generally include:

     o failure by ATA or Amtran to pay any payment of Basic Rent or Stipulated Loss Value under such lease within ten business days after it becomes due;

     o failure by ATA or Amtran to pay Supplemental Rent (other than Stipulated Loss Value) within ten business days after ATA's receipt of written demand therefor,

     o failure by ATA to perform any other covenant or agreement to be performed by it under the leases for 30 days after ATA or Amtran receives written notice of such failure; provided, that no such failure with respect to covenants in such lease that are curable shall constitute a Lease Event of Default so long as ATA is diligently proceeding to remedy such failure, and such failure is remedied within 270 days of receipt of such notice;

     o any representation or warranty (other than tax representations and warranties) made by ATA or Amtran under the Operative Documents or the Guarantee is incorrect in any material respect when made and remains unremedied for 30 days after notice to ATA or Amtran;

     o the occurrence of certain events of bankruptcy, reorganization or insolvency of ATA or Amtran;

     o failure by ATA to carry and maintain (or cause to be carried and maintained) insurance on or in respect of any aircraft in accordance with the provisions of such lease; and

     o    the Guarantee shall cease to be in full force and effect.

     If a Lease Event of Default exists and the lease has been declared to be in default, the Owner Trustee may, subject to certain limitations relating to aircraft subject to the Civil Reserve Air Fleet Program, exercise one or more of the remedies provided in the related lease, to the extent permitted by applicable law. The listed remedies include the right to repossess and use or operate such leased aircraft, to sell or release such leased aircraft free and clear of ATA's rights and retain the proceeds and to require ATA to pay as liquidated damages any accrued and unpaid Basic Rent plus an amount equal to the excess of the Stipulated Loss Value of such leased aircraft over either
(a) the fair market sales value or fair market rental value of such Leased Aircraft (as determined by independent appraisal) or (b) if such leased aircraft has been sold, the net sale proceeds thereof. (Leases, Section 15)

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The Participation Agreement

Indemnification

     Subject to certain exceptions, ATA has agreed to indemnify each Owner Participant, each Owner Trustee, each Liquidity Provider, the Subordination Agent, the Escrow Agent, each of the pass through trustees and each of the Loan Trustees, but not the holders of the certificates, for certain liabilities, losses, fees and expenses and for certain other matters arising out of the transactions described herein or relating to the aircraft. In addition, under certain circumstances ATA is required to indemnify certain persons, but not the holders of the certificates, against certain taxes, levies, duties, withholdings and for certain other matters (but excluding, among other things, income and capital gains taxes) relating to such transactions or the aircraft.

Transfer of Owner Participant Interests

     Subject to certain restrictions, each Owner Participant may transfer its interest in the related leased aircraft.

                      EXCHANGE OFFER; REGISTRATION RIGHTS

     ATA and each pass through trustee have agreed pursuant to a registration rights agreement (the "Registration Rights Agreement") with the Initial Purchasers, for the benefit of the holders of the certificates, that ATA will, at its cost, (a) not later than 90 days after the date of original issuance of the certificates, file a registration statement (the "Exchange Offer Registration Statement") with the SEC with respect to a registered offer to exchange each class of Outstanding Certificates for new certificates issued by the same pass through trust (the "Exchange Certificates") having terms substantially identical in all material respects to the certificates (except that the Exchange Certificates will not contain terms with respect to transfer restrictions or interest rate increases as described below and the Exchange Certificates will be available only in book-entry form) including having the benefit of the Policy and (b) use its reasonable best efforts to cause the Exchange Offer Registration Statement to be declared effective under the Securities Act not later than 180 days after the date of original issuance of the certificates. Upon the effectiveness of the Exchange Offer Registration Statement, ATA will offer the Exchange Certificates in exchange for surrender of the Outstanding Certificates (the "Registered Exchange Offer").

     ATA will keep the Registered Exchange Offer open for not less than 20 business days (or longer if required by applicable law) after the date notice of the Registered Exchange Offer is mailed to the holders of the Outstanding Certificates. For each Outstanding Certificate surrendered to ATA pursuant to the Registered Exchange Offer, the holder of such Outstanding Certificate will receive an Exchange Certificate representing an ownership interest in the property held by the trust equal to that of the surrendered certificate. The pass through trustee issuing each Exchange Certificate will pass through interest on the secured promissory notes held by that trustee, such interest will have accrued from the last Regular Distribution Date on which interest was paid on the secured promissory notes or, if no interest has been paid on such secured promissory notes, from the date of its original issue.

     We believe, based on existing SEC interpretations, that the Exchange Certificates would be freely transferable by holders of the Outstanding Certificates other than affiliates of ATA after the Registered Exchange Offer without further registration under the Securities Act if the holder of the Exchange Certificates represents:

     o that it is acquiring the Exchange Certificates in the ordinary course of business;

     o that it has no arrangement or understanding with any person to participate in the distribution of the Exchange Certificates; and

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     o    that it is not an affiliate of ATA, as such terms are interpreted by the SEC,

provided that broker-dealers ("Participating Broker-Dealers") receiving Exchange Certificates in the Registered Exchange Offer will have a prospectus delivery requirement with respect to resales of such Exchange Certificates. The SEC has taken the position that Participating Broker- Dealers may fulfill their prospectus delivery requirements with respect to Exchange Certificates (other than a resale of an unsold allotment from the original sale of the certificates) with the prospectus contained in the Exchange Offer Registration Statement. Under the Registration Rights Agreement, ATA is required to allow Participating Broker-Dealers and other persons, if any, with similar prospectus delivery requirements to use the prospectus contained in the Exchange Offer Registration Statement in connection with the resale of such Exchange Certificates.

     A holder of certificates (other than certain specified holders) who wishes to exchange such certificates for Exchange Certificates in the Registered Exchange Offer will be required to represent:

     o that any Exchange Certificates to be received by it will be acquired in the ordinary course of its business;

     o that at the time of the commencement of the Registered Exchange Offer it has no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Certificates; and

     o that it is not an "affiliate," as defined in Rule 405 of the Securities Act, of ATA or the pass through trustee or a broker-dealer tendering certificates acquired directly from ATA or Amtran for its own account, or if it is an affiliate, that is will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable.

     In the event that (a) applicable interpretations of the staff of the SEC do not permit ATA to effect such a Registered Exchange Offer, (b) for any other reason the Exchange Offer Registration Statement is not declared effective within 180 days after the date of the original issuance of the Outstanding Certificates or the Registered Exchange Offer is not consummated within 210 days after the original issuance of the Outstanding Certificates,
(c) the Initial Purchasers so request with respect to Outstanding Certificates not eligible to be exchanged for Exchange Certificates in the Registered Exchange Offer or (d) any holder of Outstanding Certificates (other than the Initial Purchasers) is not eligible to participate in the Registered Exchange Offer, ATA will, at its cost:

     o as promptly as practicable, file a shelf registration statement (the "Shelf Registration Statement") covering resales of the certificates or the Exchange Certificates, as the case may be;

     o use its reasonable best efforts to cause the Shelf Registration Statement to be declared effective under the Securities Act;

     o use its reasonable best efforts to keep the Shelf Registration Statement continuously effective until two years after the original issuance of the Outstanding Certificates or such shorter period ending when all of the Outstanding Certificates have been sold or cease to be outstanding.

     ATA will, in the event a Shelf Registration Statement is filed, among other things, provide to each holder for whom such Shelf Registration Statement was filed copies of the prospectus which is a part of the Shelf Registration Statement, notify each such holder when the Shelf Registration Statement has become effective and take certain other actions as are required to permit unrestricted resales of the Outstanding Certificates or the Exchange Certificates, as the case may be. A holder selling such Outstanding Certificates or Exchange Certificates pursuant to

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the Shelf Registration Statement generally would be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the Registration Rights Agreement which are applicable to such holder (including certain indemnification obligations). In addition, each holder of such certificates or Exchange Certificates will be required to deliver information to be used in connection with the Shelf Registration Statement in order to have their certificates or Exchange Certificates included in the Self Registration Statement.

     In the event that neither an Exchange Offer Registration Statement nor a Shelf Registration Statement has been declared effective by the Commission (each, a "Registration Event") on or prior to the 210th day after the date of original issuance of the Outstanding Certificates, the interest rate per annum borne by the secured promissory notes and the Deposits shall be increased by 0.50% from and including such 210th day to but excluding the earlier of (i) the date on which the Registration Event occurs and (ii) the date on which there cease to be any registrable certificates. In the event that the Shelf Registration Statement ceases to be effective at any time during the period specified by the Registration Rights Agreement for more than 60 days, whether or not consecutive, during any 12-month period, the interest rate per annum borne by the Equipment Notes and the Deposits shall be increased by 0.50% from the 61st day of the applicable 12-month period such Shelf Registration Statement ceases to be effective until such time as the Shelf Registration Statement again becomes effective (or, if earlier, the end of such period specified by the Registration Rights Agreement).

     The summary herein of certain provisions of the Registration Rights Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Registration Rights Agreement, a copy of which is available upon request to the pass through trustee.

                         BOOK-ENTRY; DELIVERY AND FORM

     Exchange Notes will be represented by one or more permanent global Notes in definitive, fully registered form without interest coupons (each a "Global Note") and will be deposited with the Trustee as custodian for, and registered in the name of a nominee of, DTC.

     Ownership of beneficial interests in a Global Exchange Note will be limited to persons who have accounts with DTC ("participants") or persons who hold interests through participants. Ownership of beneficial interest in a Global Note will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants). Beneficial owners may hold their interests in a Restricted Global Note directly through DTC if they are participants in such system, or indirectly through organizations which are participants in such system.

     So long as DTC, or its nominee, is the registered owner or Holder of a Global Note, DTC or such nominee, as the case may be, will be considered the sole owner or Holder of the Notes represented by such Global Note for all purposes under the Indenture and the Notes. No beneficial owner of an interest in a Global Note will be able to transfer that interest except in accordance with DTC's applicable procedures, in addition to those provided for under the Indenture.

     Payments of the principal of, and interest on, a Global Note will be made to DTC or its nominee, as the case may be, as the registered owner thereof. Neither the Company, the Trustee nor any Paying Agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     The Company expects that DTC or its nominee, upon receipt of any payment of principal or interest in respect of a Global Note, will credit participants' accounts with payments in amounts

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proportionate to their respective beneficial interests in the principal amount of such Global Note as shown on the records of DTC or its nominee. The Company also expects that payments by participants to owners of beneficial interests in such Global Note held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants.

     Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds.

     The Company expects that DTC will take any action permitted to be taken by a Holder of Notes (including the presentation of Notes for exchange as described below) only at the direction of one or more participants to whose account the DTC interests in a Global Note is credited and only in respect of such portion of the aggregate principal amount of Notes as to which such participant or participants has or have given such direction. However, if there is an Event of Default under the Notes, DTC will exchange the applicable Global Notes for Certificated Notes, which it will distribute to its participants.

     The Company understands that: DTC is a limited purpose trust company organized under the laws of the State of New York, a "banking organization" within the meaning of New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "Clearing Agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts or its participants, thereby eliminating the need for physical movement of certificates and certain other organizations. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly ("indirect participants").

     Although DTC is expected to follow the foregoing procedures in order to facilitate transfers of interests in a Global Note among participants of DTC, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither the Company nor the Trustee will have any responsibility for the performance by DTC or its respective participants or indirect participants of its obligations under the rules and procedures governing its operations.

     If DTC is at any time unwilling or unable to continue as a depositary of the Global Notes and a successor depositary is not appointed by the Company within 90 days, the Company will issue Certificated Notes.

                     U.S. FEDERAL INCOME TAX CONSEQUENCES

General

     The following summary describes the principal U.S. federal income tax consequences to certificateholders of the purchase, ownership and disposition of the certificates. Except as otherwise specified, the summary is addressed to beneficial owners of certificates ("U.S. Certificateholders") that are citizens or residents of the United States, corporations, partnerships or other entities created or organized in or under the laws of the United States or any State, or estates or trusts the income of which is subject to U.S. federal income taxation regardless of its source ("U.S. Persons") that will hold the certificates as capital assets. This summary does not address the tax treatment of U.S. Certificateholders that may be subject to special tax rules, such as banks, insurance companies, dealers in securities or commodities, tax-exempt entities, holders that will hold certificates as part of a straddle or holders that have a "functional currency" other than the U.S. Dollar, nor (except as expressly provided herein) does it address the tax treatment of U.S. Certificateholders that did not acquire Outstanding Certificates as part of the initial offering. The summary does not purport to be a comprehensive description of all of the tax

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considerations that may be relevant to U.S. Certificateholders. This summary does not describe any tax consequences arising under the laws of any State, locality or taxing jurisdiction other than the United States.

     The summary is based upon the tax laws and practice of the United States as in effect on the date of this prospectus, as well as judicial and administrative interpretations thereof (in final or proposed form) available on or before such date. All of the foregoing are subject to change, which change could apply retroactively. PROSPECTIVE INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE CERTIFICATES.

Tax Status of the Exchange Offer

     The exchange of an Outstanding Certificate by a U.S. Certificateholder for an Exchange Certificate (as described above under "Exchange Offer; Registration Rights") will not constitute a taxable exchange. As a result, a U.S. Certificateholder will not recognize taxable gain or loss upon receipt of an Exchange Certificate. A U.S. Certificateholder's tax basis and holding period for the related Deposits, secured promissory notes and any other assets held by the corresponding trust will be the same as the tax basis and holding period for such assets immediately prior to the exchange.

Tax Status of the Trusts

     In the opinion of Cravath, Swaine & Moore, special tax counsel ("Tax Counsel") to ATA, for U.S. federal income tax purposes, the arrangement represented by the original and successor pass through trusts will be classified as one or more grantor trusts (or as a partnership) and will not be classified as an association or publicly traded partnership taxable as a corporation. The original and successor pass through trusts will take the position for all tax purposes that the pass through trusts will be classified as one or more grantor trusts and that the Deposits are not assets of the respective pass through trusts. Except as expressly provided otherwise, the following discussion assumes this approach is correct.

Taxation of Certificateholders Generally

     A U.S. Certificateholder will be treated as owning its pro rata undivided interest in the relevant Deposits and each of the secured promissory notes, the pass through trust's contractual rights and obligations under the Note Purchase Agreement, and any other property held by the pass through trust. Accordingly, each U.S. Certificateholder's share of interest paid on secured promissory notes will be taxable as ordinary income, as it is paid or accrued, in accordance with such U.S. Certificateholder's method of accounting for U.S. federal income tax purposes, and a U.S. Certificateholder's share of premium, if any, paid on redemption of a secured promissory note will be treated as capital gain. Any amounts received by a Trust under a Liquidity Facility or the Insurance Policy in order to make interest or principal payments will be treated for U.S. federal income tax purposes as having the same characteristics as the payments they replace.

     It is possible that any Special Interest that becomes payable on the secured promissory notes (as described above under "Exchange Offer; Registration Rights") is "contingent" for U.S. federal income tax purposes. If so treated, certain adverse U.S. federal income tax consequences could result. However, ATA believes that these payments are not "contingent" for this purpose (because they are "remote or incidental" under Treasury Regulations) and intends to treat the payments accordingly.

     It is not clear whether any Deposit Make-Whole Premium will be ordinary income or capital gain. The Deposits will likely be subject to the original issue discount and contingent payment rules. As a result, U.S. Certificateholder will be required to include interest income from a Deposit using the accrual method of accounting regardless of its normal method, and there may be a slight deferral in the timing of income recognition as compared to holding a single debt instrument with terms comparable to a certificate.

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     An Owner Participant's conveyance of its interest in an owner trust should not constitute a taxable event to U.S. Certificateholders. However, if ATA were to assume an Owner Trusts's obligations under the related secured promissory notes upon a purchase of a Leased Aircraft by ATA, such assumption may be treated for federal income tax purposes as a taxable exchange by U.S. Certificateholders of the secured promissory notes for "new" secured promissory notes. A taxable exchange would result in the recognition of taxable gain (but possibly not loss) equal to the difference between the U.S. Certificateholder's adjusted basis in its interest in the secured promissory note and the amount realized on such exchange (except to the extent attributable to accrued interest, which would be taxable as interest income if not previously included in income). For this purpose the amount realized (and the issue price of the "new" secured promissory note) would be equal to the U.S. Certificateholder's pro rata share of either (i) the fair market value of the respective secured promissory note at such time (if certain conditions are at that time satisfied concerning the availability of price quotes or sales data in respect of the secured promissory notes) or (ii) the principal amount of the respective secured promissory note (if such conditions are not satisfied). If, in a sale-leaseback transaction, an Owner Trustee assumes ATA's obligations under secured promissory notes issued for an owned aircraft, such assumption could also be treated for federal income tax purposes as a taxable exchange by U.S. Certificateholders of those notes for "new" secured promissory notes as described above.

     In the case of a subsequent purchaser of a certificate, the purchase price for the certificate should be allocated among the relevant Deposits and the assets held by the relevant pass through trust (including the secured promissory notes and the rights and obligations under the Note Purchase Agreement with respect to secured promissory notes not theretofore issued) in accordance with their relative fair market values at the time of purchase. Any portion of the purchase price allocable to the right and obligation under the Note Purchase Agreement to acquire a secured promissory note should be included in the purchaser's basis in its share of the secured promissory note when issued. Although the matter is not entirely clear, in the case of a purchaser after initial issuance of the certificates but prior to the Delivery Period Termination Date, if the purchase price reflects a "negative value" associated with the obligation to acquire a secured promissory note pursuant to the Note Purchase Agreement being burdensome under conditions existing at the time of purchase (e.g., as a result of the interest rate on the unissued secured promissory notes being below market at the time of purchase of a certificate), such negative value probably would be added to such purchaser's basis in its interest in the Deposits and the remaining assets of the pass through trust and reduce such purchaser's basis in its share of the secured promissory notes when issued. The preceding two sentences do not apply to purchases of certificates following the Delivery Period Termination Date.

     A U.S. Certificateholder who is treated as purchasing an interest in a Deposit or an secured promissory note at a market discount (generally, at a cost less than its remaining principal amount) that exceeds a statutorily defined de minimis amount will be subject to the "market discount" rules of the Code. These rules provide, in part, that gain on the sale or other disposition (including principal payments and partial redemption) of a debt instrument with a term of more than one year is treated as ordinary income to the extent of accrued but unrecognized market discount. The market discount rules also provide for deferral of interest deductions with respect to debt incurred to purchase or carry a debt instrument that has market discount. A U.S. Certificateholder who purchases an interest in a Deposit or an secured promissory note at a premium may elect to amortize the premium as an offset to interest income on the Deposit or secured promissory note under rules prescribed by the Code and Treasury regulations promulgated under the Code.

      Each U.S. Certificateholder will be entitled to deduct, consistent with its method of accounting, its pro rata share of fees and expenses paid or incurred by the corresponding pass through trust as provided in Section 162 or 212 of the Code. Certain fees and expenses, including fees paid to the Trustee, the Liquidity Provider and the Policy Provider, will be borne by parties other than the Certificateholders. It is possible that such fees and expenses will be treated as constructively received by the pass through trust, in which event a U.S. Certificateholder will be required to include in income and will be entitled to deduct its pro rata share of such fees and expenses. If a U.S. Certificateholder is an individual, estate or trust, the deduction for such

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holder's share of such fees or expenses will be allowed only to the extent that all of such holder's miscellaneous itemized deductions, including such holder's share of such fees and expenses, exceed 2% of such holder's adjusted gross income. In addition, in the case of U.S. Certificateholders who are individuals, certain otherwise allowable itemized deductions will be subject generally to additional limitations on itemized deductions under the applicable provisions of the Code.

     If an original or successor pass through trust is classified as a partnership (and not as a publicly traded partnership taxable as a corporation) for U.S. federal income tax purposes, income or loss with respect to the assets held by the pass through trust will be calculated at the pass through trust level but the pass through trust itself will not be subject to U.S. federal income tax. A U.S. Certificateholder would be required to report its share of the pass through trust's items of income and deduction on its tax return for its taxable year within which the pass through trust's taxable year (which should be a calendar year) ends as well as income from its interest in the relevant Deposits. A U.S. Certificateholder's basis in its interest in the pass through trust would be equal to its purchase price therefor (including its share of any funds withdrawn from the Depositary and used to purchase secured promissory notes), plus its share of the pass through trust's net income, minus its share of any net losses of the pass through trust, and minus the amount of any distributions from the pass through trust. In the case of an original purchaser of a certificate that is a calendar year taxpayer, income or loss generally should be the same as it would be if the pass through trust were classified as a grantor trust, except that income or loss would be reported on an accrual basis even if the U.S. Certificateholder otherwise uses the cash method of accounting. A subsequent purchaser generally would be subject to tax on the same basis as an original holder with respect to its interest in the original or successor pass through trust, but would not be subject to the market discount rules or the bond premium rules during the duration of the original or successor pass through trust.

Effect of Subordination of Class C Certificateholders

     If the class C pass through trust (such pass through trust being the "Subordinated Trust" and the related certificates being the "Subordinated Certificates") receives less than the full amount of the receipts of principal or interest paid with respect to the secured promissory notes held by it (any shortfall in such receipts being the "Shortfall Amounts") because of the subordination of the secured promissory notes held by such pass through trust under the Intercreditor Agreement, the corresponding owners of beneficial interests in the Subordinated Certificates (the "Subordinated Certificateholders") would probably be treated for federal income tax purposes as if they had (1) received as distributions their full share of such receipts, (2) paid over to the relevant preferred class of certificateholders an amount equal to their share of such Shortfall Amount, and (3) retained the right to reimbursement of such amounts to the extent of future amounts payable to such Subordinated Certificateholders with respect to such Shortfall Amount.

     Under this analysis, (1) Subordinated Certificateholders incurring a Shortfall Amount would be required to include as current income any interest or other income of the corresponding Subordinated Trust that was a component of the Shortfall Amount, even though such amount was in fact paid to the relevant preferred class of certificateholders, (2) a loss would only be allowed to such Subordinated Certificateholders when their right to receive reimbursement of such Shortfall Amount became worthless (i.e., when it became clear that funds will not be available from any source to reimburse such loss), and (3) reimbursement of such Shortfall Amount prior to such a claim of worthlessness would not be taxable income to Subordinated Certificateholders because such amount was previously included in income. These results should not significantly affect the inclusion of income for Subordinated Certificateholders on the accrual method of accounting, but could accelerate inclusion of income to Subordinated Certificateholders on the cash method of accounting by, in effect, placing them on the accrual method.

Dissolution of Original Pass Through Trusts and Formation of New Pass Through Trusts

     The dissolution of an original pass through trust and distribution of interests in the related successor pass through trust will not be a taxable event to U.S. Certificateholders, who will

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continue to be treated as owing their shares of the property transferred from the original pass through trust to the successor pass through trust. The same result would apply if the original pass through trust, the successor pass through trust, or both, were treated as partnerships for U.S. federal income tax purposes.

Sale or Other Disposition of the Certificates

     Upon the sale, exchange or other disposition of a certificate or of a certificate and an Escrow Receipt, a U.S. Certificateholder generally will recognize capital gain or loss equal to the difference between the amount realized on the disposition (other than any amount attributable to accrued interest or market discount which will be taxable as ordinary income) and the U.S. Certificateholder's adjusted tax basis in the related Deposits, secured promissory notes and any other assets held by the corresponding Trust. A U.S. Certificateholder's adjusted tax basis will equal the holder's cost for its certificate and Escrow Receipt. Any gain or loss will be capital gain or loss if the certificate (or the certificate and Escrow Receipt) was held as a capital asset.

Foreign Certificateholders

     Subject to the discussion of backup withholding below, payments of principal and interest on the Deposits and secured promissory notes to, or on behalf of, any beneficial owner of a certificate that is not a U.S. Person (a "Non-U.S. Certificateholder") will not be subject to U.S. federal withholding tax; provided, in the case of interest on the secured promissory notes, that
(i) such Non-U.S. certificateholder does not actually or constructively own 10% or more of the total combined voting power of all classes of the stock of Amtran, any Owner Participant or any transferee of any Owner Participant's interest, (ii) such Non-U.S. certificateholder is not a controlled foreign corporation for U.S. tax purposes that is related to Amtran, an Owner Participant or any transferee of any Owner Participant's interest and (iii) either (A) the Non-U.S. Certificateholder certifies, under penalties of perjury, that it is not a U.S. Person and provides its name and address or (B) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "financial institution") and holds the certificate certifies, under penalties of perjury, that such statement has been received from the Non-U.S. Certificateholder by it or by another financial institution and furnishes the payor with a copy thereof. While Tax Counsel believes that the Deposit Make-Whole Premium should not be subject to U.S. withholding tax, it is possible that such withholding tax would apply at a rate of 30% or such lower rate as provided by an applicable tax treaty.

     Any capital gain realized upon the sale, exchange, retirement or other disposition of an Escrow Receipt or a certificate or upon receipt of premium paid on an secured promissory note by a Non-U.S. Certificateholder will not be subject to U.S. federal income or withholding taxes if (i) such gain is not effectively connected with a U.S. trade or business of the holder and (ii) in the case of an individual, such holder is not present in the United States for 183 days or more in the taxable year of the sale, exchange, retirement or other disposition or receipt.

     If the Certificateholders were treated as members of a partnership, Tax Counsel believes that the partnership would not be engaged in a U.S. trade or business for U.S. federal income tax purposes. As a result, interest payable to Non-U.S. Certificateholders would be eligible for the exemption from U.S. federal withholding tax discussed above. However, if the partnership were considered engaged in a U.S. trade or business, interest and premium payable to Non-U.S. Certificateholders would be subject to U.S. federal withholding tax.

Backup Withholding

     Payments made on the certificates and proceeds from the sale of certificates will not be subject to a backup withholding tax of 31% unless, in general, the Certificateholder fails to comply with certain reporting procedures or otherwise fails to establish an exemption from such tax under applicable provisions of the Code.

                                DELAWARE TAXES

     The pass through trustee is a Delaware banking corporation with its corporate trust office in Delaware. In the opinion of Richards, Layton & Finger, counsel to the pass through trustee, under currently applicable law, assuming that the pass through trusts will not be taxable as corporations, but, rather, will be classified as grantor trusts under subpart E, Part I of Subchapter J, Chapter 1, Subtitle A of, or as partnerships under, the Code,
(i) the pass through trusts will not be subject to any tax (including, without limitation, net or gross income, tangible or intangible property, net worth, capital, franchise or doing business tax), fee or other governmental charge under the laws of the State of Delaware or any political subdivision thereof and (ii) certificateholders that are not residents of or otherwise subject to tax in Delaware will not be subject to any tax (including, without limitation, net or gross income, tangible or intangible property, net worth, capital, franchise or doing business tax), fee or other governmental charge under the laws of the State of Delaware or any political subdivision thereof as a result of purchasing, holding (including receiving payments with respect to) or selling a certificate.

                             ERISA CONSIDERATIONS

In General

     Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain requirements on employee benefit plans subject to ERISA ("ERISA Plans") and on those persons who are fiduciaries with respect to ERISA Plans. Investments by ERISA Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that an ERISA Plan's investment be made in accordance with the documents governing the ERISA Plan.

     Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of an ERISA Plan (as well as those plans that are not subject to ERISA but which are subject to Section 4975 of the Code, such as individual retirement accounts (together with ERISA Plans, "Plans")) and certain persons (referred to as "parties in interest" or "disqualified persons") having certain relationships to such Plans, unless a statutory or administrative exemption is applicable to the transaction. A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code.

     The Department of Labor has promulgated a regulation, 29 CFR Section 2510.3-101 (the "Plan Asset Regulation") describing what constitutes the assets of a Plan as a result of the Plan's investment in an entity for purposes of ERISA and Section 4975 of the Code. Under the Plan Asset Regulation, if a Plan invests in a certificate, the Plan's assets would include both the certificate and an undivided interest in each of the underlying assets of the corresponding pass through trust, including the secured promissory notes held by such pass through trust, unless it is established that equity participation in the pass through trust by employee benefit plans (including Plans, certain plans not subject to ERISA or the Code and entities whose underlying assets include plan assets by reason of an employee benefit plan's investment in the entity) is not "significant" within the meaning of the Plan Asset Regulation. In that regard, the extent to which there is equity participation in a particular pass through trust on the part of employee benefit plans will not be monitored. If the assets of a pass through trust were deemed to constitute the assets of a Plan, transactions involving the assets of such pass through trust could be subject to the prohibited transaction provisions of ERISA and Section 4975 of the Code unless a statutory or administrative exemption were applicable to the transaction. In addition, the pass through trustee could become a fiduciary of a Plan that has invested in the certificates and there may be an improper delegation by such Plan to the pass through trustee of the responsibility to manage Plan assets. However, the duties of the pass through trustee under the pass through trust are essentially custodial and ministerial in nature and it is not expected that the pass through trustee will be required to exercise discretion in the discharge of its responsibilities under the pass through trust other than in limited circumstances such as upon a default on the secured promissory notes.

     The fiduciary of a Plan that proposes to purchase and hold any certificates should consider whether, among other things, such purchase and holding may involve the indirect extension of credit to a party in interest or a disqualified person. Such a result could arise, for example, if an equity holder in an Owner Trust (including an equity holder acquiring its interest after the initial offering of Outstanding Certificates) were a party in interest or disqualified person with respect to a Plan holding any certificates. In addition, whether or not the assets of a pass through trust are deemed to be Plan Assets under the Plan Asset Regulation, if certificates are purchased by a Plan and certificates of a subordinate class are held by a party in interest or a disqualified person with respect to such Plan, the exercise by the holder of the subordinate class of certificates of its right to purchase the senior classes of certificates upon the occurrence and during the continuation of a Triggering Event could be considered to constitute a prohibited transaction unless a statutory or administrative exemption were applicable.

     Depending on the identity of the Plan fiduciary making the decision to acquire or hold certificates on behalf of a Plan, Prohibited Transaction Class Exemption ("PTCE") 91-38 (relating to investments by a bank collective investment fund), PTCE 84-14 (relating to transactions effected by a "qualified professional asset manager" (a "QPAM")), PTCE 95-60 (relating to investments by an insurance company general account), PTCE 96-23 (relating to transactions directed by an in-house professional asset manager (an "INHAM")) or PTCE 90-1 (relating to investments by an insurance company pooled separate account) (collectively, the "Class Exemptions") could provide an exemption from the prohibited transaction provisions of ERISA and Section 4975 of the Code. There can be no assurance that any of these Class Exemptions or any other exemption will be available with respect to any particular transaction involving the certificates, and the conditions of each potentially applicable Class Exemption must be reviewed by the fiduciary of a Plan in the context of a proposed investment in a certificate. For example, fiduciaries of Plans intending to rely upon PTCE 84-14 or PTCE 96-23 should note that these exemptions may not be available if the person having discretion to appoint the QPAM or INHAM (for example, the Plan Sponsor or one of its "affiliates", as defined in PTCE 84-14 or PTCE 96-23, as applicable) is also (a) an owner of equity in an Owner Trust (including an equity holder acquiring such equity after the initial offering of certificates) or (b) a provider of services described in this prospectus.

     Governmental plans (as defined in section 3(32) of ERISA) and certain church plans (as defined in section 3(33) of ERISA), while not subject to the fiduciary responsibility provisions of ERISA or the provisions of Section 4975 of the Code, may nevertheless be subject to state or other federal laws that are substantially similar to the foregoing provisions of ERISA and the Code. Fiduciaries of any such plans should consult with their counsel before purchasing any certificates.

     Any Plan fiduciary that proposes to cause a Plan to purchase any certificates should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the prohibited transaction provisions of Section 4975 of the Code to such an investment, and to confirm that such purchase and holding will not constitute or result in a non-exempt prohibited transaction or any other violation of an applicable requirement of ERISA.

Class G Certificates

     In addition to the Class Exemptions the Department of Labor has issued an individual administrative exemption to Salomon Smith Barney Inc. (the "Underwriter Exemption"), which generally exempts from the application of certain, but not all, of the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code certain transactions relating to the initial purchase, holding and subsequent secondary market sale of pass-through certificates which represent an interest in a trust, the assets of which include qualifying assets, such as promissory notes secured by leases, provided that certain conditions set forth in the Underwriter

Exemption are satisfied. The Underwriter Exemption might apply to the class G certificates, but will not apply to the class C certificates.

     The Underwriter Exemption sets forth a number of general and specific conditions which must be satisfied for a transaction involving the initial purchase, holding or secondary market sale of class G certificates to be eligible for exemptive relief thereunder. In particular, the acquisition of class G certificates by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party, the rights and interests evidenced by the certificates must not be subordinated to the rights and interests evidenced by other certificates of the same trust estate; the certificates at the time of acquisition by the Plan must be rated in one of the three highest generic rating categories by Moody's, Standard & Poor's, Duff & Phelps Inc. or Fitch Investors Service, Inc.; and the investing Plan must be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act.

     In addition, the trust corpus generally must be invested in qualifying receivables, such as the secured promissory notes, but may not in general include a pre-funding account (except for a limited amount of pre-funding which is invested in qualifying receivables within a limited period of time not to exceed three months following the closing).

     It is not clear whether the investment restrictions set forth in the Underwriter Exemption will be satisfied with respect to the original and successor pass through trusts, and thus no assurance can be given that the Underwriter Exemption will apply to the class G certificates. The Underwriter Exemption might apply because an investment in a certificate will evidence both an interest in the respective Original Trust as well as an interest in the Deposits held in escrow by an Escrow Agent for the benefit of the certificateholder. Under the terms of the Escrow Agreement, the proceeds from the offering of the certificates of each class will be paid over by the Underwriters to the Depositary on behalf of the Escrow Agent (for the benefit of such certificateholders as the holders of the Escrow Receipts) and will not constitute property of the Original Trusts. Under the terms of each Escrow Agreement, the Escrow Agent will be irrevocably instructed to enter into the Deposit Agreements with the Depositary and to effect withdrawals upon the receipt of appropriate notice from the relevant pass through trustee so as to enable such pass through trustee to purchase the identified secured promissory notes on the terms and conditions set forth in the Note Purchase Agreement. Interest on the Deposits relating to each pass through trust will be paid to the certificateholders of such pass through trust as Receiptholders through a Paying Agent appointed by the Escrow Agent. Pending satisfaction of such conditions and withdrawal of such Deposits, the Escrow Agent's rights with respect to the Deposits will remain plan assets subject to the fiduciary responsibility and prohibited transaction provisions of ERISA and Section 4975 of the Code.

     On the other hand, the Department of Labor might assert that the Underwriter Exemption is inapplicable because the escrow arrangement is tantamount to an impermissible pre-funding account.

     Even if all of the conditions of the Underwriter Exemption are satisfied with respect to the class G certificates, no assurance can be given that the Underwriter Exemption would apply with respect to all transactions involving the class G certificates or the assets of the class G pass through trust. In particular, it appears that the Underwriter Exemption would not apply to the purchase by class C certificateholders of class G certificates in connection with the exercise of their rights upon the occurrence and during the continuance of a Triggering Event. Therefore, the fiduciary of a Plan considering the purchase of a class G certificate should consider the availability of the exemptive relief provided by the Underwriter Exemption, as well as the availability of any other exemptions, such as the Class Exemptions, with respect to transactions to which the Underwriter Exemption may not apply.

Required Representation

     Each person who acquires or accepts a certificate or an interest therein will be deemed by such acquisition or acceptance to have represented and warranted that either: (i) no Plan assets have been used to purchase such certificate or an interest therein or (ii) the purchase and holding of such certificate or interest therein by the particular Plan will not result in a non-exempt prohibited transaction because of the applicability of one or more statutory or administrative prohibited transaction exemptions under ERISA and the Code (such as a Class Exemption). In addition, each fiduciary of a Plan purchasing or holding a certificate, or an interest therein, will be deemed, by virtue of such purchase or holding, to have appointed each person providing services described herein to their respective positions and to have authorized and approved each of the transactions described herein.

     EACH PLAN FIDUCIARY (AND EACH FIDUCIARY FOR A GOVERNMENTAL OR CHURCH PLAN SUBJECT TO RULES SIMILAR TO THOSE IMPOSED ON PLANS UNDER ERISA) SHOULD CONSULT WITH ITS LEGAL ADVISOR CONCERNING AN INVESTMENT IN ANY OF THE CERTIFICATES.

                             PLAN OF DISTRIBUTION

     Each broker-dealer that receives Exchange Notes for its own account in the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of those Exchange Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for the Outstanding Notes where such Notes were acquired as a result of market-making activities or other trading activities. We have agreed that, starting on the date of this Prospectus and ending on the close of business on the earlier to occur of (i) the date on which all Exchange Notes held by broker-dealers eligible to use the Prospectus to satisfy their prospectus delivery obligations under the Securities Act have been sold and (ii) the date 180 days after the completion of the Exchange Offer, we will make this Prospectus, as amended or supplemented, available to any broker-dealer that requests such documents in the Letter of Transmittal for use in connection with any such resale.

     We will not receive any proceeds from any sale of Exchange Notes by broker-dealers. Exchange Notes received by broker-dealers for their own account in the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of those methods of resale, at market prices prevailing at the time of resale, at prices related to prevailing market prices or at negotiated prices. Any resale of this kind may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from the broker-dealer or the purchasers of the Exchange Notes. Any broker-dealer that resells Exchange Notes that were received by it for its own account in the exchange offer and any broker or dealer that participates in a distribution of these Exchange Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on the resale of Exchange Notes and any commission or concessions received by any persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that, by acknowledging that it will deliver and by delivering a Prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

                                 LEGAL MATTERS

     The validity of the certificates offered hereby and the related Guarantee will be passed upon for ATA and Amtran by Troutman Sanders LLP, Atlanta, Georgia. Certain federal income tax matters with respect to the pass through trusts and certificateholders will be passed upon by Cravath, Swaine & Moore, special tax counsel to ATA and Amtran. William P. Rogers, Jr., a partner at Cravath, Swaine & Moore, is a director of Amtran, and beneficially owns 4,500 shares of common stock of Amtran and options to purchase 4,000 shares of such common stock. From time to time, Milbank, Tweed, Hadley & McCloy LLP renders legal services to Citibank, N.A. and its affiliates and is acting as Citibank, N.A.'s counsel in connection with the Liquidity Facilities to be executed and delivered by Citibank, N.A.

                                    EXPERTS

     The consolidated financial statements of Amtran, Inc. at December 31, 1999 and 1998, and for each of the three years in the period ended December 31, 1999, appearing in and also incorporated by reference, in this prospectus and registration statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing elsewhere and incorporated by reference herein, and are included in reliance upon such report given on the authority of such firm experts in accounting and auditing.

     The consolidated financial statements of Ambac Assurance Corporation Inc. and its subsidiaries as of December 31, 1999 and December 31, 1998 and for each of the years in the three-year period ended December 31, 1999, are incorporated by reference in this prospectus, in reliance upon the report of KPMG LLP, independent certified public accountants, incorporated by reference in this prospectus, and upon the authority of said firm as experts in accounting and auditing.

     The references to AISI, MBA and SH&E, and to their respective appraisal reports, dated as of December 31, 1999 in the case of AISI, January 18, 2000 in the case of MBA and January 28, 2000 in the case of SH&E, are included herein in reliance upon the authority of each such firm as an expert with respect to the matters contained in its appraisal report.

                       AMTRAN, INC. AND SUBSIDIARIES
                 INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                          Page

Audited Financial Statements:
  Report of Independent Auditors.......................................   F-2
  Consolidated Balance Sheets at December 31, 1999 and 1998............   F-3
  Consolidated Statements of Operations for the Years
    Ended December 31, 1999, 1998 and 1997.............................   F-4
  Consolidated Statements of Changes in Shareholders'
    Equity for the Years Ended December 31, 1999, 1998 and 1997........   F-5
  Consolidated Statements of Cash Flows for the Years Ended
    December 31, 1999, 1998 and 1997...................................   F-6
  Notes to Consolidated Financial Statements...........................   F-7

Unaudited Consolidated Financial Statements:
   Consolidated balance sheets at March 31, 1999 and 2000...............  F-20
   Consolidated statements of operations for the
     three-month periods ended March 31,1999 and 2000...................  F-21
   Consolidated statements of cash flows for the
     three-month periods ended March 31, 1999 and 2000..................  F-22
   Notes to consolidated financial statements...........................  F-23

               REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

Board of Directors
Amtran, Inc.

     We have audited the accompanying consolidated balance sheets of Amtran, Inc. and subsidiaries as of December 31, 1999 and 1998, and the related consolidated statements of operations, changes in shareholders' equity and cash flows for each of the three years in the period ended December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Amtran, Inc. and subsidiaries at December 31, 1999 and 1998, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1999, in conformity with accounting principles generally accepted in the United States.

/S/ ERNST & YOUNG LLP
Indianapolis, Indiana
January 27, 2000


                         AMTRAN, INC. AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS
                            (Dollars in thousands)


                                                                  December 31,     December 31,
                                                                     1998             1999
                                                                  ------------     ------------
     ASSETS
Current assets:
   Cash and cash equivalents..................................    $  172,936       $  120,164
   Receivables, net of allowance for doubtful accounts
   (1999 - $1,511; 1998 - $1,163).............................        24,921           52,099
   Inventories, net...........................................        19,567           36,686
   Prepaid expenses and other current assets..................        25,604           22,945
                                                                  ----------       ----------
Total current assets..........................................       243,028          231,894

Property and equipment:
   Flight equipment...........................................       557,302          781,171
   Facilities and ground equipment............................        68,848           92,060
                                                                  ----------       ----------
                                                                     626,150          873,231
   Accumulated depreciation...................................      (296,818)        (361,399)
                                                                  ----------       ----------
                                                                     329,332          511,832

Assets held for sale..........................................         7,176               --
Goodwill......................................................            --           23,453
Deposits and other assets.....................................        15,013           48,102
                                                                  ----------       ----------
Total assets                                                      $  594,549       $  815,281
                                                                  ==========       ==========

     LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
   Current maturities of long-term debt.......................    $    1,476       $    2,079
   Accounts payable...........................................         7,158           20,234
   Air traffic liabilities....................................        76,662           93,507
   Accrued expenses...........................................        98,548          126,180
                                                                  ----------       ----------

      Total current liabilities...............................       183,844          242,000

Long-term debt, less current maturities.......................       245,195          345,792
Deferred income taxes.........................................        52,620           58,493
Other deferred items..........................................        10,139           17,620

Commitments and contingencies

Shareholders' equity:

   Preferred stock; authorized 10,000,000 shares;
      none issued.............................................            --               --
   Common stock, without par value; authorized 30,000,000
      shares; issued 12,884,306 - 1999; 12,374,577 - 1998.....        47,632           55,826
   Treasury stock; 612,052 shares - 1999;
      193,506 shares - 1998...................................        (1,881)         (10,500)
   Additional paid-in-capital.................................        11,735           12,910
   Retained earnings..........................................        46,331           93,673
   Deferred compensation - ESOP...............................        (1,066)            (533)
                                                                  ----------       ----------
                                                                     102,751          151,376
                                                                  ----------       ----------

Total liabilities and shareholders' equity....................    $  594,549       $  815,281
                                                                  ==========       ==========

                            See accompanying notes.


                         AMTRAN, INC. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                 (Dollars in thousands, except per share data)

                                                             Year Ended December 31,
                                                    ---------------------------------------
                                                        1997         1998           1999
                                                    -----------   -----------   -----------
Operating revenues:
   Scheduled service............................    $   371,762   $   511,254   $   624,647
   Charter......................................        359,177       344,482       389,979
   Ground package...............................         22,317        23,186        58,173
   Other........................................         29,937        40,447        49,567
                                                    -----------   -----------   -----------
Total operating revenues........................        783,193       919,369     1,122,366
                                                    ===========   ===========   ===========
Operating expenses:
   Salaries, wages and benefits.................        172,499       211,304       252,595
   Fuel and oil.................................        153,701       137,401       170,916
   Depreciation and amortization................         62,468        78,665        96,038
   Handling, landing and navigation fees........         69,383        74,640        89,302
   Aircraft rentals.............................         54,441        53,128        58,653
   Aircraft maintenance, materials and repairs..         51,465        53,655        55,645
   Crew and other employee travel...............         36,596       `41,565        49,707
   Ground package cost..........................         19,230        19,466        49,032
   Passenger service............................         32,812        34,031        39,231
   Commissions..................................         26,102        28,483        39,050
   Other selling expenses.......................         15,462        22,147        28,099
   Advertising..................................         12,658        17,772        18,597
   Facilities and other rentals.................          8,557         9,536        13,318
   Other........................................         54,335        62,203        72,156
                                                    -----------   -----------   -----------
Total operating expenses........................        769,709       843,996     1,032,339
                                                    ===========   ===========   ===========
Operating income................................         13,484        75,373        90,027

Other income (expense):
   Interest income..............................          1,584         4,433         5,375
   Interest expense.............................         (9,454)      (12,808)      (20,966)
   Other........................................            413           212         3,361
                                                    -----------   -----------   -----------
Other expenses..................................         (7,457)       (8,163)      (12,230)
                                                    -----------   -----------   -----------

Income before income taxes......................          6,027        67,210        77,797
Income taxes....................................          4,455        27,129        30,455
                                                    -----------   -----------   -----------
Net income......................................    $     1,572   $    40,081   $    47,342
                                                    ===========   ===========   ===========

Basic earnings per common share:

Average shares outstanding......................     11,577,727    11,739,106    12,269,474
Net income per share............................    $      0.14   $      3.41   $      3.86
                                                    ===========   ===========   ===========

Diluted earnings per common share:

Average shares outstanding......................     11,673,330    13,066,222    13,469,537
Net income per share............................    $      0.13   $      3.07   $      3.51
                                                    ===========   ===========   ===========

See accompanying notes.


                         AMTRAN, INC. AND SUBSIDIARIES
          CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
                            (Dollars in thousands)

                                                                         Additional                      Deferred
                                             Common        Treasury        Paid-in       Retained      Compensation
                                              Stock          Stock         Capital       Earnings          ESOP
                                           ------------------------------------------------------------------------

Balance, December 31, 1996...........      $  38,341      $  (1,760)      $ 15,618      $   4,678        $ (2,133)

   Net income........................             --             --             --          1,572              --
   Issuance of common stock for ESOP.             --             --           (214)            --             533
   Restricted stock grants...........            419             --           (185)            --              --
   Executive stock options expired...             --             --            121            --              --
                                           ---------      ---------       ---------     ---------        --------

Balance, December 31, 1997...........         38,760         (1,760)        15,340          6,250          (1,600)

   Net income........................             --             --             --         40,081              --
   Issuance of common stock for ESOP.             --             --           (257)            --             534
   Restricted stock grants...........            147             --            (66)            --              --
   Stock options exercised...........          8,725             --         (4,089)            --              --
   Purchase of 8,506 shares of
     treasury stock..................             --           (121)            --             --              --
   Disqualifying disposition of stock             --             --            807             --              --
                                           ---------      ---------       --------      ---------        --------

Balance, December 31, 1998...........         47,632         (1,881)        11,735         46,331          (1,066)

   Net income........................             --             --             --         47,342              --
   Issuance of common stock for ESOP.             --             --             37             --             533
   Restricted stock grants...........             32             --            (10)            --              --
   Stock options exercised...........          6,897             --         (3,207)            --              --
   Purchase of 418,546 shares of                                                --
     treasury stock..................             --         (8,619)                           --              --
   Disqualifying disposition of stock             --             --          3,887             --              --
   Acquisition of businesses.........          1,265             --            468             --              --
                                           ---------      ---------       --------      ---------        --------

Balance, December 31, 1999...........      $  55,826      $ (10,500)      $ 12,910      $  93,673        $   (533)
                                           =========      =========       ========      =========        ========

See accompanying notes.


                         AMTRAN, INC. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                            (Dollars in thousands)


                                                                  Year Ended December 31,
                                                            -----------------------------------
                                                               1997         1998         1999
                                                            ---------    ---------    ---------

Operating activities:
Net income.............................................     $   1,572    $  40,081    $  47,342
Adjustments to reconcile net income to net cash
   provided by operating activities:
   Depreciation and amortization.......................        62,468       78,665       96,038
   Deferred income taxes...............................        11,244       21,160        5,873
   Other non-cash items................................          (666)       1,708       14,463
Changes in operating assets and liabilities:
   Receivables.........................................        (3,027)      (1,655)     (21,197)
   Inventories.........................................        (1,637)      (4,356)     (18,746)
   Assets held for sale................................         5,356           --           --
   Prepaid expenses....................................        (6,321)      (4,712)       7,484
   Accounts payable....................................        (3,160)      (3,353)      10,684
   Air traffic liabilities.............................        18,655        8,108       (2,465)
   Accrued expenses....................................        15,452       16,166       20,087
                                                            ---------    ---------    ---------

   Net cash provided by operating activities...........        99,936      151,812      159,563
                                                            ---------    ---------    ---------
Investing activities:

Proceeds from sales of property and equipment..........         8,005       37,061          264
Capital expenditures...................................       (84,233)    (175,417)    (274,300)
Acquisition of businesses, net of cash acquired........            --           --       16,673
Reductions of (additions to) other assets..............           173       (3,996)     (48,355)
                                                            ---------    ---------    ---------

   Net cash used in investing activities...............       (76,055)    (142,352)    (305,718)

Financing activities:

Payments on short-term debt............................            --       (4,750)          --
Proceeds from long-term debt...........................       134,000      131,000       99,902
Payments on long-term debt.............................      (127,067)     (71,485)      (1,590)
Proceeds from stock option exercises...................            --        4,636        3,690
Purchase of treasury stock.............................            --         (121)      (8,619)
                                                            ---------    ---------    ---------

   Net cash provided by financing activities...........         6,933       59,280       93,383
                                                            ---------    ---------    ---------

Increase (decrease) in cash and cash equivalents.......        30,814       68,740      (52,772)
Cash and cash equivalents, beginning of period.........        73,382      104,196      172,936
                                                            ---------    ---------    ---------
Cash and cash equivalents, end of period...............     $ 104,196    $ 172,936    $ 120,164
                                                            =========    =========    =========
Supplemental disclosures:

Cash payments for:
   Interest............................................     $   6,197    $  14,685    $  24,411
   Income taxes (refunds)..............................          (311)       7,897       11,910

Financing and investing activities not affecting cash:
   Issuance of long-term debt directly for capital
      expenditures.....................................     $  30,650    $     --     $  2,416
   Issuance of short-term debt directly for capital
      expenditures.....................................         4,750          --          313


See accompanying notes.

Notes to Consolidated Financial Statements

1.   Significant Accounting Policies

     Basis of Presentation and Business Description

          The consolidated financial statements include the accounts of Amtran, Inc. (the "Company") and its wholly owned subsidiaries. All significant intercompany accounts and transactions have been eliminated.

          The Company operates principally in one business segment through American Trans Air, Inc. ("ATA"), its principal subsidiary, which accounts for approximately 90% of the Company's operating revenues. ATA is a U.S.-certificated air carrier providing domestic and international charter and scheduled passenger air services.

     Use of Estimates

          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

     Cash Equivalents

          Cash equivalents are carried at cost and are primarily comprised of investments in U.S. Treasury bills, commercial paper and time deposits which are purchased with original maturities of three months or less (see
     Note 2).

     Assets Held For Sale

          Assets held for sale are carried at the lower of net book value or estimated net realizable value.

     Inventories

          Inventories consist primarily of expendable aircraft spare parts, fuel and other supplies. Aircraft parts inventories are stated at cost and are reduced by an allowance for obsolescence. The obsolescence allowance is provided by amortizing the cost of the aircraft parts inventory, net of an estimated residual value, over its estimated useful service life. The obsolescence allowance at December 31, 1999 and 1998, was $10.3 million and $8.4 million, respectively. Inventories are charged to expense when consumed.

     Revenue Recognition

          Revenues are recognized when the transportation is provided. Customer flight deposits and unused passenger tickets sold are included in air traffic liability. As is customary within the industry, the Company performs periodic evaluations of this estimated liability, and any adjustments resulting therefrom, which can be significant, are included in the results of operations for the periods in which the evaluations are completed.

     Passenger Traffic Commissions

          Passenger traffic commissions are recognized as expense when the transportation is provided and the related revenue is recognized. The amount of passenger traffic commissions paid but not yet recognized as expense is included in prepaid expenses and other current assets in the accompanying consolidated balance sheets.

     Property and Equipment

          Property and equipment is recorded at cost and is depreciated to residual value over its estimated useful service life using the straight-line method. Advanced payments for future aircraft purchases are recorded at cost. As of December 31, 1999 and 1998, the Company had made advanced payments for future aircraft deliveries totaling $20.4 million and $13.0 million, respectively. The estimated useful service lives for the principal depreciable asset classifications are as follows:

Asset                                Estimated Useful Service Life
 Aircraft and related equipment:
 Lockheed L-1011 (Series 50 and 100)  Depreciating to common retirement date of
                                      December 2004 (see Note 11)
 Lockheed L-1011 (Series 500)         Depreciating to common retirement date of
                                      December 2010
 Boeing 727-200                       Depreciating to common retirement date of
                                      December 2008 (see Note 11)

 Boeing 727-200                       20 years

 Major rotable parts, avionics and    Life of equipment to which applicable
 assemblies                           (Generally from 6-16 years)

 Improvements to leased flight
 equipment                            Period of benefit or term of lease

 Other property and equipment         3 - 7 years


          The costs of major airframe and engine overhauls are capitalized and amortized over their estimated useful lives based upon usage (or to earlier fleet common retirement dates) for both owned and leased aircraft.

     Intangible Assets

          Goodwill, which represents the excess of cost over fair value of net assets acquired, is amortized on a straight-line basis over 20 years. The Company periodically reviews the carrying amounts of intangible assets to assess their continued recoverability in accordance with Financial Accounting Standards Board ("FASB") Statement No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of". The Company's policy is to record an impairment loss in the period when it is determined that the carrying amount of the asset may not be recoverable.

     Financial Instruments

          The carrying amounts of cash equivalents, receivables and both variable-rate and fixed-rate debt (see Note 4) approximate fair value. The fair value of fixed-rate debt, including current maturities, is estimated using discounted cash flow analysis based on the Company's current incremental rates for similar types of borrowing arrangements.

          During 1998, the Company began entering into fuel hedge contracts to reduce the risk of fuel price increases. The Company hedged fuel consumption under both swap agreements, which establish specific swap prices for designated periods, and fuel cap agreements, which guarantee a maximum price per gallon for designated periods. When the market fuel price remains below that established in hedge contracts, the Company records the cost of the fuel hedge contract as a component of fuel expense in the period the fuel is consumed. There were no significant fuel hedges during 1999.

2.   Cash and Cash Equivalents

          Cash and cash equivalents consist of the following:

                                                       December 31,
                                                --------------------------
                                                   1998            1999
                                                ----------      ----------
                                                        (In thousands)

     Cash....................................   $    7,389      $   19,831
     Commercial paper........................      161,285          99,948
     U.S. Treasury repurchase agreements.....        4,262             385
                                                ----------      ----------
                                                $  172,936      $  120,164
                                                ==========      ==========

3.   Property and Equipment

     The Company's property and equipment consist of the following:

                                                       December 31,
                                                --------------------------
                                                   1998            1999
                                                ----------      ----------
                                                        (In thousands)

     Flight equipment, including airframes,
     engines and other.......................   $  557,302      $ 781,171
     Less accumulated depreciation...........      258,025        313,090
                                                ----------      ----------
                                                   299,277        468,081
                                                ----------      ----------

     Facilities and ground equipment.........       68,848          92,060
     Less accumulated depreciation...........       38,793          48,309
                                                ----------      ----------
                                                    30,055          43,751
                                                ----------      ----------
                                                $  329,332      $  511,832
                                                ==========      ==========

4.   Long-Term Debt

     Long-term debt consists of the following:

                                                      December 31,
                                                --------------------------
                                                   1998            1999
                                                ----------      ----------
                                                        (In thousands)

     Unsecured Senior Notes, fixed rate of
     10.5%, payable in August 2004...........   $  100,000      $  175,000

     Unsecured Senior Notes, fixed rate of
     9.625%, payable in December 2005........      125,000         125,000

     City of Chicago variable-rate special
     facility revenue bonds, payable in
     January 2029............................           --          16,960

     City of Indianapolis advance, payable
     in June 2001............................       10,000          10,000

     Note payable to institutional lender;
     fixed rate of 8.30% payable in varying
     installments through June 2014..........           --           7,886

     City of Chicago variable-rate special
     facility revenue bonds, payable in
     December 2020...........................        6,000           6,000

                                                     December 31,
                                                --------------------------
                                                   1998            1999
                                                ----------      ----------
                                                        (In thousands)
     Other...................................        5,671           7,025
                                                ----------      ----------
                                                   246,671         347,871
     Less current maturities.................        1,476           2,079
                                                ----------      ----------
                                                $  245,195      $  345,792
                                                ==========      ==========

          In December 1999, the Company issued $17.0 million in variable-rate special facility revenue bonds through the City of Chicago. Interest on the bonds is payable on the first of every month, and the principal is due on January 1, 2029. Net proceeds from the bonds will be used to finance costs related to designing, constructing, equipping and installing a Federal Inspection Service facility at Chicago-Midway Airport.

          In June 1999, the Company obtained an $8.0 million, 15-year mortgage loan on the new Maintenance and Operations Center. The construction of the 120,000 square foot facility was completed in the second quarter of 1999.

          In December 1998, the Company sold $125.0 million principal amount of unsecured senior notes. Interest is payable on June 15 and December 15 of each year. The Company may redeem the notes, in whole or in part, at anytime on or after June 15, 2003, initially at 104.81% of their principal amount plus accrued interest, declining to 102.41% of their principal amount plus accrued interest on June 15, 2004, then to 100.0% of their principal amount plus accrued interest at maturity. At any time prior to June 15, 2001, the Company may redeem up to 35.0% of the principal amount of the notes with the proceeds of one or more sales of its common stock, at a redemption price of 109.625% of their principal amount plus accrued interest, provided that at least $81.25 million aggregate principal amount of the notes remains outstanding after such redemption.

          The net proceeds of the $125.0 million unsecured notes were approximately$121.0 million after deducting costs and fees of issuance. The Company has used the net proceeds for the purchase of Lockheed L-1011-500 aircraft, engines and spare parts, and, together with available cash and bank facility borrowings, for the purchase of Boeing 727-200ADV aircraft, engines, engine hushkits and spare parts.

          In July 1997, the Company sold $100.0 million principal amount of unsecured senior notes. The Company sold an additional $75.0 million principal amount of these notes in December 1999. Interest is payable on February 1 and August 1 of each year. The Company may redeem the notes, in whole or in part, at any time on or after August 1, 2002, initially at 105.25% of their principal amount plus accrued interest, declining ratably to 100.0% of their principal amount plus accrued interest at maturity. At any time prior to August 1, 2000, the Company may redeem up to 35.0% of the original aggregate principal amount of the notes with the proceeds of sales of common stock, at a redemption price of 110.5% of their principal amount plus accrued interest, provided that at least $113.8 million in aggregate principal amount of the notes remains outstanding after such redemption. The net proceeds of the $100.0 million unsecured notes issued in 1997 were approximately $96.9 million, after deducting costs and fees of issuance. The Company used a portion of the net proceeds to repay in full the Company's prior bank facility and used the balance of the proceeds for general corporate purposes. The net proceeds of the $75.0 million unsecured notes issued in 1999 were approximately $73.0 million after deducting costs and fees of issuance. The Company plans to use the net proceeds for general business purposes.

          In 1998, the Company maintained a $5.0 million revolving credit facility available for its short-term borrowing needs and for issuance of letters of credit. The credit facility was available until January 1999 and was collateralized by certain aircraft engines. At December 31, 1998, the Company had outstanding letters of credit aggregating $3.8 million under such facility. This facility was terminated in January 1999.

          In January 1999, the Company revised its 1998 revolving bank credit facility to provide a maximum of $75.0 million, including up to $25.0 million for stand-by letters of credit, as compared to a maximum of $50.0 million, including up to $25.0 million for stand-by letters of credit in 1998. ATA is the borrower under the credit facility, which is guaranteed by the Company and each of the Company's other active subsidiaries. The principal amount of the facility matures on January 2, 2003, and borrowings are secured by certain Boeing 727-200 aircraft and certain Lockheed L-1011-50 and L-1011-100 aircraft and engines. As of December 31,1999, the borrowing base was 75% of the total Boeing 727-200 aircraft value and 63% of the total Lockheed L-1011-50 and L-1011-100 aircraft and engine values. Borrowings under the facility bear interest, at the option of ATA, at either LIBOR plus 1.25% to 2.5% or the agent bank's prime rate.

          In December 1999, the Company revised the revolving bank credit facility to provide a maximum of $100.0 million, including up to $50.0 million for stand-by letters of credit. The terms and conditions remained substantially the same, and the new facility is subject to similar restrictive covenants as were effective under the prior facility.

          The unsecured notes and credit facilities are subject to restrictive covenants, including, among other things, limitations on: the incurrence of additional indebtedness; the payment of dividends; certain transactions with shareholders and affiliates; and the creation of liens on or other transactions involving certain assets. In addition, certain covenants require certain financial ratios to be maintained.

          Future maturities of long-term debt are as follows:

                                                  December 31, 1999
                                                  -----------------
                                                    (In thousands)
     2000...................................        $    2,079
     2001...................................            12,025
     2002...................................             1,894
     2003...................................             1,371
     2004...................................           176,191
     Thereafter.............................           154,311
                                                    ----------
                                                    $  347,871
                                                    ==========

          Interest capitalized in connection with long-term asset purchase agreements and construction projects was $3.9 million and $2.0 million, respectively, in 1999 and 1998.

5.   Lease Commitments

          At December 31, 1999, the Company had aircraft leases on one Lockheed L-1011-100, 14 Boeing 727-200s and 11 Boeing 757-200s. The Lockheed L-1011-100 has an initial term of 60 months which expires in 2003. The Boeing 757-200s have initial lease terms which expire from 2001 through 2019. The Boeing 727-200s have initial lease terms of three to seven years and expire between 2000 and 2003. The Company also leases three engines for use on the Lockheed L-1011-500s and four engines for use on the Boeing 757-200s. The L-1011-500 engine leases expire in 2006 and the 757-200 leases expire from 2008 through 2011. All aircraft leases are accounted for as operating leases.

          The Company is responsible for all maintenance costs on these aircraft and engines and must meet specified airframe and engine return conditions.

          As of December 31, 1999, the Company had other long-term leases related to certain ground facilities, including terminal space and maintenance facilities, with lease terms that vary from 1.5 to 32 years and expire at various dates through 2028. The lease agreements relating to the ground facilities, which are primarily owned by governmental units or authorities, generally do not provide for transfer of ownership nor do they contain options to purchase.

          The Company leases its headquarters facility from the City of Indianapolis under a capital lease agreement which expires in December 2002. The agreement has an option to extend for two years. The Company is responsible for maintenance, taxes, insurance and other expenses incidental to the operation of the facilities.

          Future minimum lease payments at December 31, 1999, for noncancelable operating leases with initial terms of more than one year are as follows:

                                                    Facilities
                                      Flight        and Ground
                                     Equipment       Equipment         Total
                                   ------------     -----------      ---------
                                                  (In thousands)

     2000....................      $    63,621       $   7,915      $   71,536
     2001....................           59,423           5,966          65,389
     2002....................           51,187           6,056          57,243
     2003....................           45,457           4,848          50,305
     2004....................           44,594           6,629          51,223
     Thereafter..............          429,847          32,610         462,457
                                   -----------       ---------      ----------
                                   $   694,129       $  64,024      $  758,153
                                   ===========       =========      ==========


         Rental expense for all operating leases in 1999, 1998 and 1997 was $72.0 million, $62.7 million and $63.0 million, respectively.

6.   Income Taxes

          The provision for income tax expense consisted of the following:

                                                 December 31,
                                   -------------------------------------------
                                     1997              1998            1999
                                   ---------         --------       ----------
                                                 (In thousands)
   Federal:
      Current................      $     173         $  6,403       $   15,339
      Deferred...............          3,706           18,102           10,889
                                   ---------         --------       ----------
                                       3,879           24,505           26,228
   State:
      Current................            163              686            1,284
      Deferred...............            413            1,938            2,943
                                   ---------         --------       ----------
                                         576            2,624            4,227
                                   ---------         --------       ----------
   Income tax expense........      $   4,455         $ 27,129       $   30,455
                                   =========         ========       ==========


          The provision for income taxes differed from the amount obtained by applying the statutory federal income tax rate to income before income taxes as follows:

                                                 December 31,
                                   -------------------------------------------
                                     1997              1998            1999
                                   ---------         --------       ----------
                                                 (In thousands)
     Federal income taxes at
      statutory rate............   $  2,049          $23,523          $27,175
     State income taxes, net
      of federal benefit........        367            1,711            1,997
     Non-deductible expenses....      1,947            1,234            1,578
     Other, net.................         92              661             (295)
                                   --------          -------          -------
     Income tax expense.........   $  4,455          $27,129          $30,455
                                   ========          =======          =======

          Deferred income taxes arise from temporary differences between the tax basis of assets and liabilities and their reported amounts in the financial statements. The principal temporary differences relate to the use of accelerated methods of depreciation and amortization for tax purposes. Deferred tax liability and asset components are as follows:

                                                           December 31,
                                                      ----------------------
                                                        1998          1999
                                                      -------       --------
                                                         (In thousands)

     Deferred tax liabilities:
       Tax depreciation in excess of book
        depreciation.........................         $76,560       $84,505
       Other taxable temporary differences...             502           474
                                                      -------       -------
        Deferred tax liabilities.............          77,062        84,979
                                                      -------       -------

     Deferred tax assets:
       Tax benefit of net operating loss
        carryforwards........................          18,102           270
       Alternative minimum tax and other
         tax credit carryforwards............           8,726        18,611
       Vacation pay accrual..................           3,225         3,839
       Amortization of lease credits.........           1,964         1,897
       Deferred gain on sale of fixed
        assets...............................             966         3,411
       Other deductible temporary
        differences..........................           2,336         2,565
                                                      -------       -------
         Deferred tax assets.................          35,319        30,593
                                                      -------       -------

     Deferred taxes classified as:
         Current asset.......................         $10,877       $ 4,107
                                                      =======       =======
         Non-current liability...............         $52,620       $58,493
                                                      =======       =======

         At December 31, 1999, for federal tax reporting purposes, the Company had approximately $0.7 million of net operating loss carry forward available to offset future federal taxable income and $18.6 million of alternative minimum tax and other tax credit carryforwards available to offset future federal tax liabilities. The net operating loss carry forward of $0.7 million expires in 2009. The alternative minimum tax and other tax credit carryforwards of $18.6 million have no expiration dates.

7.   Retirement Plan

          The Company has a defined contribution 401(k) savings plan which provides for participation by substantially all the Company's employees who have completed one year of service. The Company has elected to contribute an amount equal to 45.0% in 1999, 40.0% in 1998, and 35.0% in 1997, of the amount contributed by each participant up to the first six percent of eligible compensation. Company matching contributions expensed in 1999, 1998 and 1997 were $3.1 million, $2.3 million and $1.8 million, respectively.

          In 1993, the Company added an Employee Stock Ownership Plan ("ESOP")feature to its existing 401(k) savings plan. The ESOP used the proceeds of a $3.2 million loan from the Company to purchase 200,000 shares of the Company's common stock. The selling shareholder was the Company's principal shareholder. The Company recognized $0.7 million, $0.7 million and $0.3 million in 1999, 1998 and 1997, respectively, as compensation expense related to the ESOP. Shares of common stock held by the ESOP are allocated to participating employees annually as part of the Company's 401(k) savings plan contribution. The fair value of the shares allocated during the year is recognized as compensation expense.

8.   Shareholders' Equity

          In the first quarter of 1994, the Board of Directors approved the repurchase of up to 250,000 shares of the Company's common stock. In the second quarter of 1999, the Board of Directors approved the repurchase of up to 600,000 additional shares of the Company's common stock. A total of 612,052 shares had been repurchased at a cost of $10.5 million as of December 31, 1999.

          The Company's 1993 Incentive Stock Plan for Key Employees (1993
     Plan)authorizes the grant of options for up to 900,000 shares of the Company's common stock. The Company's 1996 Incentive Stock Plan for Key Employees(1996 Plan) authorizes the grant of options for up to 3,000,000 shares of the Company's common stock. Options granted have 5 to 10-year terms and generally vest and become fully exercisable over specified periods of up to three years of continued employment.

          A summary of common stock option changes follows:

                                                                    Weighted-
                                                   Number of         Average
                                                     Shares      Exercise Price
                                                   ---------     --------------

     Outstanding at December 31, 1996...........    1,629,900       $  8.74
                                                    ---------       -------
         Granted................................    1,588,500          8.49
         Canceled...............................     (706,000)         7.14
                                                    ---------       -------

     Outstanding at December 31, 1997...........    2,512,400          9.39
                                                    ---------       -------
         Granted................................      560,900          9.67
         Exercised..............................     (545,347)         8.50
         Canceled...............................     (157,700)         9.08
                                                    ---------       -------

     Outstanding at December 31, 1998...........    2,370,253          9.38
                                                    ---------       -------
         Granted................................      582,510         26.33
         Exercised..............................     (431,075)         8.56
         Canceled...............................      (28,528)        15.02
                                                   ----------       -------

     Outstanding at December 31, 1999...........    2,493,160       $ 13.41
                                                    =========       =======
     Options exercisable at December 31, 1998...      755,075       $ 10.13
                                                    =========       =======

     Options exercisable at December 31, 1999...    1,077,554       $ 10.04
                                                    =========       =======

          During 1996, the Company adopted the disclosure provisions of FASB Statement No. 123 "Accounting for Stock-Based Compensation" (SFAS No. 123) with respect to its stock options. As permitted by SFAS No. 123, the Company has elected to continue to account for employee stock options following Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (APB 25) and related Interpretations. Under APB 25, because the exercise price of the Company's employee stock options equals the market price of the underlying stock on the date of grant, no compensation expense is recognized.

          The weighted-average fair value of options granted during 1999 and 1998 is estimated at $9.67 and $5.12 per share, respectively, on the grant date. These estimates were made using the Black-Scholes option pricing model with the following weighted-average assumptions for 1999 and 1998: risk-free interest rate of 6.29% and 5.0%; expected market price volatility of 0.46 and 0.44; weighted-average expected option life equal to the contractual term; estimated forfeitures of 5.6% and 5.0%; and no dividends.

          The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models use highly subjective assumptions, including the expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employees' stock options. For purposes of pro forma disclosure, the estimated fair value of the options is amortized to expense over the options' vesting period (1 to 3 years). The Company's pro forma information follows:

                                               1997      1998       1999
                                             --------  --------   --------
                                           (In thousands, except per share data)

     Net income as reported................  $ 1,572   $ 40,081    $ 47,342
     Net income pro forma..................       89     37,209      41,740
     Diluted income per share as reported..     0.13       3.07        3.51
     Diluted income per share pro forma....     0.01       2.85        3.10


          Options outstanding at December 31, 1999, expire from August 2003 to August 2009. A total of 407,453 shares are reserved for future grants as of December 31, 1999, under the 1993 and 1996 Plans. The following table summarizes information concerning outstanding and exercisable options at December 31, 1999:

   Range of Exercise Prices                             $7 - 14       $15 - 27
   ------------------------                             -------       --------

   Options outstanding:
      Weighted-Average Remaining Contractual Life....  7.3 years     8.0 years
      Weighted-Average Exercise Price................    $8.96         $24.25
      Number.........................................  1,766,650      726,510

   Options exercisable:
      Weighted-Average Exercise Price................    $9.10         $16.26
      Number.........................................   936,954       140,600


9.   Earnings per Share

          The following table sets forth the computation of basic and diluted earnings per share:


                                                           1997          1998          1999
                                                       -----------   -----------   -----------
   Numerator:
      Net income.....................................  $ 1,572,000   $40,081,000   $47,342,000
   Denominator:
      Denominator for basic earnings per share -
        weighted average shares......................   11,577,727    11,739,106    12,269,474
      Effect of dilutive securities:
        Employee stock options.......................       64,725     1,327,116     1,200,063
        Restricted shares............................       30,878            --            --
                                                       -----------   -----------   -----------
      Dilutive potential common shares...............       95,603     1,327,116     1,200,063
                                                       -----------   -----------   -----------
      Denominator for diluted earnings per share
        - adjusted weighted average shares...........   11,673,330    13,066,222    13,469,537
                                                       ===========   ===========   ===========
      Basic earnings per share.......................  $      0.14   $      3.41   $      3.86
                                                       ===========   ===========   ===========
      Diluted earnings per share.....................  $      0.13   $      3.07   $      3.51
                                                       ===========   ===========   ===========


10.  Commitments and Contingencies

          In November 1994, the Company signed a purchase agreement for six new Boeing 757-200s, which, as subsequently amended, now provides for the delivery of 13 total aircraft.

     The amended agreement provides for deliveries of aircraft between 1995 and 2000. As of December 31, 1999, the Company had taken delivery of nine Boeing 757-200s under this purchase agreement and financed those aircraft using leases accounted for as operating leases. Two deliveries under this agreement are scheduled for June 2000, and two deliveries are scheduled for November 2000. The remaining aircraft have an aggregate purchase price of approximately $50.0 million per aircraft, subject to escalation. Advanced payments totaling approximately $27.2 million ($6.8 million per aircraft) are required to be made for the remaining undelivered aircraft, with the balance of the purchase price due upon delivery. As of December 31, 1999 and 1998, the Company had made $20.4 million and $13.0 million in advanced payments, respectively, pertaining to future aircraft deliveries.

          The Company has signed a purchase agreement to acquire six of the Boeing 727-200 ADV aircraft that are currently leased. These aircraft will be purchased in 2000.

          Various claims, contractual disputes and lawsuits against the Company arise periodically involving complaints which are normal and reasonably foreseeable in light of the nature of the Company's business. The majority of these suits are covered by insurance. In the opinion of management, the resolution of these claims will not have a material adverse effect on the business, operating results or financial condition of the Company.

11.  Change in Accounting Estimate

          In July 1998, the Company committed to the purchase of five Lockheed L-1011 series 500 aircraft for delivery between August 1998 and November 1999. The Company already operates 14 Lockheed L-1011 series 50 and series 100 aircraft, 13 of which are owned and one of which is leased. The purchase agreement has expanded the size of the Lockheed L-1011 fleet from 14 to 19 aircraft.

          As a result of this fleet expansion, the Company expects to operate its existing fleet of Lockheed L-1011 series 50 and series 100 aircraft through December 2004, as opposed to previous retirement dates which had ranged from 2000 to 2002. The Company implemented this change in accounting estimate effective July 1, 1998, which, in addition to extending the estimated useful lives of the 13 owned aircraft and related engines, overhauls and spare parts, also reduced the estimated salvage value for these aircraft as of the common retirement date of December 2004.

          This change in accounting estimate resulted in a reduction of $4.1 million and $2.1 million, respectively, in depreciation and amortization expense for the years ended December 31, 1999 and 1998, and resulted in an increase in net income of $2.5 and $1.2 million in the same periods. Basic and diluted earnings per share for the year ended December 31, 1999, were increased by $0.20 and $0.19, respectively, while basic and diluted earnings per share for the year ended December 31, 1998, were increased by $0.10 and $0.09, respectively.

          In the first quarter of 1999, the Company purchased eight Boeing 727-200 aircraft which had previously been financed through leases accounted for as operating leases. As of the first quarter of 1999, the Company had also completed the renegotiation of certain contract terms on its remaining 15 leased Boeing 727-200 aircraft which generally provided for the purchase of these aircraft at the end of their initial lease terms, extending from 1999 to 2003. The Company complied with federal Stage 3 noise regulations by installing hushkits on its entire fleet of 24 Boeing 727-200 aircraft, which permits the Company to operate these aircraft after that date.

          In the first quarter of 1999, the Company implemented a change in accounting estimate to extend the estimated useful lives of capitalized Boeing 727-200 airframes, engines, leasehold improvements and rotable parts from the end of the initial lease terms of the related aircraft to approximately 2008. This change in accounting estimate resulted in a reduction of depreciation expense of $4.6 million for the year ended December 31, 1999, which resulted in an increase in net income of $2.8 million in 1999. Basic and diluted earnings per share for the year ended December 31, 1999 were increased by $0.23 and $0.21, respectively.

12.  Acquisition of Businesses

          On January 26, 1999, the Company acquired all of the issued and outstanding stock of T. G. Shown Associates, Inc., which owns 50% of the Amber Air Freight partnership. The other 50% of the partnership was already owned by the Company.

          On January 31, 1999, the Company purchased the membership interests of Travel Charter International, LLC ("TCI"), a Detroit-based independent tour operator. ATA has been providing passenger airline services to TCI for over 14 years. TCI's results of operations, beginning February 1999, were consolidated into the Company.

          On April 30, 1999, the Company acquired all of the issued and outstanding stock of Agency Access Training Center, Inc. ("AATC") and Key Tours Las Vegas, Inc. ("KTLV"), and additionally purchased the majority of the current assets and current liabilities of Keytours, Inc. ("KTI"), a Canadian corporation. All three companies (AATC, KTLV and KTI) were previously under common control and jointly operated an independent tour business in the Detroit metropolitan area, using the brand name of Key Tours. ATA has been providing passenger airline services to Key Tours for over 15 years. The results of operations, beginning May 1999, of Key Tours brand were consolidated into the Company.

          On April 30, 1999, the Company acquired all of the issued and outstanding stock of Chicago Express Airlines, Inc. ("Chicago Express"). The Company had a code-share agreement with Chicago Express since April 1997. Chicago Express' results of operations, beginning May 1999, were consolidated into the Company.

          The Company paid approximately $16.1 million in cash and issued $1.3 million in stock for the purchase of all acquisitions discussed above which were accounted for using the purchase method of accounting. The Company evaluated the effect of the acquisitions on the financial statements as if the acquisitions were effective January 1998, noting the results of operations would not be materially different than reported.

13.  Segment Disclosures

          During 1999, the Company acquired several independent tour operator businesses and combined their operations with the Company's existing vacation package brand, ATA Vacations. (See Note 12). These companies comprise the newly formed ATA Leisure Corp. ("ATALC").

          The Company identifies its segments on the basis of similar products and services. The airline segment derives its revenues primarily from the sale of scheduled service or charter air transportation. ATALC derives its revenues from the sale of vacation packages, which, in addition to air transportation, includes hotels and other ground arrangements. ATALC purchases air transportation for its vacation packages from ATA and other airlines.

          The Company's revenues are derived principally from customers domiciled in the United States.

          The most significant component of the Company's property and equipment is aircraft and related improvements and parts. All aircraft are registered in the United States. The Company therefore considers all property and equipment to be domestic.

          The United States government is the Company's only external customer that accounted for more than 10.0% of consolidated revenues. U.S. government revenues accounted for 11.2%, 13.3% and 16.8% of consolidated revenues for 1999, 1998 and 1997, respectively.

          Segment financial data as of and for the years ended December 31, 1999, 1998 and 1997 follows:


                                          For the Year Ended December 31, 1999
                                        ------------------------------------------------
                                                               Other/
                                         Airline   ATALC    Eliminations    Consolidated
                                        ---------  -----    ------------    ------------
                                                          (In thousands)
     Operating revenue from
     external customers..............   $ 972,081  $ 94,840   $ 55,445      $1,122,366
     Inter-segment revenue...........      42,970     4,985      2,455          50,410
     Operating expenses..............     918,725    70,404     43,210       1,032,339
     Operating income (loss).........      88,173    (2,616)     4,470          90,027
     Segment assets (at year-end)....     821,373    69,800    (75,892)        815,281

                                          For the Year Ended December 31, 1999
                                          ------------------------------------
                                                               Other/
                                         Airline   ATALC    Eliminations  Consolidated
                                        ---------  -----    ------------  ------------
                                                          (In thousands)
     Operating revenue from  external
     customers.......................   $ 858,702  $ 21,485   $ 39,182     $  919,369
     Inter-segment revenue...........      24,620         0      2,152         26,772
     Operating expenses..............     806,411    13,019     24,566        843,996
     Operating income (loss).........      68,894       (43)     6,522         75,373
     Segment assets (at year-end)....     637,101       274    (42,826)       594,549

                                          For the Year Ended December 31, 1999
                                          ------------------------------------
                                                               Other/
                                         Airline   ATALC    Eliminations  Consolidated
                                        ---------  -----    ------------  ------------
                                                          (In thousands)
     Operating revenue from external
     customer.......................   $ 726,708   $ 24,222   $ 32,263     $  783,193
     Inter-segment revenue..........      25,953        367      2,028         28,348
     Operating expenses.............     735,169     14,217     20,323        769,709
     Operating income...............       6,657        760      6,067         13,484
     Segment assets (at year-end)...     517,264      4,651    (71,058)       450,857

14.  Subsequent Events

          In January 2000, Chicago Express entered into an agreement to purchase nine SAAB 340B aircraft, engines and spare parts for approximately $30.0 million. These aircraft are nine years old. The SAAB 340B aircraft will be placed into service throughout 2000 in conjunction with the return of the current fleet of Jetstream J31s to the lessor. The Company intends to finance these aircraft through sale/leaseback transactions.

          The Company completed a $238.6 million Enhanced Equipment Trust Certificate ("EETC") financing in February 2000. These funds will be used as leveraged lease financing for seven of the Company's Boeing 757-200 aircraft, three of which had been financed with interim leveraged leases in the third and fourth quarters of 1999. The remaining EETC financing is expected to be applied to four 757-200 deliveries from the manufacturer, two in June 2000 and two in November 2000. The Company expects its EETC leveraged leases to be accounted for as operating leases.


                                    Financial Statements and Supplementary Data
                                           Amtran, Inc. and Subsidiaries
                                         1999 Quarterly Financial Summary
                                                   (Unaudited)
     ------------------------------------------------------------------------------------
     (In thousands, except per share data) March 31   June 30   September 30  December 31
     ------------------------------------- --------  ---------  ------------  -----------

     Operating revenues................... $277,909  $284,714     $302,921      $256,822
     Operating expenses...................  248,950   254,284      275,851       253,254
     Operating income.....................   28,959    30,430       27,070         3,568
     Other expenses.......................   (1,516)   (3,603)      (3,886)       (3,225)
     Income before income taxes...........   27,443    26,827       23,184           343
     Income taxes (credits)...............   10,903    10,122        9,484           (54)
     Net income........................... $ 16,540  $ 16,705     $ 13,700      $    397
     Net income per share - basic.........    $1.36     $1.37        $1.10         $0.03
     Net income per share - diluted.......    $1.22     $1.24        $1.01         $0.03

                                           Amtran, Inc. and Subsidiaries
                                         1998 Quarterly Financial Summary
                                                   (Unaudited)
     ------------------------------------------------------------------------------------
     (In thousands, except per share data) March 31   June 30   September 30  December 31
     ------------------------------------- --------  ---------  ------------  -----------

     Operating revenues................    $229,305  $238,464     $242,414      $209,186
     Operating expenses................     205,896   213,820      219,517       204,763
     Operating income..................      23,409    24,644       22,897         4,423
     Other expenses....................      (2,138)   (1,995)      (2,049)       (1,981)
     Income before income taxes........      21,271    22,649       20,848         2,442
     Income taxes......................       8,872     8,854        8,415           988
     Net income........................    $ 12,399  $ 13,795     $ 12,433      $  1,454
     Net income per share - basic......       $1.07     $1.19        $1.06         $0.12
     Net income per share - diluted....       $1.02     $1.05        $0.92         $0.11


                         AMTRAN, INC. AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS
                            (Dollars in thousands)

                                                      December 31,  March 31,
                                                         1999         2000
                                                      ------------ ----------
               ASSETS                                             (Unaudited)
Current assets:
     Cash and cash equivalents ....................   $ 120,164    $ 125,205
     Receivables, net of allowance for doubtful
     accounts (2000 - $1,401; 1999 - $1,511) ......      52,099       49,891
     Inventories,  net ............................      36,686       36,805
     Prepaid expenses and other current assets ....      22,945       26,799
                                                      ---------    ---------
Total current assets ..............................     231,894      238,700

Property and equipment:
     Flight equipment .............................     781,171      810,389
     Facilities and ground equipment ..............      92,060       95,744
                                                      ---------    ---------
                                                        873,231      906,133
     Accumulated depreciation .....................    (361,399)    (381,231)
                                                      ---------    ---------
                                                        511,832      524,902

Goodwill ..........................................      23,453       22,678
Deposits and other assets .........................      48,102       55,695
                                                      ---------    ---------
Total assets ......................................   $ 815,281    $ 841,975
                                                      =========    =========
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
     Current maturities of long-term debt .........   $   2,079    $   3,791
     Accounts payable .............................      20,234       22,045
     Air traffic liabilities ......................      93,507      110,340
     Accrued expenses .............................     126,180      127,997
                                                      ---------    ---------
Total current liabilities .........................     242,000      264,173

Long-term debt, less current maturities ...........     345,792      355,163
Deferred income taxes .............................      58,493       58,235
Other deferred items ..............................      17,620       18,523

Commitments and contingencies

Shareholders' equity:
     Preferred stock; authorized 10,000,000 shares;
      none issued .................................        --           --
     Common stock, without par value;
     authorized 30,000,000 shares;
     issued 12,924,140 - 2000;
     12,884,306 - 1999 ...........................       55,826       56,464
     Additional paid-in-capital ...................      12,910       12,614
     Deferred compensation - ESOP .................        (533)        (533)
     Treasury stock; 834,552 shares - 2000;
     612,052 shares - 1999 ........................     (10,500)     (14,383)
     Retained earnings ............................      93,673       91,719
                                                      ---------    ---------
                                                        151,376      145,881
                                                      ---------    ---------
Total liabilities and shareholders' equity ........   $ 815,281    $ 841,975
                                                      =========    =========

See accompanying notes.

                         AMTRAN, INC. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                 (Dollars in thousands, except per share data)

                                                    Three Months Ended March 31,
                                                       1999            2000
                                                    -----------     -----------
                                                    (Unaudited)     (Unaudited)

Operating revenues:
     Scheduled service .........................    $   144,269     $   168,486
     Charter ...................................        107,340         119,620
     Ground package ............................         15,558          22,086
     Other .....................................         10,742          11,174
                                                    -----------     -----------
Total operating revenues .......................        277,909         321,366
                                                    ===========     ===========
Operating expenses:
     Salaries, wages and benefits ..............         60,799          68,702
     Fuel and oil ..............................         35,578          63,436
     Depreciation and amortization .............         21,658          31,572
     Handling, landing and navigation fees .....         22,399          25,385
     Aircraft maintenance, materials and repairs         13,741          19,679
     Ground package cost .......................         13,222          18,895
     Aircraft rentals ..........................         15,244          16,086
     Crew and other employee travel ............         12,131          15,091
     Passenger service .........................          9,572          11,170
     Commissions ...............................          9,670          11,155
     Other selling expenses ....................          6,195           8,290
     Advertising ...............................          5,607           6,565
     Facilities and other rentals ..............          3,155           3,699
     Other .....................................         19,979          19,077
                                                    -----------     -----------
Total operating expenses .......................        248,950         318,802
                                                    -----------     -----------
Operating income ...............................         28,959           2,564

Other income (expense):
Interest income ................................          1,763           1,913
Interest expense ...............................         (5,074)         (7,660)
Other ..........................................          1,795             112
                                                    -----------     -----------
Other expense ..................................         (1,516)         (5,635)
                                                    ===========     ===========

Income (loss) before income taxes ..............         27,443          (3,071)
Income tax expense (credit) ....................         10,903          (1,117)
                                                    -----------     -----------
Net income (loss) ..............................    $    16,540     $    (1,954)
                                                    ===========     ===========

Basic earnings per common share:

Average shares outstanding .....................     12,183,785      12,089,652
Net income (loss) per share ....................    $      1.36     $     (0.16)
                                                    ===========     ===========

Diluted earnings per common share:

Average shares outstanding .....................     13,554,858      12,089,652
Net income (loss) per share ....................    $      1.22     $     (0.16)
                                                    ============    ============

See accompanying notes.

                         AMTRAN, INC. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                            (Dollars in thousands)

                                                          Three Months Ended
                                                               March 31,
                                                           1999         2000
                                                        ----------    ---------
                                                       (Unaudited)  (Unaudited)

Operating activities:

Net income (loss) ....................................  $  16,540     $ (1,954)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:

   Depreciation and amortization ......................     21,658       31,572
   Deferred income taxes ..............................      5,919         (258)
   Other non-cash items ...............................       (222)      (1,458)
   Changes in operating assets and liabilities:
   Receivables ........................................     (5,816)       2,208
   Inventories ........................................     (4,740)      (1,279)
   Prepaid expenses ...................................     (7,614)      (3,854)
   Accounts payable ...................................      4,932        1,811
   Air traffic liabilities ............................     27,538       16,833
   Accrued expenses ...................................     10,275        4,142
                                                         ---------     --------
      Net cash provided by operating activities .......     68,470       47,763
                                                         ---------     --------
Investing activities:

Proceeds from sales of property and equipment .........         51           25
Capital expenditures ..................................   (100,564)     (41,924)
Acquisition of businesses .............................    (10,472)          --
Additions to other assets .............................     (5,959)      (8,342)
                                                         ---------     --------
   Net cash used in investing activities ..............   (116,944)     (50,241)
                                                         ---------     --------
Financing activities:

Proceeds from long-term debt ..........................       --         11,500
Payments on long-term debt ............................       (144)        (442)
Proceeds from exercise of stock options ...............        456          344
                                                         ---------     --------
Purchase of treasury stock ............................        (15)      (3,883)
                                                         ---------     --------
   Net cash provided by financing activities ..........        297        7,519
                                                         ---------     --------

Increase (decrease) in cash and cash equivalents ......    (48,177)       5,041
Cash and cash equivalents, beginning of period ........    172,936      120,164
                                                         ---------     --------

Cash and cash equivalents, end of period ..............  $ 124,759     $125,205
                                                         =========     ========
Supplemental disclosures:

Cash payments for:
   Interest ...........................................  $   5,610     $  7,167
   Income taxes (refunds) .............................     (2,310)         118


See accompanying notes.

                         AMTRAN, INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.   Basis of Presentation

     The accompanying consolidated financial statements of Amtran, Inc. and subsidiaries (the "Company") have been prepared in accordance with instructions for reporting interim financial information on Form 10-Q and, therefore, do not include all information and footnotes necessary for a fair presentation of financial position, results of operations and cash flows in conformity with generally accepted accounting principles.

     The consolidated financial statements for the quarters ended March 31, 2000 and 1999 reflect, in the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations and cash flows for such periods. Results for the three months ended March 31, 2000, are not necessarily indicative of results to be expected for the full fiscal year ending December 31, 2000. For further information, refer to the consolidated financial statements and footnotes thereto included in the Company's Annual Report on Form 10-K for the year ended December 31, 1999.

2.   Earnings per Share

     The following table sets forth the computation of basic and diluted earnings per share:

                                                        Three Months Ended
                                                              March 31,

                                                       1999             2000
                                                      ------           ------

Numerator:
  Net income (loss)                                $16,540,000     $(1,954,000)
Denominator:
  Denominator for basic earnings per share-
   weighted average shares                          12,183,785      12,089,652
  Effect of dilutive securities:
    Employee stock options                           1,371,073               -
                                                   -----------     -----------
  Denominator for diluted earnings per share -
    adjusted weighted average shares                13,554,858      12,089,652
                                                   -----------     -----------

Basic earnings per share                           $      1.36     $     (0.16)
                                                   ===========     ===========
Diluted earnings per share                         $      1.22     $     (0.16)
                                                   ===========     ===========

In accordance with Financial Accounting Standards Board Statement No. 128, "Earnings per Share," the impact of potentially dilutive securities has been excluded from first quarter 2000 diluted earnings per share, because the effect is antidilutive.

3.   Acquisition of Businesses

     On January 26, 1999, the Company acquired all of the issued and outstanding stock of T. G. Shown Associates, Inc., which owned 50% of the partnership, Amber Air Freight. The Company had already owned the other 50% of this air cargo operation.

     On January 31, 1999, the Company purchased the membership interests of Travel Charter International, LLC ("TCI"), a Detroit-based independent tour operator. ATA has been providing passenger airline services to TCI for over 14 years. TCI's results of operations, beginning February 1999, were consolidated into the Company.

     On April 30, 1999, the Company acquired all of the issued and outstanding stock of Agency Access Training Center, Inc. ("AATC") and Key Tours Las Vegas, Inc. ("KTLV"), and additionally purchased the majority of the current assets and current liabilities of Keytours, Inc. ("KTI"), a Canadian corporation. All three companies (AATC, KTLV and KTI) were previously under common control and jointly operated an independent tour business in the Detroit metropolitan area, using the brand name of Key Tours. ATA has been providing passenger airline services to Key Tours for over 15 years. The results of operations, beginning May 1999, of Key Tours were consolidated into the Company. The Company combined the operations of TCI, AATC, KTLV and KTI with its existing vacation package brand, ATA Vacations, to form the ATA Leisure Corp. ("ATALC").

     On April 30, 1999, the Company acquired all of the issued and outstanding stock of Chicago Express Airlines, Inc. ("Chicago Express"). The Company had a code-share agreement with Chicago Express since April 1997. Chicago Express results of operations, beginning May 1999, were consolidated into the Company.

4.   Segment Disclosures

     The Company identifies its segments on the basis of similar products and services. The airline segment derives its revenues primarily from the sale of scheduled service or charter air transportation. ATALC derives its revenues from the sale of vacation packages, which, in addition to air transportation, includes hotels and other ground arrangements. ATALC purchases air transportation for its vacation packages from ATA and other airlines.

     Segment financial data as of and for the quarters ended March 31, 2000 and 1999 follows:

                                   For the Three Months Ended March 31, 2000
                                   ------------------------------------------
                                                       Other/
                                   Airline   ATALC   Eliminations Consolidated
                                   -------  -------- ------------ ------------
                                                     (In thousands)
Operating revenue (external)       $267,426 $ 38,536   $  15,404    $321,366
Inter-segment revenue                22,767      727     (23,494)          -
Operating expenses (external)       280,406   23,900      14,496     318,802
Inter-segment expenses                3,729   17,161     (20,890)          -
Operating income (loss)               6,058   (1,798)     (1,696)      2,564
Segment assets (at quarter-end)     880,926  106,305    (145,256)    841,975


                                   For the Three Months Ended March 31, 1999
                                   ------------------------------------------
                                                       Other/
                                   Airline   ATALC   Eliminations Consolidated
                                   -------  -------- ------------ ------------
                                                     (In thousands)
Operating revenue (external)       $241,075 $  23,617  $  13,217      $277,909
Inter-segment revenue                 9,109         -     (9,109)            -
Operating expenses (external)       223,119    17,423      8,408       248,950
Inter-segment expenses                1,770     4,869     (6,639)            -
Operating income                     25,295     1,325      2,339        28,959
Segment assets (at quarter-end)     630,995    24,516      2,677       658,188


5.   Subsequent Events

     On May 4, 2000, the Company entered into a preliminary agreement to purchase 37 Boeing 737-800 aircraft and 10 Boeing 757-300 aircraft, also receiving purchase rights for an additional 50 aircraft. As part of this agreement, the Company has obtained financing commitments for all of the aircraft. The financing commitments are comprised of various operating leases, leveraged leases, single investor leases, and certain preferred stock purchase commitments. Closing of this transaction is subject to the completion of definitive documentation and customary closing conditions. The Company plans to accept delivery of the new aircraft from 2001 through early 2003.

                                                                   APPENDIX AI

                                   GLOSSARY

     "Adjusted Expected Distributions" means, with respect to the certificates of any pass through trust on any Distribution Date (for purposes of this definition, the "Current Distribution Date"), the sum of (1) accrued and unpaid interest on such certificates (excluding interest, if any, payable with respect to the Deposits relating to such pass through trust) and (2) the greater of:

          (A) the difference between (x) the Pool Balance of such certificates as of the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, the original aggregate face amount of the certificates of such pass through trust less the amount of the deposits for such class of certificates as of such preceding Distribution Date for, if the Current Distribution Date is the first Distribution Date, the original aggregate amount of the Deposits of such class of certificates), other than any portion of such Deposits thereafter used to acquire secured promissory notes pursuant to the Note Purchase Agreement and (y) the Pool Balance of such certificates as of the Current Distribution Date calculated on the basis that (i) the principal of the Non-Performing Secured Promissory Notes held in such pass through trust has been paid in full and such payments have been distributed to the holders of such certificates and (ii) the principal of the Performing Secured Promissory Notes held in such pass through trust has been paid when due (but without giving effect to any acceleration of Performing Secured Promissory Notes) and such payments have been distributed to the holders of such certificates, but without giving effect to any reduction in the Pool Balance as a result of any distribution attributable to Deposits occurring after the immediately preceding Distribution Date; or

          (B) the amount of the excess, if any, of (i) the Pool Balance of such class of certificates as of the immediately preceding Distribution Date, less the amount of the Deposits for such class of certificates as of such preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, the original aggregate amount of the Deposits for such class of certificates) other than any portion of such Deposits thereafter used to acquire secured promissory notes pursuant to the Note Purchase Agreement (the amount described in this clause (i), the "Current Pool Balance"), over (ii) the Aggregate LTV Collateral Amount for such class of certificates for the Current Distribution Date;

provided that, until the date of the initial LTV Appraisals, clause (B) will not apply.

     For purposes of calculating Adjusted Expected Distributions with respect to the certificates of any pass through trust, any premium paid on the secured promissory notes held in such pass through trust that has not been distributed to the certificateholders of such pass through trust (other than such premium or a portion thereof applied to the payment of interest on the certificates of such pass through trust or the reduction of the Pool Balance of such pass through trust) will be added to the amount of Adjusted Expected Distributions. (Intercreditor Agreement, Section 1.1)

     "Aggregate LTV Collateral Amount" for any class of certificates for any Distribution Date means the sum of the applicable LTV Collateral Amounts for each aircraft, minus the Pool Balance for each class of certificates, if any, senior to such class, after giving effect to any distribution of principal on such Distribution Date with respect to such senior class or classes. (Intercreditor Agreement Section 1.1)

     "Aircraft Operative Agreements" means, collectively, the Participation Agreements, leases and Indentures.

     "Appraised Current Market Value" means, for any aircraft, the lower of the average and the median of the three most recent LTV Appraisals of such aircraft.

     "Appraisers" means the independent aircraft appraisal and consulting firms of Aircraft Information Services, Inc. ("AISI"), Morten Beyer and Agnew, Inc. ("MBA") and Simat, Helliesen & Eichner, Inc. ("SH&E"). (Intercreditor Agreement, Section 1.1)

     "Assumed Amortization Schedule" means the assumed amortization schedule for the secured promissory notes set forth in the table on page 99 of the prospectus.

     "Assumed Appraised Value" means, with respect to any aircraft, the value for such aircraft set forth in the "Prospectus Summary--Secured Promissory Notes and the Aircraft" under the column "Appraised Value."

     "Average Life Date" for any secured promissory note means the date which follows the redemption date by a period equal to the then Remaining Weighted Average Life at the redemption date of such secured promissory note.

     "Bankruptcy Code" means Title 11 of the United States Code.

     "Base Rate" when used with respect to a Liquidity Facility, means a fluctuating interest rate per annum in effect from time to time, which rate per annum is at all times to be equal to (a) the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a business day, for the next preceding business day) by the Federal Reserve Bank of New York, or if such rate is not so published for any day that is a business day, the average of the quotations for such day for such transactions received by the applicable Liquidity Provider from three federal funds brokers of recognized standing selected by it, plus (b) one quarter of one percent (1/4 of 1%) per annum. (Liquidity Facility, Section 1.01)

     "Basic Rent," with respect to each lease, means, for any aircraft, the scheduled rent payable quarterly for the term for such aircraft pursuant to the related lease.

     "Boeing" means The Boeing Company.

     "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks are authorized or required to close in Indianapolis, Indiana, New York, New York, Wilmington, Delaware or Salt Lake City, Utah.

     "Cash Collateral Account" means, for each class of certificates, the account in the name of the Subordination Agent into which the proceeds of any Downgrade Drawing, Non-Extension Drawing and Final Drawing will be deposited. (Intercreditor Agreement, Section 1.1)

     "Certificate Account" means one or more non-interest bearing accounts established and maintained by the pass through trustee, for the deposit of payments representing Scheduled Payments received by such pass through trustee.

     "Civil Reserve Air Fleet Program," with respect to each lease, means the Civil Reserve Air Fleet Program currently administered by the United States Air Force Air Mobility Command pursuant to Chapter 931, Section 9511, et seq. of Title 10 of the United States Code, as amended, or any substantially similar program of the United States government.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Collateral" means all of the Loan Trustee's right, title and interest in the property described in the granting clause of an Owned Aircraft Indenture.

     "Controlling Party" means:

     o the policy provider, until final distributions of the aggregate outstanding balance of the class G certificates, together with accrued and unpaid interest, are made to the holders of the class G certificates and thereafter, if, and while, no obligations owing to the policy provider remain outstanding or, if a policy provider default has occurred and is continuing, the class G pass through trustee, until payment of final distributions together with accrued interest to the holders of the class G certificates, then;

     o    the class C pass through trustee;

     o upon payment of Final Distributions to holders of class C certificates, the class D pass through trustee, if class D certificates have been issued.

     Under certain circumstances, the Liquidity Provider may elect to act as the Controlling Party. (Intercreditor Agreement, Section 2.6)

     "Delivery Period" means the period commencing on the Issuance Date and ending on the Delivery Period Termination Date.

     "Delivery Period Termination Date" means the earlier of (a) December 31, 2000, or, if the secured promissory notes relating to all of the aircraft (or substitute aircraft in lieu thereof) have not been purchased by the pass through trustees on or prior to such date due to any reason beyond the control of ATA and not occasioned by ATA's fault or negligence, May 31, 2001, and (b) the date on which all secured promissory notes issued with respect to all of the aircraft (or substitute aircraft in lieu thereof) have been purchased by the pass through trustees in accordance with the Note Purchase Agreement.

     "Deposit" means the proceeds of this offering that are deposited with the Depositary and under the applicable Deposit Agreement.

     "Deposit Account" means the accounts established in the name of the Escrow Agent with respect to each pass through trust under the applicable Deposit Agreement.

     "Deposit Agreements" means all of the deposit agreements with respect to all classes of certificates to be dated as of the Issuance Date between the Escrow Agent and the Depositary.

     "Deposit Make-Whole Premium" means, with respect to the distribution of unused Deposits to holders of any class of certificates, as of any date of determination, an amount equal to the excess, if any, of (a) the present value of the excess of (i) the scheduled payment of principal and interest to maturity of the related series of secured promissory notes, assuming the maximum principal amount thereof (the "Maximum Amount") minus the Non-Premium Amount attributable to such class of certificates and such class of certificates' proportionate share (in the same proportion that the amount of unused Deposits with respect to such class of certificates bears to the unused Deposits with respect to all classes of certificates) of the Par Redemption Amount were issued, on each remaining Regular Distribution Date for such class under the Assumed Amortization Schedule over (ii) the scheduled payment of principal and interest to maturity of the secured promissory notes actually acquired by the pass through trustee for such class on each such Regular Distribution Date, such present value computed by discounting such excess on a quarterly basis on each Regular Distribution Date (assuming a 360-day year of twelve 30-day months) using a discount rate equal to the Treasury Yield over
(b) the amount of such unused Deposits to be distributed to the holders of such certificates, minus the Non-Premium Amount attributable to such class of certificates and such class of certificates' proportionate share of the Par Redemption Amount, plus accrued and unpaid interest on such net amount to but excluding the date of determination from and including the preceding Regular Distribution Date (or if such date of determination precedes the first Regular Distribution Date, the date of issuance of the certificates). (Note Purchase Agreement, Annex A)

     "Depositary" means Citibank, N.A., for all classes of certificates.

     "Depreciation Assumption" means the assumption that the initial appraised value of each aircraft declines by approximately 3% per year for the first 15 years after the delivery of that aircraft to ATA from the manufacturer and by approximately 4% per year after the first 15 years.

     "Disposition" means the disposition of any series G secured promissory note (or any underlying collateral).

     "Distribution Date" means each Special Distribution Date and Regular Distribution Date.

     "Downgrade Drawing" means a drawing by the Subordination Agent of the Maximum Available Commitment under a Liquidity Facility at the time of such drawing as a result of the downgrading of the unsecured debt rating of the Liquidity Provider below the applicable Threshold Rating. (Liquidity Facility,
Section 2.2; Intercreditor Agreement, Section 3.6(c))

     "Drawing" means any Interest Drawing, Downgrade Drawing, Non-Extension Drawing or Final Drawing.

     "DTC" means The Depository Trust Company.

     "DTC Participants" means those securities brokers and dealers, banks, trust companies and clearing corporations for whom DTC effects, directly or indirectly, book-entry transfers and pledges of security deposited with DTC.

     "Election Distribution Date" means (i) any Business Day (which will be a Special Distribution Date) elected by the Policy Provider upon 20 days' notice to request the Subordination Agent, or (ii) following either the occurrence and continuation of a Policy Provider Default or a Disposition of or in respect of any secured promissory note, any Business Day (which will be a Special Distribution Date) specified by the Subordination Agent upon 20 days' notice, selected by the Policy Provider pursuant to a Policy Provider Election.

     "Escrow Agent" means First Security Bank, National Association and any successor appointed pursuant to the terms of an Escrow Agreement.

     "Escrow Agreements" means all of the escrow and paying agent agreements with respect to all classes of certificates to be dated as of the Issuance Date, among the Escrow Agent, the Paying Agent, a pass through trustee and the Initial Purchasers.

     "Escrow Receipt" means one or more receipts issued by the Escrow Agent under the applicable Escrow Agreement that will be affixed by the relevant pass through trustee to each certificate and will evidence a fractional undivided interest in amounts deposited in the applicable Paying Agent Account.

     "Event of Loss" with respect to an aircraft, airframe or any engine means any of the following events with respect to such property:

     o Loss of such property or its use due to destruction or damage rendering repair uneconomic or such property permanently unfit for normal use by ATA.

     o Any damage to such property which results in an insurance settlement with respect to such property on the basis of a total loss or constructive or compromised total loss.

     o The theft, disappearance, confiscation, condemnation, seizure, or requisition (including loss of title) of such property (other than a requisition for use by the United States government or any agency or instrumentality thereof), involving, in the case of any event referred to in this clause, loss of possession of such property for a period of more than 180 consecutive days (or, if earlier, 30 days after the end of the term of the Lease) or, in the case of a requisition of title, such requisition has not been reversed within 90 days (or, if earlier, 30 days after the end of the term of the Lease).

     o Except as otherwise provided in each lease, as a result of any law, rule, regulation, order or other action by the FAA, or any other governmental authority of the country of registry of such property, the use of such property in the normal course of business of air transportation shall have been prohibited for six consecutive months, unless ATA, prior to the expiration of such six-month period, has undertaken and is diligently carrying forward all steps necessary or desirable to permit normal use of such property until the date normal use of the Aircraft is resumed, or the expiration of the term of the leases.

     o The requisition for use of the aircraft by the United States government or any instrumentality or agency thereof that continues for 30 days beyond the end of the term of the lease.

     o With respect to any engine, any divestiture of title to an engine treated as an Event of Loss pursuant to the lease.

     An Event of Loss with respect to an aircraft is deemed to have occurred if an Event of Loss occurs with respect to the airframe which is a part of such aircraft. (Leases, Section 10; Owned Aircraft Indentures, Section 4.05)

     "Excess Reimbursement Obligations" means, (a) in the event of any Policy Provider Election, the portion of the Policy Provider Obligations that represents interest on the series G secured promissory note in respect of which the Policy Provider Election has been made in excess of 24 months of interest at the interest rate applicable to such secured promissory note and
(b) any interest on the Liquidity Obligations in respect of the class G and class C Liquidity Facilities paid by the Policy Provider to the Liquidity Provider from and after the end of the 24-month period referred to under the caption "Description of the Policy and the Policy Provider Agreement--The Policy--No Proceeds Drawing."

     "Exchange Agent" means Wilmington Trust Company.

     "Expected Distributions" means, with respect to the certificates of any pass through trust on any Distribution Date (for purposes of this distribution, the "Current Distribution Date"), the sum of (1) accrued and unpaid interest on such certificates (excluding interest, if any, payable with respect to the Deposits relating to such pass through trust) and (2) the difference between:

          (A) the Pool Balance of such certificates as of the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, the original aggregate face amount of the certificates of such pass through trust); and

          (B) the Pool Balance of such certificates as of the Current Distribution Date calculated on the basis that the principal of the secured promissory notes held in such pass through trust has been paid when due (whether at stated maturity or upon redemption, prepayment, purchase, acceleration or otherwise) and such payments have been distributed to the holders of such certificates, but without giving effect to any reduction in the Pool Balance as a result of any distribution attributable to Deposits occurring after the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, occurring after the initial issuance of the certificates of such pass through trust). In certain circumstances, the Make-Whole Amount will be included as part of Expected Distributions.

     For purposes of calculating Expected Distributions with respect to the certificates of any pass through trust, any premium paid on the secured promissory notes held in such pass through trust that has not been distributed to the certificateholders of such pass through trust (other than such premium or a portion thereof applied to the payment of interest on the certificates of such pass through trust or the reduction of the Pool Balance of such pass through trust) shall be added to the amount of such Expected Distributions. (Intercreditor Agreement, Section 1.1)

     "Final Distributions" means, with respect to the certificates of any pass through trust on any Distribution Date, the sum of (x) the aggregate amount of all accrued and unpaid interest on such certificates (excluding interest payable, if any, on the Deposits relating to such pass through trust) and (y) the Pool Balance of such certificates as of the immediately preceding Distribution Date (less the amount of the Deposits for such class of certificates as of such preceding Distribution Date other than any portion of such Deposits thereafter used to acquire secured promissory notes pursuant to the Note Purchase Agreement). For purposes of calculating Final Distributions with respect to the certificates of any pass through trust, any premium paid on the secured promissory notes held in such pass through trust that has not been distributed to the certificateholders of such pass through trust (other than such premium or a portion thereof applied to the payment of interest on the certificates of such pass through trust or the reduction of the Pool Balance of such pass through trust) will be added to the amount of such Final Distributions. (Intercreditor Agreement, Section 1.1)

     "Final Drawing" means a drawing by the Subordination Agent under a Liquidity Facility in an amount equal to the Maximum Available Commitment under such Liquidity Facility at the time of such drawing as a result of the termination of such Liquidity Facility by the applicable Liquidity Provider. (Intercreditor Agreement 3.6(i))

     "Final Maturity Date" means, for the class G certificates July 15, 2017 and for the class C certificates July 15, 2007.

     "Guarantee" means the guarantee by Amtran of all obligations of ATA as lessee under a lease or as obligor under an Owned Aircraft Indenture.

     "Indenture" means each of the Leased Aircraft Indentures and the Owned Aircraft Indentures.

     "Indenture Default" means an event of default under any Indenture as the term "Event of Default" is defined under that Indenture.

     "Initial Purchasers" means Salomon Smith Barney Inc., Banc One Capital Markets, Inc., Chase Securities Inc. and Morgan Stanley & Co. Incorporated.

     "Intercreditor Agreement" means the intercreditor agreement to be dated as of the Issuance Date among the pass through trustees, the Liquidity Provider, the Policy Provider and the Subordination Agent.

     "Interest Drawing" means a drawing made by the Subordination Agent under the Liquidity Facility on any Distribution Date to pay interest then due and payable on the certificates of the applicable pass through trust at the Stated Interest Rate for such pass through trust. (Liquidity Facility, Section 2.2(a); Intercreditor Agreement, Section 3.6(a))

     "Issuance Date" means the date of the initial issuance of the certificates.

     "Lease Default" means any event that with the giving of notice, or lapse of time, or both would become a Lease Event of Default.

     "Lease Event of Default" means an Event of Default under any lease as the term "Event of Default" is defined under that lease.

     "Lease Payment Default," with respect to each lease, means a default under a lease relating to either payments of rent or involuntary bankruptcy or similar events.

     "Leased Aircraft Indenture" means each trust indenture and security agreement entered into in connection with the financing of an aircraft that we will lease.

     "Leased Aircraft Trust Agreement" means, with respect to each aircraft, the trust agreement between the related Owner Trustee and the related Owner Participant.

     "LIBOR" means, with respect to any interest period (a) the rate per annum appearing on display page 3750 (British Bankers Association--LIBOR) of the Dow Jones Markets Service (or any successor or substitute therefor) at approximately 11:00 a.m. (London time) two business days before the first day of such interest period, as the rate for dollar deposits with a maturity comparable to such interest period, or (b) if the rate calculated pursuant to clause (a) above is not available, the average

(rounded upwards, if necessary, to the next 1/16 of 1%) of the rates per annum at which deposits in dollars are offered for the relevant interest period by three banks of recognized standing selected by the applicable Liquidity Provider in the London interbank market at approximately 11:00 a.m. (London time) two business days before the first day of such interest period in an amount approximately equal to the principal amount of the LIBOR advance to which such interest period is to apply and for a period comparable to such interest period.

     "Liquidity Expenses" means the Liquidity Obligations other than (a) the principal amount of any Drawings under the Liquidity Facility and (b) any interest accrued on any Liquidity Obligations. (Intercreditor Agreement, Section 1.1)

     "Liquidity Facility" means each of the revolving credit agreements dated as of the Issuance Date between the Liquidity Provider and Subordination Agent with respect to each pass through trust entered into by the Liquidity Provider with the Subordination Agent with respect to the certificates of each pass through trust pursuant to which the Liquidity Provider will, if necessary, make one or more advances to the Subordination Agent that will be used solely to pay up to six consecutive quarterly installments of interest on such certificates when due, subject to certain limitations.

     "Liquidity Obligations" means all principal, interest, fees and other amounts owing to the Liquidity Provider under the Liquidity Facilities or certain other agreements. (Intercreditor Agreement, Section 1.1)

     "Liquidity Provider" means Citibank, N.A., and any successor liquidity provider.

     "Loan Trustee" means the indenture trustee under any Indenture.

     "LTV Appraisal" means a current fair market value appraisal (which may be a "desk-top" appraisal) performed by any Appraiser or any other nationally recognized appraiser on the basis of an arm's-length transaction between an informed and willing purchaser under no compulsion to buy and an informed and willing seller under no compulsion to sell and both having knowledge of all relevant facts. (Intercreditor Agreement, Sections 1.1)

     "LTV Collateral Amount" of any aircraft for any class of certificates means, as of any Distribution Date, the lesser of (a) the LTV Ratio for such class of certificates multiplied by the Appraised Current Market Value of such aircraft (or with respect to any such aircraft which has suffered an Event of Loss under and as defined in the relevant lease (in the case of a leased aircraft) or Indenture (in the case of an owned aircraft), the amount of the insurance proceeds paid to the related Loan Trustee in respect of such aircraft to the extent then held by such Loan Trustee (and/or on deposit in the Special Payments Account) or payable to such Loan Trustee in respect of such aircraft) and (b) the outstanding principal amount of the secured promissory notes secured by such aircraft after giving effect to any principal payments of such secured promissory notes on or before such Distribution Date. (Intercreditor Agreement, Section 1.1)

     "LTV Ratio" means for the class G certificates 50.1% and for the class C certificates 60.7%. (Intercreditor Agreement, Section 1.1)

     "Make-Whole Amount" means, with respect to any secured promissory note, the amount (as determined by an independent investment banker of national standing) by which (a) the present value of the remaining scheduled payments of principal and interest to maturity of such secured promissory note, computed by discounting such payments on a semiannual basis from each payment date under the applicable Indenture (assuming a 360-day year of twelve 30-day months) using a discount rate equal to the Treasury Yield exceeds (b) the outstanding principal amount of such secured promissory note plus accrued interest to the date of determination.

     "Mandatory Document Terms" means the Mandatory Document Terms described under "Description of Certificates--Obligation to Purchase Secured Promissory Notes."

     "Mandatory Economic Terms" means the Mandatory Economic Terms described under "Description of Certificates--Obligation to Purchase Secured Promissory Notes."

     "Maximum Available Commitment" means the amount, at the time of determination under each Liquidity Facility, equal to the then Required Amount of such Liquidity Facility less the aggregate amount of each Interest Drawing outstanding under such Liquidity Facility at such time, provided that following a Downgrade Drawing, a Final Drawing or a Non-Extension Drawing under a Liquidity Facility, the Maximum Available Commitment under such Liquidity Facility will be zero.

     "Minimum Sale Price" means, with respect to any aircraft or the secured promissory notes issued in respect of such aircraft, at any time, the lesser of (x) 75% of the Appraised Current Market Value of such aircraft and (y) the aggregate outstanding principal amount of such secured promissory notes, plus accrued and unpaid interest on such secured promissory notes. (Intercreditor Agreement, Section 1.1)

     "Non-Extension Drawing" means a drawing by the Subordination Agent of the Maximum Available Commitment under a Liquidity Facility at the time of such drawing, as a result of such Liquidity Facility not being extended or replaced by the 25th day prior to its then scheduled expiration date. (Liquidity Facility, Section 2.2(b); Intercreditor Agreement, Section 3.6(d))

     "Non-Performing Secured Promissory Note" means a secured promissory note that is not a Performing Secured Promissory Note.

     "Non-Premium Amount" means the amount equal to unused Deposits to be distributed due to the failure of any aircraft to be delivered prior to the Delivery Period Termination Date due to any reason not occasioned by ATA's fault or negligence.

     "Note Holders" means registered holders of the secured promissory notes.

     "Note Purchase Agreement" means the note purchase agreement dated as of the Issuance Date among ATA, the pass through trustees, the Subordination Agent, the Escrow Agent and the Paying Agent.

     "Order" means the order referred to in the definition of the term "Preference Amount."

     "Owned Aircraft Indenture" means each indenture and security agreement entered into in connection with the financing of an aircraft that ATA owns.

     "Owner Participant" means the owner of the beneficial interest of an owner trust in a leveraged lease transaction.

     "Owner Trustee" means the trustee of an owner trust in a leveraged lease transaction.

     "Participation Agreement" means (a) in the case of a leased aircraft, an agreement among ATA, the pass through trustees, the applicable Owner Trustee, the applicable Owner Participant, the Loan Trustee and the Subordination Agent stating the terms and conditions under which the parties will participate in a leveraged lease financing relating to an aircraft and (b) in the case of an owned aircraft, an agreement among ATA, the pass through trustees, the Loan Trustee and the Subordination Agent stating the terms and conditions under which the parties will participate in a mortgage financing relating to an aircraft.

     "Par Redemption Amount" means $5,000,000.

     "Pass Through Trust Agreements" means the two pass through trust agreements between ATA, Amtran and Wilmington Trust Company, as trustee, to be dated as of the Issuance Date.

     "Paying Agent" means Wilmington Trust Company and any successor appointed in accordance with the terms of the Escrow Agreement.

     "Paying Agent Account" means a non-interest bearing deposit account established by the Paying Agent in the name of the Escrow Agent.

     "Performing Secured Promissory Note" means a secured promissory note with respect to which no payment default has occurred and is continuing (without giving effect to any acceleration); provided that if a bankruptcy proceeding is commenced involving ATA under the U.S. Bankruptcy Code, (a) any payment default existing during the 60-day period under Section 1110(a)(1)(A) of the U.S. Bankruptcy Code (or such longer period as may apply under Section 1110(b) of the U.S. Bankruptcy Code) (the "Section 1110 Period") will not be taken into consideration, unless during the Section 1110 Period the trustee in such proceeding or ATA refuses to assume or agree to perform our obligations under the lease related to such secured promissory note (in the case of a leased aircraft) or under the Owned Aircraft Indenture related to such secured promissory note (in the case of an owned aircraft), and (b) any payment default occurring after the date of the order of relief in such proceeding will not be taken into consideration if such payment default is cured under
Section 1110(a)(1)(B) of the U.S. Bankruptcy Code before the later of 30 days after the date of such default or the expiration of the Section 1110 Period. (Intercreditor Agreement, Section 1.1)

     "Permitted Investments" means obligations of the United States of America or agencies or instrumentalities thereof for the payment of which the full faith and credit of the United States of America is pledged, maturing in not more than 60 days or such lesser time as is necessary for payment of any Special Payment on a Special Distribution Date.

     "Policy" means the certificate guaranty insurance policy issued by the Policy Provider in favor of the Subordination Agent for the benefit of the class G pass through trustee and the class G certificateholders.

     "Policy Business Day", for the purposes of the "Description of the Policy and the Policy Provider Agreement," means any day that is not a Saturday, a Sunday or other day on which commercial banking institutions in the cities in which the Corporate Trust Office of the Subordination Agent or the Policy Provider are located are authorized or obligated by law or executive or executive order to close.

     "Policy Drawing" means any payment of a claim under the Policy.

     "Policy Expenses" means all amounts (including amounts in respect of expenses or indemnities) owing to the Policy Provider under the Policy Provider Agreement or certain other agreements other than the amount of any Policy Drawing and any interest accrued thereon, Excess Reimbursement Obligations, reimbursement of and interest on the Liquidity Obligations in respect of the Liquidity Facilities paid by the Policy Provider to the Liquidity Provider, provided that if, at the time of determination, a Policy Provider Default exists, the Policy Expenses shall also not include any indemnity payments owed to the Policy Provider.

     "Policy Provider" means Ambac Assurance Corporation.

     "Policy Provider Agreement" means the insurance and indemnity agreement, to be dated as of the Issuance Date, between ATA, the Subordination Agent and the Policy Provider.

     "Policy Provider Default" will mean the occurrence of any of the following events: (a) the Policy Provider fails to make a payment required under the Policy in accordance with its terms and such failure remains unremedied for 2 business days following the delivery of written notice of such failure to the Policy Provider or (b) the Policy Provider (i) files any petition or commences any case or proceeding under any provisions of any federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization, (ii) makes a general assignment for the benefit of its creditors or (iii) has an order for relief entered against it under any federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization that is final and nonappealable, or (c) a court of competent jurisdiction, the Wisconsin Department of Insurance or another competent regulatory authority enters a final and nonappealable order, judgment or decree (i) appointing a custodian, trustee, agent or receiver for the Policy Provider or for all or any material portion of its property or (ii) authorizing the taking of possession by a custodian, trustee, agent or receiver of the Policy Provider (or taking of possession of all or any material portion of the Policy Provider's property).

     "Policy Provider Election" means the right of the Policy Provider to make the election as described in the second paragraph of "Description of the Policy and The Policy Provider Agreement--The Policy--No Proceeds Drawing."

     "Policy Provider Obligations" means all reimbursement and other amounts, including fees and indemnities, due to the Policy Provider under the Policy Provider Agreement but will not include any interest on Policy Drawings except, if the class G Liquidity Provider has failed to honor its obligation to make any Interest Drawing, interest on the portion of any Policy Drawing made to cover the shortfall attributable to such failure by the class G Liquidity Provider in an amount equal to the amount of interest that would have accrued on such Interest Drawing if such Interest Drawing had been made at the interest rate applicable to such Interest Drawing until such Policy Drawing has been repaid in full, up to a maximum of six such Policy Drawings. For the avoidance of doubt, Policy Provider Obligations include reimbursement of and interest on the Liquidity Obligations in respect of the class G and class C Liquidity Facilities paid by the Policy Provider to the Liquidity Provider.

     "Pool Balance" means for each pass through trust, the original aggregate face amount of the certificates of such pass through trust less the aggregate amount of all payments made in respect of the certificates of such pass through trust or in respect of Deposits relating to such pass through trust other than payments made in respect of interest or premium on the certificates or the Deposits or reimbursement of any costs or expenses incurred in connection with the certificates or the Deposits. The Pool Balance for each pass through trust or for the certificates issued by any pass through trust as of any Distribution Date will be computed after giving effect to any special distribution with respect to unused Deposits, payment of principal of the secured promissory notes or payment with respect to other trust property held in such pass through trust and the distribution to be made on that date.

     "Pool Factor" means as of any Distribution Date the quotient (rounded to the seventh decimal place) computed by dividing (a) the Pool Balance of such pass through trust by (b) the original aggregate face amount of the certificates of such pass through trust. The Pool Factor for each pass through trust or for the certificates issued by any pass through trust as of any Distribution Date will be computed after giving effect to any special distribution with respect to unused Deposits, payment of principal of the secured promissory notes or payments with respect to other trust property held in such pass through trust and the distribution of the trust property to be made on that date. Each pass through trust will have a separate Pool Factor. The Pool Factor for each pass through trust will be 1.0000000 on the Issuance Date of the certificates. After the Issuance Date, the Pool Factor for each pass through trust will decline to reflect reductions in the Pool Balance of such pass through trust. In the event of an early redemption, purchase or default of the secured promissory notes held in a pass through trust, the Pool Factor and the Pool Balance of such pass through trust will be recomputed after giving effect thereto. The amount of a certificateholder's pro rata share of the Pool Balance of a pass through trust can be determined by multiplying the par value of the holder's certificate of such pass through trust by the Pool Factor for such pass through trust as of the applicable Regular distribution Date or Special Distribution Date. Notice of the Pool Factor and the Pool Balance for each pass through trust will be mailed to certificateholders of such pass through trust on each Regular Distribution Date and special Distribution Date.

     "Preference Amount" means any payment of principal or interest at the Stated Interest Rate on the series G secured promissory notes made to the pass through trustee or the Subordination Agent or (without duplication) any payment of the Pool Balance of or interest at the Stated Interest Rate on the class G certificates or any payment of the proceeds of any drawing under the class G Liquidity Facility made to a holder which has become recoverable or been recovered from the pass through trustee, the Subordination Agent or the holders of the class G certificates (as the case may be) as a result of such payment being determined or deemed a preferential transfer pursuant to the United

States Bankruptcy Code or otherwise rescinded or requested to be returned in the accordance with a final, nonappealable order of a court of competent jurisdiction.

     "Prior Funds" means, collectively, any amounts available to the Escrow Agent in the class G Paying Agent Account in respect of accrued interest on the class G Deposits, any drawings under the class G Liquidity Facility in respect of accrued interest on the class G certificates and any withdrawal of funds from the class G Cash Collateral Account in respect of such interest.

     "PTC Event of Default" means, with respect to the pass through trust agreement for each class of certificates, the failure to pay within 10 Business Days of the applicable due date: (a) the outstanding Pool Balance of the applicable class of certificates on the Final Maturity Date for such class of certificates (unless the Subordination Agent has made a drawing under the Policy in an amount sufficient to pay such Pool Balance); or (b) interest due on such class of certificates on any Distribution Date (unless the Subordination Agent has made a drawing under the applicable Liquidity Facility (including under the Cash Collateral Account) or a drawing under the Policy in an amount sufficient to pay such interest and has distributed such amount to the applicable pass through trustee). (Intercreditor Agreement, Section 1.1)

     "Purchase Agreement" means the purchase agreement to be entered into between ATA and the Initial Purchasers relating to the purchase of the certificates.

     "Rating Agency" means collectively at any time, each nationally recognized rating agency that we have requested to rate the certificates and that is then rating the certificates. The initial Rating Agencies will be Moody's Investors Service and Standard & Poor's Ratings Services.

     "Receiptholder" means a holder of an Escrow Receipt.

     "Registration Rights Agreement" means the Exchange and Registration Rights Agreement to be dated as of the Issuance Date among the Initial Purchasers, the pass through trustees and ATA.

     "Regular Distribution Dates" means January 15, April 15, July 15 and October 15 of each year.

     "Remaining Weighted Average Life" on a given date with respect to any secured promissory note means the number of days equal to the quotient obtained by dividing (a) the sum of the products obtained by multiplying (1) the amount of each then remaining scheduled installment of principal of such secured promissory note, including the payment due on the maturity date of such secured promissory note, by (2) the number of days from and including the redemption date to but excluding the scheduled payment date of such principal installment, by (b) the then unpaid principal amount of such secured promissory note.

     "Rent Payment Dates" means, with respect to each lease, January 15, April 15, July 15 and October 15 during the term of such lease.

     A "Replacement Facility" for any pass through trust will mean an irrevocable liquidity facility in substantially the form of the initial Liquidity Facility for such pass through trust, including reinstatement provisions, or, subject to certain conditions, in such other form (which may include a letter of credit) as shall permit the Rating Agencies to confirm in writing their respective ratings then in effect for the certificates (before downgrading of such ratings, if any, as a result of the downgrading of the applicable Liquidity Provider, such ratings as determined without regard to the Policy), and in the case of the class G Liquidity Facility only, to be consented to by the Policy Provider, which consent will not be unreasonably withheld or delayed, in a face amount equal to the Required Amount for such Liquidity Facility and issued by a person having unsecured debt ratings issued by the applicable Rating Agencies which are equal to or higher than the Threshold Rating. (Intercreditor Agreement, Section 1.1) The provider of any Replacement Facility will have the same rights (including, without limitation, priority distribution rights and rights as "Controlling Party") under the Intercreditor Agreement as the replaced initial liquidity provider.

     "Required Amount" means, for any day and with respect to any pass through trust, the sum of the aggregate amount of interest, calculated at the Stated Interest Rate applicable to the certificates issued by such pass through trust, that would be payable on such certificates on each of the six consecutive Regular Distribution Dates immediately following such day or, if such day is a Regular Distribution Date, on such day and the succeeding five quarterly Regular Distribution Dates, in each case calculated based on the Pool Balance for such class on such day and without regard to expected future payments of principal on such certificates. The Pool Balance for purposes of the definition of Required Amount with respect to the class G Liquidity Facility will, in the event of any Policy Provider Election, be deemed to be reduced by the amount by which (a) the outstanding principal balance of the series G secured promissory note in respect of which such Policy Provider Election has been made at the time such Policy Provider Election was made, exceeds (b) the amount of any policy drawings previously paid by the Policy Provider in respect of principal on such series G secured promissory note.

     "Section 1110" means Section 1110 of the Bankruptcy Code.

     "Scheduled Payment" means the scheduled payment of interest on the Deposits and the scheduled payment of interest or principal on the secured promissory notes or any payment of interest on the corresponding class of certificates as specified on the cover page of the prospectus at the Stated Interest Rate for such class of certificates, with funds drawn under the applicable Liquidity Facility; provided, however, that any payment of principal, premium, if any, or interest resulting from the redemption of purchase of any secured promissory note will not constitute a Scheduled Payment.

     "Special Distribution Date" means each date on which a Special Payment will be distributed to certificateholders.

     "Special Payment" means any payment received by a pass through trustee other than a Scheduled Payment.

     "Special Payments Account" means one or more accounts established and maintained by the pass through trustee for the deposit of payments representing Special Payments received by such pass through trustee.

     "Stated Interest Rate" means, for any class of certificates, the interest rate applicable to such class of certificates as specified on the cover page of the prospectus.

     "Sublessee" with respect to each lease, means any sublessee under a lease from time to time.

     "Supplemental Rent," with respect to each lease, means all amounts, liabilities and obligations (other than Basic Rent) which are owned by ATA under each lease and the agreements related thereto.

     "Subordination Agent" means Wilmington Trust Company or any successor Subordination Agent appointed in accordance with the Intercreditor Agreement.

     "Threshold Rating" means the short-term unsecured debt rating of P-1 by Moody's and A-1+ by Standard & Poor's or, in the event a person's short-term unsecured debt is not rated by either Moody's or Standard & Poor's, the long-term unsecured debt rating by Moody's and Standard & Poor's at least equal to the initial rating by each of Moody's and Standard & Poor's on the class A certificates. (Intercreditor Agreement, Section 1.1)

     "Transfer Date" means the earlier of (i) the first Business Day after December 31, 2000 or, if later, the fifth Business Day after the Delivery Period Termination Date and (ii) the fifth Business Day after the occurrence of a Triggering Event.

     "Treasury Yield" means, at the time of determination and for purposes of determining the Make-Whole Amount and the Deposit Make-Whole Premium, the interest rate (expressed as a quarterly equivalent and as a decimal and, in the case of United States Treasury bills, converted to a bond equivalent yield) determined to be the per annum rate equal to the semiannual yield to maturity for United States Treasury securities maturing on the Average Life Date of such secured promissory note and trading in the public securities markets either as determined by interpolation between the most recent weekly average yield to maturity for two series of United States Treasury securities trading in the public securities markets, (a) one maturing as close as possible to, but earlier than, the Average Life Date of such secured promissory note and (b) the other maturing as close as possible to, but later than, the Average Life Date of such secured promissory note, in each case as published in the most recent H.15(519) or, if a weekly average yield to maturity for United States Treasury securities maturing on the Average Life Date of such secured promissory note is reported in the most recent H.15(519), such weekly average yield to maturity as published in such H.15(519). "H.15(519)" means the weekly statistical release designated as such, or any successor publication, published by the Board of Governors of the Federal Reserve System. The date of determination of a Make-Whole Amount will be the third Business Day prior to the applicable payment or redemption date and the "most recent H.15(519)" means the H.15(519) published prior to the close of business on the third Business Day prior to the applicable payment or redemption date.

     "Triggering Event" means (x) the occurrence of an Indenture Default under all of the Indentures resulting in a PTC Event of Default with respect to the most senior class of certificates then outstanding, (y) the acceleration of, or failure to pay at final maturity, all of the outstanding secured promissory notes or (z) certain bankruptcy or similar events involving ATA. (Intercreditor Agreement, Section 1.1)

[LOGO]                                                            APPENDIX AII


Mr. Charles Cleaver
American Trans Air
7337 West Washington Street
Indianapolis, IN 46251

Subject:    AISI Report No. A9D164B57 Revision A
            AISI Short Form Base Market Appraisal - Seven B757-200Etop Aircraft

Dear Mr. Cleaver:

As requested, Aircraft Information Services, Inc. (AISI) is pleased to offer American Trans Air (ATA) our opinion of the sight unseen base market value of seven B757-200 ETOP aircraft all equipped with RB211-535E4 engines, four aircraft with 255,500 lb and three aircraft with 220,000 lb maximum take-off weight MTOW. Revision A to this report adds two new aircraft, tail numbers N527AT and N528AT to the original report.

1.   Methodology and Definitions
     ---------------------------

The standard terms of reference for commercial aircraft value are 'half-life base market value' and 'half-life current market value' of an 'average' aircraft. Base value is a theoretical value that assumes a balanced market while current market value is the value in the real market; both assume a hypothetical average aircraft condition. AISI value definitions are consistent with the current definitions of the International Society of Transport Aircraft Trading (ISTAT), those of 01 January 1994. AISI is a member of that organization and employs an ISTAT Certified and Senior Certified Aircraft Appraiser.

AISI defines a 'base value' as that of a transaction between equally willing and informed buyer and seller, neither under compulsion to buy or sell, for a single unit cash transaction with no hidden value or liability, and with supply and demand of the sale item roughly in balance. Base values are typically given for aircraft in 'new' condition, 'average half-life' condition, or in a specifically described condition unique to a single aircraft at a specific time. An 'average' aircraft is an operable airworthy aircraft in average physical condition and with average accumulated flight hours and cycles, with clear title and standard unrestricted certificate of airworthiness, and registered in an authority which does not represent a penalty to aircraft value or liquidity, with no damage history and with inventory configuration and level of modification which is normal for its intended use and age. AISI assumes average condition unless otherwise specified in this report. 'Half-life' condition assumes that every component or maintenance service which has a prescribed interval that determines its service life, overhaul interval or interval between maintenance services, is at a condition which is one-half of the total interval. It should be noted that AISI and ISTAT value definitions apply to a transaction involving a single aircraft, and

                                                                        [LOGO]

31 December 1999
AISI File No. A9D164B57 Revision A
Page - 2 -

that transactions involving more than one aircraft are often executed at considerable and highly variable discounts to a single aircraft price, for a variety of reasons relating to an individual buyer or seller.

AISI defines a 'current market value', which is synonymous with the older term 'fair market value' as that value which reflects the real market conditions, whether at, above or below the base value conditions. Assumption of a single unit sale and definitions of aircraft condition, buyer/seller qualifications and type of transaction remain unchanged from that of base value. Current market value takes into consideration the status of the economy in which the aircraft is used, the status of supply and demand for the particular aircraft type, the value of recent transactions and the opinions of informed buyers and sellers. Current market value assumes that there is no short term time constraint to buy or sell.

AISI encourages the use of base values to consider historical trends, to establish a consistent baseline for long term value comparisons and future value considerations, or to consider how actual market values vary from theoretical base values. Base values are less volatile than current market values and tend to diminish regularly with time. Base values are normally inappropriate to determine near term values. AISI encourages the use of current market values to consider the probable near term value of an aircraft.

2.   Market Analysis - B757
     ----------------------

The B757-200 is a twin engine, narrowbody, stage 3, two man crew aircraft typically seating 186 passengers in mixed class configuration. Typical range with full passengers at low MTOW is approximately 2,900 nautical miles, while at high MTOW the range increases to approximately 4,000 nautical miles. A variant of the aircraft is qualified for Extended Twin Engine Overwater Operation (ETOP) giving the aircraft significant flexibility for use in both domestic and limited international markets. The aircraft was first produced in 1982, and we do not anticipate termination of production in the foreseeable future.

The B757-200 passenger aircraft has a large fleet of 711 active aircraft, with 93 on order, and a very strong customer base of 59 airlines with representation in every major geographic area, however heavily concentrated in North America and Europe. A significant number of the B757-200 fleet, 376 aircraft, are operated via either a finance lease or operating lease.

                                                                        [LOGO]

31 December 1999
AISI File No. A9D164B57 Revision A
Page - 3 -

The B757-200 occupies a unique place in the family of commercial aircraft in that it does not have a direct competitor. Its closest narrowbody competitors, the MD-83 and A321 neither have the range to compete with the B757, and the MD-83 has considerably smaller passenger capacity. Airbus is considering increasing the weights of the A321 to produce a 3,000mm range A321-300, but a new larger wing would be required for the A321 to be truly competitive with the B757. The closest widebody competitors, the B767-200 and A310-200/300, are considerably larger aircraft and cost considerably more per plane mile to operate. For the foreseeable future, it appears Airbus is content to permit the B757 to remain unchallenged at the top of the larger, long range, narrowbody market. Boeing, realizing it has a significant market in which it is uncontested, has now committed to increase the size and weights of the B757-200 creating the B757-300. This will further distance the B757 family from its narrowbody competitors and place it closer to the smallest widebody competitors, over whom it enjoys considerable plane mile operating cost advantages.

AISI analysis of the market for the B757-200 indicates that demand had stabilized in late 1995 and through 1996, increased from 1997 through 1998 but has again stabilized and will continue so at least until the current uncertain economic conditions become widespread. Orders and backlog for new aircraft have declined but availability of newer B757 aircraft is tight; a production rate decrease to 3 per month in 3rd quarter 1996 had been reversed to 4 per month in 1997. Current market purchase prices and lease rates for both older and newer used B757200 aircraft are now declining, probably in response to general unsettled economic conditions, the southeast Asian crises and lower domestic traffic growth in the United States. But as southeast Asia is not a large market for the B757, US domestic traffic is still positive and European domestic traffic growth is strong, the effect on the B757's value is as yet moderate.

                                                                        [LOGO]

31 December 1999
AISI File No. A9D164B57 Revision A
Page - 4 -

3.   Valuation
     ---------

The base market valuations are presented below in current USDollars subject to the assumptions, definitions and disclaimers herein.

                                                                      Base
                                                                  Market Value
               Tail   Delivery   MTOW                  Aircraft      Current
Aircraft Type Number    Date    (lbs.)     Engines    Condition   U.S. Dollars

B757-200Etop  N515AT  Oct 1995  255,500  RB211-535E4  Half Life    $48,690,000
              N523AT  Sep 1999  220,000  RB211-535E4  3 mos old    $57,110,000
              N524AT  Oct 1999  220,000  RB211-535E4  2 mos old    $57,180,000
              N525AT  Jun 2000  220,000  RB211-535E4     New       $58,100,000
              N526AT  Jun 2000  255,500  RB211-535E4     New       $60,260,000
              N527AT  Nov 2000  255,500  RB211-535E4     New       $60,950,000
              N528AT  Nov 2000  255,500  RB211-535E4     New       $60,950,000


Note: Future deliveries are in then current US Dollars assuming 2.8% annual inflation.

                                                                        [LOGO]

31 December 1999
AISI File No. A9D164B57 Revision A
Page - 5 -

Unless otherwise agreed by Aircraft Information Services, Inc. (AISI) in writing, this report shall be for the sole use of the client/addressee. This report is offered as a fair and unbiased assessment of the subject aircraft or equipment. AISI has no past, present, or anticipated future interest in the subject aircraft or equipment. The conclusions and opinions expressed in this report are based on published information, information provided by others, reasonable interpretations and calculations thereof and are given in good faith. Such conclusions and opinions are judgments that reflect conditions and values which are current at the time of this report. The values and conditions reported upon are subject to any subsequent change. AISI shall not be liable to any party for damages arising out of reliance or alleged reliance on this report, or for any parties action or failure to act as a result of reliance or alleged reliance on this report.

Sincerely,

AIRCRAFT INFORMATION SERVICES, INC.



John D. McNicol
Vice President
Appraisals & Forecasts

                             MORTEN BEYER & AGNEW

                           AVIATION CONSULTING FIRM



                            Appraisal of Seven (7)
                           Boeing B757-200 Aircraft




                                 PREPARED FOR:

                              American Trans Air
                                       &
                             Salomon Smith Barney

                               JANUARY 18, 2000





     Washington, D.C. London
       8180 Greensboro Drive                   Lahinch 62, Lashmere
            Suite 1000                               Copthorne
      McLean, Virginia 22102                        West Sussex
        Phone +703 847 6598                    Phone +44 1342 716248

         Fax +703 847 1911                      Fax +44 1342 718967

I.   INTRODUCTION AND EXECUTIVE SUMMARY

MORTEN BEYER & AGNEW, INC. (MBA), has been retained by American Trans Air ("ATA") to determine the Current Base Value of (7) Boeing 757-200 aircraft (27598, 30232, 30233, 30548, 30549, and TBD) in passenger configuration, as of December 31, 1999. The aircraft are further identified in Section II of this report.

In performing this valuation, MBA did not inspect the aircraft or their historical maintenance documentation, and we relied solely on information provided to us by American Trans Air. Based on the information set forth further in this report, it is our opinion that the Current Base Value of this portfolio is $ 415,460,000 as noted in Section IV.

MBA uses the definition of certain terms, such as Current Market Value and Base Value, as promulgated by the Appraisal Program of International Society of Transport Aircraft Trading (ISTAT), a non-profit association of management personnel from banks, leasing companies, airlines, manufacturers, brokers, and others who have a vested interest in the commercial aviation industry and who have established a technical and ethical certification program for expert appraisers.

ISTAT defines Current Market Value (CMV) as the appraiser's opinion of the most likely trading price that may be generated for an aircraft under market conditions that are perceived to exist at the time in question. Current Market Value assumes that the aircraft is valued for its highest, best use; that the parties to the hypothetical sale transaction are willing, able, prudent and knowledgeable and under no unusual pressure for a prompt sale; and that the transaction would be negotiated in an open and unrestricted market on an arm's-length basis, for cash or equivalent consideration, and given an adequate amount of time for effective exposure to prospective buyers.

The ISTAT definition of Base Value (BV) has, essentially, the same elements of Market Value except that the market circumstances are assumed to be in a reasonable state of equilibrium. Thus, Base Value pertains to an idealized aircraft and market combination, but will not necessarily reflect the actual Current Market Value of the aircraft in question. BV is founded in the historical trend of values and is generally used to analyze historical values or to project future values.

II.  AIRCRAFT


           Boeing 757-23N (ETOPS)

Serial Number         27598     30232     30233     30548     30549     TBD       TBD
Registration Marking  N515AT    N523AT    N524AT    N525AT    N526AT    N527AT    N528AT
Date of Manufacture   10/95     9/99      10/99     6/00      6/00      11/00     11/00
MTOW                  255,500   255,500   255,500   255,500   255,500   255,500   255,500
Configuration         216Y      216Y      216Y      216Y      216Y      216Y      216Y
Engine Type                    RB211-535E4
Noise Compliance               State III

III.  CURRENT MARKET CONDITIONS

Boeing 757-200

Almost 1,000 B-757s have been built since it entered service in 1982, and production rates continue firm despite competition from Airbus and from Boeing's own increasingly larger B-737-800/900s. Seventy-nine have been built as freighters, almost all for UPS. The aircraft is a reasonably good cargo aircraft, comparable to the B-727-200, but will not be converted until used prices decline. As of now a used B-757 sells for approximately what it cost new. There are 13 B-757-200s on the market for sale or for lease including one freighter. MBA estimates the current market value of older B-757-200s at 90 percent of Base Value. The high gross ER model is increasingly being used on skinny Trans Atlantic and charter flights.

Boeing has also stretched the B-757 by 20 feet as the B-757-300, encroaching on the territory of the all-but defunct B-767-200 of similar capacity. The aircraft is off to a slow start, with only 17 orders to date. We value the -300 at 100 percent of Base Value.

It is important to note in the case of these particular aircraft, American Trans Air has opted to incur an additional fee from Boeing to have the option to increase the Maximum Gross Take-off Weight (MTOW). MBA has valued these aircraft at the highest possible rating of 255,500 pounds.

IV.  VALUATION



American Trans Air-Boeing 757-23N               *Current Base Value ($000,000)
N515AT (s/n 27598)                                                       50.20
N523AT (s/n 30232)                                                       59.90
N524AT (s/n 30233)                                                       60.00
N525AT (s/n 30548)                                                       61.10
N526AT (s/n 30549)                                                       61.10
N527AT (s/n TBD)                                                         61.58
N528AT (s/n TBD)                                                         61.58


* Current Base Value - includes a positive adjustment for ETOPS (1.00) and for increased MTOW (.914); Each aircraft value is also adjusted for month and year of manufacture.

In developing the Current Base Value of these aircraft, MBA did not inspect the aircraft nor their historical maintenance documentation, but relied on partial information supplied by the Client. Therefore, we used certain assumptions that are generally accepted industry practice to calculate the value of aircraft when more detailed information is not available. The principal assumptions are as follows:

   1.   The aircraft is in good overall condition.
   2. The overhaul status of the airframe, engines, landing gear and other major components are the equivalent of mid-time/mid-life unless otherwise specified.
   3. The historical maintenance documentation has been maintained to acceptable international standards.
   4. The specifications of the aircraft are those most common for an aircraft of its type and vintage.
   5.   The aircraft is in a standard airline configuration.
   6. The aircraft is current as to all Airworthiness Directives and Service Bulletins.
   7. Its modification status is comparable to that most common for an aircraft of its type and vintage.
   8.   Its utilization is comparable to industry averages.
   9.   There is no history of accident or incident damage.
   10.  No accounting is made for lease obligations or terms of ownership.

V.   COVENANTS

This report has been prepared for the exclusive use of American Trans Air and shall not be provided to other parties by MBA without the express consent of American Trans Air.

MBA certifies that this report has been independently prepared and that it fully and accurately reflects MBA's opinion as to the Current Base Value. MBA further certifies that it does not have, and does not expect to have, any financial or other interest in the subject or similar aircraft.

This report represents the opinion of MBA as to the Current Base Value of the subject aircraft and is intended to be advisory only in nature. Therefore, MBA assumes no responsibility or legal liability for any actions taken or not taken by American Trans Air or any other party with regard to the subject aircraft. By accepting this report, all parties agree that MBA shall bear no such responsibility or legal liability.


                                      PREPARED BY:


                                      Bryson P. Monteleone
                                      Director of Operations

                                      REVIEWED BY:


                                      Morten S. Beyer, Appraiser Fellow
                                      Chairman and CEO
                                      ISTAT Certified Senior Appraiser

[SH&E Letterhead]




January 28, 2000

Mr. Charles Cleaver
American Trans Air, Inc.
P.O. Box 51609
Indianapolis, IN 46251

          Re:  Value Opinion of Five Boeing 757-200 ETOPS Aircraft

Dear Mr. Cleaver:

Simat, Helliesen & Eichner, Inc. ("SH&E"), was asked by American Trans Air (the "Client") to determine the Base Value ("BV") for seven Boeing 757-200 ETOPS aircraft (the "Subject Aircraft") to be operated by American Trans Air, Inc. The specifications for the Subject Aircraft are shown on Attachment A.

SH&E has determined the following values for the Subject Aircraft:

                        Subject Aircraft Values ($Mil)

  Aircraft          Aircraft        Serial         Delivery          Base
    Type          Registration      Number           Date            Value
==============================================================================
757-200 ETOPS        N515AT          27598       October 1995        $52.6
757-200 ETOPS        N523AT          30232      September 1999       $65.5
757-200 ETOPS        N524AT          30233       October 1999        $65.5
757-200 ETOPS        N525AT          30548         June 2000         $65.5
757-200 ETOPS        N526AT          30549         June 2000         $66.8
757-200 ETOPS        N527AT           TBD        November 2000       $66.8
757-200 ETOPS        N528AT           TBD        November 2000       $66.8


The definitions and assumptions used in the SH&E valuation process are as follows:

SH&E Valuation Methodology

Since SH&E was formed in 1963, the firm has appraised virtually every major commercial jet and turboprop aircraft model and has also appraised many general aviation and corporate aircraft models. SH&E's appraisal's are performed according to the

[LOGO]


                                                           Mr. Charles Cleaver
                                                              January 28, 2000
                                                                        Page 2

International Society of Transport Aircraft Trading (ISTAT) principles of appraisal practice and code of ethics. SH&E's staff includes two appraisers certified by ISTAT.

The SH&E valuation approach starts by determining a half-life value. The term "half-life" represents an aircraft whose major components (e.g. airframe, engines, landing gear and APU) have used 50 percent of the time between scheduled or expected overhauls. This initial appraisal can then be adjusted (positive or negative) for each individual unit to reflect the aircraft's maintenance status relative to the next overhaul. In most cases, the Base Value of an aircraft assumes its physical condition is average for an aircraft of its type and age, and its maintenance time status is at half-life (or benefiting from an above-average maintenance status if it is new or nearly new, as the case may be). SH&E half-life values are determined on a semi-annual basis by reviewing recent past sales, aircraft availability trends, technological aspects, environmental constraints and maintenance requirements.

In the case of new aircraft, the above half-life values are automatically adjusted upwards to reflect the fact that the aircraft has the full span of maintenance overhaul intervals available. Consequently, SH&E's initial depreciation of new aircraft is considerably greater than for a used aircraft, thereby accounting for both the change in its maintenance status and its intrinsic depreciation.

Base Value Definition

The Base Value (BV) is the appraiser's opinion of the price at which an aircraft would change hands between a willing buyer and a willing seller, neither being under compulsion to buy or sell, and both having knowledge of all relevant facts. An aircraft's BV is founded in the historical trend of values and in the projection of value trends, and presumes an arm's-length, cash transaction.

Since BV pertains to a somewhat idealized aircraft and market combination, it may not necessarily reflect the actual value of the aircraft in question, but is a nominal starting value to which adjustments may be applied to determine an actual value.

The BV of each aircraft is derived from SH&E's aircraft valuation models. The SH&E BV models provide trend lines derived from known transactions, econometric factors affecting aircraft values and aircraft economic life estimates. Because it is related to long-term market trends, the BV definition is normally applied to analyses of historical values and projections of residual values.

[LOGO]

                                                           Mr. Charles Cleaver
                                                              January 28, 2000
                                                                        Page 3


Economic Useful Life

The Economic useful life is an economic and technological issue driven by two sacrifices. The first sacrifice is the loss of interest on the funds invested in the asset and the second is the economic depreciation of the asset.

The asset is deemed to have economic life remaining as long as it provides positive inflow of funds (by generating revenues greater than its operating costs) sufficient to exceed the sum of the two sacrifices described above. In general terms, economic life can be reflected as that age in which an asset's expected decline in real value is no longer material.

In the case of an aircraft, the economic life is influenced by many external factors, including: fuel costs, environmental restraints, unexpected fatigue and corrosion requirements, the capacity to generate adequate traffic yields and the development of competing transportation technology.

Assumptions

SH&E used information supplied by the Client together with in-house data accumulated through other recent studies of aircraft transactions. Data sources included FAA and manufacturer forecasts and DOT Form 41, Schedule P5 Accounts. Specific assumptions included the following:

o SH&E assumed that the Subject Aircraft meet all of the specifications and performance standards for typical 757-200 ETOPS aircraft.

o SH&E did not perform a physical inspection of the Subject Aircraft and has assumed the Subject Aircraft to be in a condition similar to equipment of comparable age and type.

o SH&E assumed that all normally required maintenance has been and will continue to be performed including all Airworthiness Directives.

o SH&E assumed that the Subject Aircraft will remain in their current configuration and continue to be certified for operations under the U.S. Federal Aviation Administration (or a comparable authority) and have maintenance performed that is in accordance with industry recognized standards.

SH&E's opinions are based upon historical relationships and expectations that it believes are reasonable. Some of the underlying assumptions, including those described above are

[LOGO]


                                                           Mr. Charles Cleaver
                                                              January 28, 2000
                                                                        Page 4

detailed explicitly or implicitly elsewhere in this report, and may not materialize because of unanticipated events and circumstances. SH&E's opinions could, and would, vary materially, should any of the above assumptions prove to be inaccurate.

Limitations

The opinions expressed herein are not given as an inducement or endorsement for any financial transaction. They are prepared for the exclusive use of the addressee and the addressee may not provide this report to other parties, including third parties, without SH&E's written consent.

SH&E accepts no responsibility for damages, if any, that may result from decisions made or actions taken by third parties that may be based upon this report. In accepting this report the Client agrees to indemnify and hold SH&E harmless against all losses, claims and costs arising as a result of this report except when attributable to SH&E's gross negligence or willful misconduct.

This report reflects SH&E's expert opinion and best judgment based upon the information available to it at the time of its preparation. SH&E does not have, and does not expect to have, any financial interest in the appraised property.

Yours sincerely,



Clive G. Medland, FRAeS
Vice President
Senior Appraiser

International Society of Transport Aircraft Trading

                                                                  Attachment A


American Trans Air

                    BOEING 757-200 AIRCRAFT SPECIFICATIONS

Aircraft Type                757-200        757-200        757-200        757-200        757-200        757-200        757-200
Serial Number                  27598          30232          30233          30548          30549            TBD            TBD
Delivery Date                 Oct-95         Sep-99         Oct-99         Jun-00         Jun-00         Nov-00         Nov-00
ETOPS                            Yes            Yes            Yes            Yes            Yes            Yes            Yes
Engine Type             R-B211-535E4    RB211-535E4    RB211-535E4    RB211-535E4    RB211-535E4    RB211-535E4    RB211-535E4
Configuration                   216Y           216Y           216Y           216Y           216Y           216Y           216Y
Max. Take-Off Weight         255,500       220,000*       220,000*       220,000*        255,500        255,500        255,500
Max. Landing Weight       198,000 lb     198,000 lb     198,000 lb     198,000 lb     198,000 lb     198,000 lb     198,000 lb
Max. Zero Fuel Weight     184,000 lb     184,000 lb     184,000 lb     184,000 lb     184,000 lb     184,000 lb     184,000 lb
Fuel Capacity         11,276 gallons 11,276 gallons 11,276 gallons 11,276 gallons 11,276 gallons 11,276 gallons 11,276 gallons

* Boeing Flexible Gross Weight Program allows ATA to operate aircraft at 255,500 MTOW when required but program is not transferable to next operator,

                                                              APPENDIX AIII

                                   SECURED PROMISSORY NOTES PRINCIPAL PAYMENT SCHEDULE

     Regular                                                       Aircraft Registration Number
Distribution Date

                     N515AT        N523AT        N524AT       N525AT         N526AT       N527AT        N528AT
                     ------        ------        ------       ------         ------       ------        ------

January 15, 2001     $1,841,095    $1,572,995    $1,579,853   $1,545,912     $1,545,912   $1,813,971   $1,813,971
January 15, 2002      1,982,456     1,693,771     1,700,681    1,652,000      1,652,000    1,609,768    1,609,768
January 15, 2003      2,134,670     1,823,820     1,829,337    1,805,337      1,805,337    1,758,688    1,758,688
January 15, 2004      2,298,572     1,963,854     1,967,724    1,974,621      1,974,621    1,923,444    1,923,444
January 15, 2005      2,475,058     2,114,640     2,116,581    2,161,452      2,161,452    2,100,705    2,100,705
January 15, 2006      2,477,269     2,277,004     2,276,698    2,373,243      2,373,243    2,306,073    2,306,073
January 15, 2007      2,120,331     2,451,834     2,448,929    1,269,193      1,269,193    1,574,089    1,574,089
January 15, 2008      1,042,335     1,514,182     1,568,058    2,391,252      2,391,252    1,906,521    1,906,521
January 15, 2009      2,363,163     1,031,435     1,029,910    1,366,776      1,366,776    1,945,068    1,945,068
January 15, 2010      2,544,608     1,292,878     1,128,295    1,870,813      1,870,813    2,134,967    2,134,967
January 15, 2011      2,739,985     2,188,828     1,858,298    2,327,422      2,327,422    2,315,634    2,315,634
January 15, 2012      2,950,363     2,356,887     2,315,660    2,526,528      2,526,528    2,513,732    2,513,732
January 15, 2013      1,699,281     2,537,851     2,490,838    2,742,667      2,742,667    2,728,776    2,728,776
January 15, 2014              0     2,732,709     2,679,268    2,977,297      2,977,297    2,962,217    2,962,217
January 15, 2015              0     2,942,528     2,881,952    3,231,998      3,231,998    3,215,629    3,215,629
January 15, 2016              0     2,454,548     3,099,969    3,508,489      3,508,489    3,490,719    3,490,719


---------------------------------------      ---------------------------------
---------------------------------------      ---------------------------------
                                                        $201,901,000
    No dealer, salesperson or                       Class G Pass Through
other person has been authorized to             Certificates, Series 2000-1
give any information or to make any
representations in connection with the
offer contained herein other than
those contained in this prospectus,
and, if given or made, such
information or representation must                      $36,740,000
not be relied upon as having been                  Class C Pass Through
authorized by the Company. This                 Certificates, Series 2000-1
prospectus does not constitute an
offer to sell or the solicitation of an
offer to buy to any person in any
jurisdiction in which such offer or               American Trans Air, Inc.
solicitation is not authorized or in
which the person making such offer
or solicitation is not qualified to do so      Applicable Underlying Payments
or to any person to whom it is                    Fully and Unconditionally
unlawful to make such offer or                         Guaranteed by
solicitation. Neither the delivery of                   Amtran, Inc.
this prospectus nor any sale made
hereunder shall under any                            OFFER TO EXCHANGE
circumstances create an implication
that there has been no change in the          $201,901,000 Class G Pass Through
affairs of the Company since the date                 Certificates and
hereof or that the information                 $36,740,000 Class C Pass Through
contained herein is correct as of any                    Certificates
time subsequent to the date hereof.
                                                             FOR

           ------------------               A Like Amount of Registered Class G
                                                         and Class C
                                                 Pass Through Certificates

                                                    --------------------

                                                         PROSPECTUS

                                                    --------------------

---------------------------------------      ---------------------------------
---------------------------------------      ---------------------------------

                                  Part II

                 INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 20. Indemnification of Directors and Officers.

     Information relating to indemnification of directors and officers is incorporated by reference herein from Item 14 of the Company's Registration Statement on Form S-1 (No. 33-59630).

Item 21.  Exhibits.

Exhibit

Number                                      Description

*3.1 -- Restated Articles of Incorporation of the Company *3.2 -- By-laws of the Company
4.1 -- Form of Indenture (Leased Aircraft) Trust Indenture and Mortgage, dated as of [ ], 2000, between First Security Bank, National Association, not in its individual capacity, except as expressly stated herein, but solely as Owner Trustee, and Wilmington Trust Company, not in its individual capacity, except as expressly stated herein, but solely as Loan Trustee
4.2 -- Form of Indenture (Owned Aircraft) Trust Indenture and Mortgage, dated as of [ ], 2000, between American Trans Air, Inc., owner, and Wilmington Trust Company, not in its individual capacity, except as expressly stated herein, but solely as Mortgagee
4.3 -- Form of Class G American Trans Air, Inc. Pass Through Certificates (included in Exhibit 4.5)
4.4 -- Form of Class C American Trans Air, Inc. Pass Through Certificates (included in Exhibit 4.7)
4.5 -- Pass Through Trust Agreement, dated as of February 15, 2000, between American Trans Air, Inc. and Wilmington Trust Company, as Trustee, made with respect to the formation of American Trans Air 2000-1G-O Pass Through Trust and the issuance of 8.039% Initial American Trans Air 2000-1G-O Pass Through Trust Certificates and 8.039% Exchange American Trans Air 2000-1G-O Pass Through Certificates
4.6 -- Pass Through Trust Agreement, dated February 15, 2000, between American Trans Air, Inc. and Wilmington Trust Company, as Trustee, made with respect to the formation of American Trans Air 2000-1G-S Pass Through Trust and the issuance of 8.039% Initial American Trans Air 2000-1G-S Pass Through Certificates and 8.039% Exchange American Trans Air 2000-1G-S Pass Through Certificates
4.7 -- Pass Through Trust Agreement, dated as of February 15, 2000, between American Trans Air, Inc. and Wilmington Trust Company, as Trustee, made with respect to the formation of American Trans Air 2000-1C-O Pass Through Trust and the issuance of 9.644% Initial American Trans Air 2000-1C-O Pass Through Certificates and 9.644% Exchange American Trans Air 2000-1C-O Pass Through Certificates
4.8 -- Pass Through Trust Agreement, dated as of February 15, 2000, between American Trans Air, Inc. and Wilmington Trust Company, as Trustee, made with respect to the formation of American Trans Air 2000-1C-S Pass Through Trust and the issuance of 9.644% Initial American Trans Air 2000-1C-S Pass Through Certificates and 9.644% Exchange American Trans Air 2000-1C-S Pass Through Certificates
4.9  -- Revolving Credit Agreement (2000-1G), dated as of February 15,
        2000, between Wilmington Trust Company, not in its individual capacity but solely as Subordination Agent, as agent and trustee for the American Trans Air 2000-1G Pass Through Trust, as Borrower, and Citibank, N.A., as Liquidity Provider, relating to American Trans Air 2000-1G Pass Through Trust, Series 2000-1G, and 8.039% American Trans Air Pass Through Certificates, Series 2000-1G-O
4.10 -- Revolving Credit Agreement (2000-1C), dated as of February 15,
        2000, between Wilmington Trust Company, not in its individual capacity but solely as Subordination Agent, as agent and trustee for the American Trans Air 2000-1C Pass Through Trust, as Borrower, and Citibank, N.A., as Liquidity Provider, relating to American

        Trans Air 2000-1C Pass Through Trust, Series 2000-1C 9.644% American Trans Air Pass Through Certificates, Series 2000-1C-O
4.11 -- Intercreditor Agreement, dated as of February 15, 2000, among Wilmington Trust Company, not in its individual capacity but solely as Trustee under the American Trans Air 2000-1G Pass Through Trust and American Trans Air 2000-1C Pass Through Trust, Citibank, N.A., as Class G Liquidity Provider and Class C Liquidity Provider, Ambac Assurance Corporation, as Policy Provider, and Wilmington Trust Company, not in its individual capacity except as expressly set forth herein but solely as Subordination Agent and Trustee
4.12-- Exchange and Registration Rights Agreement, dated as of February 15,
       2000, among American Trans Air, Inc., Wilmington Trust Company, not in its individual capacity but solely as Trustee under American Trans Air Pass Through Trust, Series 2000-1G-O, American Trans Air Pass Through Trust, Series 2000-1C-O, and Salomon Smith Barney Inc., Bank One Capital Markets, Inc., Chase Securities Inc. and Morgan Stanley & Co. Incorporated
4.13-- Deposit Agreement (Class G), dated as of February 15, 2000, between
       First Security Bank, National Association, as Escrow Agent, and Citibank, N.A., as Depositary
4.14-- Deposit Agreement (Class C), dated as of February 15, 2000, between
       First Security Bank, National Association, as Escrow Agent, and Citibank, N.A., as Depositary
4.15-- Escrow and Paying Agent Agreement (Class G), dated as of February
       15, 2000, among First Security Bank, National Association, as Escrow Agent, Salomon Smith Barney Inc., Morgan Stanley & Co. Incorporated, Chase Securities Inc. and Banc One Capital Markets, Inc., as Initial Purchasers, Wilmington Trust Company, not in its individual capacity but solely as Pass Through Trustee for and on behalf of American Trans air 2000-1G-O Pass Through Trust, as Pass Through Trustee, and Wilmington Trust Company, as Paying Agent
4.16-- Escrow and Paying Agent Agreement (Class C), dated as of February
       15, 2000, among First Security Bank, National Association as Escrow Agent, Salomon Smith Barney Inc., Morgan Stanley & Co. Incorporated, Chase Securities Inc. and Banc One Capital Markets, Inc., as Initial Purchasers, Wilmington Trust Company, not in its individual capacity but solely as Pass Through Trustee for and on behalf of American Trans Air 2000-1C-O Pass Through Trust, as Pass Through Trustee, and Wilmington Trust Company, as Paying Agent
4.17 -- Note Purchase Agreement, dated as of February 15, 2000, among
       American Trans Air, Inc., Amtran, Inc., as Guarantor, Wilmington Trust Company, as Pass Through Trustee under each of the Pass Through Trust Agreements, Wilmington Trust Company, as Subordination Agent, First Security Bank, National Association, as Escrow Agent, and Wilmington Trust Company, as Paying Agent
4.18-- Certificate Guaranty Insurance Policy Endorsement, dated February
       15, 2000, issued to Wilmington Trust Company not in its individual capacity but solely as Subordination Agent under the Agreement, Citibank, N.A., as Class G Liquidity Provider and Class C Liquidity Provider, solely with respect to Deficiency Amounts descried in item
       (g) of the definition of "Deficiency Amount"
4.19-- Indemnification Agreement with respect to Amtran Trans Air, Inc.
       Pass Through Certificates, Series 2000-1G, dated as of February 15, 2000, on behalf of Ambac Assurance Corporation, Salomon Smith Barney Inc., Morgan Stanley & Co., Incorporated, Chase Securities Inc., and Banc One Capital Markets, Inc.
4.20-- Insurance and Indemnity Agreement with respect to American Trans
       Air, Inc. Pass Through Certificates, Series 2000- 1G, dated as of February 15, 2000, between Ambac Assurance Corporation, as Policy Provider, American Trans Air, Inc. and Wilmington Trust Company, not in its individual capacity but solely as Subordination Agreement
5.1-- Opinion of Troutman Sanders LLP as to the legality of the Exchange Certificates and the Guarantee being registered hereby
12.1-- Computation of ratio of earnings to fixed charges
23.1-- Consent of Troutman Sanders LLP (included in Exhibit 5.1)
23.2-- Consent of Ernst & Young LLP
23.3-- Consent of Ambac's Accountants
23.4-- Consent of AISI

23.5-- Consent of MBA
23.6-- Consent of SH&E
24.1-- Power of Attorney (see signature page in Part II of Registration
       Statement)
25.1-- Statement of Eligibility of Wilmington Trust Company for the 2000-1G
       Pass Through Certificates, on Form T-1
25.2-- Statement of Eligibility of Wilmington Trust Company for the 2000-1C
       Pass Through Certificates, on Form T-1
99.1-- Form of Letter of Transmittal
99.2-- Form of Notice of Guaranteed Delivery
99.3-- Form of Letter to Brokers, Dealers, Commercial Banks, Trust
       Companies and Other Nominees
99.4-- Form of Letter to Clients
-------------------------
* Previously filed as an exhibit to Amtran's Registration Statement on Form S-1 (File No. 33-59630), and incorporated herein by reference.

Item 22. Undertakings.

     (a) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

     (b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     (c) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated document by first-class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (d) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

     (e) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) and section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                 SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Indianapolis, State of Indiana, on the 11th day of August, 2000.

                                AMTRAN, INC.

                                By   /s/ J. George Mikelsons
                                      J. George Mikelsons
                                Chairman of the Board of Directors

                             POWER OF ATTORNEY

     The undersigned directors and officers of Amtran, Inc. do hereby constitute and appoint John P. Tague and Kenneth K. Wolff, and each of them with full power of substitution, our true and lawful attorneys-in-fact and agents to do any and all acts and things in our name and behalf in our capacities as directors and officers, and to execute any and all instruments for us and in our names in the capacities indicated below which such person may deem necessary or advisable to enable Amtran, Inc. to comply with the Securities Act of 1933, as amended (the "Securities Act"), and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but not limited to, power and authority to sign for us, or any of us, in the capacities indicated below and any and all amendments (including pre-effective and post-effective amendments or any other registration statement filed pursuant to the provisions of Rule 462(b) under the Securities Act) hereto; and we do hereby ratify and confirm all that such person or persons shall do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


       Signatures                           Titles                            Dates
       ----------                           ------                            -----

/s/ J. George Mikelsons
----------------------------   Chairman of the Board of Directors         August 11, 2000
   (J. George Mikelsons)

/s/ John P. Tague
----------------------------   President and Chief Executive Officer      August 11, 2000
   (John P. Tague)              and Director (Principal Executive
                                Officer)

/s/ James W. Hlavacek
----------------------------   Executive Vice President and Chief         August 11, 2000
   (James W. Hlavacek)          Operating Officer and Director

/s/ Kenneth K. Wolff
----------------------------   Executive Vice President and Chief         August 11, 2000
   (Kenneth K. Wolff)           Financial Officer and Director
                                (Principal Financial and Accounting
                                Officer)




/s/ Robert A. Abel
----------------------------   Director                                   August 11, 2000
(Robert A. Abel)

/s/ William P. Rogers, Jr.     Director                                   August 11, 2000
----------------------------
(William P. Rogers, Jr.)

/s/ Andrejs P. Stipnieks
----------------------------   Director                                   August 11, 2000
(Andrejs P. Stipnieks)



                                 SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Indianapolis, State of Indiana, on the 11th day of August, 2000.

                                         AMERICAN TRANS AIR, INC.


                                         By   /s/ J. George Mikelsons
                                             J. George Mikelsons
                                                Sole Director

                               EXHIBIT INDEX

Exhibit
Number                             Description
-------                            -----------

*3.1 --  Restated Articles of Incorporation of the Company
*3.2 --  By-laws of the Company
4.1 -- Form of Indenture (Leased Aircraft) Trust Indenture and Mortgage, dated as of [ ], 2000, between First Security Bank, National Association, not in its individual capacity, except as expressly stated herein, but solely as Owner Trustee, and Wilmington Trust Company, not in its individual capacity, except as expressly stated herein, but solely as Loan Trustee
4.2  --  Form of Indenture (Owned Aircraft) Trust Indenture and Mortgage,
         dated as of [ ], 2000, between American Trans Air, Inc., owner, and Wilmington Trust Company, not in its individual capacity, except as expressly stated herein, but solely as Mortgagee
4.3 -- Form of Class G American Trans Air, Inc. Pass Through Certificates (included in Exhibit 4.5)
4.4  --   Form of Class C American Trans Air, Inc. Pass Through Certificates
         (included in Exhibit 4.7)
4.5 -- Pass Through Trust Agreement, dated as of February 15, 2000, between American Trans Air, Inc. and Wilmington Trust Company, as Trustee, made with respect to the formation of American Trans Air 2000-1G-O Pass Through Trust and the issuance of 8.039% Initial American Trans Air 2000-1G-O Pass Through Trust Certificates and 8.039% Exchange American Trans Air 2000-1G-O Pass Through
         Certificates
4.6 -- Pass Through Trust Agreement, dated February 15, 2000, between American Trans Air, Inc. and Wilmington Trust Company, as Trustee, made with respect to the formation of American Trans Air 2000-1G-S Pass Through Trust and the issuance of 8.039% Initial American Trans Air 2000-1G-S Pass Through Certificates and 8.039% Exchange American Trans Air 2000-1G-S Pass Through Certificates
4.7 -- Pass Through Trust Agreement, dated as of February 15, 2000, between American Trans Air, Inc. and Wilmington Trust Company, as Trustee, made with respect to the formation of American Trans Air 2000-1C-O Pass Through Trust and the issuance of 9.644% Initial American Trans Air 2000-1C-O Pass Through Certificates and 9.644% Exchange American Trans Air 2000-1C-O Pass Through Certificates
4.8 -- Pass Through Trust Agreement, dated as of February 15, 2000, between American Trans Air, Inc. and Wilmington Trust Company, as Trustee, made with respect to the formation of American Trans Air 2000-1C-S Pass Through Trust and the issuance of 9.644% Initial American Trans Air 2000-1C-S Pass Through Certificates and 9.644% Exchange American Trans Air 2000-1C-S Pass Through Certificates
4.9  --  Revolving Credit Agreement (2000-1G), dated as of February 15,
         2000, between Wilmington Trust Company, not in its individual capacity but solely as Subordination Agent, as agent and trustee for the American Trans Air 2000-1G Pass Through Trust, as Borrower, and Citibank, N.A., as Liquidity Provider, relating to American Trans Air 2000-1G Pass Through Trust, Series 2000-1G, and 8.039% American Trans Air Pass Through Certificates, Series 2000-1G-O
4.10 --  Revolving Credit Agreement (2000-1C), dated as of February 15,
         2000, between Wilmington Trust Company, not in its individual capacity but solely as Subordination Agent, as agent and trustee for the American Trans Air 2000-1C Pass Through Trust, as Borrower, and Citibank, N.A., as Liquidity Provider, relating to American Trans Air 2000-1C Pass Through Trust, Series 2000-1C 9.644% American Trans Air Pass Through Certificates, Series 2000-1C-O
4.11 -- Intercreditor Agreement, dated as of February 15, 2000, among Wilmington Trust Company, not in its individual capacity but solely as Trustee under the American Trans Air 2000-1G Pass Through Trust and American Trans Air 2000-1C Pass Through Trust, Citibank, N.A., as Class G Liquidity Provider and Class C Liquidity Provider, Ambac Assurance Corporation, as Policy Provider, and Wilmington Trust Company, not in its individual capacity except as expressly set forth herein but solely as Subordination Agent and Trustee

4.12-- Exchange and Registration Rights Agreement, dated as of February 15, 2000, among American Trans Air, Inc., Wilmington Trust Company, not in its individual capacity but solely as Trustee under American Trans Air Pass Through Trust, Series 2000-1G-O, American Trans Air Pass Through Trust, Series 2000-1C-O, and Salomon Smith Barney Inc., Bank One Capital Markets, Inc., Chase Securities Inc. and Morgan Stanley & Co. Incorporated
4.13-- Deposit Agreement (Class G), dated as of February 15, 2000, between First Security Bank, National Association, as Escrow Agent, and Citibank, N.A., as Depositary
4.14-- Deposit Agreement (Class C), dated as of February 15, 2000, between First Security Bank, National Association, as Escrow Agent, and Citibank, N.A., as Depositary
4.15--   Escrow and Paying Agent Agreement (Class G), dated as of February
         15, 2000, among First Security Bank, National Association, as Escrow Agent, Salomon Smith Barney Inc., Morgan Stanley & Co. Incorporated, Chase Securities Inc. and Banc One Capital Markets, Inc., as Initial Purchasers, Wilmington Trust Company, not in its individual capacity but solely as Pass Through Trustee for and on behalf of American Trans air 2000-1G-O Pass Through Trust, as Pass Through Trustee, and Wilmington Trust Company, as Paying Agent
4.16--   Escrow and Paying Agent Agreement (Class C), dated as of February
         15, 2000, among First Security Bank, National Association as Escrow Agent, Salomon Smith Barney Inc., Morgan Stanley & Co. Incorporated, Chase Securities Inc. and Banc One Capital Markets, Inc., as Initial Purchasers, Wilmington Trust Company, not in its individual capacity but solely as Pass Through Trustee for and on behalf of American Trans Air 2000-1C-O Pass Through Trust, as Pass Through Trustee, and Wilmington Trust Company, as Paying Agent
4.17 --  Note Purchase Agreement, dated as of February 15, 2000, among
         American Trans Air, Inc., Amtran, Inc., as Guarantor, Wilmington Trust Company, as Pass Through Trustee under each of the Pass Through Trust Agreements, Wilmington Trust Company, as Subordination Agent, First Security Bank, National Association, as Escrow Agent, and Wilmington Trust Company, as Paying Agent
4.18 --  Certificate Guaranty Insurance Policy Endorsement, dated February
         15, 2000, issued to Wilmington Trust Company not in its individual capacity but solely as Subordination Agent under the Agreement, Citibank, N.A., as Class G Liquidity Provider and Class C Liquidity Provider, solely with respect to Deficiency Amounts descried in item
        (g) of the definition of "Deficiency Amount"
4.19--   Indemnification Agreement with respect to Amtran Trans Air, Inc.
         Pass Through Certificates, Series 2000-1G, dated as of February 15, 2000, on behalf of Ambac Assurance Corporation, Salomon Smith Barney Inc., Morgan Stanley & Co., Incorporated, Chase Securities Inc., and Banc One Capital Markets, Inc.
4.20 --  Insurance and Indemnity Agreement with respect to American Trans
         Air, Inc. Pass Through Certificates, Series 2000- 1G, dated as of February 15, 2000, between Ambac Assurance Corporation, as Policy Provider, American Trans Air, Inc. and Wilmington Trust Company, not in its individual capacity but solely as Subordination Agreement
5.1-- Opinion of Troutman Sanders LLP as to the legality of the Exchange Certificates and the Guarantee being registered hereby
12.1--   Computation of ratio of earnings to fixed charges
23.1--   Consent of Troutman Sanders LLP (included in Exhibit 5.1)
23.2--   Consent of Ernst & Young LLP
23.3--   Consent of Ambac's Accountants
23.4--   Consent of AISI
23.5--   Consent of MBA
23.6--   Consent of SH&E
24.1--   Power of Attorney (see signature page in Part II of Registration
         Statement)
25.1-- Statement of Eligibility of Wilmington Trust Company for the 2000-1G Pass Through Certificates, on Form T-1
25.2-- Statement of Eligibility of Wilmington Trust Company for the 2000-1C Pass Through Certificates, on Form T-1

99.1-- Form of Letter of Transmittal 99.2-- Form of Notice of Guaranteed
     Delivery 99.3-- Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees 99.4-- Form of Letter to Clients
     ________________________________
* Previously filed as an exhibit to Amtran's Registration Statement on Form S-1 (File No. 33-59630), and incorporated herein by reference.